Exhibit 99.2

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT,

QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN

2

ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

3

Approved on 29th of July 2011	Registered 16[t]h of August 2011
State Registration Number

Board of Directors of JSC RusHydro	1 01 55038 E 040D
(the body of the Issuer that approved the Prospectus shall be specified)	(the State Registration Number assigned to the issue (additional issue) of the securities shall be specified)
Minutes No. 129	FFMS of Russia
dated 01” August 2011	(name of the registering authority)

(name of the position and signature of the authorized representative of the registering authority)

Seal of the registering authority

SECURITIES PROSPECTUS

JSC “RusHydro”

registered ordinary uncertified shares

with the nominal value of 1 (one) ruble each in the amount of

89,000,000,000 (eighty nine billion) shares

Address of the internet page used by the issuer to disclose information:

www.rushydro.ru

Information contained in this Prospectus shall be subject to disclosure in accordance with the legislation of the Russian Federation on securities.

THE REGISTERING AUTHORITY SHALL BEAR NO RESPONSIBILITY FOR THE

RELIABILITY OF INFORMATION CONTAINED IN THIS PROSPECTUS, AND DOES NOT

EXPRESS ITS ATTITUDE TO THE PLACED SECURITIES BY THE FACT OF REGISTRATION

THEREOF

This is to certify that the Issuer’s financial and accounting statements submitted for 2008, 2009 and 2010 years are true and reliable. Not changing our opinion on the reliability of financial and (accounting) statements for 2008 we want to draw attention to the information contained in paragraph 5 of our audit report for 2008 dated March 25, 2009, attached to this prospectus. Other information on the financial status of the Issuer contained in Sections III, IV, V and VIII of this Prospectus has been inspected for its compliance in all the material aspects with the data of the financial (accounting) statements for the years 2008, 2009 and 2010, in respect of which the audit has been carried out.

Director of the Closed Joint Stock Company PricewaterhouseCoopers Audit acting on the basis of the Power of Attorney No. GA-00193-1110-zao dated 01.11.2010		P.O. Solenov

August 2, 2011	seal here

This is to certify that the market value of the Issuer’s one registered, ordinary, uncertified share and the market value of property to be used to pay for the Issuer’s securities being offered have been properly appraised. Other information contained in sections II and IX of this this Prospectus has been inspected for its compliance in all the material aspects with the drawn up report on appraisal of the specified property

Bogatova Ekaterina Mikhajlovna

August 2, 2011.

Burdaeva Ekaterina Aleksandrovna

August 2, 2011.

Bukharin Nikolay Alekseevich

August 2, 2011.

Vasilyeva Polina Sergeevna

August 2, 2011.

Demicheva Svetlana Mikhailovna

August 2, 2011.

Zakharova Elena Anatolyevna

August 2, 2011.

Zvidrin Mikhail Vladimirovich

August 2, 2011.

Ivanova Natalya Pavlovna

August 2, 2011.

Lindkvist Anna Eduardovna

August 2, 2011.

Pankratova Ekaterina Olegovna

August 2, 2011.

Serebryakova Anna Andreevna

August 2, 2011.

Chizhevskaya Elena Sergeevna

August 2, 2011.

Chairman of the Management Board of JSC RusHydro	E.V. Dod

August 2, 2011.	Seal here

Chief Accountant of JSC RusHydro

August 2, 2011.	D.V. Finkel

Contents

Introduction	8
I. Brief Information on Members of the Management Bodies of the Issuer, Information on Bank Accounts, Auditor, Valuer and Financial Adviser of the Issuer, and Other Signatories Hereto	17
1.1. Members of the Management Bodies of the Issuer	17
1.2. Information on the Issuer’s Bank Accounts	18
1.3. Information on the Issuer’s Auditor(s)	20
1.4. Information on the Issuer’s Valuer	24
1.5. Information on the Issuer’s Advisors	26
1.6. Information on Other Signatories to the Prospectus	26
II. Summary on Number, Period, Procedure and Conditions of Offering for Each Type and Category of Issue Securities Offered	27
2.1. Type, Category and Form of Securities Offered	27
2.2. Nominal Value of Each Type, Category and Series of Issue Securities Offered	27
2.3. Estimated Issue Amount in Monetary Terms and Number of Issue Securities to Be Issued	27
2.4. Offering Price (Procedure for Determination of the Offering Price)	27
2.5. Offering Term and Procedure	27
2.6. Procedure and Conditions of Payment for Issue Securities Offered	35
2.7. Procedure and Conditions of Entering into Agreements during the Offering of Issue Securities	53
2.8. Target Group of Subscribers for Equity Securities Offered	60
2.9. Procedure for Disclosure of Information on the Results of the Equity Securities Issue	60
III. Disclosure in Respect of the Financial and Operational Position of the Issuer	69
3.1. Financial and Economic Performance of the Issuer	69
3.2. Market Capitalization of the Issuer	71
3.3.2. Credit History of the Issuer	75
3.3.3. Liabilities of the Issuer under Security Provided to Third Parties	76
3.3.4. Other Liabilities of the Issuer	77
3.4. Purposes of Issue and Utilization of Proceeds from Issue of Equity Securities	77
3.5. Risks Related to Acquisition of Offered (Issued) Equity Securities	77
3.5.1. Industry Risks	78
3.5.2. Country and Regional Risks	83
3.5.3. Financial Risks	86
3.5.4. Legal Risks	89
3.5.5. Risks Related to the Issuer’s Operations	90
IV. The Issuer’s Detailed Information	95
4.1. The Issuer’s Establishment and Development Track Record	95
4.1.1. Information on the Issuer’s Corporate Name	95
4.1.2. Information on the Issuer’s State Registration	95
4.1.3. Information on the Issuer’s Establishment and Development	95
4.1.4. Contact Information	97
4.1.5. Taxpayer Identification Number	98
4.1.6. The Issuer’s Subsidiaries and Representative Offices	98
4.2. The Issuer’s Core Business Activity	101
4.2.1. The Issuer’s Sector	101
4.2.2. The Issuer’s Core Business Activity	101
4.2.3. The Issuer’s Materials, Goods (Raw Materials) and Suppliers	104

4.2.4. The Issuer’s Markets of Sale of Goods (Works, Services)	104
4.2.5. Information on the Issuer’s Licenses	106
4.2.6. The Issuer’s Joint Activity	113
4.2.7. Additional Requirements to the Issuers Being Incorporated Investment Funds, Insurance or Lending Institutions, Mortgage Agents	113
4.2.8. Additional Requirements to the Issuers whose Core Business Activity is Extraction of Mineral Resources	114
4.2.9. Additional Requirements to the Issuers whose Core Business Activity is Rendering Communication Services	114
4.3. The Issuer’s Plans for Future Activity	114
4.4. The Issuer’s Participation in Industrial, Banking and Financial Groups, Holding Companies, Concerns and Associations	115
4.5. The Issuer’s Subsidiaries and Affiliates	116
4.6. Composition, Structure and Value of the Issuer’s Fixed Assets, Information on the Issuer’s Plans to Acquire, Replace or Write off Some Fixed Assets, as Well as on any Burdens on the Issuer’s Fixed Assets	153
4.6.1. Fixed assets	153
4.7. On the Issuer’s dependent companies being of significant importance	154
V. Information on the Issuer’s Financial and Economic Activity	155
5.1. Issuer’s Financial and Economic Performance	155
5.1.1. Profit and Loss	155
5.1.2. Factors that have Affected the Amount of the Issuer’s Revenue from Sales of Goods, Products, Works and Services by the Issuer, and of the Issuer’s Profit (Loss) from the Core Business Activity	158
5.2. Issuer’s Liquidity, Adequacy of Capital and Current Assets	159
5.3. Size and Structure of the Issuer’s Capital and Current Assets	160
5.3.1. Size and Structure of the Issuer’s Capital and Current Assets	160
5.3.2. Issuer’s Financial Investments	161
5.3.3. Issuer’s Intangible Assets	163
5.4. Information on the Issuer’s Policies and Expenditure in the Research and Technology Area with Regard to Licenses and Patents, New Developments and Investigations	164
5.5. Analysis of Development Trends in the Issuer’s Core Activity Area	165
5.5.1. Analysis of Factors and Conditions Affecting the Issuer’s Activity	167
5.5.2. Issuer’s competitors	170
VI. Details of the persons included in the Issuer’s management and audit bodies and brief data on the Issuer’s personnel (staff)	172
6.1. Structure and competence of the Issuer’s management bodies	172
6.2. Details of the persons included in the Issuer’s management bodies	177
Details of the members of the Issuer’s Board of Directors:	177
6.3. Information on the amount of fee, benefits and / or compensation for expenses for each management body of the Issuer	210
6.4. Information on the structure and competence of the Issuer’s audit bodies	212
6.5. Details of the persons included in the Issuer’s internal audit bodies	214

6.6. Information of the amount of fee, benefit and / or compensation of expenses to the Issuer’s internal audit authority	220
6.7. Data on the number of employees and summary data on education and composition of employees (personnel) of the Issuer as well as those on changes in the number of employees (personnel) of the Issuer	221
6.8. Data on any liabilities of the Issuer to employees (personnel), concerning their potential participation in the Issuer’s authorized (reserve) capital (unit fund)	221
VII. Information on the Issuer’s Participants (Shareholders) and Information on the Interested Party Transactions Effected by the Issuer	223
7.1. Information on the Total Number of the Issuer’s Shareholders (Participants)	223
7.2. Information on the Issuer’s Participants (Shareholders) Holding at Least 5 Percent of Its Authorized (Share) Capital (Mutual Fund) or at Least 5 Percent of Its Equity shares, and Also Information on the Participants (Shareholders) of Such Persons Holding at Least 20 Percent of the Authorized (Share) Capital (Mutual Fund) or at Least 20 Percent of Their Equity shares	223
7.3. Information on the Government or a Municipal Unit Participatory Share Held in the Issuer’s Authorized (Share) Capital (Mutual Fund), Existence of a Special Right (“Golden Share”)	224
7.4. Information on Restrictions to Participation in the Issuer’s Authorized (Share) Capital (Mutual Fund)	225
7.5. Information on Changes in the Structure and the Participatory Shares of the Issuer’s Shareholders (Participants) Owning at Least 5 Percent of its Authorized (Share) Capital (Mutual Fund) or at Least 5 Percent of Its Equity shares	226
7.6. Information on Interested Party Transactions Effected by the Issuer	228
7.7. Information on Accounts Receivable	229
VIII. The Issuer’s Reporting Statements and Other Financial Information	234
8.1. The Issuer’s Annual Reporting Statements	234
8.2. The Issuer’s Quarterly Reporting Statements Prepared for the Most Recent Lapsed Reporting Quarter	235
8.5. Information on the Total Amount of Exports and on the Exports Share in Total Sales	236
8.6. Information on the Cost of the Issuer’s Immovable Property and Material Changes That Occurred in the Issuer’s Property Structure after the Date of End of the Most Recent Lapsed Financial Year	237
8.7. Information on the Issuer’s Involvement in Litigations if Such Involvement May Have a Material Effect on the Issuer’s Financial and Business Performance	237
IX. Detailed Information on the Procedure and Terms for Placement of Securities	238
9.1. Information on the Placed Securities	238
9.1.2. Additional Information on the Placed Bonds	238
9.1.3. Additional Information on Convertible Securities	238
9.1.4. Additional Information on the Issuer’s Placed Options	238
9.1.5. Additional Information on the Placed Bonds Secured by Mortgage	238
9.1.6. Additional Information on the Placed Russian Depositary Receipts	238
9.2. Offering Price (Procedure for Determination of the Offering Price)	238
9.3. Existence of Preemptive Rights to Acquisition of the Placed Equity Securities	239
9.4. Existence of Restrictions to Acquisition and Circulation of the Placed Equity Securities	244
9.6. Information on the Persons Providing Services Related to Organization of Placement and / or Placement of Equity Securities	246
9.7. Information on the Prospective Buyers of the Equity Securities	247
9.8. Information on Organizers of Trade in Securities Markets, Including Information on Stock Exchanges at Which Placement and / or Circulation of the Placed Equity Securities Is Planned	247
9.9. Information on the Possible Change of the Shareholders Participatory Share in the Issuer’s Authorized Capital as a Result of the Placement of the Equity Securities	248
9.10. Information on the Expenses Related to the Issue of Securities	248

9.11. Information on Methods and Procedure for Refunding of Amounts Received in repayment for Placed Equity Securities in Case the Issue (Additional Issue) of Equity Securities Is Invalidated or Voided, as Well as in Other Cases Provided for by the Laws of the Russian Federation	249
X. Additional Information on the Issuer and Equity Securities Placed Thereby	252
10.1. Additional Information on the Issuer	252
10.1.1. Information on the Amount and Structure of the Issuer’s Authorized (Share) Capital (Mutual Fund):	252
10.1.2. Information on Change of the Amount of the Issuer’s Authorized (Share) Capital (Mutual Fund)	253
10.1.3. Information on the Forming and Utilization of the Reserve Fund and Other Funds of the Issuer	254
10.1.4. Procedure Established for Calling and Holding Meetings (Sessions) of the Issuer Supreme Management Entity	255
10.1.5. Information on the Business Entities in Which the Issuer Holds at Least 5 % of the Authorized (Share) Capital (Mutual Fund) or at Least 5 % of Equity shares	257
10.1.6. Information on Material Transactions Effected by the Issuer	266
10.1.7. Information on Credit Ratings of the Issuer	267
10.2. Information on Each Category (Type) of the Issuer’s Shares	269
10.3. Information on the Previous Issues of the Issuer’s Securities, Except for the Shares of the Issuer	270
10.3.1. Information on issue for which all securities were redeemed (voided):	270
10.3.2. Information on issue which securities are on the market	270
10.3.3. Information on issue, the Issuer’s Liabilities on the default securities	296
10.4. Information on the person persons) having provided a security for the bonds of the issue	297
10.5. Terms for Securing the Fulfillment of Obligations on the Bonds of the Issue	297
10.6. Information on Organizations Maintaining the Register of Rights to the Issued Securities of the Issuer	297
10.7. Information on Legislative Acts Regulating the Issues of Import and Export of Capital That May Affect repayment of Dividends, Interest and Other Amounts to Non-residents	297
10.8. Description of the Procedure for Taxation of Incomes Derived from the Issuer’s Securities Placed / to Be Placed	298
10.9. Information on the Declared (Accrued) and Paid Dividends on the Issuer’s Shares and on Incomes Generated from the Issuer’s Bonds	306
10.10. Other Information	310

Appendix 1. Issuer’s accounting policy for 2008-2010	311
Appendix II. Issuer’s financial and accounting statements for 2008	531
Appendix III. Issuer’s financial and accounting statements for 2009	605
Appendix IV. Issuer’s financial and accounting statements for 2010	665
Appendix V. Issuer’s financial and accounting statements as of March 31, 2011	726
Appendix VI. Combined and consolidated financial and accounting statements prepared in accordance with International accounting standards for 2008 (in English and translated into Russian)	729
Appendix VII. Combined and consolidated financial and accounting statements prepared in accordance with International accounting standards for 2009 (in English and translated into Russian)	878
Appendix VIII. Combined and consolidated financial and accounting statements prepared in accordance with International accounting standards for 2010 (in English and translated into Russian)	1011

Introduction

a) The Issuer’s full and abbreviated name: JSC “RusHydro”

b) The Issuer’s address: 660075, the Krasnoyarsk Territory, Krasnoyarsk, Respubliki str., 51.

c) The Issuer’s phone numbers, e-mail address: (495) 2253232 (ext. 1944, ext. 1025, ext. 1274, KhayrulinVG@gidroogk.ru, ZavalkoMV@gidroogk.ru, MalaskinaIV@gidroogk.ru,

d) website where the text of the Issuer’s registered Prospectus is posted: www.rushydro.ru

e) main information of the Issuer’s placed securities in respect of which the Prospectus is being registered.

Kind, category (type) of securities: ordinary (registered) shares

Form of securities: uncertified shares

A number of actually placed securities: 89,000,000,000 (eighty nine billion) shares

Nominal value: 1 (one) ruble.

Method of offering: public offering

Offering procedure and term:

Placement of shares is executed by concluding agreements for acquisition of securities being placed (hereinafter – Subscription agreement).

Offering of shares to persons exercising their pre-emptive right to aquire securities placed is executed in accordance with procedure specified in Clause 8.5 of The Resolution on Additional Issue of Securities. Before the expiry of the pre-emptive right for acquisition of the securities being placed, specified in Clause 8.5 of this Resolution on Additional Issue of Securities, no offering of the securities other than by exercise of the said pre-emptive right is allowed.

For the purposes of conclusion of Subscription agreements outside the framework of the pre-emptive right exercise the Issuer at any time after summarizing the results of pre-emptive right exercise and within 60 (sixty) days before the end of the 365-day period from the date of state registration of this additional issue may publish an invitation to an undefined circle of people to make proposals (offers) on acquisition of securities placed in the newsline Interfax or on the web-site www.rushydro.ru.

The term for submission of offers to buy the securities to be issued (hereinafter referred to as the “Offers”)::

The shares will be placed with involvement of the securities market professional participant (the Broker), rendering the services for shares placement under paid services agreement, concluded with the Broker, to the Issuer. Such a person shall be any of the Brokers specified below. Not later than the beginning of the period within which the offers on acquisition of shares may be made the Issuer will disclose the information on the chosen Broker who will render the services for shares placement in the Interfax newline and on the Internet website www.rushydro.ru.

The Issuer shall provide the Broker with a list of its interested persons prior to the offering opening date and shall specify the persons from such list, the transactions with which have been approved by the Issuer.

Offers can be sent to the Issuer or to the Broker within 15 (fifteen) days from the date of publication of the Invitation to make offers (hereinafter referred to as the Offer Collection Period). In the meantime the Issuer reserves the right to prolong the Offer Collection Period provided that the specified period will expire not later than 45 (forty five) days prior to the end of the 365-day period from the date of state registration of this additional issue.

In case the Issuer has decided to prolong the Offer Collection Period, the Issuer is obliged to publish the corresponding announcement regarding prolongation of the Offer Collection Period in the news bulletin Interfax and on website www.rushydro.ru not later than 5 (five) days before the published date of the Offer Collection Period is over.

A prospective subscriber of the securities placed (hereinafter referred to as the Subscriber) may submit an Offer every day from 10:00 till 17:00 (Moscow time), except for Saturday, Sunday and public holidays, to the address: 117393, Moscow, Arkhitektora Vlasova Street, 51, JSC RusHydro, or to the Broker’s address.

Each Offer shall include the following information:

•	title: “Offer to buy shares of JSC RusHydro”;

•	full company’s name / surname, first name, patronymic of the Subscriber;

•	Subscriber’s taxpayer identification number (if any);

•	Subscriber’s place of residence (registered address);

•	for individuals: passport particulars (date and place of birth; series, number and issuance date, name of the issuing authority);

•

for legal entities: registration particulars (including for Russian legal entities – information on the state registration of the legal entity / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

•	consent of the person making the Offer to purchase the specified number of shares to be issued at the offering price as determined in the Resolution on the Additional Issue of Securities;

•	the number of securities to be purchased identified by one of the following ways:

•	an exact number of the shares in the numerical expression which the Subscriber undertakes to purchase;

•

the minimum number of the shares that the Subscriber undertakes to purchase. An indication of the minimal number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number;

•

the maximum number of the shares that the Subscriber undertakes to purchase. An indication of the maximum number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not more than the specified maximum number;

•

the minimum and maximum numbers of the shares that the Subscriber undertakes to purchase. An indication of the minimum and maximum numbers shall be deemed to be an offer of the person submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number and not more than the specified maximum number;

•

information regarding way of payment of the shares placed (monetary, non-monetary or both monetary and non-monetary), and in case of non-monetary payment of shares – list and character of non-monetary resources (assets) (list of non-monetary resources by which the shares can be paid is specified in Clause 8.6 of Resolution on the additional issue of securities), placed as payment of shares, namely:

•

in case of payment of the shares being placed by immovable property the following shall be specified: description of property, estimated property cost in the Subscriber’s opinion, extract from the Unified State Register of Rights to Real Estate and Transactions therewith regarding right to this property, issued not later than 30 days prior to date of submitting the Offer shall be attached;

•

in case of payment of the shares being placed by securities the following shall be specified: kind, category (type), form, nominal value, number, state registration number of securities issue, issuer’s name, estimated cost of securities in the Subscriber’s opinion, statement from the Register of Holders of the Registered Securities (from depository account) regarding number of the Subscriber’s securities as of the date not later than 10 days prior to submitting the Offer, shall be attached.

•

in case of payment of the shares by non-monetary assets the Subscriber shall specify estimated monetary value of each property at which the Subscriber undertakes to make payment for the shares being placed provided that estimated monetary value of the specified non-monetary assets evaluated by the Issuer’s Board of Directors corresponds with the estimated monetary value of such assets specified by the Subscriber in the Offer. The Subscriber can specify the monetary value in rubles of the Russian Federation by one of the following ways:

•	exact value at which the Subscriber undertakes to place non-monetary assets as payment of the shares.

•

minimum value at which the Subscriber undertakes to place non-monetary assets as payment of the shares. Stating minimum value means proposal of the Subscriber having submitted the Offer to place non-monetary assets as payment of the shares at monetary value not less than specified by the Subscriber.

•

maximum value at which the Subscriber undertakes to place non-monetary assets as payment of the shares. Stating maximum value means proposal of the Subscriber having submitted the Offer to place non-monetary assets as payment of the shares at monetary value not more than specified by the Subscriber;

•

minimum and maximum values at which the Subscriber undertakes to place non-monetary assets as payment of the shares. Stating minimum and maximum values means proposal of the Subscriber having submitted the Offer to place non-monetary assets as payment of the shares at any monetary value which is not less than minimum value specified by the Subscriber and not more than maximum value specified by the Subscriber;

•

in case of payment by non-monetary assets the Offer shall include the Subscriber’s statement that the Subscriber undertakes (or the Subscriber does not undertake) to pay securities by monetary assets if the monetary value of property (non-monetary assets) estimated in the prescribed procedure by the Issuer’s Board of Directors does not correspond with the monetary value specified by the Subscriber in the Offer;

•

Subscriber’s personal account number in the Register of Holders of Registered Securities of the Issuer for transfer of the shares to be purchased to such account. If the shares are to be entered in the Register of Holders of Registered Securities of the Issuer to a nominee’s account – a full legal name of the depository (hereinafter referred to as the First Level Depository), information on state registration of such depositary (OGRN (Primary State Registration Number), name of the registering authority, date of registration and entering the depository in the EGRUL (Uniform State Register of Legal Entities), Subscriber’s depositary account number, number and date of the depositary agreement between the depository and the Subscriber (in respect of the securities being placed). If the Subscriber’s depositary account (in respect of the securities being placed) is maintained by the nominee holder who in turn is a depositor of the First Level Depository, then the Offer shall state the full company’s name of the specified nominee holder, information on state registration of the specified nominee holder (hereinafter referred to as the “Second Level Depository”) (OGRN, name of the registering authority, date of registration and entering the depository in the EGRUL), name of the registering authority, date of registration and entering the depository in the EGRUL), Subscriber’s depositary account number, number and date of the depositary agreement between the depository and the Subscriber (in respect of the securities being placed), the full company’s name of the First Level Depository, details of the interdepositary agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder in which the Subscriber has the depositary account (in respect of the securities being placed).

•	bank details of the Subscriber for return of monetary assets;

•	contact details (postal address, fax number with international code, email address) for sending notice of acceptance of the Offer.

The Offer shall be signed by the Subscriber (or his authorized representative with the attached original or a copy of the duly executed power of attorney or another instrument confirming the powers of the representative, certified by a notary) and, for legal entities, sealed (if a seal is available).

The Offer shall have as attachments:

•	for legal entities – copies of constituent documents confirming powers of the person who has the right to act on behalf of the legal entity without a power of attorney certified by a notary;

•	in case of non-monetary payment – documents specified above for cases of non-monetary payments;

•

the Offer may be accompanied with provision of financial guarantees ensuring execution of obligation of the person having submitted the Offer to pay for the shares if his Offer is accepted by the Issuer.

•

If according to requirements of the Russian Federation law the purchase of the shares in the quantity stipulated in the Offer by the person submitted the Offer is performed upon the prior consent of the antimonopoly body, the person submitted the Offer shall attach to the offer a copy of the corresponding antimonopoly body consent.

•

If according to law requirements purchase of the shares in the quantity stipulated in the Offer by the person submitted the Offer is performed upon the prior approval of a competent executive body of the Subscriber (Board of Directors / Supervisory Board, General meeting of Shareholders / General meeting of participants), such person shall attach a copy of the appropriate resolution on approval of the transaction related to purchase of the securities being placed.

The Issuer shall reject an Offer if it does not meet the requirements of the Russian Federation law and (or) the Resolution on the Additional Issue of Securities.

The Issuer shall register the received Offers in the special register of received offers (hereinafter referred to as the Issuer’s Register) on the day of their receipt. The Offers received by the Broker are subject to registration by the Broker in the special register of the received offers (hereinafter referred to as the Broker’s Register) on the day of their receipt.

The Offers to purchase the securities being placed submitted by prospective Subscribers shall be accepted by the Issuer in his sole discretion.

O the basis of the Issuer’s Registration Book and the Broker’s Registration Book data, the Issuer or the Broker on behalf of the Issuer and pursuant to the written instructions of the Issuer forwards a notice of acceptance (the Acceptance) of the proposal (the Offer) to the Subscribers chosen by the Issuer at his discretion among the Subscribers submitted Offers which meet the requirements stipulated in Clause 8.3 of the Resolution on the Additional Issue of Securities. Such notice shall state a number of the shares distributed to the Subscriber having submitted the Offer.

The notice of acceptance of the Offer shall be delivered to the Subscriber in person or to his authorized representative or sent to the postal address and (or) by fax and (or) email address as specified in the Offer not later than 3 (three) days after the date of the Issuer’s resolution on acceptance of the Offer (hereinafter referred to as the Acceptance Circulation Period).

The Issuer shall make a decision on acceptance of an Offer within 2 (two) days of expiration of the Offer Collection Period (hereinafter referred to as the Acceptance Period). The Issuer shall be entitled to pass a resolution on acceptance of an Offer only for such number of additional shares that at the time of passing the resolution on acceptance of such Offer are unplaced and are not subject to placement by another or the same Subscriber pursuant to the prior acceptance of the Offer by the Issuer.

A Subscription agreement shall be deemed effective as of receipt of the Issuer’s notice of acceptance of the Offer by the Subscriber (Subscriber’s authorized representative having submitted the Offer) having submitted the Offer.

By agreement of the parties pursuant to Article 434 of the Civil Code of the Russian Federation a contract may be executed in a single instrument signed by the parties in the number of counterparts as agreed by the parties.

Subscription agreement under which the shares are paid by non-monetary assets is concluded in accordance with requirements of the Russian Federation law to transactions with real property.

A Subscriber shall be entitled to arrive for execution of the Subscription agreement any day from 10:00 until 17:00 (Moscow time), except for Saturday, Sunday and public holidays, at the address: the Russian Federation, Moscow, Arkhitektora Vlasova street, 51, JSC RusHydro. The Contract shall be executed upon the Subscriber’s receipt of acceptance of the Offer.

The Subscriber that receives the Issuer’s notice of acceptance of the Offer shall pay the full price of the purchased securities within 30 (thirty) days from the end of the Acceptance Circulation Period.

The obligation to pay for the shares being placed shall be deemed fulfilled upon crediting of the monetary assets to the Issuer’s current account specified in Clause 8.6 of the Resolution on the Additional Issue of Securities and (or) transferring non-monetary assets to the Issuer in the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

In execution of the Contract for acquisition of shares the Subscriber transfers the monetary assets to Issuer’s current account specified in Clause 8.6. of the Resolution on the Additional Issue of Securities and (or) transfers non-monetary assets to the Issuer in the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

Subscribers shall pay for the shares being placed in full within the period set forth in the Resolution on the Additional Issue of Securities and Contracts for acquisition of shares and prior to making credit entries in Subscribers’ personal accounts in the Issuer’s shareholders registration system (or a nominee holder designated by a Subscriber). Provided, however, that such credit entries in Subscribers’ personal accounts in the Issuer’s shareholders registration system (or a nominee holder designated by a Subscriber) shall not be made prior to the Offering Opening Date and after the Offering Closing Date in respect of the additional issue of the shares.

In the event that a Subscriber fails to perform his obligation to pay for the shares being purchased within the specified period, the Issuer shall be entitled to refuse from performance of its counter-obligation to transfer the shares to the Subscriber.

In case of partial performance by the Subscriber of his obligation to pay for the shares being purchased the Issuer shall be entitled to perform its counter-obligation to transfer the shares to the Subscriber pro rata the number of the shares paid for by the Subscriber.

In case of partial performance by the Subscriber of his obligation to pay for the shares or complete refusal of the Issuer to perform its counter-obligation to transfer the shares, if the Subscriber has not paid for the shares within the periods as specified above, monetary assets and (or) non-monetary assets received as a result of partial performance of the obligation to pay for the shares or, respectively, all monetary assets and (or) non-monetary assets transferred by the Subscriber for the shares shall be refunded to the Subscriber by non-cash transfer as per the bank details specified in the Offer (in case of monetary payment), and (or) accordance with the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities (in case of non-monetary payment) within 60 (sixty) days from the Offering Closing Date.

The Issuer shall be entitled not to give the Subscriber notice of cancellation of the counter-obligation to transfer the shares (all or those unpaid by the Subscriber, respectively), however, the Issuer may in its sole discretion and for the purposes of notification of the Subscriber give such notice to the Subscriber in person or through his authorized representative or send such notice to the postal address and / or fax and / or email address specified in the Offer.

The Issuer’s obligation to transfer the purchased shares to the Subscriber shall be deemed performed upon making a credit entry in the personal account of the Subscriber or a nominee holder designated by the Subscriber in the Offer of the respective number of the securities being placed.

Placement of the additional shares to persons exercising the pre-emptive right to purchase the additional shares shall be carried out pursuant to Clause 8.5 of the Resolution on the Additional Issue of Securities.

Prior to expiration of the pre-emptive right for acquisition of the securities being placed specified in Clause 8.5 of the Resolution on the Additional Issue of Securities, no placement of securities other than by exercising the specified pre-emptive right shall be permitted.

Making modifications and / or termination of contracts concluded when placing shares is performed on the ground and in the procedure, provided for by Chapter 29 of Civil Code of the Russian Federation.

The securities are registered ones, the register of their holders is maintained by the registrar.

The person to whom the Issuer delivers an instrument of transfer authorizing the making of a credit entry in the personal account of the first Subscriber (registrar, First Subscriber), and other requirements to issuing the instrument of transfer: Not later than 3 (three) days from the end of the securities payment period set forth in clauses 8.3 and 8.6 of the Resolution on the Additional Issue of Securities, subject to payment of the Subscriber for the securities placed pursuant to the procedure set forth in Clause 8.6 of the Resolution on the Additional Issue of Securities; and at least 3 (three) days prior to the Offering Closing Date the Issuer shall deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, License for maintenance of registers issued by the Federal Securities Market Commission No. 10-000-1-00264 dated 03.12.2002) the instrument of transfer authorizing the making of a credit entry in the personal account of the Subscriber or a nominee holder specified by the Subscriber in the Offer.

Within 3 (three) days from receipt of the instrument of transfer and prior to the Offering Closing Date the registrar shall debit from the Issuer’s account such number of the securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Subscriber or a nominee holder designated by the Subscriber in the Offer.

The shares shall be deemed placed from the date when the securities are registered in the register of shareholders – holders of securities of the Issuer in the name of the Subscriber or a nominee holder designated by the Subscriber in the Offer.

Placement of a certain number of the shares in this additional issue as part of exercising the pre-emptive right to purchase the shares (i.e. when they are purchased by persons having the pre-emptive right to purchase the shares) is intended to be carried out, in particular, outside the Russian Federation by means of placement in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the additional shares.

No placement of the shares of this additional issue to other Subscribers (other than by exercise of the pre-emptive right to purchase shares) is intended outside the Russian Federation in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the shares.

The offering of securities is conducted with granting of the pre-emptive right to purchase securities.

No securities shall be distributed by subscription by tender.

Placement of securities is performed by the Issuer with involvement of the securities market professionals rendering to the Issuer’s services on securities placement.

Full company’s name: Investment Company EUROFINANSY Open Joint Stock Company

Short name: OJSC IC EUROFINANSY

Location: 119049, Moscow, Shabolovka street, 10/2

Broker license information:

License number: 077-06234-100000

License issue date: 09.09.2003

License validity period: unlimited

Issuing authority: FCSM of the Russian Federation

Full name: Open Joint Stock Company Sberbank of Russia

Short name: OJSC Sberbank of Russia

Location: Russia, Moscow, 117997, Vavilova street, 19

Broker license information:

License number: 077-02894-100000

License issue date: 27.11.2000

License validity period: unlimited

Issuing authority: FCSM of the Russian Federation

Full company’s name: Open Joint Stock Company Financial Corporation OTKRYTIE

Short name: OJSC Financial Corporation OTKRYTIE

Location:

105064, Moscow, Yakovoapostolskiy lane (lane), house 12, building 1

Broker license information:

License number: 177-06097-100000

License issue date: 28.06.2002

License validity period: unlimited

Issuing authority: FCSM of the Russian Federation

Main functions of this person: Not later than the start of the period within which the offers on acquisition of shares may be made the Issuer will disclose the information on the chosen Broker who will render the services for shares placement in the Interfax newsline and on the Internet website www.rushydro.ru.

The primary responsibilities of the Broker in providing securities distribution services to the Issuer include receiving and registering Offers and giving on behalf of the Issuer notices of acceptance to persons selected by the Issuer at its sole discretion out of all the persons which have submitted Offers.

such person’s obligation to purchase the securities which have not been placed in time, and if it has such obligation – number (procedure of number determination) of the securities which have not been placed in time and which this person is obliged to purchase. The Broker shall not have obligation to purchase the securities which have not been placed within a certain period.

such person’s obligation to maintain price for securities being placed at a certain level during a certain period after completion of their placement (stabilization), including obligations associated with providing market making services and if it has such obligation – period (procedure of such period determination) during which this person is obliged to perform stabilization or provide market making services: The Broker shall bear no obligation relating to maintaining prices for issued securities at a certain level during a certain period after the completion of the placement (stabilization), including responsibilities associated with providing market making services.

such person’s right for purchase of additional number of the Issuer’s securities out of the Issuer’s placed (issued) securities of the same class, category (type) as the securities being placed, which can be exercised or not depending on the outcome of securities placement, and if it has such right – additional number (procedure of number determination) of the securities which can be purchased by such person and a period (procedure of the period determination) during which this person can exercise the right for purchase of additional number of securities. The Broker shall not have the right to purchase an additional number of securities of the Issuer out of the Issuer’s placed (issued) securities of the same class, category (type) as the securities being placed, which may be exercised or not depending on the outcome of the securities placement.

consideration amount to the person providing services on placement and / or arrangement of securities placement, and if such consideration (part of consideration) is paid to the specified person for providing services on maintaining price of securities being placed at a certain level during a certain period after completion of their placement (stabilization), including services of market making – amount of such consideration as well: A contract with the Broker is entered into upon state registration of the securities issue, but not later than the commencement of the term for submitting Offers to buy shares. The amount of the Broker’s consideration shall be specified in the agreement and may depend on the outcome of the securities placement, provided that the amount of such consideration shall not exceed 1,000,000 (one million) rubles.

Previously issued (outstanding) shares of the Issuer of the same class and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering respective foreign securities.

In accordance with the Federal Law “On Procedure of Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security” the Issuer is not a business entity of strategic importance for defense and security of the state.

Signing agreements on assignment of Issuer’s securities to initial holders during their placement does not require a prior approval of such agreements in accordance with the Federal Law “On Procedure of Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security”.

Offering Price or Procedure for its Determination:

The price at which additional shares are offered (including to persons on the list of holders of the preemptive right to acquire additional shares offered) shall be determined by the Board of Directors of the Company in accordance with Articles 36, 77 of the Federal Law “On Joint Stock Companies” on the Offering Opening Date latest.

The announcement about the offering price (procedure for its determination) shall be published by the Issuer in the newsline and on the Internet website. The announcement about the offering price (procedure for its determination) shall be published by the Issuer within the following time prior to the Offering Opening Date:

•	in the news line (Interfax) – within 1 day from the date of adopting resolution regarding offering price but not later than the Offering Opening Date;

•	on the webpage: www.rushydro.ru – within 2 days from the date of adopting resolution regarding offering price but not later than the Offering Opening Date.

f) Essentials of issued securities of the Issuer in respect of which the Prospectus is registered (in case of registration of the Prospectus hereafter (after the state registration of the (additional) placement report):

This Prospectus is registered in respect of securities offered information on which is provided in Sections II and IX of this Prospectus.

g) Other information as the Issuer deems necessary to be included in the Introduction:

Purpose of the issue:

Raising additional funds and consolidating hydropower assets.

Utilization of proceeds from the issue of securities:

The Issuer intends to utilize the proceeds for consolidation of hydropower assets, as well as for financing the construction of the Gotsatlinskaya HPP.

The Issuer shall not issue securities for the purpose of financing a certain transaction (associated transactions) or any other operation (acquisition of assets necessary to manufacture certain products (goods, works, services); acquisition of partnership interests in the registered capital (joint stock) (shares) of any other company; reduction or redemption of payables or any other liabilities of the Issuer).

Hereinafter in the text of the present Prospect JSC RusHydro will be referred to as the Company or the Issuer.

“This Prospectus contains evaluations and forecasts of statutory organs of the Issuer for future events and / or actions, development perspectives for the industry in which the Issuer carries out its core business, and Issuer’s operating results, including Issuer’s plans, probability of certain events and actions. Investors should not totally rely upon evaluations and forecasts of statutory organs of the Issuer, for actual operating results of the Issuer in future may differ from expected results due to various reasons. Acquisition of the Issuer’s securities is associated with risks described herein.”

I. Brief Information on Members of the Management Bodies of the Issuer, Information on Bank Accounts, Auditor, Valuer and Financial Adviser of the Issuer, and Other Signatories Hereto

1.1. Members of the Management Bodies of the Issuer

The management bodies of the Issuer pursuant to Clause 9.1 of the Issuer’s Articles of Association are as follows:

The supreme management body is the General Meeting of Shareholders;

Board of Directors;

The collective executive body is the Management Board;

The sole executive body is Chairman of the Management Board.

Members of the Board of Directors of the Issuer:

Full name	Year of birth
Beloborodov Sergey Sergeevich	1967
Danilov-Danilyan Viktor Ivanovich	1938
Dod Eugeny Vyacheslavovich	1973
Zimin Victor Mikhailovich	1962
Kovalchuk Boris Yuryevich	1977
Kudryavy Victor Vasilyevich	1937
Kurtser Grigory Markovich	1980
Lebedev Viktor Yuryevich	1981
Malyshev Andrey Borisovich	1959
Poluboyarinov Mikhail Igorevich	1966
Tatsy Vladimir Vitalyevich	1960
Sharipov Rashid Ravelevich	1968
Shishin Sergey Vladimirovich	1963

Members of the Management Board of the Issuer:

Full name	Year of birth
Dod Eugeny Vyacheslavovich (Chairman)	1973
Mantrov Mikhail Alekseevich	1965
Rizhinashvili George Ilyich	1981
Abrashin Sergey Nikolayevich	1959
Alzhanov Rakhmetulla Shamshiyevich	1950
Bessmertny Konstantin Valeryevich	1973
Bogush Boris Borisovich	1952
Gorbenko Yury Vasilyevich	1958
Gorev Eugeny Eugenyevich	1975
Maslov Aleksey Victorovich	1975
Savin Stanislav Valeryevich	1972
Tsoy Sergey Petrovich	1957

The sole executive body – Chairman of the Management Board:

Full name	Year of birth
Dod Eugeny Vyacheslavovich	1973

1.2. Information on the Issuer’s Bank Accounts

Full company’s name of the bank:	VTB Bank (Open Joint Stock Company)
Abbreviated company’s name of the bank:	OJSC VTB Bank
Location	190000, Saint-Petersburg, Bolshaya Morskaya street, 29
INN (Taxpayer Identification Number) / KPP (Tax Registration Reason Code) of the bank	7702070139/997950001
Account No. and category:	40702810700030003502 (RUR current account)
BIC (Bank Identification Code):	044525187
Correspondent account No.	30101810700000000187

Full company’s name of the bank:	Open Joint Stock Company Sberbank of Russia
Abbreviated company’s name of the bank:	OJSC Sberbank of Russia
Location	117997, Moscow, Vavilova str. 19
INN (Taxpayer Identification Number) / KPP (Tax Registration Reason Code) of the bank	7707083893/775001001
Account No. and category:	40702810400020107810 (RUR current account)
40702840100021007810 (USD transit account)
40702840800020007810 (USD current account)
40702826700021007810 (GBP transit account)
40702826400020007810 (GBP current account)
BIC (Bank Identification Code):	044525225
Correspondent account No.	30101810400000000225

Full company’s name of the bank:	Open Joint Stock Company Sberbank of Russia
Abbreviated company’s name of the bank:	OJSC Sberbank of Russia
Location	117997, Moscow, Vavilova str. 19
INN (Taxpayer Identification Number) / KPP (Tax Registration Reason Code) of the bank	7707083893/775003009
Account No. and category:	40702810438090001390 (RUR current account)
BIC (Bank Identification Code):	044525225
Correspondent account No.	30101810400000000225

Full name of the bank:	JOINT STOCK COMMERCIAL BANK EUROFINANS MOSNARBANK (Open Joint Stock Company)
Abbreviated company’s name of the bank	OJSC JSCB EUROFINANS MOSNARBANK
Location	121099, Moscow, Novy Arbat street, 29
INN (Taxpayer Identification Number) / KPP (Tax Registration Reason Code) of the bank	7703115760/997950001
Account No. and category	40702810800205771190 (RUR current account)
40702978100205771198 (EUR current account)
40702978000205771188 (EUR transit account)
40702840600005771191 (USD current account)

40702840500005771181 (USD transit account)
BIC (Bank Identification Code):	044525204
Correspondent account No.	30101810900000000204

Full company’s name of the bank:	Joint Stock Commercial Interregional Fuel and Energy Bank MEZHTOPENERGOBANK (Open Joint Stock Company)
Abbreviated company’s name of the bank:	OJSC Mezhtopenergobank
Location	107078, Moscow, Sadovaya-Chernogryazskaya street, 6
INN (Taxpayer Identification Number) / KPP (Tax Registration Reason Code) of the bank	7701014396/775001001
Account No. and category:	40702810500026122417 (RUR current account)
BIC (Bank Identification Code):	044585237
Correspondent account No.	30101810900000000237

Full company’s name of the bank:	Gazprombank (Open Joint Stock Company)
Abbreviated company’s name of the bank:	GPB (OJSC)
Location	117418, Moscow, Novocheremushkinskaya street, 63
INN (Taxpayer Identification Number) / KPP (Tax Registration Reason Code) of the bank	7744001497/997950001
Account No. and category:	40702810400000003242 (RUR current account)
40702810500000013242 (RUR current account)
40702840700000003242 (USD current account)
40702840800007003242 (USD transit account)
40702978300000003242 (EUR current account)
40702978400007003242 (EUR transit account)
BIC (Bank Identification Code):	044525823
Correspondent account No.	30101810200000000823

Full company’s name of the bank:	OPEN JOINT STOCK COMPANY ALFA-BANK
Abbreviated company’s name of the bank:	OJSC ALFA-BANK
Location	107078, Moscow, Kalanchevskaya street, 27
INN (Taxpayer Identification Number) / KPP (Tax Registration Reason Code) of the bank	7728168971/775001001
Account No. and category:	40702810701200001242 (master account)
40702810001200001243 (trading account)
40702810101200005149 (master account)
40702810501200005150 (trading account)
40702810601200002066 (RUR current account)
BIC (Bank Identification Code):	044525593
Correspondent account No.	30101810200000000593

Full company’s name of the bank:	Bank VTB 24 (Closed Joint Stock Company)
Abbreviated company’s name of the bank:	VTB 24 (CJSC)
Location	101000, Moscow, Myasnitskaya street, 35

INN (Taxpayer Identification Number) / KPP (Tax Registration Reason Code) of the bank	7710353606/775001001
Account No. and category:	40702810462004202837 (corporate card settlement account)
BIC (Bank Identification Code):	044525716
Correspondent account No.	30101810100000000716

Full company’s name of the bank:	State Corporation Bank for Development and Foreign Economic Affairs (Vnesheconombank)
Abbreviated company’s name of the bank:	Vnesheconombank
Location	107996, Moscow, Akademika Sakharova prospect, 9
INN (Taxpayer Identification Number) / KPP (Tax Registration Reason Code) of the bank	7750004150/775001001
Account No. and category:	40702810709635801511 (RUR current account)
BIC (Bank Identification Code):	044525060
Correspondent account No.	30101810500000000060

1.3. Information on the Issuer’s Auditor(s)

Information on the Auditor that has performed an independent audit of the accounting and the financial statements for the three previous complete fiscal years and issued respective auditor’s opinions:

Full company’s name	Closed Join-Stock Company “PricewaterhouseCoopers Audit”
Abbreviated company’s name	CJSC PwC Audit
Location of the audit company	125047, Russian Federation, Moscow, Butyrsky Val str. 10
Telephone / fax numbers	tel.: (495) 967-60-00; fax: (495) 967-60-01
Email	pwc.russia@ru.pwc.com web: www.pwc.com

The full name of self-regulatory auditor organization, which includes the Issuer’s Auditor	CJSC PwC Audit is a member of the non-commercial partnership “Audit Chamber of Russia” (NCP ACR) being a self-regulatory auditor organization– registration number 870 in the membership register of NCP ACR. Main registration record number (MRRN) in the register of auditors and audit organizations – 102010003683.

The financial period(s) for which the Auditor performed an independent audit of accounting and financial statements of the Issuer.

The Auditor performed an independent audit of financial statements of the Issuer prepared in accordance with the Russian Accounting Standards (RAS) for fiscal years 2007, 2008, 2009. CJSC PwC Audit also performed audit of consolidated and combined financial statements prepared according to the International Financial Reporting Standards (IFRS) for three years ended on December 31,2008, 2007 and 2006 and consolidated financial statements prepared in accordance with IFRS for 2009 and 2010 financial years.

There were no procedures and no opinion on the credibility of these statements made in respect of the enclosed to this Prospectus Issuer’s financial statements for the 1 quarter of 2011 performed by the auditor, who audited the Issuer’s financial statements for 2010.

The Auditor, CJSC PwC Audit, is not affiliated with the Issuer.

Factors that may affect the independence of the Auditor from the Issuer, including information on existence of material interests that make the Auditor (Auditor’s officers) affiliated with the Issuer (Issuer’s officers):

existence of partnership interests of the Auditor (Auditor’s officers) in the registered capital (joint stock) of the Issuer: the Auditor has no partnership interests in the registered capital of the Issuer;

granting of loans to the Auditor (Auditor’s officers) by the Issuer: the Issuer has granted no loans to the Auditor (Auditor’s officers);

existence of close business relationships (participation in promotion of the Issuer’s products (services), participation in joint business, etc.), or close relations: the Issuer has neither business relationships nor close relations with the Auditor;

the Issuer’s officers concurrently hold no executive positions in the Auditor.

The Issuer and the Auditor implement the following measures for mitigation of the above specified factors:

The Issuer and Auditor will act in accordance with the applicable laws, including but not limited to the Federal Law on Auditing Activity No. 307-FL dated 30.12.2008, Article 8 of which prescribes that an audit may not be performed by:

1) Auditors that are the audited companies’ founders (partners), executive officers, accountants or other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements;

2) Auditors that are in close relations with the audited companies’ founders (partners), officers, accountants and other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements (parents, spouses, brothers, sisters, children, and brothers, sisters, parents and children in law);

3) Audit companies where managers and other officers are audited companies’ founders (partners), officers, accountants and other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements;

4) Audit companies where managers and other officers are in close relations (parents, spouses, brothers, sisters, children, and brothers, sisters, parents and children in law) with audited companies’ founders (partners), officers, accountants and other persons responsible for arrangement and maintenance of the accounting and preparation of the financial statements;

5) Audit companies that control, are controlled by, or together with any other company are under common control of audited companies, or that are subsidiaries, affiliates or branches of such audited companies;

6) Audit companies and individual auditors that provided to natural or legal persons, during three years immediately preceding the audit, services for recovery and keeping of book records and preparation of financial statements, when performing an audit of such persons.

The principal measure implemented by the Issuer for the purpose of mitigating the dependence on each other, is the process of thorough examination of the proposed Auditor for its not being affiliated with the Issuer. The Auditor is completely independent of the Issuer’s statutory organs in accordance with the requirements of Article 8 of the Federal Law on Auditing Activity; the amount of the Auditor’s consideration is not subject to the results of audit.

The Auditor of the Issuer shall be selected as follows:

•	application of tender procedure for selection of the Auditor and its basic requirements:

For 2008

The choice of the Auditor of the Issuer was made based on the outcome of Competitive selection of the Auditor of OJSC RAO UES of Russia and OJSC RAO UES of Russia Group.

In order to qualify for the Competition audit companies had to meet the following requirements:

•	not to be in the process of winding up;

•

not to be subject to a resolution on suspension of operations issued pursuant to the Administrative Offence Code of the Russian Federation at the time when the Application for Competition is considered;

•

not to be in arrears of any accrued taxes, duties or other compulsory payments to budgets of any level or governmental extra-budgetary funds for the past calendar year, with the amount of such arrears exceeding twenty-five per cent of the balance value of the participant’s assets as recorded in accounting statements for the previous complete accounting period. A participant in the order placement shall be deemed to comply with the specified requirement if it files a complaint against such arrears in accordance with the laws of the Russian Federation and a ruling on such complaint has not been issued at the time when the Application for Competition is considered;

•	not to be subject to the provisions (in relation to the Company and subsidiaries and associates of OJSC RAO UES of Russia) specified in Clause 1 Article 12 of the Federal Law “On Auditing Activity”.

For 2009

In accordance with the Federal Law dated 30.12.2008 No. 307-FL “On Auditing Activity”, the competitive selection of the Auditor of the Company for 2009 was performed under the Federal Law dated 21.07.2005 No. 94-FL “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as Auditor of the financial statements of JSC RusHydro in compliance with the Russian Accounting Standards for 2009 (hereinafter referred to as the “Tender Documentation”) was prepared pursuant to the Federal Law dated 21.07.2005 No. 94-FL “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The tender documentation for the open tender for the right to be contracted as Auditor of the financial statements of JSC RusHydro in compliance with the Russian Accounting Standards for 2009 and the composition of the Tender Committee were approved by the resolution of the Audit Committee dated 22.01.2009.

Based on the approved tender documentation the Tender Committee carried out appropriate procedures during the period from February till March 2009 to select the Auditor of the Company for 2009, which resulted in defining the winner of the open tender, namely: Closed Join-Stock Company PricewaterhouseCoopers Audit (CJSC PwC Audit).

For 2010

In accordance with Article 5 of the Federal Law dated 30.12.2008 No. 307-FL “On Auditing Activity”, the contract on compulsory audit of accounting statements of an entity with the government share in its registered capital (joint stock) being at least 25 per cent, shall be entered into based on the outcome of order placement effected by means of bidding in the form of an open tender as provided for in the Federal Law dated July 21, 2005 No. 94-FL “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

In order to meet the above specified requirement JSC RusHydro approved the composition of the tender committee for selection of the Auditor of the Company (Minutes of the Audit Committee for the Board of Directors of JSC RusHydro dated 05.02.2010 No. 17/1).

In accordance with the Minutes of the meeting of the Tender Committee for evaluation and comparison of applications for participation in the tender for the right to be contracted to provide services to audit accounting statements of JSC RusHydro under the Russian Accounting Standards for 2010 (minutes No. 13-pr dated 09.04.2010 (100305/901806/1/3)), the contract was awarded to Closed Joint Stock Company PricewaterhouseCoopers Audit.

The procedure for recommendation of a candidate for Auditor for approval by the meeting of shareholders (partners), including the statutory organ that issues a respective resolution, shall be as follows:

The Board of Directors of the Issuer proposes a candidate for the Auditor for approval by the General Meeting of Shareholders of the Company.

In accordance with the requirements of the legislation, the Issuer shall conduct an audit of the financial statements once a year. For the purposes of verification and approval of the annual financial statements the General Meeting of Shareholders appoints an Auditor of the Company once a year.

•	the procedure for recommendation of a candidate for Auditor for approval by the meeting of shareholders (partners), including the statutory organ that issues a respective resolution:

The Board of Directors of the Issuer proposes a candidate for the Auditor for approval by the General Meeting of Shareholders of the Company.

In accordance with the requirements of the legislation, the Issuer shall conduct an audit of the financial statements once a year. For the purposes of verification and approval of the annual financial statements the General Meeting of Shareholders appoints an Auditor of the Company once a year.

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2008 was approved by the General Meeting of Shareholders of the Company (Minutes dated 26.06.2008 No. 1).

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2009 was approved by the General Meeting of Shareholders of the Company (Minutes dated 10.06.2009 No. 4).

Appointment of CJSC PwC Audit as Auditor of the Issuer for 2010 was approved by the General Meeting of Shareholders of the Company (Minutes dated 30.06.2010 No. 5).

For 2011 the Company approved JSC HLB Vneshaudit as Auditor according to resolution of General Meeting of Shareholders of the Company (Minutes dated 04.07.2011 No. 7).

The Auditor of the Issuer performs audit of finances and business operations of the Issuer in accordance with the law of the Russian Federation under a contract entered into by and between the Issuer and the Auditor.

Information on works carried out by the Auditor as part of special audit engagement: no works have been carried out by the Auditor as part of special audit engagement.

The procedure for determination of the amount of the Auditor’s consideration and information on deferred and late payments for services provided by the Auditor:

The payment procedure and amount of money paid as consideration to audit companies and individual auditors in return for audit (including compulsory audit) and incidental services shall be specified in contracts for audit services and may not be made subject to meeting any requirements whatsoever put forward by audited persons in respect of conclusions that may be made as a result of the audit.

The amount of the consideration paid by the Issuer in return for the Auditor’s services as approved by the Annual General Meeting of Shareholders of the Issuer for the annual compulsory audit and approval of the annual financial statements of the Issuer, shall be determined by the Board of Directors of the Issuer.

The amount of the consideration to the Auditor shall be determined depending on the results of the Auditor selection tender. Since 2009 the Auditor selection tender has been held pursuant to the Federal Law dated 21.07.2005 No. 94-FL “On Contracting of Suppliers of Goods, Works or Services for Public and Municipal Entities”.

The actual amount of consideration paid by the Issuer to the Auditor both for independent audit of the Issuer’s financial statements prepared in accordance with RAS and for audit of the Issuer’s combined and consolidated financial statements or the Issuer’s consolidated statements prepared in accordance with IFRS for different years amounted to:

For auditing:	Actual consideration amount paid by the Issuer (including VAT), in rubles
the Issuer’s financial statements prepared in accordance with RAS for 2008, as well as for combined and consolidated financial statements prepared in accordance with IFRS for three years ended on December 31,2008, 2007 and 2006	100,890,000

the Issuer’s financial statements prepared in accordance with RAS for 2009, as well as for consolidated financial statements prepared in accordance with IFRS for 2009	83,780,000

the Issuer’s financial statements prepared in accordance with RAS for 2010, as well as for consolidated financial statements prepared in accordance with IFRS for 2010	95,580,000

There are no deferred or late payments for the services provided by the Auditor.

1.4. Information on the Issuer’s Valuer

Information on valuers for 3 years:

Full company’s name: Limited Liability Company Institut Problem Predprinimatelstva

Location: Russia, Saint-Petersburg, 12th line of Vasilyevskiy Ostrov, house 11a, office 3H.

Date of registration of the valuer in the register of independent association of valuers: 20.08.2001

Registration number: No. 000154

Telephone number and fax number, e-mail address:

Full company’s name: Closed Joint Stock Company ABM Partner

Location: Russia, Moscow, Plyushchikha, 10

Date of registration of the valuer in the register of independent association of valuers: 16.08.2001

Registration number: No. 000119

Telephone number and fax number, e-mail address:

Full company’s name: Closed Joint Stock Company Rossiyskaya otsenka

Location: Russia, Moscow, Matrosskaya Tishina street, house 23, bldg. 2

Date of registration of the valuer in the register of independent association of valuers: 06.08.2001

Registration number: No. 000024

Telephone number and fax number, e-mail address:

Information on evaluation services that the above specified valuers provide:

In 2007, the Issuer contracted valuers to perform evaluation in relation to the issue of securities conducted in 2008.

During the issue which was intended for reorganization of the Issuer through takeover of JSC Bureyskaya HPP, JSC Votkinskaya HPP, JSC Zagorskaya PSPP, JSC Zeiskaya HPP, JSC Kabardino-Balkarskaya Hydropower Generation Company, JSC Kaskad VV HPP, JSC Nizhegorodskaya HPP, JSC Severo-Osetinskaya HGC, JSC Sulakenergo, JSC SSHPP named after P.S. Neporozhny, JSC Volzhskaya HPP, JSC Zhigulyovskaya HPP, JSC Zelenchukskiye HPPs, JSC Dagestanskaya Regional Generation Company, JSC Kamskaya HPP, JSC KabbalkHPP, JSC Saratovskaya HPP, JSC Stavropolskaya Power Generation Company, JSC Cheboksarskaya HPP, CJSC EOZ and conversion of shares of the abovementioned acquired companies to additional shares of the Issuer.

Conversion rates used in converting the shares of Acquired companies into the shares of the Issuer are determined on the basis of the assessed market value of the shares of the abovementioned companies as of 01.04.2007.

The market value of the shares of the acquired companies was assessed by a consortium of valuers that included CJSC Deloit and Tush CIS, LLC Institut Problem Predprinimatelstva, CJSC ABM Parner, CJSC Centr Professionalnoy otsenki, CJSC Rossiyskaya otsenka.

The valuers contracted by the Issuer for rendering services on assessment of market value of the securities being placed and market value of the property by which the Issuer’s securities being placed can be paid, are the following:

Full and short company’s name, OGRN, location of the legal person having labour agreement with the valuer	Valuer’s surname, first name, patronymic	Information on membership in independent association of valuers
		Full name	Location	Registration number and date of registration of valuer in the register of independent association of valuers:
LLC Institut Problem Predprinimatelstva (LLC IPP) 1027800561458, 199178, Saint Petersburg, 12th line of Vasilyevskiy Ostrov, 11a, 3-H	Bogatova Yekaterina Mikhailovna	Non-commercial partnership of valuers Ekspertny Sovet	101990, Moscow, Khokhlovskiy lane, 5	No. 0031 20.10.2010
	Burdaeva Yekaterina Aleksandrovna	All-Russian non-commercial organization Russian Association of Valuers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002812 14.01.2008
	Bukharin Nikolay Alekseevich	All-Russian non-commercial organization Russian Association of Valuers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002173 24.12.2007
	Vasilyeva Polina Sergeevna	All-Russian non-commercial organization Russian Association of Valuers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002718 10.01.2008
	Demicheva Svetlana Mikhailovna	Non-commercial partnership of valuers Ekspertny Sovet	101990, Moscow, Khokhlovskiy lane, 5	No. 0289 20.10.2010
	Zakharova Yelena Anatolyevna	Non-commercial partnership Association of professional valuers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0098 20.11.2009
	Zvidrin Mikhail Vladimirovich	Non-commercial partnership of valuers Ekspertny Sovet	101990, Moscow, Khokhlovskiy lane, 5	No. 0288 20.10.2010
	Ivanova Natalya Pavlovna	Non-commercial partnership of valuers Ekspertny Sovet	101990, Moscow, Khokhlovskiy lane, 5	No. 0287 20.10.2010

Lindkvist Anna Eduardovna	All-Russian non-commercial organization Russian Association of Valuers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002753 10.01.2008

Pankratova Yekaterina Olegovna	Non-commercial partnership Association of professional valuers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0201 20.11.2009

Serebryakova Anna Andreevna	Non-commercial partnership Association of professional valuers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0240 20.11.2009

Chizhevskaya Yelena Sergeevna	Non-commercial partnership Association of professional valuers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0294 20.11.2009

At the moment of this Prospectus approval there were no agreements on performing valuation with any other valuers.

1.5. Information on the Issuer’s Advisors

The Issuer have contracted no financial securities market advisors or other persons that provide to the Issuer consultancy services related to the issue of securities and signed the Prospectus submitted for registration or any other registered Prospectus of issued securities of the Issuer.

1.6. Information on Other Signatories to the Prospectus

The Prospectus has been signed by Chief Accountant of the Issuer:

Surname: Finkel

First name: Dmitry

Patronymic: Vladimirovich

Year of birth: 1977

Position: Chief Accountant – Head of Corporate Accounting and Reporting Department

Principal place of business (place of employment): Russian Federation, Moscow, Arkhitektora Vlasova str., 51, JSC RusHydro;

There are no other signatories to the Prospectus not mentioned in the above Clauses of this Section.

II. Summary on Number, Period, Procedure and Conditions of Offering for Each Type and Category of Issue Securities Offered

2.1. Type, Category and Form of Securities Offered

Type of the securities offered: registered shares,

Category – equity securities,

Form of the securities offered: uncertified,

The securities offered are neither convertible securities nor options of the Issuer.

2.2. Nominal Value of Each Type, Category and Series of Issue Securities Offered

Nominal value of securities offered: 1 (one) ruble.

The securities offered are neither convertible securities nor options of the Issuer.

2.3. Estimated Issue Amount in Monetary Terms and Number of Issue Securities to Be Issued

The amount of securities offered at the nominal value: 89,000,000,000 (eighty nine billion) shares at the nominal value of 1 ruble each, with the total nominal value of 89,000,000,000 (eighty nine billion) rubles.

Previously issued (outstanding) shares of the Issuer of the same category and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering respective foreign securities.

2.4. Offering Price (Procedure for Determination of the Offering Price)

The price at which the additional shares are offered (including to persons on the list of holders of the pre-emptive right to acquire additional shares offered) shall be determined by the Company’s Board of Directors in accordance with Articles 36, 77 of the Federal Law “On Joint Stock Companies” before the Offering Opening Date.

The offering price (procedure for price determination) shall be published by the Issuer in the newsline and on the Internet website. The offering price (procedure for price determination) shall be published by the Issuer within the following time before the Offering Opening Date:

•	in the newsline (Interfax) – within 1 day from the date on which the offering price is determined pursuant to a resolution, but before the Offering Opening Date;

•	on the Internet website www.rushydro.ru – within 2 days from the date on which the offering price is determined pursuant to a resolution, but before the Offering Opening Date.

2.5. Offering Term and Procedure

The offering opening date shall be determined as follows: The commencement date of offering the additionally issued securities (hereinafter – the shares, the additional shares, the securities, the securities placed (offered)) of the Issuer is the date of notification on pre-emptive right publication in the newspaper Izvestiya or the 15th day from the date of publishing the statement on state registration of this additional issue of securities in the newspaper Izvestiya, in case the notification on the pre-emptive right in the newspaper Izvestiya is published before the 14th(fourteenth) day from the date of publishing the statement on state registration of this additional issue of securities in the newspaper Izvestiya.

The offering closing date shall be determined as follows: the 45th day from the Offer collection period completion date (the period is specified in Clause 8.3 of this Resolution on Additional Issue of Securities) but within 365 (three hundred and sixty five) days from the date of state registration of the additional issue of securities.

The Offering Term shall be determined by means of indication of dates on which any information on the issue of securities is disclosed.

Such information shall be disclosed as follows: Statement on state registration of the additional issue of securities is published in a press organ of mass media with a number of copies printed exceeding 10000 (ten thousand) (the newspaper Izvestiya), but no later than 10 (ten) days from the date of state registration of this additional issue of securities. Such statement shall specify, in particular, the procedure for access of prospective holders of issue securities to the information contained in the securities’ prospectus.

Notification on the pre-emptive right is published in the Izvestiya newspaper, and on the website of the Issuer: www.rushydro.ru.

Procedure and conditions for concluding civil law contracts (procedure and conditions for submission and satisfaction of applications) in the course of securities placement: Placement of shares is executed by concluding agreements for acquisition of securities being placed (hereinafter – Subscription agreement).

Offering of shares to persons exercising their pre-emptive right to aquire securities placed is executed in accordance with the procedure specified in Clause 8.5. Resolutions on the Additional Issue of Securities. No allotment of the securities is permitted prior to the expiration of the validity period of the preemptive right to subscription for the securities to be issued as set forth in Clause 8.5 of the Resolution on the Additional Issue of Securities other than by exercising the specified preemptive right.

For the purposes of conclusion of Subscription agreements outside the framework of the pre-emptive right exercise the Issuer at any time after summarizing the results of pre-emptive right exercise and within 60 (sixty) days before the end of the 365-day period from the date of state registration of this additional issue may publish an invitation to an undefined circle of people to make proposals (offers) to aquire securities placed in the newsline Interfax or on the web-site www.rushydro.ru.

The term for submission of offers to aquire the securities to be issued (hereinafter referred to as the “Offers”):

The shares will be placed with involvement of the securities market professional participant (the Broker), rendering the services for shares placement under paid services agreement, concluded with the Broker, to the Issuer. Such person shall be any of the Brokers specified below. Not later than the commencement period within which the offers on acquisition of shares may be made the Issuer will disclose the information on the chosen Broker who will render the services for shares placement in the Interfax newline and on the Internet website www.rushydro.ru.

The Issuer shall provide the Broker with a list of its interested persons prior to the offering opening date and shall specify the persons from such list, the transactions with which have been approved by the Issuer.

Offers may be sent to the Issuer or to the Broker within 15 (fifteen) days from the date of publication of the Invitation to make offers in the Interfax newsline or on the Internet website www.rushydro.ru (hereinafter referred to as the Offer Collection Period). At the same time, the Issuer reserves the right to prolong the Offer Collection Period, but provided that the date of the said Offer Collection Period expiry is 45 (forty five) days before the end of 365-day period from the date of this additional issue state registration.

In case the Issuer has decided to prolong the Offer Collection Period, the Issuer is obliged to publish the corresponding announcement regarding the prolongation of the Offer Collection Period in the newsline Interfax and on the Internet website www.rushydro.ru not later than 5 (five) days before the published date of the Offer Collection Period end.

A prospective subscriber of the securities placed (hereinafter referred to as the Subscriber) may submit an Offer every day from 10:00 till 17:00 (Moscow time), except for Saturday, Sunday and public holidays, at the address: 117393, Moscow, Arkhitektora Vlasova street, 51, JSC RusHydro, or at the Broker’s address.

Each Offer shall include the following information:

•	title: “An Offer to purchase shares of JSC RusHydro”;

•	full company’s name / surname, first name, patronymic of the Subscriber;

•	Subscriber’s taxpayer identification number (if any);

•	Subscriber’s place of residence (registered address);

•	for individuals: passport particulars (date and place of birth; series, number and issuance date, name of the issuing authority);

•

for legal entities: registration particulars (including for Russian legal entities – information on the state registration of the legal entity / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

•	consent of the person making the Offer to purchase the specified number of shares to be issued at the offering price as determined in the Resolution on the Additional Issue of Securities;

•	the number of securities to be purchased identified by one of the following ways:

•	the exact number of the shares in the numerical expression which the Subscriber undertakes to purchase;

•

the minimum number of the shares that the Subscriber undertakes to purchase. Indication of the minimal number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number;

•

the maximum number of the shares that the Subscriber undertakes to purchase. Indication of the maximum number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not more than the specified maximum number;

•

the minimum and maximum numbers of the shares that the Subscriber undertakes to purchase. The indication of the minimum and maximum numbers shall be deemed to be an offer of the person submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number and not more than the specified maximum number;

•

information on form of payment of shares being placed (monetary, non-monetary or both monetary and non-monetary at the same time), and in case of shares payment with non-monetary assets – list and characteristics of non-monetary assets (property) (list of non-monetary assets which may be used for the shares payment is specified in Clause 8.6 of the Resolutions on the Additional Issue of Securities), used as payment for the shares, namely:

•

in case of payment for the shares being placed with immovable property the following shall be specified: description of property, estimated property cost in the Subscriber’s opinion, extract from the Unified State Register of Rights to Immovable Property and Transactions therewith regarding the rights to this property issued not later than 30 days before the date of submitting the Offer shall be attached;

•

in case of payment for the shares being placed with securities the following shall be specified: type, category, form, nominal value, number, state registration number of securities issue, issuer’s name, estimated cost of securities in the Subscriber’s opinion, statement from the Register of Holders of the Registered Securities (from depository account) regarding the number of the Subscriber’s securities as of the date not earlier than 10 days before the date of submitting the Offer.

•

in case of payment for the shares with non-monetary assets for each non-monetary asset the Subscriber shall specify an estimated monetary value at which the Subscriber undertakes to make payment for the shares being placed provided that this estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets specified by the Subscriber in the Offer. The Subscriber may specify this monetary value in rubles of the Russian Federation using one of the following ways:

•	exact value at which the Subscriber undertakes to place non-monetary assets as payment for the shares.

•

minimum value at which the Subscriber undertakes to place non-monetary assets as payment of the shares. The specification of minimum value means a proposal of the Subscriber who submitted the Offer to place non-monetary assets as payment for the shares at a monetary value not less than the value specified by the Subscriber.

•

maximum value at which the Subscriber undertakes to place non-monetary assets as payment for the shares. The specification of maximum value means a proposal of the Subscriber who submitted the Offer to place non-monetary assets as payment for the shares at monetary value not more than the value specified by the Subscriber.

•

minimum and maximum values at which the Subscriber undertakes to place non-monetary assets as payment for the shares. The specification of minimum and maximum values means a proposal of the Subscriber who submitted the Offer to place non-monetary assets as payment of the shares at any monetary value which is not less than minimum value specified by the Subscriber and not more than maximum value specified by the Subscriber.

•

in case of payment with non-monetary assets the Offer shall include the Subscriber’s statement that the Subscriber undertakes (or the Subscriber does not undertake) to pay the securities by monetary assets if the monetary value of property (non-monetary assets) estimated according to the prescribed procedure by the Issuer’s Board of Directors does not correspond to the monetary value specified by the Subscriber in the Offer.

•

Subscriber’s personal account number in the Register of Holders of Registered Securities of the Issuer for transfer of the shares to be purchased to such account. If the shares are to be credited to a nominee’s account in the Register of Holders of Registered Securities of the Issuer – a full name of the depository (hereinafter referred to as the First Level Depository), information on state registration of such depositary (OGRN (Primary State Registration Number), name of the registering authority, date of registration and the depository enlisting in the EGRUL (Uniform State Register of Legal Entities), Subscriber’s depositary account number, number and date of the depositary agreement between the depository and the Subscriber’s (in respect of the securities being placed). If the Subscriber’s depository account (in respect of the securities being placed) is maintained by the nominee holder who in its turn is a depositor of the First Level Depository, then the Offer shall contain a full company’s name of the specified nominee holder, information on state registration of the specified nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of state registration and enlisting the depository in the EGRUL), Subscriber’s depository account number, number and date of the depository agreement between the depository and the Subscriber (in respect of the securities being placed), the full company’s name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with which the Subscriber has the depository account (in respect of the securities being placed).

•	bank details of the Subscriber for return of monetary assets;

•	contact information (postal address, fax number with international code, e-mail) for sending the notice on the Offer acceptance (acceptance).

The Offer shall be signed by the Subscriber (or his authorized representative with the attached original or copy of the duly executed power of attorney or another instrument confirming the powers of the representative, certified by a notary) and, for legal entities, contain an impress of a seal (if any).

The Offer shall have as attachments:

•	for legal entities – notarized copies of constituent documents and documents confirming the powers of the person entitled to act on behalf of the legal entity without power of attorney;

•	in case of payment by non-monetary assets – the documents specified above for cases of non-monetary payment for shares;

•

the Offer may be accompanied with provision of financial guarantees ensuring execution of obligation of the person having submitted the Offer to pay for the shares if its Offer is accepted by the Issuer.

•

if according to the requirements of the Russian Federation law the purchase of the shares in the quantity stipulated in the Offer by the person submitted the Offer is performed with the prior consent of the antimonopoly body, the person submitted the Offer shall attach a copy of the corresponding antimonopoly body’s consent to the Offer.

•

if according to the law requirements, purchase of the shares in the quantity stipulated in the Offer by the person submitted the Offer is performed with the prior approval of a competent executive body of the Subscriber (Board of Directors / Supervisory Board, General meeting of Shareholders / General meeting of participants), such person shall attach a copy of the appropriate resolution on approval of the transaction related to purchase of the securities being placed.

The Issuer shall reject an Offer if it does not meet the requirements of the Russian Federation law and (or) the Resolution on Additional Issue of Securities.

The Issuer shall register the received Offers in the special register of received offers (hereinafter referred to as the Issuer’s Register) on the day of their receipt. The Offers received by the Broker are subject to registration by the Broker in the special register of received offers (hereinafter referred to as the Broker’s Register) on the day of their receipt.

The Offers to purchase the securities being placed submitted by prospective subscribers shall be accepted by the Issuer at its sole discretion.

On the basis of the Issuer’s Register and the Broker’s Register data, the Issuer or the Broker on behalf of the Issuer and pursuant to the written instructions of the Issuer forwards a notice of acceptance (the Acceptance) of the proposal (the Offer) to the Subscribers chosen by the Issuer at its discretion among the Subscribers submitted Offers which meet the requirements stipulated in Clause 8.3 of the Resolution on the Additional Issue of Securities. Such notice shall contain the number of the shares placed for the Subscriber submitted the Offer.

The notice of acceptance of the Offer shall be delivered to the Subscriber in person or to its authorized representative or sent to the postal address and (or) by fax and (or) email address as specified in the Offer not later than 3 (three) days after the date of the Issuer’s resolution on acceptance of the Offer (hereinafter referred to as the Acceptance Circulation Period).

The Issuer shall make a decision on acceptance of an Offer within 2 (two) days from the date of the Offer Collection Period expiry (hereinafter referred to as the Acceptance Period). The Issuer shall be entitled to make a decision on acceptance of an Offer only for such number of additional shares which at the time of making the decision on acceptance of such Offer are unplaced and are not subject to placement to another or the same Subscriber pursuant to the prior Offer accepted by the Issuer.

A Subscription agreement shall be deemed effective upon receipt of the Issuer’s notice of acceptance of the Offer by the Subscriber (Subscriber’s authorized representative who submitted the Offer) who submitted the Offer.

By agreement of the parties pursuant to Article 434 of the Civil Code of the Russian Federation an agreement may be executed as a single document signed by the parties in a number of copies as agreed by the parties.

The Subscription agreement under which the shares are paid with non-monetary assets shall be concluded in accordance with the requirements of the legislation of the Russian Federation in respect of transactions with real property.

The Subscriber shall have the right to arrive for execution of the Subscription agreement any day from 10:00 till 17:00 (Moscow time), except for Saturday, Sunday and public holidays, at the address: Russian Federation, Moscow, Arkhitektora Vlasova street, 51, JSC RusHydro; The agreement shall be executed upon the Subscriber’s receipt of the Offer acceptance.

The Subscriber that receives the Issuer’s notice of acceptance of the Offer shall pay the full price of the purchased securities within 30 (thirty) days from the date of the Acceptance Circulation Period end.

The obligation to pay for the shares being placed shall be deemed fulfilled upon crediting the monetary assets to the current account of the Issuer specified in Clause 8.6 of the Resolution on the Additional Issue of Securities and (or) transfer of non-monetary assets into ownership of the Issuer in the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

In execution of the Subscription agreement the Subscriber transfers the monetary assets to the Issuer’s current account specified in Clause 8.6 of the Resolution on the Additional Issue of Securities and (or) transfers the non-monetary assets into ownership of the Issuer in the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

The Subscriber shall pay for the shares being placed in full within the period set forth in the Resolution on the Additional Issue of Securities and Subscription agreements and prior to making credit entries in personal accounts of Subscribers in the Issuer’s shareholders register keeping system (or a nominee holder designated by a Subscriber). At that such credit entries in Subscribers’ personal accounts in the Issuer’s shareholders register keeping system (or a nominee holder designated by a Subscriber) shall not be made before the Offering Opening Date and after the Offering Closing Date in respect of the additional issue of the shares.

In the event that a Subscriber fails to execute its obligation to pay for the shares being purchased within the specified period, the Issuer shall have the right to refuse to execute its counter-obligation to transfer the shares to the Subscriber.

In case of partial execution of its obligation to pay for the shares being purchased by the Subscriber, the Issuer shall have the right to execute its counter-obligation to transfer the shares to the Subscriber pro rata the number of the shares paid for by the Subscriber.

In case of partial execution of its obligation to pay for the shares by the Subscriber or complete refusal of the Issuer to execute its counter-obligation to transfer the shares, if the Subscriber has not paid for the shares within the periods specified above, monetary assets and (or) non-monetary assets received as partial execution of the obligation to pay for the shares or, respectively, all monetary assets and (or) non-monetary assets transferred by the Subscriber for the shares shall be refunded to the Subscriber by non-cash transfer as per the bank details specified in the Offer (in case of monetary payment), and (or) in accordance with the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities (in case of non-monetary payment) within 60 (sixty) days from the Offering Closing Date.

The Issuer shall have the right not to send notice of cancellation of the counter-obligation to transfer the shares (all or those unpaid by the Subscriber, respectively) to the Subscriber, however, the Issuer may at its sole discretion and for the purposes of Subscriber notification send such notice to the Subscriber in person or through its authorized representative or send such notice at the postal address and / or by fax and / or e-mail specified in the Offer.

The Issuer’s obligation to transfer the shares being placed to the Subscriber shall be deemed executed upon making a credit entry in the personal account of the Subscriber or a nominee holder designated in the Offer by the Subscriber of the respective number of the securities being placed.

Offering of additional shares to the persons exercising their pre-emptive right for acquisition of additional shares is executed in accordance with the procedure specified in Clause 8.5 of the Resolution on the Additional Issue of Securities.

Before expiration of effective period of the pre-emptive right for acquisition of the securities being placed specified in Clause 8.5 of the Resolution on the Additional Issue of Securities, no placement of securities other than by exercising the specified pre-emptive right shall be permitted.

Amendment to and / or termination of subscription agreements shall be effected on the grounds and pursuant to the procedure stipulated by Chapter 29 of the Civil Code of the Russian Federation.

The securities are registered ones, the register of their holders is maintained by the registrar.

The person in whose favor the Issuer issues an instrument of transfer being a ground for making a credit entry in the personal account of the first subscriber (registrar, first subscriber), as well as other requirements to instrument of transfer issue: Not later than 3 (three) days from the end of the securities payment period set forth in clauses 8.3 and 8.6 of the Resolution on the Additional Issue of Securities, subject to payment of the Subscriber for the securities placed pursuant to the procedure set forth in Clause 8.6 of the Resolution on the Additional Issue of Securities; and at least 3 (three) days before the Offering Closing Date the Issuer shall deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, License for maintenance of registers issued by the Federal Securities Market Commission No. 10-000-1-00264 dated 03.12.2002) the instrument of transfer authorizing the making of a credit entry in the personal account of the Purchaser or a nominee holder specified by the Subscriber in the Offer.

Within 3 (three) days from receipt of the instrument of transfer and prior to the Offering Closing Date the registrar shall debit from the Issuer’s account such number of the securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Subscriber or a nominee holder designated by the Subscriber in the Offer.

The shares shall be deemed placed from the date when the securities are registered in the register of shareholders – holders of securities of the Issuer in the name of the Purchaser or a nominee holder designated by the Subscriber in the Offer.

Placement of a certain number of the shares of this additional issue as part of exercising the pre-emptive right to purchase the shares (i.e. when they are purchased by persons having the pre-emptive right to purchase the shares) is intended to be carried out, in particular, outside the Russian Federation by means of placement in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the additional shares.

No placement of the shares of this additional issue to other subscribers (other than by exercising of the pre-emptive right to purchase the shares placed) is to be done outside the Russian Federation in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the shares.

The offering of securities shall be conducted with granting of the pre-emptive right to purchase securities.

No securities shall be placed through subscription by tender.

Placement of securities shall be executed by the Issuer with involvement of the professional participants of securities market rendering services for securities placement to the Issuer.

Full company’s name: Open Joint Stock Company INVESTMENT COMPANY EUROFINANSY

Abbreviated company’s name: OJSC IC EUROFINANSY

Location: 119049, Moscow, Shabolovka street, 10, b. 2

Broker license information:

License number: 077-06234-100000

License issue date: 09.09.2003

License period: unlimited

Issuing authority: FCSM of the Russian Federation

Full company’s name: Open Joint Stock Company Sberbank of Russia

Abbreviated company’s name: OJSC Sberbank of Russia

Location: 117997, Russia, Moscow, Vavilova st., 19.

Broker’s license information:

License number: 077-02894-100000

License issue date: 27.11.2000

License period: unlimited

Issuing authority: FCSM of the Russian Federation

Full company’s name: Open Joint Stock Company Financial Corporation OTKRYTIE

Abbreviated company’s name: OJSC Financial Corporation OTKRYTIE

Location: 105064 Moscow, Yakovoapostolsky lane, 12, b. 1.

Broker’s license information:

License number: 177-06097-100000

License issue date: 28.06.2002

License period: unlimited

Issuing authority: FCSM of the Russian Federation

Main functions of this person: Not later than the start of the period within which the offers on acquisition of shares may be made the Issuer will disclose the information on the chosen Broker who will render the services for shares placement in the Interfax newsline and on the Internet website www.rushydro.ru.

The main functions of the Broker for rendering securities placement services to the Issuer include receipt and registration of Offers and sending notices of acceptance on behalf of the Issuer to the persons selected by the Issuer at its sole discretion out of all the persons which have submitted Offers.

such person’s obligation to purchase the securities which have not been placed in time, and if it has such obligation – also the number (procedure for number determination) of the securities have not been placed in time and which the said person is obliged to purchase, and the period (procedure for period determination) at the end of which the said person must purchase such number of securities the Broker shall not have obligation to purchase the securities which have not been placed within the determined period.

such person’s obligation to maintain prices for securities being placed at a certain level during a certain period after completion of their placement (stabilization), including obligations associated with providing market making services and if it has such obligation – also period (procedure for such period determination) during which the said person is obliged to perform stabilization or provide market making services: The Broker shall bear no responsibility relating to maintaining prices for securities being offered at a certain level during a certain period after the completion of the offering (stabilization), including responsibilities associated with providing market making services.

such person’s right to purchase additional number of the Issuer’s securities out of the Issuer’s placed (outstanding) securities of the same type, category as the securities being placed, which may be exercised or not exercised depending on the results of securities placement, and if it has such right – additional number (procedure for number determination) of the securities which may be purchased by such person and a period (procedure for period determination) during which this person can exercise the right for purchase of additional number of securities. The Broker shall not have the right to purchase an additional number of securities of the Issuer from the number of the Issuer’s placed (outstanding) securities of the same type, category as the securities being placed, which may be exercised or not exercised depending on the results of the securities placement.

amount of a fee payable to the person rendering services for placement and / or arrangement of securities placement, and if such fee (part of fee) is paid to the said person for rendering services for maintenance of prices of securities being placed at a certain level during a certain period after completion of their placement (stabilization), including market making services– amount of such fee as well: A contract with the Broker shall be entered into upon state registration of the securities issue, but before the commencement of the period for submitting Offers to purchase shares. The amount of the Broker’s fee shall be specified in the agreement and may depend on the results of the securities offering, provided that the amount of such a fee shall not exceed 1,000,000 (one million) rubles.

Previously issued (outstanding) shares of the Issuer of the same class and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering of respective foreign securities.

In accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security” the Issuer is not a business entity of strategic importance for defense and security of the state.

Execution of agreements on alienation of the Issuer’s securities to the initial holders during their placement does not require prior approval of such agreements in accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security”.

2.6. Procedure and Conditions of Payment for Issue Securities Offered

Procedure and Conditions of securities payment:

Payment shall be executed in monetary form.

Procedure and Conditions of securities payment: Payment for the securities of this additional issue shall be executed with: monetary and non-monetary assets.

Subscribers (Applicants) shall remit full payment for the shares offered by the dates specified in the Resolution on the Additional Issue of Securities, Subscription Agreements and prior to making credit entries in personal accounts of the Subscribers (Applicants) (nominee holders designated by the Subscribers (Applicants) in the register keeping system.

With monetary payment for the securities the Subscriber (Applicant) shall transfer the monetary assets in the currency of the Russian Federation to the Issuer’s current account specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

Payment for the additional shares offered may be executed both in one or several forms specified in the Resolution on the Additional Issue of Securities, subject to the procedure for payment specified for each type of property taken as payment for the Issuer’s shares being additionally offered.

Obligation to pay for the shares offered shall be deemed executed upon crediting of monetary assets to the current account of the Issuer and (or) transfer of non-monetary assets into ownership of the Issuer in the procedure specified below.

Registration of the securities of this additional issue in Subscribers’ (Applicants’) personal accounts in the register of shareholders of the Issuer (personal accounts of nominee holders designated by Subscribers (Applicants) shall be subject to full payment of the securities.

The Term of payment: An Applicant shall pay the full price of the securities purchased within the Term of the preemptive right. The Subscriber that receives the Issuer’s notice of acceptance shall pay the full price of the securities purchased within 30 (thirty) days from the end of the Acceptance Circulation Period.

Cash payment shall not be accepted.

Cashless payment shall be accepted.

Form of cashless settlement: settlement by payment orders

Information on credit organization

Full company’s name: Open Joint Stock Company Sberbank of Russia

Abbreviated company’s name: OJSC Sberbank of Russia

Location: Russia, 117997, Moscow Vavilova st., 19.

Bank details of accounts to which the monetary assets paid for the securities are to be transferred: Current account No. 40702810400020107810

Correspondent account No. 30101810400000000225

BIC 044525225,

Bank INN 7707083893

Non-monetary payment shall be accepted.

List of property:

1) Shares of the following Joint Stock companies:

JSC Boguchanskaya HPP (OGRN 1022400828119);

JSC Geoterm (OGRN 1024101023429);

JSC Zaramagskiye HPPs (OGRN 1021500822001);

JSC KamGEK (OGRN 1024101019469);

JSC Kolymaenergo (OGRN 1024900959467);

JSC Pavlodolskaya hydro-power plant (OGRN 1041500751016);

JSC Trest Hydromontazh (OGRN 1027739318815);

JSC Ust-Srednekanskaya HPP (OGRN 1074910002310);

JSC Irkutskenergo (OGRN 1023801003313);

JSC RAO East Energy Systems (OGRN 1087760000052);

JSC DEK (OGRN 1072721001660);

JSC AK Yakutskenergo (OGRN 1021401047260);

JSC SEK (OGRN1096501006030);

2) Hydraulic engineering facilities:

Facility – right bank dam (I) (right bank soil dam (I1), right bank concrete dam (I2). Location: the Irkutsk Region, Bratsk, residential area Energetik, the Bratskaya HPP)

Facility – left bank dam (I I) (left bank soil dam (I I1), left bank concrete dam (I I2). Location: the Irkutsk Region, Bratsk, residential area Energetik, the Bratskaya HPP)

Facility – a dam of the Ust-Ilimskaya HPP (I) (left bank dam (I1) (concrete dam (I2), right bank dam (I3). Location: The Irkutsk Region, Ust-Ilimsk, the Ust-Ilimskaya HPP)

Facility – right bank dam (I) (island dam (I1), channel dam (I2), right bank dam (I3) parts. Location: The Irkutsk Region, Irkutsk, the Irkutskaya HPP)

Facility – left bank dam (I I1) (pipe drainage (I I2), reinforced concrete tunnel (gallery N1) (I I3). Location: The Irkutsk Region, Irkutsk, the Irkutskaya HPP)

Payment conditions and documents which shall be executed at such payment: Payment for the additional shares offered may be executed both in one or several forms specified in the Resolution on the Additional Issue of Securities, subject to the procedure for payment specified for each type of property taken as payment for the Issuer’s shares being additionally offered.

Obligation to pay for the shares offered shall be deemed executed upon crediting of monetary assets to the current account of the Issuer and (or) transfer of non-monetary assets into ownership of the Issuer in the procedure specified below.

Registration of the securities of this additional issue in Subscribers’ (Applicants’) personal accounts in the register of shareholders of the Issuer (personal accounts of nominee holders designated by Subscribers (Applicants) shall be subject to full payment of the securities and before Offering Closing Date (within the period specified in the Resolution on the Additional Issue of Securities).

With non-monetary payment for the shares, if value of property transferred as payment for the additional shares exceeds the total value of the additional shares specified in the Application, the Issuer shall return the difference between the value of property transferred as payment for the additional shares and the value of the additional shares specified in the Application. The said difference shall be returned to the Subscriber / Applicant by the Issuer in monetary form in rubles of the Russian Federation by their transfer to the bank account, details of which are specified in Offer / Application, and if in Offer / Application no such details are specified, the details specified in demand of the Subscriber / Applicant on return of monetary assets shall be used.

With non-monetary payment for the shares, if a value of property transferred as payment for the additional shares is less than the value of the additional shares specified in the Offer / Application, the Subscriber / Applicant shall make additional payment in the amount of difference between the value of the additional shares specified in the Offer / Application and the value of property transferred as payment for the additional shares in rubles of the Russian Federation. Should the Subscriber / Applicant fail to make additional payment of the said difference within the period specified for additional shares payment, the Issuer shall refuse to execute counter-obligation in respect of transfer of shares not paid by the Subscriber / Applicant and corresponding Subscription Agreement in part of shares not paid by person purchasing the shares. Such Agreement shall be deemed amended upon making record in personal account of the Subscriber / Applicant (personal account of nominee holder specified by the Subscriber / Applicant in the Offer / Application, on crediting of paid number of shares.

The payment for the shares being placed shall be effected in non-monetary form:

•

in case of payment for the shares being placed with immovable property – by signing a contract and immovable property acceptance and transfer certificate, prepared in accordance with the requirements of legislation on state registration of rights to immovable property and transactions with it by the Issuer and the Subscriber / Applicant, and by state registration of title to immovable property. At that the date of payment for the shares being placed shall be the date of state registration of title to immovable property transfer to the Issuer;

•

in case of payment for the shares being placed with securities – by securities transfer in order prescribed by the legislation. At that the date of payment for the shares being placed shall be the date of transaction on crediting to the depository account of the Issuer with nominee holder specified in this Clause or to the account information on which will be disclosed in order stipulated by this clause.

With non-monetary payment for the shares being placed – by shares of Joint Stock companies specified in this Clause – the Applicant / Subscriber is recommended not later than 5 working days before submission of the Application / Offer to send to the Issuer by e-mail ZavalkoMV@gidroogk.ru or KhayrulinVG@gidroogk.ru a notice of intent to pay for the shares being placed with non-monetary assets, so that the Issuer may give to its depository an order for shares crediting to the depository account. Such a notice shall include:

•	surname, name, patronymic (full company’s name) of person of the Applicant / Subscriber;

•	for individual persons – passport particulars (date and place of birth, series, number and issue date, name of the issuing authority);

•

for legal entities – data of the state registration of a legal entity (including, for Russian legal entities – information on state registration of a legal entity / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

•	number of acquired securities being placed;

•	name of Joint Stock company / Joint Stock companies, among the companies specified in this clause, shares of which are to be transferred to the Issuer as payment for the securities being placed;

•

number of shares of Joint Stock company / Joint Stock companies, among the companies specified in this clause, shares of which are to be transferred to the Issuer as payment for the securities being placed, state registration number of issue (additional issue) and date of its assignment;

•

full name of the depository (hereinafter – the first level Depository), data on state registration of such a depository (OGRN, name of the registering authority, date of registration and entering the depository in the EGRUL), account number of Applicant’s depository account, number and date of depository agreement concluded between the depository and the Applicant / Subscriber (in respect of securities being placed). If the Applicant’s / Subscriber’s depository account (in respect of securities being placed) is maintained by a nominee holder who in its turn is a bailor of the First Level Depository, then the Application shall state the full legal name of the said nominee holder, information on state registration of the said nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of state registration and date of entering the depository in the EGRUL), Applicant’s / Subscriber’s depository account number, number and date of the depository agreement entered into by the depository and the Applicant / Subscriber (in respect of securities being placed), the full legal name of the First Level Depository, details of the interdepository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with which the Applicant has the depository account (in respect of securities being placed));

•	contact information of the Applicant / Subscriber (phone number with indication of international code, e-mail).

The shares of the Joint Stock companies specified in this Clause shall be subject to placing to the depository account of the Issuer by the following details:

Full company’s name of depository: Limited Liability Company Depository and Corporate Technologies

Location: 107014, Moscow, Stromynka st., 4, b. 1.

State registration data: OGRN 1057746181272 dated 08.02.2005, issued by the Interdistrict Inspectorate of Federal Tax Service No. 46 of Moscow

Postal address: 107014, Moscow, Stromynka st., 4, b. 1.

Contact phone number: (495) 641-30-31, 641-30-32, 641-30-33

Number of license of securities market professional participant, entitling the holder to carry out depositary activities: 117-11151-000100

License issue date: 03.04.2008

License period: unlimited

Issuing authority: FSFM (Federal Service for Financial Markets) of Russia

Depository agreement: No. 027/ dated 08.08.2006

Number of depository account: B00000010

or by other details, information on which will be disclosed by the Issuer within the following period upon passing the resolution by the Issuer’s authorized body on crediting of shares of Joint Stock companies by such details:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

With non-monetary payment for the shares being placed – with the shares of Joint Stock companies specified in this clause, expenses connected with transfer of securities as payment for the securities being placed to the depository account of the Issuer shall be borne by the Applicant / Subscriber.

Data on appraiser (appraisers) being involved (involved) to determine the market value of property transferred as payment for the securities offered:

Full and abbreviated company’s name, OGRN, location of the legal person having labor agreement with the appraiser	Appraiser’s surname, first name, patronymic	Information on membership in self-regulating association of appraisers
		Full name	Location	Registration number and date of appraiser registration in the register of self- regulating association of appraisers
Limited Liability Company Nexia Pacioli Consulting (LLC Nexia Pacioli Consulting ), 1047796989679 119180, Moscow, M. Polyanka st., 2	Novochenko Nina Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2651 12.09.2008
	Kukina Svatlana Vyacheslavovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2652 12.09.2008

Limited Liability Company RASTAM-Otsenka (LLC RASTAM-Otsenka), 1057200929499, 625000, the Tyumen Region, Tyumen, Shillera st., 34	Afanasyeva Natalya Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 984 13.11.2007
	Kosareva Minnur Gaffarovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 983 13.11.2007
	Vedernikova Svetlana Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000413 26.07.2010
	Popova Marina Viktorovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 001118 04.10.2010

Closed Joint Stock Company BDO (JSC BDO), 1037739271701, 117587, Moscow, Varshavskoye road, 125, b. 1, SECTION 11	Koval Yury Leonidovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3133 28.05.2010
	Okuneva Darya Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3006 17.11.2009
	Andrianove Yuliya Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3148 23.06.2010
	Abramov Pavel Mikhailovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3201 24.09.2010
	Aleksandrova Marina Yuryevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3132 28.05.2010
	Vurzel Aleksandr Filippovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3127 20.05.2010
	Galiullina Natalya Anatolyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3147 23.06.2010
	Ganicheva Lidiya Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3129 24.05.2010
	Zavyalets Andrey Nikolaevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3121 20.05.2010

	Kalacheva Yuliya Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3126 20.05.2010

	Kolominets Vladimir Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3146 23.06.2010

	Mishanskaya Elena Yuryevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2381 23.05.2008

	Molchanova Valentina Ivanovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2377 23.05.2008

	Petryakov Fedor Ivanovich	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 737 05.09.2007

	Pokhodenko Kristina Nikolaevna	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	115280, Moscow, Leninskaya Sloboda st., 19	No. 1661 18.09.2009

	Putrenko Tatyana Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3288 23.03.2011

	Reshenkova Oksana Pavlovna	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	115280, Moscow, Leninskaya Sloboda st., 19	No. 1445 05.09.2008

	Khrantsov Evgeny Stanislavovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3134 28.05.2010

	Tsyplakova Tatyana Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3123 20.50.2010

	Shishlova Alena Mikhailovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 318 04.05.2007

Closed Joint Stock Company ENPI Consult (CJSC ENPI Consult), 1027700283566, 115191, Moscow, Dukhovskoj lane, 14	Khushlyavsky Oleg Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0001894 13.12.2007
	Vagner Andrey Alekseevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000566 07.08.2007
	Beloshnichenko Andrey Mikhailovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0001859 13.12.2007
	Gurevich Veniamin Lvovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0001869 13.12.2007

	Esina Galina Anatolyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0003570 11.02.2008

	Kubatin Vladimir Ivanovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0005115 28.10.2008

	Pavlenko Dmitry Petrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0003525 06.02.2008

	Suprunenko Galina Ivanovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0005116 28.10.2008

	Usacheva Yelena Viktorovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0005117 28.10.2008

	Chulin Aleksey Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0001922 13.12.2007

Limited Liability Company STREMLENIE (LLC STREMLENIE), 1027739184307, 127055, Moscow, Lesnaya, 57, b. 4	Abramov Konstantin Alekseevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01529 26.03.2008
	Babanin Evgeny Nikolaevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 1762 04.12.2008

	Baulina Maya Borisovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01731 20.10.2008

	Voronina Elena Konstantinovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01815 04.03.2009

	Gomzin Lavrenty Sergeevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1040 26.11.2007

	Drozdova Svetlana Vladimirovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1039 26.11.2007

	Dyatlov Evgeny Gennadyevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01532 26.03.2008

	Erkhova Darya Andreevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01533 26.03.2008

	Zenina Liliya Vladimirovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01534 26.03.2008

	Kurkova Olga Valeryevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01732 20.10.2008

	Labutina Olga Nikolaevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01978 30.04.2010

	Nechaj Lidiya Sergeevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01538 26.03.2008

	Prosvirnina Irina Vasilyevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01537 26.03.2008

	Tarakhova Natalya Vyacheslavovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01818 04.03.2009

	Tarnovskaya Irina Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01979 30.04.2010

	Khassan Yelena Vladimirovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01777 14.01.2009

	Chervakov Igor Aleksandrovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00015 07.04.2009

	Shepelev Vladimir Borisovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00006 24.02.2009

	Yakovleva Natalya Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01841 08.04.2009

Limited Liability Company AUDIT AND CONSULTING COMPANY TOP AUDIT (LLC AUDIT AND CONSULTING COMPANY TOP AUDIT), 1027739441553 123424, Moscow, Volokolamskoye road, 73	Arzumanov Elman Vagifovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1636 25.01.2008
	Bekeshko Irina Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2800 25.12.2008
	Drundina Svetlana Sergeevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2427 dated 17.06.2008

	Kalashnikov Sergey Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2801 05.12.2008

	Kochergina Anna Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2730 20.10.2008

	Malushev Aleksey Sergeevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2770 14.11.2008

	Munerman Ilya Viktorovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1513 14.01.2008

	Pekur Sergey Sergeevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2769 14.11.2008

	Smirnova Olga Vyacheslavovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1124 12.12.2007

	Rakhimyanov Dmitry Salimgarayvich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1117 12.12.2007

	Starodubtsev Ivan Aleksandrovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2566 30.07.2008

	Chernykh Anna Evgenyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005378 06.02.2009

	Shevlyakov Yury Viktorovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2802 05.12.2008

Limited Liability Company Institute of Property and Financial Activity Appraisal (LLC Appraisal Institute), 1027000867750, 634061, the Tomsk Region, Tomsk, Frunze av., 96a	Pechenkin Dmitry Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 865 08.10.2007
	Golushev Artem Andreevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 559 02.08.2007

	Polyakova Elena Vladimirovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2353 19.05.2008

	Nikitina Evgeniya Nikolaevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3220 21.10.2010

Closed Joint Stock Company Otechestvo (CJSC Otechestvo), 1023402456626, 400009, Volgograd, V.I. Lenina av., 151	Borodin Ruslan Viktorovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000918 18.09.2007
	Erpulev Viktor Petrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 02820 14.01.2008
	Kurykina Liliya Federovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 001978 18.12.2007

	Losev Aleksey Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005325 26.01.2009

	Lojko Violetta Valeryevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 004715 16.07.2008

	Martunov Aleksandr Leonidovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 004033 18.03.2008

	Petrova Varvara Aleksandrovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006959 28.10.2010

	Rokotyansky Aleksey Nikolaevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00457 25.12.2007

	Meshkova Galina Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00447 28.12.2007

	Nagumanov Igor Zagitovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00592 28.12.2007

Limited Liability Company Baker Tilly Russaudit (LLC Baker Tilly Rusaudit), 1037700117949, 129164, Moscow, Zubarev lane, 15, 1	Akanov Aleksey Aleksandrovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3108 28.04.2010
	Baeva Olga Nikolaevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3236 20.12.2010

	Volkova Vera Petrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3231 02.12.2010

	Golovina Irina Andreevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3233 15.12.2010

	Deryabin Yury Yuryevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3289 25.03.2011

	Dolgov Andrey Zinovyevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3197 15.09.2010

	Zhirov pavel Vladimirovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 06545 28.04.2010

	Klimov Aleksandr vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3140 04.06.2010

	Kozis Elena Sergeevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2163 21.03.2008

	Kozyreva Natalya Vladimirovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3109 28.04.2010

	Lykov Roman Aleksandrovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3169 28.07.2010

	Rupcheva Marina Viktorovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3206 07.10.2010

Closed Joint Stock Company 2K Audit – Business consulting / Morison International (CJSC 2K Audit – Business consulting / Morison International), 1027700031028,

127055, Moscow, Butyrsky Val, 68/70, b. 2

	Seregina Evgeniya Vladimirovna	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda st., 19	No. 1580 06.05.2009
	Dronov Pavel Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1633 25.01.2008

Closed Joint Stock Company Agency Russpromotsenka (CJSC Agency Russpromotsenka), 1027700409109, 109147, Moscow, Vorontsovskaya, 35A, b. 1	Vasiltsov Sergey Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 954 02.11.2007
	Popkova Galina Leonidovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 955 02.11.2007

	Volkova Tatyana Yuryevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2398 30.05.2008

	Doroshenko Anna Nikolaevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 956 02.11.2007

	Dakhnovets Aleksandr Nikolaevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2623 25.08.2008

	Melnichuk Roman Vladimirovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00673 25.12.2007

	Tischenko Ekaterina Evgenyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003464 04.02.2008

	Levin Andrey Simeonovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006618 26.05.2010

	Vasiltsov Andrey Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 1111 07.12.2007

	Adankina Elena Andreevna	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 2526 11.07.2008

	Zambrova Lyudmila Nikolaevna	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 2663 15.09.2008

	Gornova Tatyana Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006855 09.09.10

	Kazaryan Tatyana Vasilyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003507 06.02.2008

	Vladimirova Yuliya Valeryevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01779 19.01.2009

	Grishina Anastasiya Viktorovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 02051 18.03.2011

Limited Liability Company CO-INVEST (LLC CO-INVEST), 1027700556047, 117133, Moscow, Akademika Vargi st., 22, 20	Tabakova Svetlana Alekseevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000001 09.07.2007
	Patskalev Aleksandr Fedorovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000012 09.07.2007

	Blinova Natalya Ivanovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 0004156 28.03.2008

	Kolevatukh Vladimir Leonidovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 004027 18.03.2008

	Gordeeva Marina Anatolyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 007286 08.04.2011

	Biryukov Andrey Vladimirovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005346 27.01.2009

	Efremova Alena Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005371 05.02.2009

	Ushakova Tatyana Vladimirovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00715 25.03.2008

	Olshevskaya Irina Konstantinovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005348 27.01.2009

	Pozhidaev Igor Evgenyevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005453 02.03.2009

	Doronina Irina Igorevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005347 27.01.2009

	Kuznetsova Tatyana Sergeevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005345 27.01.2009

	Berezin Aleksey Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 05784 01.07.2009

	Marulin Aleksandr Sergeevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 007062 13.12.2010

	Zueva Natalya Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 007367 12.05.2011

Closed Joint Stock company Central Financial Appraisal Company (JSC Central Financial Appraisal Company), 1037739245972, 125009, Moscow, B. Nikitskaya st., 22/2, office 20	Dolmatov Mikhail Mikhailovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2022 29.02.2008
	Kolesnikova Tatyana Vitalyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2021 29.02.2008

	Domke Anzhela Anatolyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1265 24.12.2007

	Mironenko Elena Leoniovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 004842 19.08.2008

	Dolmatova Aleksandra Valeryevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2171 21.03.2008

Limited Liability Company Accountants and Business Advisers (LLC FBK ), OGRN (Primary state registration number): 1027700058286, 101990, Moscow, Myasnitskaya, 44/1, b. 2	Shapiguzov Sergey Mikhailovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 308 09.07.2007
	Novikov Stanislav Igorevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5484 11.03.2009
	Aikanov Stanislav Ivanovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 37 09.07.2007

	Matyushin Aleksandr Stepanovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 636 07.08.2007

	Orekhova Olga Yuryevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5524 25.03.2009

	Yaschinskaya Natalya Sergeevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 644 07.08.2007

	Lunina (Spyshnova) Tatyana Sergeevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 780 28.08.2007

	Bukova Ekaterina Khalitovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5315 26.01.2009

	Birina (Atamuradova) Elena Faridovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5312 26.01.2009

	Kasyanets (Sinitsyna) Olesya Aleksandrovna	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda st., 19	No. 456 21.08.2007

	Kasyanenko (Onisimova) Tatyana Konstantinovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5321 26.01.2009

	Koltsova Elena Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5585 13.04.2009

	Mamaev Sergey Viktorovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005885 17.08.2009

	Zhigalo Yuliya Dmitrievna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 5854 04.08.2009

Limited Liability Company Center of Appraisal Management and Consulting) (LLC MOK-Center), 1027739398290, 105005, Moscow, Baumanskaya st., 33/2, b. 1	Belikova Olga Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01936 11.12.2009
	Golda Evgeniya Anatolyevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01800 16.02.2009

	Dobryakova Olga Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01844 14.04.2009

	Gurylev Kirill Evgenyevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01843 14.04.2009

Ershova Anna Aleksandrovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01842 14.04.2009

Kachaev Valery Gordeevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01624 15.05.2008

Kachaev Sergey Valeryevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01638 26.05.2008

Polyakov Aleksey Vyacheslavovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1176 12.12.2007

Terkulova Irina Yuryevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01104 27.12.2007

Tretyakova Galina Borisovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00942 27.12.2007

Kasatkina Anna Vladimirovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01780 16.01.2009

Komissarov Grigory Andreevich	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda st, 19, Business center “Omega Plaza”	No. 1585 06.05.2009

Kotov Sergey Andreevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01980 30.04.2010

Merkulova Yana Andreevna	Non-commercial partnership Self-regulatory organization of appraisers Expertny Sovet	Moscow, Trekhsvyatitelsky Bolshoy av., 2/1, b. 2	No. 0214 28.02.2011

Khatueva Lyalina Khazretovna	Non-commercial partnership Self-regulatory organization of appraisers Expertny Sovet	Moscow, Trekhsvyatitelsky Bolshoy av., 2/1, b. 2	No. 0213 28.02.2011

Closed Joint Stock Company HLB Vneshaudit (CJSC HLB Vneshaudit), 1027739314448, 109180, Moscow, B.Yakimanka, 25-27/2	Shkolnikov Yury Viktorovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00005 21.12.2007
	Melnikov Sergey Vyacheslavovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00945 21.12.2007

	Ulitov Sergey Vyacheslavovich	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	129301, Moscow, Kosmonavtov st., 18, b. 2	No. 432 23.0.2007

	Shirokov Aleksandr Valeryevich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01111 28.12.2007

	Shkolnikova Tatyana Anatolyevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01851 24.04.2009

	Melnikova Svetlana Viktorovna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01852 24.04.2009

	Makeev Andrey Viktorovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01424 29.02.2008

	Mikhajlov Vyacheslav Olegovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01423 29.02.2008

	Rusanov Leonid Konstantinovich	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 01429 29.02.2008

	Artemov Vladislav Ivanovich	Non-commercial partnership Self-regulatory organization Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74A, 2nd floor	No. 1214 17.12.2007

Closed Joint Stock Company ABM Partner (CJSC ABM Partner), 1027700560491, 109004, Moscow, Aleksandra Solzhenitsyna st. 23A, B. 1	Andronova Darya Vitalyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 415 06.07.2007
	Bogacheva Galina Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3235 16.12.2010

	Volkanova Olga Sergeevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 2179 26.03.2008

	Danielyan Dmitry Valeryevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 1266 24.12.2007

	Kalina Irina Pavlovna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 74a	No. 3210 14.10.2010

	Keda Aleksey Ivanovich	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 2076 07.03.2008

	Kozlov Nikolay Aleksandrovich	Non-commercial partnership SRO Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0412 27.05.2011

	Koloskov Sergey Yuryevich	Non-commercial partnership Self-regulatory organization of appraisers Expertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0267 20.10.2010

	Moshkovich Boris Efimovich	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th st. Of 8-th March, 6a	No. 900.77 0.08.2009

	Potapov Stepan Vladimirovich	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 416 06.07.2007

	Pybak Maria Nikolaevna	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th st. Of 8-th March, 6a	No. 944.50 12.02.2010

	Savchenko Natalya Vladimirovna	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th st. Of 8-th March, 6a	No. 971.50 23.04.2010

	Selivanova Yuliya Aleksandrovna	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 2183 26.03.2008

	Fon Aderkas Tatyana Vladimirovna	Non-commercial partnership Association of experts-appraisers SMAO	Legal and actual address: 125315, Moscow, Leningradsky av., 74a	No. 3053 10.02.2010

	Khristova Olga Viktorovna	Interregional self-regulatory non-commercial organization – Non-commercial partnership Society of Professional Experts and Appraisers	125167, Moscow, 4th st. Of 8-th March, 6a	No. 921.52 17.11.2009

Limited Liability Company FinExpertiza (LLC FinExpertiza), 1027739127734, 129110, Moscow, Mira av., 69, b. 1	Abramyan Aleksandr andreevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 001848 13.12.2007
	Borovskaya Elena Pavlovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002810 14.01.2008

	Gaevoy Aleksey Evgenyevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003683 19.02.2008

	Dorofeev Aleksandr Yurievich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003402 04.02.2008

	Konkova Elena Viktorovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006672 17.06.2010

	Kraev Vladimir Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 003474 04.02.2008

	Kucheryavaya Marina Gennadyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002840 14.01.2008

	Mikhalev Pavel Aleksandrovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 001823 11.12.2007

	Pozharov Bajrmir Vladimirovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 006673 17.06.2010

	Rybak Vadim Vadimovich	Non-commercial partnership Self-regulatory organization of Association of Russian Masters of Appraisal	Moscow, Leninskaya Sloboda st, 19, Business center “Omega Plaza”	No. 1088 08.02.2008

	Ryzhova Arina Nikolaevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002770 10.01.2008

	Safina Lyutsiya Rafaelyevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002266 24.12.2007

	Shiganov Vladislav Anatolyevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 005360 02.02.2009

Limited Liability Company LAIR (LLC LAIR), 1027807581141, 197342, Saint-Petersburg, Serdobolskaya st., 64, b. 1, letter A	Smirnov Aleksandr Petrovich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 72, b. 4	No. 1592 22.01.2008
	Guseva Irina Vasilyevna	Non-commercial partnership Self-regulatory organization National College of Experts Appraisals	115035, Moscow, Sofijskaya emb., 34 “B”	No. 00009 17.01.2008

	Drambovich Nikita Nikolayevich	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 72, b. 4	No. 406 06.07.2007

	Silina Lyudmila Vasilyevna	Non-commercial partnership Association of experts-appraisers SMAO	125315, Moscow, Leningradsky av., 72, b. 4	No. 405 06.07.2007

LLC Institut Problem Predprinimatelstva (LLC IPP) 1027800561458, 199178, Saint Petersburg, 12th line, 11 letter A, room 3-H	Aleksandrova Elena Aleksandrovna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0007 20.11.2009
	Ayazyan Ruben Rubenovich	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0018 20.11.2009

	Belkova Olga Vladimirovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 000328 17.07.2007

	Biryukov Vitaly Valeryevich	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0028 20.11.2009

	Bogatova Ekaterina Mikhajlovna	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0031 20.10.2010

	Burdaeva Ekaterina Aleksandrovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002812 14.01.2008

	Bukharin Nikolay Alekseevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002173 24.12.2007

Vasilyeva Polina Sergeevna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002718 10.01.2008

Guschin Anton Vladimirovich	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0075 20.11.2009

Demicheva Svetlana Mikhailovna	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0289 20.10.2010

Eliseeva / Antonova Veronika Alekseevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0084 20.11.2009

Zakharova Elena Anatolyevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0098 20.11.2009

Zvidrin Mikhail Vladimirovich	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0288 20.10.2010

Ivanova Natalya Pavlovna	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0287 20.10.2010

Katushkin Vladimir Nikolaevich	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0188 20.10.2010

Lindkvist Anna Eduardovna	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002753 10.01.2008

Nazarova Yuliya Vladimirovna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0183 20.11.2009

Pankratova Ekaterina Olegovna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0201 20.11.2009

Serebryakova Anna Andreevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0240 20.11.2009

Smirnova Elena Nikolaevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0252 20.11.2009

Chizhevskaya Elena Sergeevna	Non-commercial partnership Association of Professional Appraisers	190000, Saint-Petersburg, Grivtsova lane 5, office 101	No. 0294 20.11.2009

Shablya Egor Yaroslavovich	Non-commercial partnership of appraisers Ekspertny Sovet	101990, Moscow, Khokhlovsky lane, 5	No. 0016 20.10.2010

Shaskolsky Aleksey Igorevich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002795 10.01.2008

Edomsky Sergey Rudolfovich	All-Russian public organization Russian Society of Appraisers	105066, Moscow, 1st Basmanny lane, 2A, office 5	No. 002797 10.01.2008

2.7. Procedure and Conditions of Entering into Agreements during the Offering of Issue Securities

Procedure and conditions for concluding civil law contracts (procedure and conditions for filing and satisfaction of applications) in the course of securities placement: Placement of shares is executed by concluding agreements for acquisition of securities being placed (hereinafter – Subscription agreement).

Offering of shares to persons exercising their pre-emptive right to acquire securities placed is executed in accordance with procedure specified in Clause 8.5 of the Resolution on the Additional Issue of Securities. No allotment of the securities is permitted prior to the expiration of the validity period of the preemptive right to subscription for the securities to be issued as set forth in Clause 8.5 of the Resolution on the Additional Issue of Securities other than by exercising the specified preemptive right.

For the purposes of conclusion of Subscription agreements outside the framework of the pre-emptive right exercise the Issuer at any time after summarizing the results of pre-emptive right exercise and within 60 (sixty) days before the end of the 365-day period from the date of state registration of this additional issue may publish an invitation to an undefined set of people to make proposals (offers) on acquisition of securities placed in the newsline Interfax or on the web-site www.rushydro.ru.

The term for submission of offers to buy the securities to be issued (hereinafter referred to as the “Offers”):

The shares will be placed with involvement of the securities market professional participant (the Broker), rendering the services for shares placement under paid services agreement, concluded with the Broker, to the Issuer. Such person shall be any of the Brokers specified below. Not later than the beginning of the period within which the offers on acquisition of shares may be made the Issuer will disclose the information on the chosen Broker who will render the services for shares placement in the Interfax newline and on the Internet website www.rushydro.ru.

The Issuer shall provide the Broker with a list of its interested persons prior to the offering opening date and shall specify the persons from such list, the transactions with which have been approved by the Issuer.

Offers may be sent to the Issuer or to the Broker within 15 (fifteen) days from the date of publication of the Invitation to make offers in the Interfax newsline or on the Internet website www.rushydro.ru (hereinafter referred to as the Offer Collection Period). At the same time, the Issuer reserves the right to prolong the Offer Collection Period, but provided that the date of the said Offer Collection Period expiry is 45 (forty five) days before the end of 365-day period from the date of this additional issue state registration.

In case the Issuer has decided to prolong the Offer Collection Period, the Issuer is obliged to publish the corresponding announcement regarding the prolongation of the Offer Collection Period in the newsline Interfax and on the Internet website www.rushydro.ru not later than 5 (five) days before the published date of the Offer Collection Period end.

A prospective subscriber of the securities placed (hereinafter referred to as the Subscriber) may submit an Offer every day from 10:00 till 17:00 (Moscow time), except for Saturday, Sunday and public holidays, at the address: 117393, Moscow, Arkhitektora Vlasova street, 51, JSC RusHydro, or at the Broker’s address.

Each Offer shall include the following information:

•	title: “Offer to purchase shares of JSC RusHydro”;

•	full company’s name / surname, first name, patronymic of the Subscriber;

•	Subscriber’s taxpayer identification number (if any);

•	Subscriber’s place of residence (registered address);

•	for individuals: passport particulars (date and place of birth; series, number and issuance date, name of the issuing authority);

•

for legal entities: registration particulars (including for Russian legal entities – information on the state registration of the legal entity / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

•	consent of the person making the Offer to purchase the specified number of shares to be issued at the offering price as determined in the Resolution on the Additional Issue of Securities;

•	the number of securities to be purchased identified by one of the following ways:

•	the exact number of the shares in the numerical expression which the Subscriber undertakes to purchase;

•

the minimum number of the shares that the Subscriber undertakes to purchase. Indication of the minimal number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number;

•

the maximum number of the shares that the Subscriber undertakes to purchase. Indication of the maximum number shall be deemed to be an offer of the Subscriber submitting the Offer to purchase any number of the shares to be issued, but not more than the specified maximum number;

•

the minimum and maximum numbers of the shares that the Subscriber undertakes to purchase. The indication of the minimum and maximum numbers shall be deemed to be an offer of the person submitting the Offer to purchase any number of the shares to be issued, but not less than the specified minimum number and not more than the specified maximum number;

•

information on form of payment of shares being placed (monetary, non-monetary or both monetary and non-monetary at the same time), and in case of shares payment with non-monetary assets – list and characteristics of non-monetary assets (property) (list of non-monetary assets which may be used for the shares payment is specified in Clause 8.6 of the Resolution on the Additional Issue of Securities), used as payment for the shares, namely:

•

in case of payment for the shares being placed with immovable property the following shall be specified: description of property, estimated property cost in the Subscriber’s opinion, extract from the Unified State Register of Rights to Immovable Property and Transactions therewith regarding the rights to this property issued not later than 30 days before the date of submitting the Offer shall be attached;

•

in case of payment for the shares being placed with securities the following shall be specified: type, category, form, nominal value, number, state registration number of securities issue, issuer’s name, estimated cost of securities in the Subscriber’s opinion, statement from the Register of Holders of the Registered Securities (from depository account) regarding the number of the Subscriber’s securities as of the date not earlier than 10 days before the date of submitting the Offer.

•

in case of payment for the shares with non-monetary assets for each non-monetary asset the Subscriber shall specify estimated monetary value at which the Subscriber undertakes to make payment for the shares being placed provided that estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets specified by the Subscriber in the Offer. The Subscriber may specify a monetary value in rubles of the Russian Federation using one of the following ways:

•	exact value at which the Subscriber undertakes to place non-monetary assets as payment for the shares;

•

minimum value at which the Subscriber undertakes to place non-monetary assets as payment of the shares. The specification of minimum value means a proposal of the Subscriber having submitted the Offer to place non-monetary assets as payment for the shares at monetary value not less than the value specified by the Subscriber;

•

maximum value at which the Subscriber undertakes to place non-monetary assets as payment for the shares. The specification of maximum value means a proposal of the Subscriber who submitted the Offer to place non-monetary assets as payment for the shares at monetary value not more than the value specified by the Subscriber;

•

minimum and maximum values at which the Subscriber undertakes to place non-monetary assets as payment for the shares. The specification of minimum and maximum values means a proposal of the Subscriber who submitted the Offer to place non-monetary assets as payment of the shares at any monetary value which is not less than minimum value specified by the Subscriber and not more than maximum value specified by the Subscriber;

•

in case of payment with non-monetary assets the Offer shall include the Subscriber’s statement that the Subscriber undertakes (or the Subscriber does not undertake) to pay the securities by monetary assets if the monetary value of property (non-monetary assets) estimated according to the prescribed procedure by the Issuer’s Board of Directors does not correspond to the monetary value specified by the Subscriber in the Offer;

•

Subscriber’s personal account number in the Register of Holders of Registered Securities of the Issuer for transfer of the shares to be purchased to such an account. If the shares are to be credited to a nominee’s account in the Register of Holders of Registered Securities of the Issuer – a full name of the depository (hereinafter referred to as the First Level Depository), information on state registration of such depositary (OGRN (Primary State Registration Number), name of the registering authority, date of registration and the depository enlisting in the EGRUL (Uniform State Register of Legal Entities), Subscriber’s depositary account number, number and date of the depositary agreement between the depository and the Subscriber’s (in respect of the securities being placed). If the Subscriber’s depository account (in respect of the securities being placed) is maintained by the nominee holder who in its turn is a depositor of the First Level Depository, then the Offer shall contain a full company’s name of the specified nominee holder, information on state registration of the specified nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of state registration and enlisting the depository in the EGRUL), Subscriber’s depository account number, number and date of the depository agreement between the depository and the Subscriber (in respect of the securities being placed), the full company’s name of the First Level Depository, details of the inter-depository agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder with which the Subscriber has the depository account (in respect of the securities being placed).

•	bank details of the Subscriber for return of monetary assets;

•	contact information (postal address, fax number with international code, e-mail) for sending the notice on the Offer acceptance (acceptance).

The Offer shall be signed by the Subscriber (or his authorized representative with the attached original or copy of the duly executed power of attorney or another instrument confirming the powers of the representative, certified by a notary) and, for legal entities, contain an impress of a seal (if any).

The Offer shall have as attachments:

•	for legal entities – notarized copies of constituent documents and documents confirming the powers of the person entitled to act on behalf of the legal entity without power of attorney;

•	in case of payment by non-monetary assets – the documents specified above for cases of non-monetary payment for shares;

•

the Offer may be accompanied with provision of financial guarantees ensuring execution of obligation of the person having submitted the Offer to pay for the shares if its Offer is accepted by the Issuer.

•

if according to the requirements of the Russian Federation law the purchase of the shares in the quantity stipulated in the Offer by the person submitted the Offer is performed with the prior consent of the antimonopoly body, the person submitted the Offer shall attach a copy of the corresponding antimonopoly body consent to the Offer.

•

if according to the law requirements, purchase of the shares in the quantity stipulated in the Offer by the person submitted the Offer is performed with the prior approval of a competent executive body of the Subscriber (Board of Directors / Supervisory Board, General meeting of Shareholders / General meeting of participants), such person shall attach a copy of the appropriate resolution on approval of the transaction related to purchase of the securities being placed.

The Issuer shall reject an Offer if it does not meet the requirements of the Russian Federation law and (or) the Resolution on Additional Issue of Securities.

The Issuer shall register the received Offers in the special register of received offers (hereinafter referred to as the Issuer’s Register) on the day of their receipt. The Offers received by the Broker are subject to registration by the Broker in the special register of the received offers (hereinafter referred to as the Broker’s Register) on the day of their receipt.

The Offers to purchase the securities being placed submitted by prospective subscribers shall be accepted by the Issuer at its sole discretion.

On the basis of the Issuer’s Register and the Broker’s Register data, the Issuer or the Broker on behalf of the Issuer and pursuant to the written instructions of the Issuer forwards a notice of acceptance (the Acceptance) of the proposal (the Offer) to the Subscribers chosen by the Issuer at its discretion among the Subscribers submitted Offers which meet the requirements stipulated in Clause 8.3 of the Resolution on the Additional Issue of Securities. Such a notice shall contain the number of the shares placed for the Subscriber submitted the Offer.

The notice of acceptance of the Offer shall be delivered to the Subscriber in person or to its authorized representative or sent to the postal address and (or) by fax and (or) email address as specified in the Offer not later than 3 (three) days after the date of the Issuer’s resolution on acceptance of the Offer (hereinafter referred to as the Acceptance Circulation Period).

The Issuer shall make a decision on acceptance of an Offer within 2 (two) days from the date of the Offer Collection Period expiry (hereinafter referred to as the Acceptance Period). The Issuer shall be entitled to make a decision on acceptance of an Offer only for such number of additional shares which at the time of making the decision on acceptance of such Offer are unplaced and are not subject to placement to another or the same Subscriber pursuant to the prior Offer accepted by the Issuer.

A Subscription agreement shall be deemed effective upon receipt of the Issuer’s notice of acceptance of the Offer by the Subscriber (Subscriber’s authorized representative having submitted the Offer) who submitted the Offer.

By agreement of the parties pursuant to Article 434 of the Civil Code of the Russian Federation an agreement may be executed as a single document signed by the parties in a number of copies as agreed by the parties.

The Subscription agreement under which the shares are paid by non-monetary assets shall be concluded in accordance with the requirements of the legislation of the Russian Federation in respect of transactions with real property.

The Subscriber shall have the right to arrive for execution of the Subscription agreement any day from 10:00 till 17:00 (Moscow time), except for Saturday, Sunday and public holidays, at the address: Russian Federation, Moscow, Arkhitektora Vlasova street, 51, JSC RusHydro; The agreement shall be executed upon the Subscriber’s receipt of the Offer acceptance.

The Subscriber that receives the Issuer’s notice of acceptance of the Offer shall pay the full price of the purchased securities within 30 (thirty) days from the date of the Acceptance Circulation Period end.

The obligation to pay for the shares being placed shall be deemed fulfilled upon crediting of monetary assets to the current account of the Issuer specified in Clause 8.6 of the Resolution on the Additional Issue of Securities and (or) transfer of non-monetary assets into ownership of the Issuer in the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

In execution of the Subscription agreement the Subscriber transfers the monetary assets to Issuer’s current account specified in Clause 8.6 of the Resolution on the Additional Issue of Securities and (or) transfers the non-monetary assets into ownership of the Issuer in the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

The Subscriber shall pay for the shares being placed in full within the period set forth in the Resolution on the Additional Issue of Securities and Subscription agreements and prior to making credit entries in personal accounts of Subscribers in the Issuer’s shareholders register keeping system (or a nominee holder designated by a Subscriber). At that such credit entries in Subscribers’ personal accounts in the Issuer’s shareholders register keeping system (or a nominee holder designated by a Subscriber) shall not be made before the Offering Opening Date and after the Offering Closing Date in respect of the additional issue of the shares.

In the event that a Subscriber fails to execute its obligation to pay for the shares being purchased within the specified period, the Issuer shall have the right to refuse to execute its counter-obligation to transfer the shares to the Subscriber.

In case of partial execution of its obligation to pay for the shares being purchased by the Subscriber, the Issuer shall have the right to execute its counter-obligation to transfer the shares to the Subscriber pro rata the number of the shares paid for by the Subscriber.

In case of partial execution of its obligation to pay for the shares by the Subscriber or complete refusal of the Issuer to execute its counter-obligation to transfer the shares, if the Subscriber has not paid for the shares within the periods specified above, monetary assets and (or) non-monetary assets received as partial execution of the obligation to pay for the shares or, respectively, all monetary assets and (or) non-monetary assets transferred by the Subscriber for the shares shall be refunded to the Subscriber by non-cash transfer as per the bank details specified in the Offer (in case of monetary payment), and (or) in accordance with the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities (in case of non-monetary payment) within 60 (sixty) days from the Offering Closing Date.

The Issuer shall have the right not to send a notice of cancellation of the counter-obligation to transfer the shares (all or those unpaid by the Subscriber, respectively) to the Subscriber, however, the Issuer may at its sole discretion and for the purposes of Subscriber notification send such notice to the Subscriber in person or through its authorized representative or send such notice at the postal address and / or by fax and / or e-mail specified in the Offer.

The Issuer’s obligation to transfer the shares being placed to the Subscriber shall be deemed executed upon making a credit entry in the personal account of the Subscriber or a nominee holder designated in the Offer by the Subscriber of the respective number of the securities being placed.

Offering of additional shares to the persons exercising their pre-emptive right for acquisition of additional shares is executed in accordance with the procedure specified in Clause 8.5 of the Resolution on the Additional Issue of Securities.

Before expiration of effective period of the pre-emptive right for acquisition of the securities being placed specified in Clause 8.5 of the Resolution on the Additional Issue of Securities, no placement of securities other than by exercising the specified pre-emptive right shall be permitted.

Amendment to and / or termination of subscription agreements shall be effected on the grounds and pursuant to the procedure stipulated by Chapter 29 of the Civil Code of the Russian Federation.

The securities are registered ones, the register of their holders is maintained by the registrar.

The person in whose favor the Issuer issues an instrument of transfer being a ground for making a credit entry in the personal account of the first subscriber (registrar, first subscriber), as well as other requirements to instrument of transfer issue: Not later than 3 (three) days from the end of the securities payment period set forth in clauses 8.3 and 8.6 of the Resolution on the Additional Issue of Securities, subject to payment of the Subscriber for the securities placed pursuant to the procedure set forth in Clause 8.6 of the Resolution on the Additional Issue of Securities; and at least 3 (three) days before the Offering Closing Date the Issuer shall deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, License for maintenance of registers issued by the Federal Securities Market Commission No. 10-000-1-00264 dated 03.12.2002) the instrument of transfer authorizing the making of a credit entry in the personal account of the Purchaser or a nominee holder specified by the Subscriber in the Offer.

Within 3 (three) days from receipt of the instrument of transfer and prior to the Offering Closing Date the registrar shall debit from the Issuer’s account such a number of the securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Subscriber or a nominee holder designated by the Subscriber in the Offer.

The shares shall be deemed placed from the date when the securities are registered in the register of shareholders – holders of securities of the Issuer in the name of the Purchaser or a nominee holder designated by the Subscriber in the Offer.

Placement of a certain number of the shares of this additional issue as part of exercising the pre-emptive right to purchase the shares (i.e. when they are purchased by persons having the pre-emptive right to purchase the shares) is intended to be carried out, in particular, outside the Russian Federation by means of placement in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the additional shares.

No placement of the shares of this additional issue to other subscribers (other than by exercising of the pre-emptive right to purchase the shares placed) is to be done outside the Russian Federation in accordance with foreign laws of appropriate foreign securities certifying the rights relating to the shares.

The offering of securities shall be conducted with granting the pre-emptive right to purchase securities.

No securities shall be placed through subscription by tender.

Placement of securities shall be executed by the Issuer with involvement of the professional participants of securities market rendering services for securities placement to the Issuer.

Full company’s name: Open Joint Stock Company INVESTMENT COMPANY EUROFINANSY

Abbreviated company’s name: OJSC IC EUROFINANSY

Location: 119049, Moscow, Shabolovka street, 10, b. 2

Broker’s license information:

License number: 077-06234-100000

License issue date: 09.09.2003

License period: unlimited

Issuing authority: FCSM of the Russian Federation

Full company’s name: Open Joint Stock Company Sberbank of Russia

Abbreviated company’s name: OJSC Sberbank of Russia

Location: 117997, Russia, Moscow, Vavilova st., 19.

Broker license information:

License number: 077-02894-100000

License issue date: 27.11.2000

License period: unlimited

Issuing authority: FCSM of the Russian Federation

Full company’s name: Open Joint Stock Company Financial Corporation OTKRYTIE

Abbreviated company’s name: OJSC Financial Corporation OTKRYTIE

Location: 105064 Moscow, Yakovoapostolsky lane, 12, b. 1.

Broker license information:

License number: 177-06097-100000

License issue date: 28.06.2002

License period: unlimited

Issuing authority: FCSM of the Russian Federation

Main functions of this person: Not later than the beginning of the period within which the offers on acquisition of shares may be made the Issuer will disclose the information on the chosen Broker who will render the services for shares placement in the Interfax newsline and on the Internet website www.rushydro.ru.

The main functions of the Broker for rendering securities placement services to the Issuer include receipt and registration of Offers and sending notices of acceptance on behalf of the Issuer to the persons selected by the Issuer at its sole discretion out of all the persons which have submitted Offers.

Such a person’s obligation to purchase the securities which have not been placed in time, and if it has such obligation – also the number (procedure for number determination) of the securities have not been placed in time and which the said person is obliged to purchase, and the period (procedure for period determination) at the end of which the said person must purchase such number of securities the Broker shall not have obligation to purchase the securities which have not been placed within the determined period.

Such a person’s obligation to maintain prices for securities being placed at a certain level during a certain period after completion of their placement (stabilization), including obligations associated with providing market making services and if it has such obligation – also period (procedure for such period determination) during which the said person is obliged to perform stabilization or provide market making services: The Broker shall bear no responsibility relating to maintaining prices for securities being offered at a certain level during a certain period after the completion of the offering (stabilization), including responsibilities associated with providing market making services.

such a person’s right to purchase additional number of the Issuer’s securities out of the Issuer’s placed (outstanding) securities of the same type, category as the securities being placed, which may be exercised or not exercised depending on the results of securities placement, and if it has such right – additional number (procedure for number determination) of the securities which may be purchased by such person and a period (procedure for period determination) during which this person can exercise the right for purchase of additional number of securities. The Broker shall not have the right to purchase an additional number of securities of the Issuer from the number of the Issuer’s placed (outstanding) securities of the same type, category as the securities being placed, which may be exercised or not exercised depending on the results of the securities placement.

amount of a fee payable to the person rendering services for placement and / or arrangement of securities placement, and if such fee (part of fee) is paid to the said person for rendering services for maintenance of prices of securities being placed at a certain level during a certain period after completion of their placement (stabilization), including market making services– amount of such fee as well: A contract with the Broker shall be entered into upon state registration of the securities issue, but before the commencement of the period for submitting Offers to purchase shares. The amount of the Broker’s fee shall be specified in the agreement and may depend on the results of the securities offering, provided that the amount of such fee shall not exceed 1,000,000 (one million) rubles.

Previously issued (outstanding) shares of the Issuer of the same class and type as the securities offered are not intended to be offered for purchase, including outside the Russian Federation, concurrently with this issue of securities by means of offering of respective foreign securities.

In accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security” the Issuer is not a business entity of strategic importance for defense and security of the state.

Execution of agreements on aliniation of Issuer’s securities to the initial holders during their placement does not require prior approval of such agreements in accordance with the Federal Law “On Procedure for Making Foreign Investments in Business Entities of Strategic Importance for State Defense and Security”.

2.8. Target Group of Subscribers for Equity Securities Offered

The target group is not indicated for the method of offering: public offering.

2.9. Procedure for Disclosure of Information on the Results of the Equity Securities Issue

Information shall be disclosed at each stage of the securities issue procedure:

1) Upon passing a resolution on securities issue the Issuer shall accordingly disclose the resolution to increase the authorized capital by means of issue of additional shares in the form of Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Resolution on Securities Issue and Material Fact Notice of Disclosure Regarding Resolutions of General Meetings within the following timeline after the date of minutes of the mentioned General Meeting of Shareholders:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of the Material Fact Notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months as of the end of the period provided for its posting in the Internet, or of the date of its posting in the Internet if posted after the expiration of such period.

2) Information on approval of the Resolution on the Additional Issue of Securities by the Board of Directors of the Issuer shall be disclosed by the Issuer in the form of published Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Approval of Resolution on Additional Issue of Securities within the following timeline after the date of minutes (date of expiration of the term set forth by the laws of the Russian Federation for preparation of the minutes) of the meeting of the Board of Directors of the Issuer at which the resolution to approve the Resolution on the Additional Issue of Securities was passed:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of the Material Fact Notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months of the end of the period provided for its posting in the Internet, or of the date of its posting in the Internet if posted after the expiration of such period.

3) Information on state registration of the additional issue of shares shall be disclosed by the Issuer in the form of published Material Fact Notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding State Registration of Additional Securities Issue, in the form of the Resolution on the Additional Issue of Securities and the Prospectus posted on the website www.rushydro.ru.

The notice of state registration of the additional issue of shares and access to the information contained in the Prospectus shall be published by the Issuer within the following timeline after the date of providing the disclosure in respect of the state registration of the additional issue of securities of the Issuer on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of the additional issue of securities by post, fax or electronic communication, delivery by hand whichever is earlier:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

•	in the Izvestiya newspaper – within 10 (ten) days.

The text of the Material Fact Notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months of the end of the period provided for its posting in the Internet, or of the date of its posting in the Internet if posted after the expiration of such period.

With 2 (two) days of the date when the disclosure in respect of the state registration of the additional issue of securities of the Issuer on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of the additional issue of securities (shares) by post, fax or electronic communication, delivery by hand whichever is earlier, the Issuer shall post the text of the registered Resolution on the Additional Issue of Securities on the website www.rushydro.ru. The text of the Resolution on the Additional Issue of Securities shall be posted on the website along with indication of the state registration number of the additional issue of securities, date of its state registration and name of the registering authority which effected the state registration of the additional issue of securities.

The text of the registered Resolution on the Additional Issue of Securities shall be made accessible on the website www.rushydro.ru from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, but prior to redemption (cancellation) of all the securities of this issue (additional issue) if posted after the expiration of such period.

With 2 (two) days of the date when the disclosure in respect of the state registration of the additional issue of securities of the Issuer on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of the additional issue of securities by post, fax or electronic communication, delivery by hand whichever is earlier, the Issuer shall post the text of the registered Prospectus on the website www.rushydro.ru. The text of the Prospectus shall be posted on the website along with indication of the state registration number of the additional issue of securities in respect of which the Prospectus has been registered, date of its state registration and name of the registering authority which effected the state registration of the Prospectus.

The text of the registered Prospectus shall be made accessible on the website www.rushydro.ru from the end of the period provided for its posting in the Internet, or, if the Prospectus is posted after the expiration of such period, from the date of its posting in the Internet, but at least prior to expiration of 6 months from the date when the results of the issue (additional issue) are disclosed in the Internet.

Commencing with the date of disclosure in respect of the state registration of the additional issue of shares all interested persons can review the Resolution on the Additional Issue of Securities and the Prospectus, and obtain copies thereof at the following address:

•	the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51 (office of the sole executive body of JSC RusHydro),

Commencing with the date of disclosure in respect of the state registration of the additional issue of shares any interested person shall be entitled to receive a copy of the Resolution on the Additional Issue of Securities and Prospectus at the abovementioned address for a charge that may not exceed the costs of making copies of the mentioned documents.

4) Notice of exercisability of the preemptive right to purchase securities offered (hereinafter referred to as the Notice of the preemptive right) shall be given upon state registration of this additional issue of securities, but prior to the Offering Opening Date in the manner specified in the Articles of Association of the Issuer for giving notices of the General Meeting of Shareholders of the Issuer.

Pursuant to Article 10 paragraph 10.11 of the Articles of Association of the Issuer notice of the General Meeting of Shareholders shall be published by the Issuer in the Izvestiya newspaper and posted on the website of the Company.

Therefore, upon state registration of the additional issue of shares and prior to the Offering Opening Date in respect of additional shares the Issuer shall publish the Notice of the preemptive right in the Izvestiya newspaper and post the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

Notice of the preemptive right shall also be published in the newsline of CJSC Interfax news agency within 5 days after complete discharge by the Issuer of its duties related to the Notice of the preemptive right, i.e. after the later of the following actions performed by the Issuer: publication of the Notice of the preemptive right in the Izvestiya newspaper and posting of the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

Notice of the preemptive right shall specify the number of additional shares being offered, offering price, procedure for determining the number of securities which each person entitled to exercise the preemptive right may purchase, procedure for submission of applications by such persons to the company and the term for submission of such applications to the Issuer.

5) At the subscription stage the Issuer shall make disclosures in the form of:

•	notice of the subscription opening date;

•	notice of changed subscription opening date;

•	notice of the offering price (method of determining the offering price);

•

material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Opening, Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Closure;

•	notice of suspended subscription;

•	notice of resumed subscription;

A) Notice of the subscription opening date shall be published by the Issuer in the newsline and on the website.

The notice of subscription opening date shall be published by the Issuer within the following timeline prior to the subscription opening date:

•	in the newsline (Interfax) – at least 5 days prior to the Offering Opening Date;

•	on the website www.rushydro.ru – at least 4 days prior to the Offering Opening Date.

B) In the event that the Issuer makes a decision to change the subscription opening date, the Issuer shall publish the notice of changed subscription opening date in the newsline (Interfax) and post it on the website www.rushydro.ru within 1 (one) day prior to such date.

C) The notice of the offering price (method of determining the offering price) shall be published by the Issuer in the newsline and posted on the website.

The announcement about the offering price (procedure for its determination) shall be published by the Issuer within the following time prior to the Offering Opening Date:

•	in the newsline (Interfax) – within 1 day from the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date;

•	on the Internet website: www.rushydro.ru – within 2 days from the date on which the offering price is determined pursuant to a resolution, but at least prior to the Offering Opening Date.

D) The Issuer shall also give material fact notices (Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Opening, Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Closure) to disclose information on subscription (opening and closure of the subscription) for the securities.

The information on subscription (opening and closure of the subscription) for the securities shall be disclosed by the Issuer within the following timeline from the date when the subscription for the shares opens and from the date when the subscription closes, respectively:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

E) In the event that the Issuer makes a decision to make amendments and / or alterations to the Resolution on the Additional Issue of Securities and / or the Prospectus during the subscription term and / or in the event that the Issuer receives during the subscription term a written requisition (order, ruling) from a governmental authority authorized by the laws of the Russian Federation to make resolutions on suspension of subscription for securities (hereinafter referred to as the Competent Authority), the Issuer shall suspend the subscription for securities and publish a notice of suspended subscription within the following timeline from the date of the minutes (end of the period prescribed by the laws of the Russian Federation for preparation of minutes) of the meeting of the competent statutory organ of the Issuer at which the resolution on making amendments and / or alterations to the Resolution on the Additional Issue of Securities and / or the Prospectus is passed, or, in case of modification of terms set forth pursuant to the resolution on securities issue, from the date of the minutes end of the period prescribed by the laws of the Russian Federation for preparation of minutes) of the meeting of the competent statutory organ of the Issuer at which the resolution on modification of such terms, or from the date of receipt by the Issuer of Competent Authority’s written requisition (order, ruling) to suspend the subscription for securities by post, fax or electronic communication, delivery by hand whichever is earlier:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

Where subscription for shares is suspended pursuant to a resolution of the registering body on suspension of the securities issue, the information on the subscription suspension shall be disclosed by the Issuer by means of a material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding Subscription Suspension and Resumption in the manner and form specified in the Regulations on Disclosure of Information by Issuers of Securities approved by the Order of the Federal Service for Financial Markets dated 10.10.2006 No. 06-117/ (hereinafter, the Regulations).

F) Upon registration of alterations and / or amendments to the Resolution on the Additional Issue of Securities and / or the Prospectus, passing a resolution on refusal to register such amendments and / or alterations, or receipt during the subscription term from the Competent Authority of a written notice (order, ruling) authorizing to resume the subscription for the securities (notice of termination of causes for suspension of subscription for securities) during the subscription term the Issuer shall publish the notice of resumed subscription for the securities in the newsline and on the website.

The notice of resumed subscription for securities shall be published by the Issuer within the following timeline from the date of the disclosure in respect of registration of amendments and / or alterations to the Resolution on the Additional Issue of Securities and / or the Prospectus or refusal to register such amendments and / or alterations on the website of the registering body, or from the date of Issuer’s receipt of registering body’s written notice of registration of such amendments and / or alterations to the Resolution on the Additional Issue of Securities and / or the Prospectus or notice of refusal to register such amendments and / or alterations, or from the date of Issuer’s receipt from the Competent Authority of a written notice (order, ruling) authorizing the Issuer to resume the subscription for the securities (notice of termination of causes for suspension of subscription for securities) by post, fax or electronic communication, or delivery by hand, whichever is earlier:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The Issuer shall resume the subscription for securities subject to prior publication of the notice of resumed subscription for securities in the newsline and on the website.

G) The Issuer shall also make disclosure regarding suspension and resumption of the securities issue by giving material fact notices.

Material fact notices Disclosure Regarding Subscription Suspension and Resumption shall be given by the Issuer within the following timeline upon occurrence of a material fact:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The occurrence of a material fact regarding suspension of the subscription for shares shall be the date of disclosure in respect of such suspension on the website of the registering body or the date of Issuer’s receipt from the registering body of a written notice of suspension of subscription for shares by post, fax or electronic communication, or delivery by hand, whichever is earlier.

The occurrence of a material fact regarding resumption of the subscription for shares shall be the date of disclosure in respect of such resumption on the website of the registering body or the date of Issuer’s receipt from the registering body of a written notice of resumption of subscription for shares by post, fax or electronic communication, delivery by hand whichever is earlier.

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

6) Disclosure in respect of results of the exercise of the preemptive right to purchase securities offered.

The Issuer shall disclose the results of the exercise of the preemptive right in the form of an announcement published within the following timeline after the date when the results of the exercise of the preemptive right become known to the Issuer:

•	in the newsline (Interfax) – within 4 (four) day;

•	on the website www.rushydro.ru – within 5 (five) days.

7) Disclosure in respect of state registration of the report on the additional issue results shall be made by the Issuer by giving material fact notice of Disclosure Regarding Stages of Securities Issue Procedure – Disclosure Regarding State Registration of Report on Securities Issue Results within the following timeline from the date when the disclosure in respect of state registration of the report on additional issue results is posted on the website of the registering body or from the date of Issuer’s receipt of registering body’s written notice of state registration of the report on additional issue results by post, fax or electronic communication, or delivery by hand, whichever is earlier:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Within 2 (two) days from the date of disclosure in respect of the state registration of the report on the additional issue results on the website of the registering body or Issuer’s receipt of registering body’s written notice of state registration of the report on additional issue results by post, fax or electronic communication, or delivery by hand, whichever is earlier, the Issuer shall post the text of the registered report on additional issue results on the website www.rushydro.ru.

The text of the registered report on additional issue results shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Disclosure at the stage of state registration of the Report on Additional Issue Results shall be made by the Issuer by posting the Report on Additional Issue Results on the website www.rushydro.ru.

Commencing with the date of disclosure in respect of the state registration of the report on additional issue results all interested persons can review the report on additional issue results, and obtain copies thereof at the following address:

•	the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51 (office of the sole executive body of JSC RusHydro),

Commencing with the date of disclosure in respect of the state registration of the report on additional issue results any interested person shall be entitled to receive a copy of the report on additional issue results at the abovementioned address for a charge that may not exceed the costs of making copies of the mentioned document.

8) Disclosure in respect of cancellation or ineffectiveness of the additional issue of shares shall be made by the Issuer by giving material fact notices of Disclosure Regarding Cancellation or Ineffectiveness of Securities Issue within the following timeline from the date of occurrence of the material fact:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The occurrence of a material fact regarding cancellation of the additional issue of securities of the Issuer shall be the date of disclosure in respect of such cancellation on the website of the registering body or the date of Issuer’s receipt from the registering body of a written notice of cancellation of the additional issue of securities by post, fax or electronic communication, or delivery by hand, whichever is earlier.

The occurrence of a material fact regarding ineffectiveness of the additional issue of securities of the Issuer shall be the date of Issuer’s receipt of an effective (effective date for issued) judicial act (court decision, order, ruling) on ineffectiveness of the additional issue of securities (shares).

The text of a material fact notice shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

9) The Issuer shall make disclosures by giving material fact notices in other instances specified in the Regulations.

A material fact notice shall be published by the Issuer within the following timeline upon occurrence of a material fact:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of the registered report on additional issue results shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

10) The Issuer shall make disclosure by preparing a quarterly report in the manner specified in the Regulations.

A quarterly report shall be prepared according to the results in each quarter. A quarterly report shall be submitted to the registering body within 45 (forty-five) days of the end of the reporting quarter.

Within 45 (forty-five) days of the end of the relevant reporting quarter the Issuer shall publish the text of the report on the website www.rushydro.ru.

The text of the quarterly report on additional issue results shall be made accessible on the website www.rushydro.ru at least within 3 (three) years from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

Within 1 (one) day from the posting of the text of the quarterly report on the website the Issuer shall publish in the newsline (Interfax) a notice of procedure for accessing the contents of such quarterly report.

11) The Issuer shall make disclosure by giving notices of facts that may have a material effect on the value of the securities of the Issuer.

Notices of facts that may have a material effect on the value of the securities of the Issuer shall be published within the following timeline upon occurrence of the respective fact:

•	in the newsline (Interfax) – within 1 (one) day;

•	on the website www.rushydro.ru – within 2 (two) days.

The text of each notice of facts that may have a material effect on the value of the securities of the Issuer shall be made accessible on the website www.rushydro.ru at least within 6 (six) months from the end of the period provided for its posting in the Internet, or from the date of its posting in the Internet, if posted after the expiration of such period.

12) The Issuer shall disclose information about the content of its Articles of Association with all amendments and / or alterations thereof by publishing of it on the web-site www.rushydro.ru.

In the event that amendments and / or alterations are made to the Articles of Association of the Issuer (a new revision of the Articles is approved), the text of the Articles as amended and / or altered (the text of the new revision of the Articles) shall be posted by the Issuer on the website www.rushydro.ru within 2 (two) days of the date of Issuer’s receipt from the Competent Authority of a written notice (certificate) of state registration of such amendments and / or alterations (state registration of the new revision of the Articles), and, where the federal law so prescribes amendments and / or alterations to the Articles of a joint stock company become effective in respect of third parties upon notice of the Competent Authority, within 2 (two) days of such notice.

Where a new revision of the Articles of Association of the Issuer is adopted, the text of the previous revision shall be made accessible on the website www.rushydro.ru within 3 (three) months of the date when the new revision of the Articles of the Issuer is posted in the Internet.

The Issuer shall publish corporate documents that govern the activities of its bodies on the website www.rushydro.ru within 2 (two) days of the date of minutes (date of expiration of the term set forth by the laws of the Russian Federation for preparation of the minutes) of the General Meeting of Shareholders (Board of Directors) which approved the relevant corporate document.

In the event that amendments and / or alterations are made to corporate documents, that govern the activities of its bodies of the Issuer (new revisions of corporate documents are approved), the mentioned corporate documents as amended and / or altered (new revisions of the mentioned corporate documents) shall be posted by the Issuer on the website www.rushydro.ru within 2 (two) days of the date of minutes (date of expiration of the term set forth by the laws of the Russian Federation for preparation of the minutes) of the meeting of the competent statutory organ of the Issuer which approved amendments and / or alterations to (adoption of new revisions) the mentioned corporate documents.

Where a new revision of a corporate document of the Issuer is adopted, the text of the previous revision of such corporate document shall be made accessible on the website www.rushydro.ru within 3 (three) months of the date when the new revision of the relevant corporate document of the Issuer is posted in the Internet.

Forms, methods, timeline for disclosures: The Issuer shall make disclosures at each stage of the issue procedure, and also by preparing quarterly reports and material fact notices, notices of fact that may have a material effect on the value of the securities of the Issuer, as provided for in the Federal Law on Securities Market No. 39-FL dated 22.04.1996 (as amended), Federal Law on Joint Stock Companies No. 208-FL dated 26.12.1995 (as amended), as well as the Regulations). Where at the time of occurrence of a fact which the Issuer must disclose in accordance with applicable federal laws, and regulatory acts issued by the federal executive authority for securities market, other procedure and timeline for disclosure of such fact is prescribed than the procedure and timeline provided for in the Resolution on the Additional Issue of Securities and Prospectus, disclosure of such fact shall be made using the procedure and timeline prescribed by federal laws, and regulatory acts issued by the federal executive authority for securities market as effective at the time of occurrence of the fact.

All disclosures that the Issuer is obliged to make pursuant to the Regulations and other regulatory acts of the federal executive authority for securities market in the Internet shall be accessible on the website www.rushydro.ru within the timeline provided for in such regulatory acts.

The Issuer shall ensure access of any interested person to the information contained in each notice, including each material fact notice published by the Issuer pursuant to the Regulations, and in the registered Resolution on the Additional Issue of Securities and Prospectus as amended and (or) altered, report on the additional issue results, quarterly report, and in any other documents that must be disclosed pursuant to Section VIII of the Regulations by making copies thereof available at the address (in the registered office) of the standing executive body of the Issuer registered in the Unified State Register of Legal Entities, and prior to the end of the subscription term such copies shall also be made available in places specified in promotional announcements of the Issuer containing information on the offering.

The Issuer shall provide a copy of each notice, including a copy of each material fact notice, published by the Issuer pursuant to the Regulations, and a copy of the registered Resolution on the Additional Issue of Securities and Prospectus as amended and (or) altered, report on the additional issue results, copy of a quarterly report, and copies of any other documents that must be disclosed pursuant to Section VIII of the Regulations, to holders of the Issuer’s securities and any other interested persons upon their request for a charge that may not exceed the costs of production of such copy, within 7 (seven) days of the date of the request.

The bank details of current account(s) of the Issuer used to pay the costs of production of copies of the abovementioned documents and amount (method of determining the amount) of such costs shall be posted by the Issuer on the website www.rushydro.ru.

Copies of documents that need not to be kept permanently by the Issuer pursuant to the laws of the Russian Federation shall be provided by the Issuer to interested persons on their request within the retention period specified for such documents.

A copy provided by the Issuer shall be certified by an authorized officer of the Issuer.

Where the last day of the period within which the Issuer is obliged pursuant to the Regulations to make a disclosure or provide a copy of a document containing information that is subject to disclosure, falls on weekend and / or an official holiday, such period shall be deemed to end on the business day immediately following it.

Disclosures shall be made by means of publishing notices in periodic printed medium (media).

Name of such medium (media): the Izvestiya newspaper

Disclosures shall be made by means of posting notices on the website.

Website address: www.rushydro.ru

The Issuer is obliged make disclosures by means of a quarterly report and notices of material facts (events, actions) that have an effect on its finances and business operations.

The Issuer and / or registrar keeping the register of holders of registered securities of the Issuer, shall provide to an interested person on its request a copy of the resolution on the issue (additional issue) of securities and of the Prospectus for a charge that may not exceed the costs of its production.

III. Disclosure in Respect of the Financial and Operational Position of the Issuer

3.1. Financial and Economic Performance of the Issuer

Records of financial and operational indicators for the 5 previous complete fiscal years, as well as for the previous complete reporting period prior to Prospectus approval date:

The table below includes indicators that describe the financial position of the Issuer in 2006-2010 and the first quarter of 2011.

Indicator	2006	2007	2008	2009	2010	3 months 2011
Net Asset Value, thousand rubles	141,734,822	176,755,185	410,184,335	445,241,133	505,052,198	513,157,934
Issue Proceeds-to-Capital & Reserves ratio, %	11.2	9.8	7.6	6.8	9.2	9.3
Short Term Loan-to-Capital & Reserves ratio, %	1.1	0.8	3.3	2.8	3.1	3.4
Debt service coverage ratio, %	312.8	195.5	720.5	599.8	1,786.2	1,157.6
Overdue debt, %	0	0	0	0	0	0
Receivables turnover, time	0.24	0.86	0.88	0.86	0.56	0.13
Dividend payout ratio, %	76.2	13.0	0	0	0	0
Workforce productivity, thousand rubles per worker	93,122.4	159,533.3	11,225.0	14,583.5	16,955	3,989
Amortization-to-proceeds ratio, %	0.6	0.3	11.9	10.3	9.2	9.7

Note:

The indicators were calculated using the general approach recommended in the Regulations on Disclosures by Issuers of Equity Securities approved by Russian FSMC Decree on Approval of the Regulations on Disclosures by Issuers of Equity Securities No. 06-117/ dated 10.10.06.

Analysis of financial solvency and position of the Issuer based on economic analysis of performance of the given indicators:

The analysis of the financial indicators of the Issuer from 2006 to 2010 suggests that the net assets value has been increasing, including also pursuant to the results of the 1st quarter of 2011.

The higher value of the net assets of the Issuer in 2007 against 2006 by 35,020,363 thousand rubles was due to:

•

second additional issue of shares of the Issuer in the amount of 15,909,614 thousand. shares to the benefit of JSC RAO SUE of Russia, the Russian Federation and LLC EZOP (completed in October 2007). The offering price of the additional shares was determined by an independent valuer as 1.73 rubles per share. The Authorized capital increased by 15,909,614 thousand rubles.

•	receipt by the Issuer of net profit of 7,496,731 thousand rubles in 2007.

The higher value of the net assets of the Issuer in 2008 against 2007 was due to reorganization of the Issuer through takeover of JSC Bureyskaya HPP, JSC Volzhskaya HPP, JSC Votkinskaya HPP, JSC Dagestanskaya Regional Generation Company, JSC Zhigulyovskaya HPP, JSC Zagorskaya PSPP, JSC Zeiskaya HPP, JSC Zelenchukskiye HPPs, JSC Kabardino-Balkarskaya Hydropower Generation Company, JSC Kabbalk HPP, JSC Kamskaya HPP, JSC Kaskad VV HPP, JSC Nizhegorodskaya HPP, JSC Saratovskaya HPP, JSC Severo-Osetinskaya HGC, JSC Stavropolskaya Power Generation Company, JSC Sulakenergo, JSC Cheboksarskaya HPP, JSC SSHPP named after P.S. Neporozhny, CJSC EOZ, JSC Kaskad NCh HPP, JSC Irganayskaya HPP, JSC State Holding HydroOGK, JSC Minority Holding HydroOGK (hereinafter referred to as acquired subsidiaries and associates).

The higher value of the net assets of the Issuer in 2009 against 2008 by 35,056,798 thousand rubles (or +8.5%) was due to:

•

additional issue of shares of the Issuer in the amount of 24,681,372 thousand shares (60.5 % thereof having been issued to the benefit of the Russian Federation) completed in October 2009. The Offering price of additional shares was determined as 1 ruble per share. The Authorized capital increased by 24,681,372 thousand rubles.

•	receipt by the Issuer of net profit of 10,328,995 thousand rubles in 2009.

The higher value of the net assets of the Issuer in 2010 against 2009 by 59,811,065 thousand rubles (or 13.4%) was due to:

•	receipt of net profit of 37,963,000 thousand rubles in 2010.

•

additional issue of shares of the Issuer in the amount of 19,000,000,000 shares by public offering. The Offering price of additional shares was determined as 1 ruble per share. The authorized capital amounted to 288,695,431 thousand rubles.

•	issue profit amounted to 2,850 million;

The increase in the 1 quarter of 2011 against 2010 amounted to 1.6% (or + 8,106,000 thousand rubles) and was due to the receipt of net profit in the end of the 1 quarter of 2011 in the amount of 8,106,000 thousand rubles.

Issue Proceeds-to-Capital & Reserves ratio indicates the share of raised borrowed funds in the total amount of funds invested in the company.

The performance of this indicator shows that the share of borrowed funds in 2007 was decreased against 2006 due to the increase of the capital value as a result of the second additional issue of shares in 2007.

The share of borrowed funds in 2008 as against 2007 decreased. The decrease was due to the reorganization of the Issuer: the equity capital increased as a result of acquisition of subsidiaries and associates. The share of borrowed funds in 2009 as against 2008 reduced, too.

The share of borrowed funds in 2010 and 2011 (the 1 quarter) against 2009 increased. The growth was determined with the receipt of the bonded loan for financing of the Issuer’s investment program.

Short term loan-to-Capital & Reserves ratio varied over the period of 2006-2007 insignificantly. A higher ratio was observed as of 31.12.2008 and 31.12.2009, and in the end of three months of 2011 as well. Over the entire period of analysis this indicator varied within the range from 0.8 % to 3.4%. The Short Term Loan-to-Capital & Reserves ratio increased in 2008 due to reorganization of the Issuer through takeover of subsidiaries and associates (SA), in that moment occurred the merger both assets and liabilities (including short-term and long-term loans).

Debt service coverage ratio shows the amount of net funds per ruble of liabilities payable in the reporting period. The analysis of this indicator shows its positive dynamics within the entire period of the analysis. Due to the growth of net profit in 2010 and 2011 with relatively small liabilities for the debt service, the values of this indicator in 2010 and the first quarter of 2011 increased twice (all long-term loans).

Over the entire period of the analysis the level of overdue debt of the Issuer equals to zero.

Financial solvency and stability of a company depends on the rate of receivables turnover which refers to the operational performance of a company. The Receivables turnover describes a mean term of repayment of receivables. It is good for a company to have a higher receivables turnover ratio.

The receivables turnover indicator was higher in 2007 as against 2006 due to a greater increase in the profit from the major activity (production and sale of electricity and power) than in the receivables. In 2008 and 2009 in comparison with 2007 the ratio remained at the same level. A lower ratio in 2010 was due to the growth of receivables: reduced solvency of contractors for the major activity (production and sale of electricity and power) and increased liabilities of SA due to implementation of the investment programs of RusHydro Group. According to the results of 2010 the receivables turnover ratio was equal to 0.56 time.

The Dividend Payout ratio of a company is determined depending on how the company distributes its profits, and defines the source of income for the shareholders of the Issuer.

Analysis of accrued dividends from net profit:

Year	Net profit, million rubles	Amount of dividends, million rubles	Share, %
2006	1,504	1,147	76.2
2007	8,616	1,119	13.0

In 2007 the dividend payout from the net profit amount was lower due to higher net profit of the Issuer by 7,112 million rubles, however, in terms of value the dividends accrued for 2007 were 2.4 % less than the dividends paid out in 2006. Over 2008 – 2010 and in the 1st quarter of 2011 no dividends were accrued and paid out by the Issuer.

Workforce productivity indicator shows the amount of earnings per worker. Over the periods being considered the highest level was reached in 2007 and it was equal to 159,533 thousand rubles per worker. As of 31.12.2008 the indicator stands at 11,225 thousand rubles per worker, which is lower than the actual value for 2007 by 14.2 times. A significant decrease in the indicator was due to reorganization of the Issuer in the form of takeover of SA as of 09.01.2008 (manpower growth). In 2009 the indicator grew 1.3 times as compared to 2008, in 2010 the indicator grew 1.2 times as compared to 2009, and in the 1st quarter of 2011 it was equal to 3,989 thousand rubles per worker.

Amortization share in the amount of proceeds reduced in 2007 as against 2006 by 0.3 % due to significant increase in the proceeds in 2007 as against 2006. Over 2008 the indicator increased to 11.9 % as a result of reorganization of the Issuer in the form of a takeover of SA as of 09.01.2008. According to the results of 2009 the amortization share in the amount of proceeds was equal to 10.3%, in 2010 it was equal to 9.2%, in the 1 quarter of 2011 it equals to 9.7%.

On the whole, the analysis of indicators of the financial and economic performance of the Issuer proves that the financial position of the Issuer during the period being considered was stable. The Issuer is capable of covering its liabilities by due dates.

3.2. Market Capitalization of the Issuer

Records of market capitalization of the Issuer are supplied for the 5 previous complete fiscal years, and for the previous complete reporting period prior to Prospectus approval date:

The market capitalization of the Issuer is commonly understood as the total market value of all outstanding shares of the Issuer determined on the basis of exchange quotations. The shares of the Issuer were not traded on regulated market in 2006–2007 complete fiscal years. Taking into account the foregoing, it appears to be impossible to determine the market capitalization of the Issuer over the period of 2006-2007 using the methods provided in the Regulations on Disclosures by Issuers of Equity Securities approved by Federal Securities Market Commission Decree No. 06-117/ dated October 10, 2006.

The market capitalization over the period of 2006-2007 was determined on the basis of net asset value. The net asset value was calculated using the methods provided in the Procedure for assessment of the value of net assets of joint stock companies approved by Russian MoF Decree and FSMC of the Russian Federation No. 10H/03-6/ dated January 29, 2003.

On February 11, 2008 the shares of the Issuer were included in the listing of Open Joint Stock Company Russian Trading System Stock Exchange and Closed Joint Stock Company MICEX Stock Exchange.

The market capitalization of the Issuer over the period of 2008-2009 and as of the end of the latest complete reporting period prior to the Prospectus approval date on March 31, 2011 on the basis of the ordinary shares of the Issuer is calculated as the product of the number of ordinary shares multiplied by the market value of one share, disclosed by the organizer of trading on the securities market Open Joint Stock Company Russian Trading System Stock Exchange, and determined in accordance with the Procedure for Calculation of the Market Price of Equity Securities and Investment Shares of Mutual Investment Funds, admitted for circulation through organizers of trade, as approved by the Decree of the Federal Commission for Securities of Russia dated 24.12.2003 No. 03-52/ ..

Indicator	As of 31.12.2006	As of 31.12.2007	As of 31.12.2008	As of 31.12.2009	As of 31.12.2010	As of 31.03.2011
Market capitalization,, thousand rubles	141,734,822	176,755,185	147,988,492	315,252,33	473,639,498	412,889,318

Information on the securities market maker which provides data for calculation of the market capitalization, and any other additional information on publicly-traded securities is disclosed at the Issuer’s discretion: Data source is the official website of Open Joint Stock Company Russian Trading System: www.rts.ru

3.3. Issuer’s Liabilities

3.3.1. Accounts Payable

The total amount of accounts payable by the Issuer with a separate indication of the total amount of overdue accounts payable for the 5 previous complete fiscal years (indicator values are given as of end of each complete fiscal year), net of arrears owed to partners (promoters) in payment of income, unearned revenues, reserves for future expenses and payments):

Indicator	As of 31.12.2006	As of 31.12.2007	As of 31.12.2008	As of 31.12.2009	As of 31.12.2010
Total amount of accounts payable by the Issuer (thousand rubles), including	15,098,922	17,285,982	31,091,016	30,258,342	46,261,570
Total amount of overdue accounts payable (thousand rubles)	0	0	0	0	0

Note: The total amount of accounts payable by the Issuer is indicated in the above table with regard to line 515 of form 1 (deferred tax liabilities) of the Issuer’s accounting statements prepared in accordance with Russian Accounting Standards (RAS).

As of 31.12.2010

Unit: thousand rubles

Liabilities	Due date
	Under 1 year	Over 1 year
Accounts payable to suppliers and contractors	2,689,675	100,767
including overdue liabilities	0	0
Accounts payable to personnel of the company	795,144	0
including overdue liabilities	0	0
Accounts payable to the budget and state non-budgetary funds	2,525,744	0
including overdue liabilities	0	0
Credits, rubles	1,918,053	9,816,586
including overdue credits	0	0
Loans	5,475,789	20,000,000
including overdue credits	0	0
including bond loans	0	0
including overdue bond loans	0	0
Other accounts payable	2,265,890	31,234
including overdue liabilities	0	0
TOTAL, RUB	15,670,295	29,948,587
including overdue liabilities	0	0

Note: The amounts of accounts payable by the Issuer is indicated in the above table with regard to line 515 of form 1 (deferred tax liabilities) of the Issuer’s accounting statements prepared in accordance with the RAS.

There are no overdue accounts payable.

Creditors having a share of at least 10 per cent of the total amount of accounts payable:

Full company’s name: Open Joint Stock Company Management Company HydroOGK

Abbreviated company’s name: OJSC MC HydroOGK

Location: The city of Moscow, Architect Vlasov Street, house 51

INN (Taxpayer Identification Number): 5260096381

OGRN (Primary State Registration Number): 1025203040136

Amount of accounts payable, rubles: 5,195,070,000

Amount and terms of overdue accounts payable (interest rate, penalties, fine): None

The creditor is affiliated to the Issuer: Yes

Issuer’s share in the creditor’s authorized capital, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Full company’s name: European Bank for Reconstruction and Development, UK

Abbreviated company’s name: European Bank for Reconstruction and Development

Location: One Exchange Square, London EC2A 2JN, United Kingdom

The creditor is not a resident of the Russian Federation.

Amount of accounts payable, rubles: 5,545,212,086

Amount and terms of overdue accounts payable (interest rate, penalties, fine): None

The creditor is affiliated to the Issuer: No

Full company’s name: RusHydro Finance Limited

Abbreviated company’s name: RusHydro Finance Limited

Location: 53 Merrion Square, Dublin 2, Ireland

The creditor is not a resident of the Russian Federation.

Amount of accounts payable, rubles: 20,280,479,452

Amount and terms of overdue accounts payable (interest rate, penalties, fine): None

The creditor is affiliated to the Issuer: No

As of 31.03.2011

Unit: thousand rubles

Liabilities	Due date
	Under 1 year	Over 1 year
Accounts payable to suppliers and contractors	2,828,099	98,112
including overdue liabilities	0	0
Accounts payable to personnel of the company	154,702	0
including overdue liabilities	0	0
Accounts payable to the budget and state non-budgetary funds	2,728,324	0
including overdue liabilities	0	0
Credits	1,887,396	9,255,670
including overdue credits	0	0
Loans	5,762,612	20,000,000
including overdue credits	0	0
including bond loans	0	0
including overdue bond loans	0	0
Other accounts payable	4,033,886	20,811
including overdue liabilities	0	0
Total liabilities	17,395,019	29,374,593
including overdue liabilities	0	0

Note: The amounts of accounts payable by the Issuer is indicated in the above table with regard to line 515 of form 1 (deferred tax liabilities) of the Issuer’s accounting statements prepared in accordance with the RAS.

There are no overdue accounts payable.

Creditors having a share of at least 10 per cent of the total amount of accounts payable

Full company’s name: Open Joint Stock Company Management Company HydroOGK

Abbreviated company’s name: OJSC MC HydroOGK

Location: The city of Moscow, Architect Vlasov Street, house 51

INN (Taxpayer Identification Number): 5260096381

OGRN (Primary State Registration Number): 1025203040136

Amount of accounts payable, rubles: 5,093,535,754

Amount and terms of overdue accounts payable (interest rate, penalties, fine): None

The creditor is affiliated to the Issuer: Yes

Issuer’s share in the creditor’s authorized capital, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Full company’s name: European Bank for Reconstruction and Development, UK

Abbreviated company’s name: European Bank for Reconstruction and Development

Location: One Exchange Square, London EC2A 2JN, United Kingdom

The creditor is not a resident of the Russian Federation.

Amount of accounts payable, rubles: 5,336,883,606

Amount and terms of overdue accounts payable (interest rate, penalties, fine): None

The creditor is affiliated to the Issuer: No

Full company’s name: RusHydro Finance Limited

Abbreviated company’s name: RusHydro Finance Limited

Location: 53 Merrion Square, Dublin 2, Ireland

The creditor is not a resident of the Russian Federation.

Amount of accounts payable, rubles: 20,668,835,616

Amount and terms of overdue accounts payable (interest rate, penalties, fine): None

The creditor is affiliated to the Issuer: No

3.3.2. Credit History of the Issuer

Discharge by the Issuer of obligations under credit facility agreements and / or loan agreements effective as of some past date and the end of the latest complete reporting period prior to the date of Prospectus approval with the principal under such agreements being over 5 per cent of the balance sheet assets of the Issuer as of the end of the latest complete reporting period preceding the conclusion of the respective agreement, and obligations under any other credit facility agreements and / or loan agreements which the Issuer deems significant:

Liabilities	Creditor (Lender) Name	Principal, unit in original currency	Currency	Credit (loan) Term / Maturity	Default in repayment of principal and / or fixed interest, overdue time period, days
Loan	JSC MC HydroOGK	5,000,000,000	Rubles	29.06.2006/ 29.06.2011	none
Credit	European Bank for Reconstruction and Development	5,263,636,364	Rubles	08.09.2006/ 08.10.2020	none
Credit	Morgan Stanley Bank International Limited*	2,538,461,538	Rubles	13.12.2006/ 13.12.2013	none

Loan notes	CF Structured Products B.V.**	60,000,000	US dollars	15.02.2007/ 15.02.2013	none
Credit	Morgan Stanley Bank International Limited	1,500,000,000	Rubles	27.04.2007/ 25.04.2014	none
Eurobond	Rushydro Finance Limited	20,000,000,000	Rubles	27.10.2010/ 27.10.2015	none

*	the liabilities arose as a result assignment of obligations of the acquired JSC Saratovskaya HPP.
**	the liabilities arose as a result assignment of obligations of the acquired JSC Kaskad NCh HPP.

3.3.3. Liabilities of the Issuer under Security Provided to Third Parties

The total amount of the liabilities under the security provided by the Issuer, including the total amount of liabilities of third persons for which the Issuer provided collateral to such third persons, including liens or surety (data are provided as of the end of each complete fiscal year):

Unit: thousand rubles

Indicator	As of 31.12.2006	As of 31.12.2007	As of 31.12.2008	As of 31.12.2009	As of 31.12.2010	As of 31.03.2011
Total amount of liabilities of the Issuer under provided security	8,271,348	15,639,972	19,731,712	23,927,220	14,299,965	14,091,724
Total amount of third persons’ liabilities for which the Issuer provided security to third persons	8,271,348	15,639,972	19,731,712	23,927,220	14,299,965	14,091,724
including liens	0	0	0	0	0	0
including surety	8,271,348	15,639,972	19,731,712	23,927,220	14,299,965	14,091,724

The liabilities of the Issuer under security provided to third persons over the period from the commencement of the current fiscal year and till the end of a reporting quarter, including leins or surety, which are at least 5 per cent of the balance sheet assets of the Issuer as of the end of the latest complete reporting period preceding the provision of the security: No such liabilities arose.

3.3.4. Other Liabilities of the Issuer

Agreements entered into by the Issuer (including future transactions) and not recorded in its accounting balance sheet, which may have a material effect on the Issuer’s financial position, liquidity, sources of finance and terms of utilization thereof, operating results and costs:

There are no agreements entered into by the Issuer (including future transactions) and not reported in its accounting balance sheet, which may have a material effect on the Issuer’s financial position, liquidity, sources of finance and terms of utilization thereof, operating results and costs.

Information on circumstances under which the abovementioned liabilities may cause the said changes and their probability: not available due to the abovementioned reasons.

Information on reasons for Issuer’s entering into such agreements, Issuer’s expected return from such agreements and reasons for not reporting such agreements in the Issuer’s balance sheet: not available due to the abovementioned reasons.

Description of instances where the Issuer may incur losses in connection with the mentioned agreements, probability of such instances and highest amount of losses that may be incurred by the Issuer: not available due to the abovementioned reasons.

3.4. Purposes of Issue and Utilization of Proceeds from Issue of Equity Securities

Purpose of the issue:

Raising additional funds and consolidating hydropower assets.

Utilization of proceeds from the issue of securities:

The Issuer intends to utilize the proceeds for consolidation of hydropower assets, as well as for financing construction of Gotsatlinskaya HPP.

The Issuer shall not issue securities for the purpose of financing of a certain transaction (associated transactions) or any other operation (acquisition of assets necessary to manufacture certain products (goods, works, services); acquisition of partnership interests in the authorized capital (joint stock) (shares) of any other company; reduction or redemption of payables or any other liabilities of the Issuer).

3.5. Risks Related to Acquisition of Offered (Issued) Equity Securities

A detailed analysis of risks related to acquisition of offered equity securities, including, but not limited to:

•	industry risks;

•	country and regional risks;

•	financial risks;

•	legal risks;

•	operations risks.

Emerging gross and retail electricity markets pose higher risks than mature markets of other products and services, and include substantial legal, economic and, due to high social importance for the country, political risks as well. It may be assumed with a high degree of confidence that due to dynamic development of these markets the information provided in this Prospectus may be outdated in rather a short while. Current information uncertainty due to dynamic changes in conditions may affect future operations of the Issuer, asset sales and compliance with the timelines for repayment of liabilities. This uncertainty should be considered by investors when assessing own risks and making a decision as to feasibility of investments in the offered shares. In addition, certain risks that are insignificant for the time being, may subsequently become material.

For the purposes of risk mitigation the Issuer on an ongoing basis carries out monitoring, assessment and mitigation of risks, and develops and implements measures to respond to risks, ensure continuity of business operations and makes all efforts to comply with international and national risk management standards (COSO ERM 2004, ISO 31000 and others).

Issuer’s activities aimed at risk management are related to the need to upgrade existing power generation facilities and build new ones.

JSC RusHydro specialists developed a complex modernization program for generating facilities for the period up to 2025 which is aimed at:

•	increasing reliability, safety and economic efficiency of equipment by full replacement of worn out key and auxiliary equipment;

•	enhancing technical and economic characteristics of HPP’s to ensure their competitiveness at the energy market;

•	reducing repair costs;

•	improving operating efficiency by implementing programs to reduce production costs and enhance saving;

•	implementing a balanced financial policy;

•	carrying out an ongoing analysis of the electricity market opportunities;

•	developing a competitive environment in the area of supplies, works and services.

Issuer’s Risk Mitigation Policy:

The Risk mitigation policy developed by the Issuer provides for a timely detection and avoidance of potential risks to minimize losses.

Activities developed by the Issuer to manage specific risks are described below in the Paragraphs 3.5.1–3.5.5.

3.5.1. Industry Risks

Impact of potential deterioration of the situation in the Issuer’s industry on its business and performance of obligations in respect of the securities. Potential changes deemed by the Issuer to be most important in the industry (separately for the internal and external markets), and expected measures to be taken by the Issuer in case of such changes:

External market:

The Issuer is subject to comparatively moderate external industry risks. For example, during the period of a sharp surge of corporate defaults in 2009 as a result of the world economic crisis the annual default rate for issuers in the electricity sector, as per Moody’s agency’s ratings, stood at 2.7%, however, due to a gradual stabilization of world-wide economics the annual default rate for issuers in the electricity sector, as per Moody’s agency’s ratings, stood at 14 % with the absolute reduction of a total number of defaults from 261 in 2009 to 57 in 2010.

The annual default rate for issuers in electricity sector in Europe as of 2011 is expected at the level of 0.1 per cent according to the agency’s projections (see Moody’s Investors Service, Special comment: Corporate Default and Recovery Rates, 1920-2010).

Internal market:

The Issuer is mainly subject to industry risks due to ongoing changes in the electric power industry. In addition to this, it’s worth mentioning that at present this risk is greatly smoothed with the adoption of the “target” Regulations of The Whole Sale Market of Electric Power and Capacity (the Decree of the Government of the Russian Federation dated December 27, 2010 No. 1172).

For the management of this risk the Issuer undertakes the necessary measures to form a regulatory and legal framework favorable for the Issuer for the functioning of the electric power and capacity market. In order to accomplish this goal the Issuer shall take active part in the development of regulatory acts in the field of electric energy carried out by the Ministry of Energy of the Russian Federation, NP Sovet Rynka, Federal Tariff Service (FTS) of the Russian Federation.

Formation of a competitive market of electric energy and power in the electric power industry is deemed to be of key importance for the Issuer.

The Russian electric power industry has been significantly reformed and restructured since 2001. The purposes of the reforms and restructuring are, among others, to make amendments to the regulatory framework to regulate the electric power industry, to develop a competitive electricity and power market and to ensure gradual growth of the mentioned competitive markets to reduce the share of electric power sold at controlled prices (tariffs).

As a result of reforms in the electric power industry, an open market of production and supply of electricity, power and related services is formed by 2011 (except for the Far East, the Republics of the North Caucasus, the territories of Tuva, Buryatia, Komi, the Kaliningrad and Arkhangelsk regions, isolated from the energy systems of UES of Russia and supplies of electricity to population). Since then wholesale prices for electricity and power are determined based on demand and supply. This restructuring and liberalization process does not cover the electric supply for household needs where the tariff regulation is still applied. Moreover, at present there are no existing plans to create an open market of services for transfer, distribution, grid-control services and a number of other electric energy and power distribution activities. The implementation of the reform also led to division of the Russian Open Joint Stock Company of Energy and Electrification, OJSC RAO UES of Russia, that previously was the largest national electric holding, and some other energy companies operating in the following separate business areas: electric power production, transfer, distribution, sales of electricity to end consumers, maintenance and repair. Generating, distributing and repair companies now compete with one another in their operations.

As part of the ongoing reforms in the industry, the rules regulating the Russian electricity market, including rules in respect of liberalization of the market, establishing of tariffs for electric power, operation of the power market and a system of relationships between producers and consumers of electricity, are subject to the current substantial changes. Since the reform was officially launched in July of 2001 the timelines of implementation of reform phases and framework of such phases have been repeatedly modified; however, it can now be asserted that the existing plan of the Government of the Russian Federation for liberalization of the non-household electricity and power market by 2011 mainly has been implemented.

As a result of the reforms and uncertainty caused by their completion and limited scope, the Russian electricity market has undergone decisive changes and continues to operate under the conditions of relative uncertainty. Apart from the existing risks that are inherent in the Russian electric supply market, there may appear a large number of operating, commercial, technical, management, regulatory and other risks that can now hardly be foreseen and are beyond the Issuer’s control. These changes and related uncertainty may substantially affect the business of the Issuer, its revenues and operating results.

In the framework of the operating market model still remains actual the risk that the prices achieved in the long-term power market may be insufficient to cover ongoing expenses. The Issuer is subject to competition growth risk during the operation in the retail market due to the active operation of energy supply companies that intend to provide services for large consumers. To manage this risk the Issuer’s measures are aimed at client’s database maintaining and expanding. The measures to neutralize the risk related to consumers’ loss are the following:

•	building up of the individual relationships with large consumers;

•	promulgation of the company’s reliability in the principal consumer markets;

•	shift to a new communication approach to households: high-quality service, consumers’ demands and expectations recording, strict compliance with the obligations;

•	maintenance of guaranteeing supplier status to concentrate client’s database and reduce unit costs per energy unit.

Based on the Issuer’s assessment, deterioration of the situation in the industry may be related to the following groups of risks:

1. Operation (production) risks due to degradation, abuse and critical deviations in operational parameters of the equipment. Materialization of these risks may lead to equipment failure (accidents) and destruction of constructions. System-wide accidents may cause splitting of the grid, rolling blackouts, critical operation of the primary equipment.

Hydroelectric power plants play an important role in assuring the necessary quality of electric supply, helping to cover the irregular part of the daily-load curve and serving as a short-term real-time and emergency power reserve.

A hard mode of operation of HPP primary equipment causes its progressive degradation. Unsatisfactory condition of the equipment caused by its wear and tear and moral depreciation is the primary reason for production risks, the major ones of which are as follows:

•

threatened proper performance by HPPs of system-wide regulating and control functions (frequency, voltage control, etc.) which leads to underutilization of opportunities that arise as a result of transformations carried out in the electricity industry;

•	decline in performance and economic indicators of HPPs;

•	adverse impact on the environment;

•	threatened accidents with loss in energy production and severe environmental and social consequences;

•

operation of technical devices at hazardous production facilities (storage and use of combustibles, operation of hoisting facilities and high-pressure equipment) of affiliates and JSC RusHydro outside the set time-limits, which considerably enhances the risk of accidents and incidents at hazardous production facilities;

•	personnel injury risk.

The major part of the Issuer’s equipment is not in an ideal condition and it is significantly exposed to natural cataclysms, technical deficiencies etc. These factors reduce equipment reliability, increase failures’ probability and maintenance cost.

Risk Management Measures:

Management of production operating risks at affiliates of JSC RusHydro is the core element of the Issuer’s feasibility decision-making system used in developing technical modernization programs (as part of long-term programs for technical upgrade and restructuring, repairs and maintenance).

For the purpose of improving the management of risks related to reliability of productive assets at JSC RusHydro various risk management methods are being actively implemented, including automated risk management system to control risks related to production activities.

The probability of equipment failure is estimated as at the average level. All primary production facilities of the Issuer are insured. In addition, a comprehensive set of measures to ensure appropriate reliability of the equipment and constructions, namely:

•	repair works are being carried out to the full extent;

the long-term upgrade and restructuring program for the schedule period 2006-2020 approved by the Board of Directors of the Issuer is being implemented. The program implementation requires considerable capital investment to maintain reliability and to carry out modernization of the Issuer’s equipment because of that there is a risk of deviation from the set timelines of the program implementation in the framework of the planned budget and, consequently, the receipt of expected return to the investments;

•	advanced diagnostic technologies are being introduced without interrupting the production process;

•	the structure and size of parts stocks are optimized on an ongoing basis;

•

the tender procedure has been introduced to select maintenance companies and suppliers in order to improve the quality of provided services and materials, to enhance contractors’ responsibility and reduce unit costs.

The risk of network accidents is present. In order to ensure the network reliability emergency control automatics have been introduced and is upgraded in accordance with advanced standards. The central network emergency control automatics serves to ensure network reliability throughout the grid when a local accident occurs.

Management of risks related to compliance with industrial safety standards within the framework of production risk management in affiliates of JSC RusHydro is ensured through compliance with federal laws on industrial safety and use in affiliates of JSC RusHydro of production system for assurance of compliance with industrial safety standards developed on its basis.

2. Environmental risks that refer to the possibility of oil spill from hydroelectric units of HPPs and related pollution of rivers, and possibility of overrun of headwater and tailwater levels.

Penalties for potential oil spills cannot affect the Issuer’s solvency, so this risk can be considered as insignificant. In addition, as part of activities provided for in the long-term upgrade and restructuring program the Issuer replaces parts and components of hydroturbines for state-of-the-art ones which are designed to ensure minimum environmental impact.

Exceeding headwater and tailwater levels can lead to flooding of the shoreline area where production facilities and living quarters, natural complexes are located.

Risk Management Measures:

The reservoir level is controlled in strict compliance with the schedule issued by the Interagency response team. Protective dams and construction are used to prevent underflooding. Owners’ responsibilities include maintaining them in proper condition, timely strengthening of deteriorating sections of dams. Based on weather forecasts for the high-water season, the Issuer, for its part, shall give timely notice to water consumers of expected river levels for them to implement safety measures as may be required.

For the purpose of further improvement of environmental protection JSC RusHydro is implementing an environmental management system aimed at compliance with the ISO-14001:2004 standard.

3. Risks related to construction by large consumers of alternative electric supply facilities.

One objective of reorganization of the Russian electricity industry is promotion of competition in electric power production and supply in Russia. Construction by large consumers of alternative electric supply facilities may lead to higher competition and decline in future production output and sales of electricity by the Issuer.

Risk Management Measures:

In order to neutralize this risk the Issuer pursues active cooperation with consumers to develop mutually beneficial and long-term relationships.

Additional Activities of the Issuer to Mitigate the Described Risks:

•	improving operating efficiency by means of implementing programs designed to reduce production costs and enhance saving;

•	activities aimed at increasing the share of long-term electric supply contracts in the total number of contracts concluded;

•	implementation of a balanced financial policy by the Issuer.

4. Risks related to indeterminate energy output risk (“water content” risk) and demand forecast

Indeterminate energy output risk for the Issuer consists in impossibility to project exact output of electric power in the medium and long term. This risk mainly affects the Issuer’s performance of the obligations to supply electric power to the wholesale electric energy / power market. The Issuer may face impossibility to produce the electric energy amount required by the contracts and, as a consequence, will have to buy additional energy amount at higher prices on the wholesale market.

As well, the Issuer may face the risks of annual, seasonal and diurnal fluctuations of the demand for energy due to weather conditions and other factors. Demand for the electric energy is normally higher in the period from October to March as a result of longer nights and colder weather, and the same conditions during the working day time that leads to a full load of the Issuer’s capacities within mentioned periods. Due to this the Issuer may face the risk of impossibility to earn the expected proceeds in the period of production capacities maximum load and to compensate the lost proceeds in the period of reduced demand for electric energy.

Risk Management Measures:

This risk is minimized as part of production and sales operations of JSC RusHydro by means of the following measures:

•	preparation of proposals on amendments to the existing regulatory framework as regards independent diurnal planning by HPPs of own output and submission of price requests;

•	representation of interests of HPPs in interagency response teams at Federal Water Resources Agency of the Russian Federation;

•	entering into hedging bilateral contracts on the Day-Ahead Market (including on acquisition of electricity as security).

Based on the foregoing, the Issuer expects that potential deterioration of the situation in the Issuer’s industry, adverse changes during the operation and production process, construction by large consumer of alternative electric supply facilities can affect the business of the Issuer, but should not considerable affect performance of its obligations in respect of the securities.

Risks related to potential fluctuations of prices of raw materials, services used by the Issuer in its business (separately for the internal and external markets) and their effect on the Issuer’s business and performance of obligations in respect of the securities

External market:

Risks related to volatility of world prices of raw materials and services used by the Issuer in its business produce no significant effect on the Issuer’s operations as their share in the cost value is about 1 per cent, while the share of import supplies to the Issuer is insignificant.

Internal market:

As the water resources is a major raw material for the Issuer in the electric energy production and excess of the water tax rate over the electric energy price is not forecasted, the risks related to the potential price changes for the raw material are insignificant, however, the Issuer assumes the risk of potential price increase for the raw material in case of necessary purchase of the lacking electric energy amount to perform obligations under the supply contracts.

Risks related to higher cost of machinery and other material and technical resources used by the Issuer in its operations

External market:

Risks related to volatility of world prices for machinery and other material and technical resources used by the Issuer in its operations have no significant impact on the Issuer’s business as the share of import in the cost value is insignificant.

Internal market:

These risks are mainly caused by inflationary tendencies in the Russian economy and can be minimized through implementing the following measures:

•

improving operating efficiency by means of implementing programs designed to reduce process costs (development of a competitive environment in the area of procurement of works and services, optimization of costs of repair and operation and capital construction, etc.);

•

implementation of a balanced financial policy to the extent concerning compliance with payment discipline aimed at minimizing insolvency risks and ensuring financial stability of the Issuer and compliance with business planning standards.

Risks related to potential fluctuations of prices of products and / or services of the Issuer (separately for the internal and external markets) and their impact on the Issuer’s business and performance of obligations in respect of the securities

External market:

The Issuer doesn’t export electric energy (power) to the external market therefore the risks related to potential fluctuations of prices of products and / or services in the external markets are not present.

Internal market:

One major risk for the Issuer is the risk related to potential change (decline) in the electricity selling price on the wholesale market (day-ahead market, balancing market). Due to the fact that the total “liberalized” amount of electricity is sold by the Issuer on the wholesale market at open, free-of-control prices, there is the risk of lower proceeds as against plan numbers due to lower weighted average selling price of electricity on the WEM.

Beginning with January 1, 2011 a long-term power market, which provides for the locational marginal pricing method with several exceptions, started to operate. Thus, in relation to the hydro-power plants located in the second pricing zone, the fully regulated pricing for the supplied power is provided in 2011. For the majority of free power transfer zones, located in the first pricing zone, the equilibrium prices defined as a result of competitive selection of power exceed semi-fixed costs of the Issuer’s HPPs in respect of the HPPs located in the second pricing zone, the approved tariffs are sufficient to cover semi-fixed costs of the plant.

Impact of potential deterioration of the situation in the Issuer’s industry on its business and performance of obligations in respect of the securities

External market:

Potential deterioration of the situation in the global hydropower industry capable of producing a significant impact on the Issuer’s operations may be connected with some global developments and will have no significant impact on its performance of obligations in respect of the securities over the period in which the securities are issued. This risk has the same impact on the Issuer as on the other players on the market.

Internal market:

The Issuer is the largest hydroelectric company in Russia and holds a key position in the economy of the country. The Issuer believes that potential deterioration of the situation in the Issuer’s industry, adverse changes during the operation and production process, construction by large consumer of alternative electric supply facilities can affect the business of the Issuer, but should not considerable affect performance of its obligations in respect of the securities.

3.5.2. Country and Regional Risks

Risks related to political and economic situation in the country (countries) and in the region where the Issuer is registered as a taxpayer and / or carries out its main activity provided that the Issuer’s main activity in such country (region) yields over 10 per cent of revenues for the latest complete reporting period preceding the Prospectus approval date.

Country Risks

The Russian economy is not protected from market declines and deceleration of economic growth in other world countries. As a result of the world financial crisis, financial challenges or higher sensitivity to investment risks in emerging economies reduce the amount of foreign investment in Russia and affect the Russian economy. In addition, as Russia produces and exports natural gas and oil in large amounts, the Russian economy is particularly sensitive to fluctuations in world prices of natural gas and oil and a decline in gas and oil prices may decelerate or weaken the development of the Russian economy. These events may limit access of the Issuer to capital and affect the buying power of consumers of the Issuer’s products. The Issuer expects to implement all activities aimed at mitigating the impact of such events on its operations by means of optimized utilization of leverage during the crisis.

In the context of the crisis on the financial market and decline in industrial production there is the risk of decreased demand for electricity, which may result in declining sales and reduced proceeds of the Issuer, and the risk of higher amount of accounts receivable due to defaulting power consumers.

Regional Risks

1. The Issuer is registered as a taxpayer in Krasnoyarsk Krai. Krasnoyarsk Krai was formed on December 7, 1934. It has an area of 2,339.7 thousand sq. km, or 13.8 per cent of the area of the Russian Federation.

Krasnoyarsk Krai is the second largest constituent element of the Russian Federation after the Republic of Sakha (Yakutia), and 13th entity with the largest population.

The population of the Krai is 2,942.0 thousand people, among whom 2,233.8 thousand people form the urban population and 708 thousand people form rural population. The average density of the Krai population is 4 times lower than in the Russian Federation, and it equals to 1.3 person per 1 sq. km.

The electricity industry is one of the major industries of Krasnoyarsk Krai. The share of installed power and energy output in Krai’s distribution of primary production of goods (works, services) stands at about 10 per cent.

2. The constituent elements of the Russian Federation that account for over 10 per cent of the Issuer’s proceeds over the latest complete reporting period include Samara region, Volgograd region, the Republic of Khakassia.

Samara region is the fifth largest region of the Volga region; it occupies the area of 53.6 thousand sq. km which forms 0.31 per cent of the territory of the Russian Federation.

In respect to this indicator the Samara region with the population of 3,167.2 thousand people takes the 2nd place in the Volga region and 12th in the Russian Federation. With respect to the population density (59.7 persons per sq.km.) this is the 10th region in the Russian Federation (with no consideration of Moscow and St. Petersburg), and as for the urbanization level (specific share of the urban population is 80.3 per cent) it takes the 11th place. According to these two indicators Samara region takes the leading position in the Volga region.

Volgograd region occupies the area of 112.9 thousand sq. km., 78 per cent of which form agriculture lands.

The population is 2610.0 thousand people (urban population forms 75.2%, rural population forms 24.8%).

Samara and Volgograd regions are one of the most advanced industrial regions of the country having a well-developed infrastructure. In this respect, the Issuer’s operations are not subject to risks related to suspension of transportation due to remote and / or hard-to-reach location. In addition, the Volga region is traditionally very attractive for domestic and overseas investors.

According to the Issuer’s estimation, the political and economic situation in Samara and Volgograd region is relatively stable. Economic development of the mentioned regions will support the Issuer’s operations and improve its financial position.

The Republic of Khakassia is situated in the South-West part of East Siberia in the left-bank part of the Yenisei basin. It stretches for 460 km from north to south and for 200 km from west to east (in the broadest part). In the north, east and south-east the republic borders with Krasnoyarsk Krai, with Kemerovo region in the west, with the Republic of Tuva in the south, with the Republic of Altai in the south-west. The total area of Khakassia is 61.6 thousand sq. km. The population of the republic is 539.15 thousand people.

The primary branch of the economy of the Republic of Khakassia is industrial production which amounts to about 37.5 % in the structure of gross regional product and accounts for a considerable amount of tax revenues in the republic budget, i.e. 40.3 per cent, population density is 8.7 pers. / sq. km.², specific share of the urban population is 71.1%.

The regional industry is based on nonferrous metallurgy, electricity industry, fuel industry. The share of these industries in industrial production amounts to over 77 per cent. The energy economy accounts for 19 per cent of the industrial production. The grid of the Republic of Khakassia with the aggregate capacity of 7,016 MW includes Sayano-Shushensky HPP, Mainskaya HPP and three power stations. With this, the share of Sayano-Shushensky HPP and Mainskaya HPP, belonging to the Issuer, accounts for 6,721 MW (96%).

In connection with the accident and ongoing reconstruction work of Sayano-Shushensky HPP in the Republic of Khakassia there are the following risks:

•	decline in tax payments to consolidated budget of the region;

•	development of social strain in the region;

•	potential default in execution of contracts to supply electric power to consumers;

Proposed actions of the Issuer in case of adverse impact of changes in the situation in the country (countries) and region (regions) on its operations:

In order to minimize the consequences of the accident on Sayano-Shushensky HPP, the Issuer carries out the following activities:

•

reconstruction of the plant with involvement of the personnel of Sayano-Shushensky HPP. The operation of Sayano-Shushenskaya HPP for 40 % of its installed capacity facilitates the execution of a task to supply of IPS Siberia consumers with electricity, provide additional reserves in the energy system for covering peak consumption and to increase of electricity supply reliability. Besides due to start of four power units, the plant will not perform sterile spills in autumn – winter period as it was required in winter 2009–2010. This measure will let to minimize the risk of repeated snow-ice growth on the elements of the plant hydro technical facilities. Water supply of the territories located downstream the Yenisei in winter 2011–2012 provides for normal release into the tailwater through the water way paths of four power units in operation;

•

implementation of amendments and alterations to the laws of the Russian Federation and corporate standards on technical regulation in the part that concerns ensuring safety and reliability of hydroelectric sites;

•

implementation of the social aid program “Sayany, we are standing by you!” as part of which donations are being collected for the charity fund Sozidaniye in order to provide aid to the families of people killed and injured in the accident on the Sayano-Shushensky HPP;

•

continued payments to the families of people killed and injured. Apart from implemented one-time financial aid programs for the total amount of 117,866.6 thousand rubles, the families of people killed continue to receive monthly allowances in the amount of one salary of a killed person. This kind of aid will be provided to the families of people killed until the youngest child in the family reaches the age of eighteen. Flats were purchased for the families with minors and the families with pregnant women without owned accommodation;

•

as part of the social aid program for people injured in the accident, there are ongoing activities to provide jobs for members of the bereaved families at the HPP and in other power generating companies, and to pay out personal grants, private retirement benefits, material aid to dependants.

Changes in the situation in the country and regions where the Issuer carries out its business, nature and frequency of such changes and related risks are hardly predictable like their impact on future operations of the Issuer. The majority of these risks cannot be controlled by the Issuer due to their global nature. In case of destabilization of the situation in Russia or in regions which may affect the operations of the Issuer, the management of the Issuer will take a number of crisis management measures to mitigate the adverse impact of the situation on the Company.

Risks related to potential military conflicts, imposing a state of emergency and strikes in the country and region where the Issuer is registered as a taxpayer and / or carries out its main activity:

In case of potential military conflicts and threatened terrorist acts on the facilities of the Issuer (including on the threshold of Sochi-2014 Olympic Games) there are risks of threatened lives of the personnel and damaging its capital assets. The registration region of the Issuer and the majority of regions where the Issuer carries out its business are characterized by undisturbed political environment, the probability of military conflicts, imposing of a state of emergency and strikes in these regions are minimum, except for the constituent elements of the RF situated within the North Caucasus Federal District.

Due to potential aggravation of the conflict between Georgia and South Ossetia, the mentioned risk may materialize in the Issuer’s operations region of the Republic of North Ossetia-Alania.

In view of the terrorist act on Baksanskaya HPP (21.07.2010) and detection of an explosive device on Irganayskaya HPP (07.09.2010) the Issuer currently carries out a comprehensive revision of the security systems at each site. Based on the results of the revision specific solutions are taken on amendments to the current program aimed at ensuring security at company’s plants, including those under construction.

In the event that the risk materializes, the Issuer will implement actions to mitigate consequences of such risk, including:

•	evacuation of the personnel and construction machinery located in the immediate vicinity;

•	enhancing the protection of the Issuer’s facilities by means of engaging additional forces and assets of the Ministry of Internal Affairs of the Russian Federation to prevent the risks.

There is no guarantee that other events of similar nature won’t happen in the future and won’t affect adversely the Issuer’s operation.

Risks related to specific geographic position of the country and region where the Issuer is registered as a taxpayer and / or carries out its main activity, including higher risk of natural disasters, potential disruption of transportation due to remote and / or hard-to-reach location, etc.:

Regions of the Issuer’s operations have a well-developed transport infrastructure and are not subject to risks related to disruption of transportation. With this, several power generation assets of the Issuer are located in the remote regions with a severe climate, namely: Magadan Region, Krasnoyarsk Krai and Kamchatka Region. On an ongoing basis the Issuer carries out activities to enhance access and operation technologies in the severe climate conditions of these regions. At the same time there is no guarantee that the Issuer would not need additional expenses to overcome technical difficulties related to the climate and accessibility of these regions, which can adversely affect the Issuer’s business, revenue, financial position, activity’s results and prospects. In a short run these risks are estimated by the Issuer as insignificant.

Risks related to specific geographical position of the regions may include threatened losses (e.g., damage of property, plant and equipment) due to seismic activity, avalanching and mudslide, potential earth slide and rain floods, and other inclement weather conditions (hurricanes, heavy snowfalls and frosts, etc.). Most facilities of the Company are located in seismically stable regions, however, such facilities as the Pauzhetskaya GeoPP and the Verkhne-Mutnovskaya GeoPP are located in an earthquake-prone zone with possible earthquake intensity of up to 9 points on the Richter scale. In case of an earthquake there is a contingency plan developed and seismic situation is permanently being monitored. Transport connections are worked out well in advance taking into account the above mentioned risk, routes for people and cargo deliveries are optimized.

3.5.3. Financial Risks

Sensitivity of the Issuer to risks related to variation of interest rates, exchange rates, the Issuer’s operations or hedging by the Issuer for the purpose of mitigating adverse impact of the mentioned risks:

The financial position of the Issuer, its liquidity, sources of finance, operating results are not significantly influenced by exchange and interest rate variation.

The Issuer sells electricity on the internal market of the Russian Federation and settlements with suppliers of resources, accrual and receipt of payments from electric power consumers are mainly effected using the official currency of the Russian Federation, rubles. The impact of changes in the exchange rate of the official currency against foreign currencies on the Issuer’s financial position is estimated as insignificant.

Proposed action of the Issuer in case of adverse impact of exchange and interest rate variation on the Issuer’s operations:

Virtually all liabilities of the Issuer are expressed in the currency of the Russian Federation, rubles. The share of liabilities expressed in a foreign currency in the overall amount forms less than 5%. So the sensitivity of the Issuer to the risk of currency exchange rate variation, as estimated by the Issuer, is insignificant.

Some credits were obtained by the Issuer in the national currency at a floating interest rate that is calculated on the basis of the MosPrime rate. In order to minimize the interest risk related to financial liabilities of the Issuer in the 2nd quarter of 2010 swap agreements were entered into to fix floating interest rates for all payments of interest prior to the date of its final repayment under the credits granted by EBRD (5.3 billion RUR as of 31.03.2011) and Morgan StanleyBank International Ltd. (1.5 billion RUR as of 31.03.2011).

There is no guarantee that the conclusion of swap agreements will be efficient or the Issuer won’t face the interest risks in the future.

Inflation Risks

The inflation rate is directly dependent on the political and economic situation in the country. During the world financial crisis the Russian economy is characterized by a high inflation rate. As the Issuer carries out its operations within the Russian Federation, it is also affected by inflation rate variation. Increased inflation in the Russian Federation will cause general growth of interest rates.

Adverse impact of inflation on financial operation of the Issuer may be caused by the following risks:

•	risk of losses related to decrease in actual amount of accounts receivable in case of substantial default in payment;

•	risk of increased amount of financial debt;

•	risk of increased cost value of goods, products, works, services due to higher prices of energy sources, transport costs, salaries, etc.;

•	risk of decrease in the actual value of funds raised to finance the investment program.

The inflation risk may arise where received monetary returns depreciate in terms of the actual buying power of money at a faster rate than their nominal growth. The inflation growth has a considerable impact on financial performance of the Issuer. It may cause higher costs incurred by the entities (due to higher prices of energy sources and commodities and materials), and consequently, a decline in profits and, therefore, profitability of its business. In addition, inflation growth will result in a higher cost of borrowed funds of the Issuer, which may lead to a lack of circulating assets of the company.

Critical Inflation Rate as Estimated by the Issuer:

Taking into account the existing limitations on increasing tariffs by only 7 to 10 per cent a year until 2012 and the level of potential profitability of the business, the critical inflation rate, as estimated by the Issuer, at which the Issuer will be facing difficulties is at least 20 per cent per annum.

In case of inflation growth the Issuer plans to increase the turnover of circulating assets by means of modifying contractual relationships with consumers.

Liquidity Risk

Reasonable management of the liquidity risk involves maintaining a sufficient level of monetary assets and marketable securities so that the Issuer could perform the current obligations. Idle cash is invested in short-term financial instruments, primarily in bank deposits and bills. The list of credit companies and risk limits calculations for the investments of idle cash is being approved every quarter based on the Procedure admitted by the Company.

Indicators of the Issuer’s financial accounting, which are most subject to variation due to the impact of the mentioned financial risks. Risks, their probability and description of changes in financial statements.

Risk	Probability	Financial accounting indicators most subject to variation due to the impact of the mentioned financial risks	Description of changes in financial statements
Growth of bank loan rates	medium	Balance sheet (Form 1): 1) Accounts payable (other creditors) – page 625 Profit and loss statement (Form 2): 1) Interests payable – page 070 2) Net profit – page 190	Profit decrease, growth of the expenses for interests
Currency risk	low

Balance sheet (Form 1):

1) Accounts receivable – pages 230 and 240

2) Accounts payable – page 520 and 620

3) Monetary assets – page 260

Profit and loss statement (Form 2):

1) Other income and expenses – pages 090 and 100

2) Net profit – page 190

3) Interests payable – page 070

Growth of the expenses for capital investments, increased accounts payable, growth of other expenses, growth of the expenses for interests and decrease of net profit
Inflation risks	low	Profit and loss statement (Form 2): 1) Other expenses – page 100 2) Cost value of sold goods, products, works, services – page 020 3) Net profit – page 190	Profit decrease
Liquidity Risk	low

Balance sheet (Form 1):

1) Accounts receivable – pages 230 and 240

2) Monetary assets – page 260

3) Accounts payable – page 520 and 620

Profit and loss statement (Form 2):

1) Other income and expenses – pages 090 and 100

2) Net profit – page 190

Profit decrease

The Issuer has implemented a system to control execution of contracts by introducing and applying “Standard financial terms” (includes payment structure, dates, advance to final settlement percentage, etc.) when negotiating with contractors. Thus, the Issuer regulates the capital circulation timelines.

3.5.4. Legal Risks

Legal risks related to the Issuer’s operations

As a result of the accident on Sayano-Shushensky HPP named after Neporozhniy that occurred on 17.08.2009 (hereinafter referred to as the Accident), lawsuits are forecasted for:

•	compensation for harm to health, compensation for moral harm;

•	recovery of damages incurred due to the Accident;

•	termination of existing agreements;

•	other lawsuits.

In connection with the Accident prosecution authorities and other regulatory bodies (Rostekhnadzor(Russian Federal Service for Ecological, Technical and Atomic Supervision), Rosprirodnadzor (Federal Service for Supervision of Natural Resource Usage) and others) are carrying out inspections of the Issuer’s operations, which may result in conclusions on making JSC RusHydro and / or its officers liable in accordance with the applicable laws.

Thus, as of the present Prospectus approval date in the Arbitration court of the Republic of Khakassia (court of first instance) the claim of Federal Service for Supervision of Natural Resource Usage (Rosprirodnadzor) within the Republic of Khakassia against the Issuer is being considered to recover damage brought to the water object. The claim total amounts to 469,468 thousand rubles. Unfavorable outcome of the submitted claims the Issuer estimates as of low probability.

Production and purchase and sale of electric power is the main activity of the Issuer, so legal risks related to regulation of this activity may have a significant impact on the Issuer’s position, i.e. they may result in decreased net profit of the Issuer. In its turn, decreased net profit of the Issuer may cause a decrease in the amount of dividends paid.

Risks related to changes in the exchange regulation

Internal market:

As the share of exports and imports of the Issuer’s products is very low, the risk of changes in the exchange regulation should be considered as insignificant.

External market:

As the share of imports of the Issuer’s products is very low, the risk of changes in the exchange regulation should be considered to be insignificant.

Risks related to changes in customs regulations and duties

Internal market

As the share of exports of the Issuer’s products is very low, the risks of changes in customs regulations and duties should be considered as insignificant.

External market:

As the share of imports of the Issuer’s products is very low, the risks of changes in customs regulations and duties should be considered as insignificant.

Risks related to changes in the tax regulations

Internal market:

The tax system effective in the Russian Federation is characterized by a significant number of taxes and frequently amended regulatory framework. The Russian tax regulations admit of divergent interpretation and is subject to frequent modifications. Laws may sometimes contain unclear, contradictory wordings that make it possible to interpret one issue in different ways. Consequently, tax authorities at different levels often differently interpret the same provisions of regulations. Due to this there is a possibility that operations and activity may be questioned that have not been previously questioned. Tax inspections may cover three calendar years of operations immediately preceding the year of inspection. Earlier period may also be inspected in certain circumstances.

Divergence between the Issuer’s and tax authorities’ interpretation of the tax regulations concerning the increase of tax rates or modification of the procedure and dates for settlement and payment of taxes may result in penalty charging and increased tax load, therefore, in decrease of the Issuer’s net profit that, in its turn, may cause a decrease in the amount of dividends paid. These risks are considered to be insignificant.

External market:

Risks related to changes in the tax regulations are considered to be minimum. The mentioned risks have the same impact on the Issuer as on other market players.

Risks related to changes in licensing requirements for the Issuer’s main activity or licensing of rights to use property with restricted transferability (including natural resources utilization right), and requirements for obtaining environmental permits and other approvals and compliance with the prescribed quotas

Internal market:

Modification of licensing requirements for the Issuer’s main activity may result in a longer term of preparation of documents as may be required to renew the license, and the need for the Issuer to comply with the newly set requirements. However, on the whole this risk should be considered to be insignificant, except to the extent that the Issuer will not be able to comply with modified requirements for renewal of the license or carrying out a licensed activity or such compliance will be associated with excessive costs, which may result in the Issuer’s terminating this activity.

External market:

In case of changes in licensing requirements for the Issuer’s main activity the Issuer shall act in accordance with new requirements, including obtaining of required licenses.

Risks related to changes in court practices in respect of issues related to the Issuer’s operations (including licensing issues) that may have an adverse impact on its operating results and outcome of the existing court proceedings in which the Issuer is involved.

Internal market:

Changes in court practices in respect of the issues related to the Issuer’s operations may result in higher expenditure on attorney’s fees, and in awarding court rulings against the Issuer, which may affect the operating results of the Issuer.

External market:

This risk has the same impact on the Issuer as on the other players on the market.

3.5.5. Risks Related to the Issuer’s Operations

Risks related to existing court proceedings in which the Issuer is involved:

There are no court proceedings involvement in which may have a significant impact on financial and operating performance of the Company.

Risks related to impossibility to renew the Issuer’s license for a certain activity or for right to use property with restricted transferability (including natural resources utilization right):

In its activity the Issuer doesn’t utilize objects with restricted transferability (including natural resources), doesn’t perform banking transactions, insurance activity, does not act as a professional maker of securities market and doesn’t constitute an investment fund. The Issuer does not extract natural resources and does not render communication services, as well.

With the emergence of self-regulating organizations (SRO) the construction license is replaced from 01.01.2010 with the competency certificate which is issued by SROs. Subsidiaries of JSC RusHydro have joined NP ENERGOPROEKT (self-regulating organization for project development), NP ENERGOSTROY (self-regulating organization for construction) and NP AIIS (self-regulating organization for engineering surveys).

Competency certificates have been obtained for construction, modernization and overhaul of capital structures, development of design documentation for capital structures, engineering surveys for capital structures to be carried out by construction, repair, design and research subsidiaries and associates JSC RusHydro.

The Issuer in due time and fully meets all license requirements, the Issuer doesn’t forecast any difficulties to renew already obtained licenses (complete list of the licenses obtained by the Issuer is set forth in the paragraph 4.2.5. Information on licenses availability of the present Prospectus).

These risks are estimated by the Issuer as insignificant.

Additional risk management measures:

Continued activities aimed at obtaining waste disposal limits by the affiliates of the Issuer as appropriate.

Risks related to potential liability of the Issuer for debts of third persons, including subsidiaries of the Issuer:

Liability for debts of subsidiary companies may arise where so provided by the laws of the Russian Federation, i.e. where a subsidiary company suffer losses or become insolvent as a result of complying with the Issuer’s binding instructions. The probability of the mentioned risks, including risks related to a potential Issuer’s liability for debts of third persons and serious impact of these risks materialized on financial and operating performance of the Issuer, is low.

Risks related to potential loss of consumers transaction with which provide at least 10 per cent of the total proceeds from sale of products (works, services) of the Issuer:

As the Issuer realizes virtually the whole amount of generated electric power on the wholesale market almost the whole, this risk is insignificant.

Other risks related to the Issuer’s operations

Risks related to actions by third persons:

The Issuer is subject to risks related to actions by third persons performing works at HPPs but not limited too:

1. Default of timelines specified in a contract may result in delayed commissioning of the generating machinery, which may affect the energy output.

2. In case of comprehensive failure to comply with the specified timelines the term for completion of repair works may increase and capital assets may degrade. This may be detrimental to the reliability of the plant equipment.

3. Poor organization and performance of works by contractors may cause damage to the plant equipment, and consequently, emergency shutdowns, which may affect the energy output.

4. System and commercial operators.

The Issuer is dependent on the services of system operator who is commissioned to supervise and manage assets of regional electric networks, and the Issuer is also dependent on commercial operator who manages sales system in the framework of electric power wholesale market. In case either system or commercial operator is unable to provide the Issuer with the required services for any reason, or in case these services are provided with a delay, this can cause decrease in the electric energy output and supply and affect adversely the Issuer’s business, revenue, financial position and performance.

5. Risks related to trade unions and support of qualified executive personnel.

These risks are considered as insignificant due to the Issuer’s significant efforts applied to support and develop personnel. This includes target order generation for specialists training, recruiting personnel with secondary technical education in the hydro-power industry, establishing a club “Young hydro-power engineer” on the base of technical creative youth centers in the regions where the company is present, expanding cooperation with field-specific education establishments and research institutes.

The company pays special attention to motivation, material and moral incentives, and social protection for personnel.

JSC RusHydro’s employee policy is based on the following principles:

•	personnel professional development via training programs;

•	providing employees with the best wage supplements in the power industry;

•	personnel motivation / incentive system enhancement to increase performance efficiency of the employees and the Issuer, as a whole;

Due to the necessity to ensure a personnel reserve to start of 22.2 GW new capacities for 2020 and to perform the key tasks of the industrial programs of the company such as maintaining reliable and accident – free operation of the sites and increase of the operational efficiency, reducing the risk of human factor due to improving the professional training and responsibility of the employees at all levels, in September 2010 the Chairman of the Management Board, JSC RusHydro E.V. Dod approved the concept for the company’s personnel potential priority development training “From New School to Workplace,” and the program of its implementation. The main aim of the program is to develop the engineering education and promote the technical professions, create conditions for compliance with the requirements of the JSC RusHydro in qualified specialists who are expected to operate existing and designed for commissioning the company facilities, to maintain their reliable and accident-free operation.

Risks related to impossibility to enter into the agreements on the basis acceptable for the employees are estimated by the Issuer as insignificant in a medium run. Risks related to impossibility to recruit qualified executive personnel are minimized with the activities led by the company to create personnel reserve, to prepare young specialist with a respective specialization, for these purpose several partnership agreements were celebrated with respective higher education institutions.

6. Presence of covenants in the credit agreements.

In accordance with the terms and conditions of some credit agreements, the Issuer is obliged to meet imposed financial and other restrictions which limit its ability, among other, to pledge or encumber property; buy assets and make investments; sell, transfer or otherwise dispose its assets or accounts receivable, perform merger and acquisition; make changes in the business nature or dividend payout policy. Terms and conditions of credit agreements also require that the Issuer complies with a certain financial performance. Obligation to comply with a certain financial performance and other restrictions may hinder the Issuer’s ability to fulfill its business strategies. Besides, any violation of the restrictions mentioned in the credit agreements f0r the Issuer, may result in default of this type of obligations and, therefore, immediate debt amortization. As a consequence, it can adversely affect the Issuer’s business, revenue, financial position, performance and ability to fulfill obligations and pay out dividends.

The Issuer has a formalized control process to comply with the covenants (corresponding local regulatory act is operational), while making management decisions, these risks are being estimated on an ongoing basis. Thus, probability of these risks materialization is considered by the Issuer as insignificant.

7. JSC RUSAL obligations in respect of a joint project for financing, construction and operation of Boguchanskaya HPP.

At present there is no guarantee that JSC RUSAL will perform in a due manner its obligations under the partnership agreement in respect of the joined project for financing, construction and operation of Boguchanskaya HPP in the future, as according to debt restructuring agreements, JSC RUSAL may invest in this joint project only a limited amount of assets within the period from December 2009 to December 2013. Due to the fact that the present joint project is capital-intensive, the Issuer assumes a significant impact on its revenue, financial position, performance in case JSC RUSAL doesn’t perform its obligations in a due manner. However, it’s worth mentioning that the project is under control of the Government of the Russian Federation and as of the present Prospectus approval date the risk of default of JSC RUSAL credit liabilities is estimated as of low-probability based on the market assessments of JSC RUSAL financial position. Thus, starting from July 25, 2011 Russian depositary receipts of United Company RUSAL Pls. are introduced in the database for MICEX’s (Moscow Interbank Currency Exchange) index calculation, according to the MICEX press release dated July 18, 2011, and the current credit rating of United Company RUSAL according to “RA Expert” is A+ (Very high rating of credit solvency) starting from December 2010.

8. Labor protection and occupational safety.

In the system of labor protection management at sites powers, responsibility and answerability is distributed among the Site manager and other employees in accordance with administrative and functional subordinacy and normative local documents of the site (resolution, provision, rules).

Also powers, responsibility and answerability of the representatives of public organizations, which are set in the resolutions of the personnel, Collective agreement, Provision on the system of labor protection management at the site.

In JSC RusHydro it is part of the responsibility of all employees working at the company’s sites to follow strictly the labor protection standards.

Administration on occupational safety and safety precautions monitor the compliance with labor protection regulations. Work managers and heads monitor the compliance with labor protection regulations during the performance of certain types of work.

The sites are fully provided with regulatory technical and legal documentation, some local normative documents (labor safety instructions) were developed for all professions and types of work.

Monthly instructions on 3–4 issues of labor protection in general and on particular professions and types of executed work are held for workers.

Annual assessment for knowledge of labor protection regulations for the workers.

Annual instruction and assessment for knowledge for managers of all levels involved in the power generation.

Workplaces’ certification by labor conditions is performed on all workplaces for all sites.

Independent accredited laboratories and expert organizations are engaged in the certifying workplaces and industrial control.

Specialized medical organizations are engaged in regular mandatory medical professional examination.

Independent expert organizations are engaged for the evaluation of the constructions and facilities safety.

Notification system which records all unwanted events (accidents) successfully functions in the Issuer.

All accidents are investigated.

Operation of hazardous industrial sites of JSC RusHydro is performed in compliance with the Legislation requirements in the field of industrial safety. The system of industrial control of compliance with industrial safety requirements functions at sites, there are all required permit documentation for operation of HIS, civil liability during the operation of HIS is insured, company’s sites personnel is certified n the field of industrial safety.

Fire safety regulations are developed. Fire risk does not exceed the allowable values specified by the legislation in the field of fire safety. Fire safety system at the company’s industrial sites is developed and functions.

At all sites industrial safety and HES safety regulations are developed and maintained in actual state.

Risk Management Measures:

•	insuring the plant equipment against damage incurred by third persons’ actions;

•	ensuring that only qualified personnel is permitted to perform works;

•	filing claims and lawsuits against contractors in breach of work completion dates for payment of default interest;

•	monthly monitoring the performance of works at plants.

This section only describes the risks which are deemed by the Issuer to be significant. There might be other risks not covered in this section. Other risks of which the Issuer is not aware or which are currently deemed by the Issuer to be insignificant might adversely affect the Issuer’s business, its ability to fulfill obligations and pay out dividends.

IV. The Issuer’s Detailed Information

4.1. The Issuer’s Establishment and Development Track Record

4.1.1. Information on the Issuer’s Corporate Name

The Issuer’s full corporate name:

JSC RusHydro

The Issuer’s abbreviated corporate name:

•	in Russian: OAO

•	in English: JSC RusHydro.

The Issuer does not have any information that its corporate name is similar to the name of another legal entity.

The Issuer’s corporate name is not registered as a trade or service mark.

Information on change of the Issuer’s corporate name since its establishment:

The Issuer’s former full (abbreviated) corporate name: Open Joint Stock Company Federal Hydro-Generating Company (JSC RusHydro)

The grounds for and the date of change of the Issuer’s full corporate name: state registration on July 14, 2011 of the new version of the Issuer’s Articles of Association approved by the Resolution of the Annual General Meeting of the Issuer’s shareholders dated 30.06.2011 (Minutes No. 7 dated 04.07.2011).

The Issuer’s former full (abbreviated) corporate name: Open Joint Stock Company RusHydro (JSC RusHydro).

The grounds for and the date of change of the Issuer’s full corporate name: state registration on July 14, 2010 of the new version of the Issuer’s Articles of Association approved by the Resolution of the Annual General Meeting of the Issuer’s Shareholders dated 30.06.2010 (Minutes No. 5 dated 30.06.2010) and the Regulation of the Ministry of Justice of the Russian Federation No. 5006-p dated 28.06.2010.

The Issuer’s former full (abbreviated) corporate name: Open Joint Stock Company Federal Hydrogeneration Company (JSC HydroOGK).

The grounds for and the date of change of the Issuer’s full and abbreviated corporate name: state registration on July 4, 2008 of the new version of the Issuer’s Articles of Association approved by the Resolution of the Annual General Meeting of the Issuer’s shareholders dated 25.06.2008. (Minutes No. 1 dated 26.06.2008).

The Issuer’s organizational and legal form has not been changed since its establishment.

4.1.2. Information on the Issuer’s State Registration

Primary state registration number of a legal entity (PSRN): 1042401810494

Date of registration: December 26, 2004.

Name of the registering authority in accordance with the data specified in the Certificate on Making the Entry in the Unified State Register of Legal Entities: the Inspectorate of the Ministry for Taxes and Levies of the Russian Federation for the Zheleznodorozhny District of the city of Krasnoyarsk, the Krasnoyarsk Territory.

4.1.3. Information on the Issuer’s Establishment and Development

Since the date of the Issuer’s state registration until the date of approval of the Prospectus the Issuer has operated for five years and ten months.

The period until which the Issuer will continue to operate: The Issuer’s period of operation is not limited.

The purposes of the Issuer’s establishment: The Issuer was established for the following purposes:

to create the conditions for ensuring reliability and safety of power generating facilities;

to implement the state policy in the sphere of the hydro power sector;

to create the conditions for efficient functioning of the wholesale market of the electric power (capacity);

to carry out efficient maintenance and centralized process management of hydro power facilities;

to implement the uniform strategy in the sphere of investments and raising capital to solve general system tasks of the hydro power sector development;

to develop and implement scientific and technical policy and to implement new advanced types of machinery and technologies, including development of renewable sources of electric power;

obtaining profit.

Brief description of the Issuer’s establishment and development track record

JSC RusHydro was established in accordance with the Decree of the Government of the Russian Federation dated 11.07.2001 No. 526 “Guidelines to Reform the Electric Energy Sector of the Russian Federation” and the Regulation of the Government of the Russian Federation dated 01.09.2003 No. 1254-p (as amended on 25.10.2004 No. 1367-p) as 100 % subsidiary of JSC RAO UES of Russia.

The Issuer’s state registration took place on 26.12.2004.

In 2005, the Board of Directors of JSC RAO UES of Russia approved the target-oriented model of JSC RusHydro in the form of the Operating Company that manages its constituent branches set up on the base of joint stock companies – hydro power plants – in the course of restructuring of subsidiary and dependent companies in the form of affiliation with JSC RusHydro (Minutes dated 30.09.2005–04.10.2005 No. 204).

On 27.04.2007 the Board of Directors of JSC RAO UES of Russia approved the scheme of the Issuer’s accelerated consolidation into the uniform Operating Company that provided for affiliation with JSC RusHydro of subsidiary joint stock companies – hydro power plants (except for new construction projects and infrastructural subsidiaries), other joint stock companies – hydro power plants, as well as JSC HydroOGK State Holding Company and JSC HydroOGK Minority Holding Company to be established as a result of restructuring of JSC RAO UES of Russia in the form of split-off (Minutes dated 27.04.2007 No. 250).

Forming of the Operating Company JSC RusHydro with direct participation in the Issuer’s authorized capital of the shareholders of subsidiary and dependent companies, as well as the shareholders of JSC RAO UES of Russia (through JSC HydroOGK Minority Holding Company and JSC HydroOGK State Holding Company) was effected during 2007 and 2008 by restructuring in the form of affiliation with JSC RusHydro of the following joint stock companies (hereinafter referred to as the Affiliated Companies):

JSC Bureyskaya HPP, JSC Volzhskaya HPP, JSC Votkinskaya HPP, JSC Dagestan Regional Generation Company, JSC Zhigulevskaya HPP, JSC Zagorskaya PSPP, JSC Zeiskaya HPP, JSC Zelenchukskiye HPPs, JSC Kabardino-Balkarian Hydrogeneration Company, JSC KabbalkHPP, JSC Kamskaya HPP, JSC Cascade of Verkhnevolzhskiye HPPs, JSC Cascade of NChHPPs, JSC Nizhegorodskaya HPP, JSC Saratovskaya HPP, JSC Northern Ossetian HGC, JSC Stavropol Electricity Generation Company, JSC Sulakenergo, JSC Cheboksarskaya HPP, JSC Neporozhniy SShPP, CJSC EOZ, JSC Irganaiskaya HPP, JSC HydroOGK State Holding Company, JSC HydroOGK Minority Holding Company

For carrying out the works related to determination of the fair financial terms of restructuring of JSC RAO UES of Russia the following Syndicates of Investment Banks were retained:

•

with respect to the ratios of conversion of the shares of the Affiliated Companies, except for JSC HydroOGK State Holding Company and JSC HydroOGK Minority Holding Company, into the Issuer’s shares – the Syndicate comprised of KIT FINANCE INVESTMENT BANK (JSC), LLC IFC METROPOL, BNP PARIBAS SA;

•

with respect to the ratios of conversion of the shares of JSC HydroOGK Minority Holding Company and JSC HydroOGK State Holding Company into the Issuer’s shares – the Syndicate comprised of JPMorgan plc, KIT FINANCE INVESTMENT BANK (JSC), LLC IFC METROPOL.

The Syndicates of Investment Banks worked out recommendations on the restructuring financial terms with respect to the fair ratios of conversion of the shares of the Affiliated Companies into the Issuer’s shares in the course of affiliation.

The Resolution on restructuring was adopted at the Extraordinary General Meeting of Shareholders of the Company held on 12.10.2007 (Minutes dated 16.10.2007).

The structure of JSC RusHydro based on the restructuring results (01.07.2008)

Based on the restructuring results, JSC RusHydro combined over 50 hydro power plants in 18 constituent entities of the Russian Federation with the total installed capacity of over 25 GW.

The Issuer’s strategic goals serve both as everyday guidelines and as the Issuer’s development aspirations.

The Issuer’s strategic targets are:

•	To ensure reliable and safe functioning of the Company’s facilities;

•	To increase energy efficiency by sustainable development of electric power generation on the base of renewable energy sources;

•	Growth of the company’s value.

The Issuer’s vision:

On the horizon until 2020 RusHydro sees itself as a global transnational vertically integrated holding company, a world leader in the sphere of development of renewable energy sources.

The Issuer’s mission: not defined by the Articles of Association.

Other information on the Issuer’s activity that may be of importance for making a decision to purchase the Issuer’s securities: not available.

4.1.4. Contact Information

Location: 660075, Krasnoyarsk Territory, Krasnoyarsk, 51 Respubliki (Republic) Street

Principal place of business of the permanent executive body: 117393, Russia, Moscow Arkhitektora Vlasova st., 51

Address for delivery of correspondence: 117393, Russia, the city of Moscow, Architectora Vlasova Street, bld. 51

Telephone: (495) 225-32-32

Fax: (495) 225-37-37

E-mail: office@rushydro.ru

URL address containing information on the Issuer, securities that have been issued and / or in the process of issuing: www.rushydro.ru

Name of the Issuer’s special subdivision for work with the Issuer’s shareholders and investors:

Corporate Governance Department of JSC RusHydro

Principal place of business of the subdivision: 117393, Russia, the city of Moscow, Architectora Vlasova Street, bld. 51

Telephone: (495) 225-32-32

Fax: (495)225-37-37

E-mail: ZavalkoMV@gidroogk.ru

URL address: www.rushydro.ru

IR Directorate of JSC RusHydro

Principal place of business of the subdivision: 117393, Russia, the city of Moscow, Architectora Vlasova Street, bld. 51

Telephone: (495) 225-32-32

Fax: (495) 225-37-37

E-mail: NovikovMG@gidroogk.ru

URL address: www.rushydro.ru

4.1.5. Taxpayer Identification Number

The taxpayer identification number attributed to the Issuer by tax authorities: 2460066195

4.1.6. The Issuer’s Subsidiaries and Representative Offices

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – the Bureiskaya HPP

Location: the Russian Federation, the Amur Region, the Bureysk District, the settlement of Talakan

Opening date: 11.09.2007

Subsidiary Head

Full name: Igor Alekseevich Golubtsov

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – the Volzhskaya HPP

Location: the Russian Federation, the Volgograd Region, Volzhsky, Lenin Avenue, house 1a

Opening date: 11.09.2007

Subsidiary Head

Full name: Andrey Viktorovich Klimenko

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – the Votkinskaya HPP

Location: the Russian Federation, the Perm Region, the city of Chaykovsky

Opening date: 11.09.2007

Subsidiary Head

Full name: Alexey Georgievich Biyakov

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Dagestan affiliated subsidiary

Location: the Russian Federation, the Republic of Dagestan, the city of Kaspiysk, M. Khalilov Street, house 5

Opening date: 11.09.2007

Subsidiary Head

Full name: Timur Gamzatovich Gamzatov

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Zhugulevskaya HPP

Location: the Russian Federation, the Samara Region, the city of Zhigulevsk

Opening date: 11.09.2007

Subsidiary Head

Full name: Oleg Vladimirovich Leonov

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Zagorskaya HPP

Location: The Russian Federation, the Moscow Region, Sergiev Posad district, vil. Bogodorskaya house 100

Opening date: 11.09.2007

Subsidiary Head

Full name: Vladimir Ivanovich Magruk

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Zeiskaya HPP

Location: the Russian Federation, the Amur Region, the city of Zeya

Opening date: 11.09.2007

Subsidiary Head

Full name: Irina Dmitrievna Savelieva

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Irganaiskaya HPP

Location: The Russian Federation, the Republic of Daghestan, the Untsukulsky district, Shamilkala

Opening date: 02.06.2008

Subsidiary Head

Full name: Nurmagomed Alievich Aliev

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Kabardino-Balkarian affiliated subsidiary

Location: The Russian Federation, the Kabardino-Balkarian Republic, the Chereksy district, Kashkhatau vil, Mechieva str., house “a”

Opening date: 11.09.2007

Subsidiary Head

Full name: Kurman Magomedovich Otarov

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – the Kamskaya HPP

Location: the Russian Federation, the city of Perm, Kamskaya HPP

Opening date: 11.09.2007

Subsidiary Head

Full name: Sergey Nikolayevich Bologov

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Karachayevo-Cherkessky affiliated subsidiary

Location: the Russian Federation, the Karachayevo-Cherkessian Republic, the settlement of Pravokubanskiy

Opening date: 11.09.2007

Subsidiary Head

Full name: Grigor Aslibekovich Saratikyan

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Cascade of Verkhnevolzhsky HPPs

Location: the Russian Federation, the Yaroslavl Region, the city of Rybinsk

Opening date: 11.09.2007

Subsidiary Head

Full name: Andrey Vladimirovich Derezhkov

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An Affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Cascade of Kubanskie HPPs

Location: The Russian Federation, the Stavropol Territory, the city of Nevinnomyssk Vodoprovodnaya str., house 360a

Opening date: 11.09.2007

Subsidiary Head

Full name: Viktor Alexandrovich Macheev

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Corporate Hydropower University

Location: the Russian Federation, the city of Moscow, Vernadskiy Prospect, house 8a

Opening date: 11.09.2007

Subsidiary Head

Full name: Elena Anatolievna Aksenova

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – the Nizhegorodskaya HPP

Location: the Russian Federation, the Nizhny Novgorod Region, the Gorodets District, the city of Zavolzhiye Privokzalnaya str. 14

Opening date: 11.09.2007

Subsidiary Head

Full name: Evgeny Alexandrovich Dikov

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Novosibirskaya HPP

Location: The Russian Federation, the city of Novosibirsk, Novomorskaya str., 4

Opening date: 11.09.2007

Subsidiary Head

Full name: Viktor Ivanovich Sershun

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Saratovskaya HPP

Location: the Russian Federation, the Saratov Region, the city of Balakovo, The Saratovskaya HPP

Opening date: 11.09.2007

Subsidiary Head

Full name: Ludmila Viktorovna Odintsova

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Sayano-Shushenskaya HPP named after P.S. Neporozhniy

Location: the Russian Federation, the Republic of Khakassia, the city of Sayanogorsk, the settlement of Cheremushki

Opening date: 11.09.2007

Subsidiary Head

Full name: Valery Arturovich Kyari

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – The Severo-Osetinsky affiliated branch

Location: The Russian Federation, the Republic of North Ossetia – Alania, Vladikavkaz Vaso Abaeva, 63

Opening date: 11.09.2007

Subsidiary Head

Full name: Taimuraz Vladimirovich Balataev

Power of Attorney’s expiration date: 31.01.2012

Full company’s name: An affiliated subsidiary of Open Joint Stock company Federal Hydro-Generating Company – the Cheboksarskaya HPP

Location: The Russian Federation, the Chuvash Republic, Novocheboksarsk, Naberezhnaya str., 34

Opening date: 11.09.2007

Subsidiary Head

Full name: Vladimir Georgiyevich Dorofeev

Power of Attorney’s expiration date: 31.01.2012

4.2. The Issuer’s Core Business Activity

4.2.1. The Issuer’s Sector

The Issuer’s core sector business activities as per the All-Russian Classifier of Types of Economic Activities (OKVED):

40.10.12, 40.10.14, 40.10.42, 40.10.44, 51.56.4, 71.3, 74.14, 74.20.55, 80.22.22

4.2.2. The Issuer’s Core Business Activity

JSC RusHydro effects its activity for the purposes of implementation of the state policy in the sphere of hydro power sector, creation of the conditions for efficient functioning of the wholesale market of electric energy, carrying out efficient maintenance and centralized process management of hydro power facilities, implementation of the uniform strategy in the sphere of investments and raising capital funds to solve general system tasks of the hydro power sector development, development and implementation of scientific and technical policy and implementation of new advanced types of machinery and technologies, including development of renewable sources of electric power.

The key types of activities having the priority importance for the whole period since the Issuer’s establishment are as follows (Clause 3.2 of the Issuer’s Articles of Association):

activity related to electric power generation and / or capacity;

supply (sale) and / or purchase of electric power on the wholesale electricity and capacity market;

supply (sale) and / or purchase of capacity on the wholesale electricity and capacity market;

supply (sale) and / or purchase of electric power and / or capacity on commodity exchange markets allowed to carry out electric power and capacity exchange trade on the whole sale markets as well as entering into agreements being derivative financial instruments a basic asset of which is specified exchange commodities;

supply (sale) and / or purchase of electric power (capacity) on the retail electricity and capacity market;

rendering services to provide system reliability and other services related to distribution of electric power and / or capacity in the whole sale and retail electricity (capacity) markets; performance of works defining the conditions for parallel operation in accordance with the modes provided by the Unified energy grid of Russia within contractual relations;

ensuring maintenance of power in compliance with normative requirement, carrying out timely and quality repairs, technical re-equipment and upgrade of power facilities;

maintenance of power facilities that are not on the Company’s balance sheet, under agreements with owners of such power facilities;

training and testing the knowledge of rules, norms and instructions with respect to operation, occupational safety, industrial and fire safety;

arrangement of energy-saving operating modes of power plants’ equipment, observance of power supply modes in accordance with agreements;

assimilation of new machinery and technologies that ensure efficiency, safety and environmental friendliness of the Company’s facilities;

focusing its scientific and technical and production potential on the development and assimilation of new state-of-the-art types of machinery, technologies and materials;

development and implementation of programs targeted at the use of renewable (non-conservative) sources of electric power;

performance of powers of executive bodies in joint stock companies and other companies pursuant to the procedure provided for by the legislation and executed agreements;

performance of investment activity;

property trust management;

performance of agency activity;

performance of foreign economic activity;

performance of activity related to nature protection works;

performance of activity related to influence on environment, its protection and use of natural resources;

development and implementation of scientific and technical, economic and social programs;

maintenance of buildings and structures;

arrangement and performance of defense programs related to preparation for mobilization, civil defense, emergency situations and non-disclosure of information being the state secret, in accordance with the legislation of the Russian Federation;

safeguarding activity solely in the Company’s interests within the framework of its Security Service that in its activity is guided by the Law of the Russian Federation “On Private Detective Services and Safeguarding Activity in the Russian Federation” and the legislation of the Russian Federation;

other types of activity.

Main types of business activity (types of activity, types of goods (works, services) that accounted for no less than 10 % of the Issuer’s revenue (profits) in 2006-2009 and in the 1 half of 2011:

Name of a type of goods (works, services): generation and sales of electric power (capacity)

Indicator	2006	2007	2008	2009	2010	2011, 3 months
Revenue (income) from this type of business activity Unit: thousand rubles	5,430,513	41,671,969	61,623,114	78,694,337	88,672,144	22,418,053

Percentage of revenue (income) from this type of business activity in the general structure of revenue (income) of the Issuer, %	98.8	99.7	99.6	99.6	99.7	99.6

Description of changes in the scope of revenue (income of the Issuer) from the core activity and reasons for of such changes:

The analysis shows that the percentage of revenue from sales of electric power (capacity) has remained practically at the same level during all reporting periods.

Seasonal character of the Issuer’s core business activity:

The Issuer effects its core business activity all year round. However, it has been noted that during the spring-summer period (melting period) generation and sales of electric power are significantly higher than during the autumn-winter time.

The general structure of the Issuer’s cost for the last completed financial year, as well as for the last completed reporting period before the date of approval of the Prospectus:

Indicator	2010	1st qtr 2011
Raw materials and supplies, %	1.0	1.1
Purchased components, half-finished products, %	0.0	0.0
Production-related works and services rendered by third parties, %	7.3	5.2
Fuel, %	0.0	0.0
Power, %	32.6	18.2
Labor costs, %	10.3	10.2
Interest rates, %	0.0	0.0
Rental fee, %	0.3	0.8
Allocations for social needs, %	1.3	3.3
Depreciation of fixed assets, %	17.9	25.9
Taxes included into the production cost, %	14.1	17.0
Other costs, including:	15.2	18.3
Expenses under finance lease agreements, %	3.3	4.1
Depreciation of intangible assets, %	0.0	0.0
Rationalization proposal fees, %	0.0	0.0
Expenses to support the functioning of the electric power and capacity market, %	4.3	6.8
Obligatory insurance payments, %	1.5	2.1
Entertainment allowance, %	0.1	0.1
Miscellaneous, %	6.0	5.2
Total: costs to produce and sell goods / service (cost), %	100.0	100.0
For reference: Revenue from sales of goods (works, services), %	196.1	267.1

The data analysis shows that the significant change in the prime cost structure occurred through reducing the share in the structure of expense prime cost for purchased energy, this reduction was stipulated by increasing the WSECM liberalization share (in 2001, liberalization amounts to 100%, in 2010 – 60%). Other changes of cost base are insignificant.

New types of goods (works, services) having the priority importance offered by the Issuer in the market of its core business activity to the extent of available general information on such types of goods (works, services). Development status of such types of goods (works, services): the Issuer is not offering in the market of its core business activity any new types of goods (works, services) having the priority importance. No developments are carried out in this respect.

Information on standards (rules) in accordance with which the financial statements were prepared and calculations were made that are reflected in this Clause of the Prospectus:

The Issuer’s financial statements have been formed basing on the effective accounting and reporting standards accepted in the Russian Federation and established by the Federal Law No. 129-FL “On financial statements” dated 21.11.1996 and “Provision on accounting practices and financial statements in the Russian Federation” approved by the decree of the Ministry of Finance of the Russian Federation No. 34H dated 29.07.1998 as well as in accordance with other regulatory acts incorporated into the accounting and financial statement regulation and preparation system being in effect in the Russian Federation.

4.2.3. The Issuer’s Materials, Goods (Raw Materials) and Suppliers

For 2010

The Issuer’s suppliers that account for at least 10 % of all supplies of materials and goods (raw materials): The Issuer’s suppliers that account for at least 10 % of all supplies of materials and goods (raw materials) are not available:

Information on changes in the prices for more than 10 % for main materials and goods (raw materials) within the corresponding reporting period in comparison with the corresponding period of the previous year: No changing in the prices for more than 10 % for main materials and goods (raw materials) within the corresponding reporting period in comparison with the corresponding period of the previous year was reported: No raw materials (in the form of fuel) are used for generation of electric power by the Issuer. The Issuer develops unused energetic potential of Russian rivers and other renewable sources of electric power. The forecasts with respect to the availability of the specified sources in future are positive.

The import share in the supplies of materials and goods, availability forecast of import sources in the future and possible alternative sources: There are no import supplies

For 3 months 2011

The Issuer’s suppliers that account for at least 10 % of all supplies of materials and goods (raw materials): The Issuer’s suppliers that account for at least 10 % of all supplies of materials and goods (raw materials) are not available:

Information on changes in the prices for more than 10 % for main materials and goods (raw materials) within the corresponding reporting period in comparison with the corresponding period of the previous year: No changing in the prices for more than 10 % for main materials and goods (raw materials) within the corresponding reporting period in comparison with the corresponding period of the previous year was reported: No raw materials (in the form of fuel) are used for generation of electric power by the Issuer. The Issuer develops unused energetic potential of Russian rivers and other renewable sources of electric power. The forecasts with respect to the availability of the specified sources in future are positive.

The import share in the supplies of materials and goods, availability forecast of import sources in the future and possible alternative sources: There are no import supplies

4.2.4. The Issuer’s Markets of Sale of Goods (Works, Services)

Key markets where the Issuer effects its activity:

The Issuer effects its activity in the territory of several constituent entities of the Russian Federation. At the present time the Issuer’s main type of business activity at present is generation and sale of electric power (capacity).

In accordance with the Decree of the Government of the Russian Federation dated December 27, 2006 No. 1172 “On Approving the Regulations of The Whole Sale Market of Electric Power and Capacity and On Changing some Decrees of the Government of the Russian Federation Regarding the Functioning Patterns of the Wholesale Market of Electric Power (Capacity)”, (further on referred to as the “Regulations”) the Issuer sells electric power (capacity) in the following wholesale market segments:

Regulated Agreements (RA):

Electric power (capacity) is supplied to population as well as to the regions with special price setting regimes (The Republics of the North Caucasus, the territories of Tuva, Buryatia, Komi, the Kaliningrad and Arkhangelsk regions) on terms of regulated agreements closed in the wholesale market of electric power (capacity) at regulated prices (tariffs) approved by the Federal Service on Tariffs (FST) of the Russian Federation. The total amount of electric power and the total volume of capacity to be supplied under the RA by the Issuer in the corresponding calendar year cannot exceed 35 percent of the total output of electric power and capacity determined in the forecast balance for the Issuer within the regulation period.

Competitive trade of generating capacity, competitive take-off of capacity:

Since June 1, 2008 capacity is traded on terms of competitive take-off of capacity performed by the system operator. Purchasers must pay for all the capacity taken on terms of competitive take-off of capacity in their price zone.

The whole sale market rules provide for the possibility to sale capacity both at the prices of competitive take-off of capacity and at the free prices in case of concluding the electric power sale and purchase agreements including on the stock exchange. The Decree of the Government of the Russian Federation No. 89 dated February 24, 2010 and further Regulations of the whole sale market made it possible to approve the provisions ensuring the launch of long-term capacity market. The long-term model of capacity market provides for marginal price setting. In this case, as it is with the electric power trade since 2011 capacity is supplied under the regulated agreements only in the scope required by population and similar category customers except the capacity supplied by the hydro-power plants located in the second price zone. The hydro-power plants supplying capacity in the second price zone must supply capacity at regulated prices in 2011 as well.

In the long-term market the competitive take-off of capacity is performed basing on a demand forecast formed by the Grid operator for the corresponding supply period. Whenever actual demand for capacity exceeds the forecasted one then competitive take-off of capacity may take place.

In the process of competitive take-off of capacity first of all the capacity supplied from the NPPs and HPPs is taken under the CCS (contracts of capacity supply) or similar ones. The capacity that failed to pass competitive take-off is not paid except for the capacity of generating facilities that need to operate to support the technological operation mode of the energy grid and to supply heat energy (necessary generators).

In accordance with the Whole sale market regulations the capacity is sold using the following contractual forms, namely the agreements for:

purchase / sale of capacity taken under competitive take-off of capacity and under capacity purchase-sale agreements concluded on the basis of competitive take-off of capacity;

purchase / sale of capacity under free agreements for purchase / sale of capacity including those concluded on the stock exchange purchase / sale of capacity under agreements for capacity provision and under agreements for purchase / sale of capacity from new nuclear power plants and hydro-power plants, similar to CCS (contracts of capacity supply);

purchase / sale of capacity from generating facilities referred to the generating facilities supplying capacity in the forced mode;

purchase / sale of capacity under regulated agreements (in the scope of delivery to population and similar categories);

Purchase / sale of capacity, generating facilities determined on the basis of additional selection of investment projects executed only when the capacity volume taken on the basis of competitive take-off of capacity in some free flow zone does not meet demand for capacity;

Purchase / sale of capacity, generating facilities determined on the basis of investment project tenders to arrange for perspective technological reserve of capacities.

The first campaign of signing agreements for purchase / sale of capacity from new HPPs / PSPPs. Hydro-power plants commissioned under an agreement for purchase / sale of capacity from new HPPs / PSPPs get a guarantee to be paid for capacity for 20 years thus ensuring return of capital costs and stipulated operating expenses.

Day-ahead market (DAM):

All electric power produced in excess of the RA volumes are sold at free prices in the day-ahead market and deficiencies in volumes under RA are purchased on such markets. Rules of the wholesale market of electric power (capacity) leave the possibility for sale / purchase of electric power by concluding free bilateral contracts (FBC). For such free bilateral contracts wholesale market players determine their partners, prices and supply volumes at their own discretion.

Balancing market (BM):

The balancing market is the platform for trading of deviations of the actual electric power generation schedule from the planned one at prices formed on the basis of competitive price bid.

Among factors that could adversely impact sales of the Issuer’s products (work, services) are the following:

Amendments of the regulatory and legal framework in the power industry;

The Issuer’s actions to mitigate negative factors:

Forming of a regulatory and legal framework favourable for the Issuer for the functioning of the electric power and capacity market. In order to accomplish this goal the Issuer shall take active part in the development of regulatory acts in the field of electric energy carried out by the Ministry of Energy of the Russian Federation, NP Sovet Rynka, Federal Tariff Service (FTS) of the Russian Federation.

4.2.5. Information on the Issuer’s Licenses

In its business activity the Issuer does not use restrictedly transferrable items, does not perform banking transactions or insurance activity, does not act as a professional market maker, and is not an investment fund therefore information on licenses for such types of activity is not specified.

The Issuer does not extract natural resources and does not render communication services, information on licenses for such types of activity is not specified.

The Issuer effects certain types of activity that may be performed in accordance with the legislation of the Russian Federation solely on a base of a special permit. The Issuer has received the following licenses:

Name of an issuing authority: Ministry of Health of the Moscow Region

Number: -50-01-000408

Name of a type(s) of activity: Performance of medical activity

Date of issue: 18.08.2010

Expiration date: 20.08.2013

Name of an issuing authority: Federal Service on Environmental, Technology and Nuclear Supervision

Number: OT-00-009746(00)

Name of a type(s) of activity: Activity related to collection, use, decontamination, transportation, disposal of hazardous waste

Date of issue: 18.03.2009

Expiration date: 18.03.2014

Name of an issuing authority: Federal Service on Environmental, Technology and Nuclear Supervision

Number: -00-00977

Name of a type(s) of activity: Maintenance of explosion and fire hazardous industrial facilities

Date of issue: 26.08.2010

Expiration date: 25.03.2014

Name of an issuing authority: Federal Service on Transport Supervision

Number: ACC-24-032935

Name of a type(s) of activity: Passenger transportation by motor vehicles in the territory of the Russian Federation

Date of issue: 24.11.2008

Expiration date: 24.11.2013

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

Number: 2/27546

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 09.10.2008 (extended on 29.09.2010)

Expiration date: 09.10.2013

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

Number: 2/27545

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 09.10.2008 (extended on 18.11.2010)

Expiration date: 09.10.2013

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

Number: 2/27954

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 01.11.2008 (extended on 29.09.2010)

Expiration date: 01.11.2013

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

Number: 2/27930

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 01.11.2008

Expiration date: 01.11.2013

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

Number: 2/27931

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 01.11.2008 (extended on 01.12.2010)

Expiration date: 01.11.2013

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

Number: 2/28336

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 25.11.2008 (extended on 18.11.2010)

Expiration date: 25.11.2013

Name of an issuing authority: Ministry of the Regional Development of the Russian Federation

Number: -1-77-01-1027-0-2460066195-037084-1

Name of a type(s) of activity: Construction of buildings and structures except for seasonal and auxiliary ones

Date of issue: 12.12.2008

Expiration date: 12.12.2013

Name of an issuing authority: Federal Agency on Technical Regulation and Metrology

Number: 004289-P

Name of a type(s) of activity: Repair of measuring equipment

Date of issue: 24.01.2008

Expiration date: 24.01.2013

Name of an issuing authority: Subsurface Resources Management State Office for the Krasnoyarsk Region (Krasnoyarsknedra)

Number: No. 01950

Name of a type(s) of activity: Construction and operation of a spillway of Sayano-Shushenskaya HPP on the right bank of the Enisei

Date of issue: 25.09.2008

Expiration date: 31.12.2030

Name of an issuing authority: Subsurface Resources Management State Office for the Republic of Khakassia (Khakassnedra)

Number: No. 00489

Name of a type(s) of activity: Construction and operation of underground facilities not linked with extraction of mineral resources (a motorway tunnel equipped with Class 5 Civil Defense facility and drainage cemented drift) on the left bank of the Enisei

Date of issue: 28.11.2008

Expiration date: 28.03.2033

Name of an issuing authority: Ministry of Health for the Republic of Khakassia

Number: 19-01-000197

Name of a type(s) of activity: Performance of medical activity

Date of issue: 13.08.2010

Expiration date: 07.03.2013

Name of an issuing authority: Federal Service on Environmental, Technology and Nuclear Supervision

Number: 66-000764

Name of a type(s) of activity: Maintenance of explosion and fire hazardous industrial facilities

Date of issue: 17.08.2007

Expiration date: 17.08.2012

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

Number: 2/21902

Name of a type(s) of activity: Performance of works related to assemblage, repair and servicing of means for fire safety of buildings and structures

Date of issue: 30.10.2007

Expiration date: 30.10.2012

Name of an issuing authority: Ministry of Civil Defense Affairs of the Russian Federation, Emergencies, and Liquidation of Consequences of Natural Disasters

Number: 3/07778

Name of a type(s) of activity: Maintenance explosion and fire hazardous industrial facilities

Date of issue: 29.12.2007

Expiration date: 29.12.2012

Name of an issuing authority: Ministry of Transport of the Russian Federation. The Federal Geodesy and Cartography Agency

Number:

Name of a type(s) of activity: Geodesic activity

Date of issue: 04.09.2006

Expiration date: 03.09.2011

Name of an issuing authority: Subsurface Resources Management State Office for the Republic of Dagestan

Number:

Name of a type(s) of activity: Exploration and extraction of fresh underground waters from well No. 505 for technical needs

Date of issue: 30.11.2010

Expiration date: 01.12.2017

Name of an issuing authority: Subsurface Resources Management State Office for the Kabardino-Balkarian Republic

Number:

Name of a type(s) of activity: subsurface use (extraction of potable water at Basoviy Section of the Nalchik Deposit to feed the village of Nartan)

Date of issue: 15.01.2009

Expiration date: 31.12.2013

Name of an issuing authority: Subsurface Resources Management State Office for the Kabardino-Balkarian Republic

Number:

Name of a type(s) of activity: subsurface use (extraction of potable water to feed HPP-3 on the steep canal between Baksan and Malka)

Date of issue: 15.01.2009

Expiration date: 31.12.2013

Name of an issuing authority: Subsurface Resources Management State Office for the Kabardino-Balkarian Republic

Number:

Name of a type(s) of activity: Construction and further operation of a diversion tunnel at the Kashkhatau HPP

Date of issue: 15.06.2010

Expiration date: 31.12.2015

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the Federal Security Service (FSB) of Russia

Number: No. 0040434, registration number: No. 3875

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 02.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Licensing, Certification and State Secret Non-Disclosure Center of the Federal Security Service (FSB) of Russia

Number: No. 0040438, registration number: No. 3877

Name of a type(s) of activity: Activities and (or) services related to state secret protection

Date of issue: 02.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Amur region

Number: No. 0033414, registration number: No. 3875/319

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 29.11.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Vologda region

Number: No. 0023304, registration number: No. 3875/859-

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 24.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Republic of Dagestan

Number: No. 0033816, registration number: No. 3875/367

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 28.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Samara Region

Number: No. 0041158, registration number: No. 3875/1743

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 01.12.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Amur region

Number: No. 0033415, registration number: No. 3875/320

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 07.12.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Stavropol region

Number: No. 0031497, registration number: No. 3875/632

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 26.10.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Novosibirsk region

Number: No. 0040180, registration number: No. 2440

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 13.12.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Republic of Khakassia

Number: No. 0012413, registration number: No. 3875/283

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 02.09.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Saratov region

Number: No. 0027422, registration number: No. 3875/1325

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 17.11.2010

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Nizhni Novgorod Region

Number: No. 0028265, registration number: No. 3875/1154

Performance of works with the use of information being the state secret.

Date of issue: 17.01.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Yaroslavl region

Number: No. 0001154, registration number: No. 3875/662

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 26.01.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Republic of Karachayevo-Cherkessian Republic

Number: No. 0014721, registration number: No. 3875/07

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 21.01.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Perm region

Number: No. 0024286, registration number: No. 3875/1129

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 25.01.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Perm region

Number: No. 0024287, registration number: No. 3875/1130

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 01.02.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Republic of North Ossetia-Alania.

Number: No. 0006944, registration number: No. 3875/208

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 31.03.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Chuvash Republic

Number: No. 0015180, registration number: No. 3875/495

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 09.02.2011

Expiration date: 02.09.2015

Name of an issuing authority: Administration of the Federal Security Service (FSB) of Russia for the Republic of Dagestan

Number: No. 0033832, registration number: No. 3875/385

Name of a type(s) of activity: Performance of works with the use of information being the state secret

Date of issue: 16.05.2011

Expiration date: 02.09.2015

The Issuer’s forecast about the extension of the special permit (licenses):

At the expiration of the aforementioned licenses the Issuer shall make all the possible steps to prolong their validity period or to get new licenses. Impossibility to prolong the licenses or to get new ones may have a significant negative impact on the Issuer’s activity and financial performance.

The probability of this scenario is low.

4.2.6. The Issuer’s Joint Activity

1) Cooperation Agreement between JSC RusHydro, JSC RAO UES of Russia, JSC RUSAL, RUSAL Limited and RUSAL Energy Limited dated 31.05.2006 (Boguchanskaya HPP, Boguchansky aluminum factory).

Purpose: joint (from the side of JSC RusHydro and JSC RUSAL) financing, construction and start of operation of Boguchanskaya HPP with the installed capacity of 3,000 MW; joint financing, construction and operation of Boguchansky aluminum factory with the capacity of 597,000 tons of aluminum per year.

Parties: JSC RusHydro, JSC RAO UES of Russia, JSC RUSAL, RUSAL Limited and RUSAL Energy Limited.

Investment scope: JSC RusHydro’s participatory share in construction of Boguchanskaya HPP – 27,464,500,000 rubles ( 1/2).

Financial results for the last completed financial year and the last accounting period before the date of approval of the Prospectus: financial results for the specified periods are not available

In May of 2006 JSC RusHydro and Rusal concluded a cooperation agreement to set up a joint venture on a parity basis (50/50) to found Boguchansky energy and metallurgic association with the aim of completion of construction and consequent operation of Boguchanskaya HPP in the Krasnoyarsk Region with the installed capacity of 3,000 MW, and construction and consequent operation of an aluminum factory with the capacity of 600 thousand tons of aluminum per year. The agreement stipulates that all expenses incurred in connection with and all profits received from the project of Boguchansky energy and metallurgic association shall be equally divided between JSC RusHydro and Rusal. The project envisages that Boguchanskaya HPP shall be commissioned in several stages. It is planned that 1,000 MW will be commissioned in 2011 and 2,000MW – in 2012–2013. Boguchanskaya HPP will deliver electric power to Boguchansky aluminum factory and other consumers in Siberia.

2) A Joint Activity Agreement dated 15.09.1993 No. 29 (Kalmytskaya wind power station).

Purpose: the parties intend to join forces and funds to achieve a common goal which is construction of Kalmytskaya wind power station, its commissioning, joint operation thereof as shared property, electricity production and profit making.

Parties: JSC RusHydro, JSC Interregional Distribution Grid Company (IDGC) of the South.

Investment scope: JSC RusHydro’s participatory share – 39,402,244.98 rubles (852/1000).

Financial results for the last completed financial year and the last accounting period before the date of approval of the Prospectus: financial results for the specified periods are not available

3) A joint activity agreement without number dated 27.01.1998 (boiler plant in Pyatigorsk)

Purpose: the parties have agreed to join forces and funds and jointly act without establishing a legal entity to achieve a common goal, which is operation of a boiler plant and heat distribution networks in the village of Energetik located on the slope of the Mashuk Mountain, Pyatigorsk, the Stavropol Region.

Parties: JSC RusHydro, JSC UGK TGK-8, JSC Centerenergoholding, JSC Intergeneratsia, JSC Sibenergoholding, JSC Teplo, FPK Stroyindustria

Investment scope: JSC RusHydro’s participatory share – 53,447.13 rub. (0.008767874423516).

Financial results for the last completed financial year and the last accounting period before the date of approval of the Prospectus: Financial result (loss) for 2010 amounted to 10,018.56 rub., financial result (profit) for the 1st quarter of 2011 amounted to 16,046.88 rub.

4.2.7. Additional Requirements to the Issuers Being Incorporated Investment Funds, Insurance or Lending Institutions, Mortgage Agents

The Issuer is not an incorporated investment fund, insurance or lending institution, mortgage agent.

4.2.8. Additional Requirements to the Issuers whose Core Business Activity is Extraction of Mineral Resources

Extraction of natural resources, including extraction of precious metals and stones is not the Issuer’s core business activity. The core activity of the Issuer’s subsidiary and dependent companies is not extraction of natural resources, including precious metals and stones.

4.2.9. Additional Requirements to the Issuers whose Core Business Activity is Rendering Communication Services

Rendering of communication services is not the Issuer’s core business activity.

4.3. The Issuer’s Plans for Future Activity

Brief description of the Issuer’s plans in relation to its future activities:

In accordance with the Articles of Association, the purposes of the Issuer’s activity are:

•	to create the conditions for ensuring reliability and safety of power generating facilities;

•	to implement the state policy in the sphere of the hydro power sector;

•	to create the conditions for efficient functioning of the wholesale market of the electric power (capacity);

•	to carry out efficient maintenance and centralized process management of hydro power facilities;

•	to implement the uniform strategy in the sphere of investments and raising capital to solve general system tasks of the hydro power sector development;

•	to develop and implement scientific and technical policy and to implement new advanced types of machinery and technologies, including development of renewable sources of electric power;

•	to gain profit.

Sources of future income:

In future the Issuer plans to gain profit from income generated by its core business activity -generation and sale of electric power and capacity in retail and wholesale markets of electric power and capacity, as well as from rendering services rendered to consumers of electric power and capacity.

Plans concerning the setting up of new production, expanding or downsizing existing production, developing new kinds of products, upgrading and revamping of fixed assets:

The 2010-2013 Investment Program of JSC RusHydro validated by the Order of the Ministry of Energy of the Russian Federation dated September 16, 2010 No. 447 envisages the following activities in 2011:

1. Commissioning of additional 18.5 MW of capacity. Taking into account the time displacement to commission the Boguchanskaya HPP on the basis of a meeting of the Commission for complex study and solving the issues of forest summary reports and forest clearing on the territory of the Boguchanskaya HPP’s water reservoir bed chaired by the Deputy Chairman of the Government of the Russian Federation D.N. Kozak dated 22.11.2010 No. 1 as well as a consolidated schedule of activities to commission the Boguchanskaya HPP, preparation of capacity supply scheme and the Boguchanskaya HPP’s water reservoir bed coordinated with the Ministry of Energy of Russia.

2. Financing of JSC RusHydro’s investment project for the total amount of 108,845 mln rubles, including:

•	technical upgrading and reconstruction: 18,476.5 mln rubles;

•	restoration of the Sayana-Shushenskaya HPP: 9,900 mln rubles;

•	restoration of the Baksanskaya HPP: 1,162.3 mln rubles;

•	facilities under construction: 62,179 mln rubles;

•	renewable energy source projects: 6,360 mln rubles;

•	facilities under engineering, including those meant for construction: 9,645 mln rubles;

•	other projects: 1,122 mln rubles (to add investments of subsidiaries and affiliates (specialized both in power distribution and in engineering).

The Issuer developed a long-term retrofit and upgrade program of generating facilities until 2020 to achieve the following objectives:

Assurance of reliable and safe operation of company’s facilities;

Increasing JSC RusHydro’s installed capacity as a result of equipment replacement with higher performance equipment;

Increasing JSC RusHydro’s electric power generation by removing technical limitations, increasing efficiency and reducing idle discharge during floods;

Reducing operational costs by decreasing the scope of repairs and by automating technological processes;

Preventing the tendency of JSC RusHydro’s equipment aging.

Probable modifications of the Issuer’s core business activity: the Issuer does not intend to modify its core business activity.

4.4. The Issuer’s Participation in Industrial, Banking and Financial Groups, Holding Companies, Concerns and Associations

Name of the group, holding company, concern or association: Siberian Energy Association

Membership term: 1st qtr 2008 – until present time. Membership term is unlimited.

The Issuer’s role (place) and functions in the association:

Member of the association taking part in achieving the following goals of the association:

•

representation and protection of the Association Members’ interests in the executive agencies of the Russian Federation, including cases of approving various tariffs by federal executive agencies acting in the sphere of state tariff control;

•	providing the Association Members with organizational, informational, methodological, legal and other types of assistance;

•

promoting prestige, reliability and mutual trust among the Association Members, expanding business partnerships among the Association Members as well as networking among their managers and specialists;

•

promoting collaboration of the Association Members with executive agencies of the Russian Federation as well as with national energy companies; assisting the Association Members and Participants in consolidating their resources to undertake comprehensive energy saving programs and further coordination of their activities;

•	elaboration and extention to activities of the subjects;

•	regulating the standard procedure for tariff management and its follow-up.

Name of the group, holding company, concern or association: International Hydropower Association (UK)

Membership term: 2006 – until present time. Membership term is unlimited.

The Issuer’s role (place) and functions in the association:

Member of the association taking part in achieving the following goals of the association:

•	Working out a consolidated position with regards to renewable energy sources (wind, solar, geothermal and hydro power) presenting and promoting this position in all state and public bodies.

•	Mitigating negative consequences of black PR campaigns targeted at the defamation of hydro power.

•	Implementing initiatives geared towards increasing the share of renewable energy sources, primarily that of hydro power.

4.5. The Issuer’s Subsidiaries and Affiliates

Full company’s name: Open Joint Stock Company Kolymaenergo

Abbreviated company’s name: OJSC Kolymaenergo

Location: Russia, the city of Magadan, Proletarskaya Street, house 84, building 2

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 64.27

Share of the creditor’s ordinary shares held by the Issuer, %: 64.27

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Production of electrical and thermal power. Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Drokova Anna Valeryevna	1985	0	0
Kolyada, Andrey Sergeevich	1984	0	0
Klochkov Roman Viktorovich (Chairman)	1971	0.0003	0.0003
Stanulenaite Yanina Eduardovna	1980	0	0
Murin Leonid Arkadyevich	1954	0.002	0.002
Kirov Sergey Anatolyevich	1976	0	0
Yanson Sergey Yuryevich	1970	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director -Murin Leonid Arkadyevich	1954	0.002	0.002

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Gidroremont-VKK

Abbreviated company’s name: OJSC Gidroremont-VKK

Location: Russia, the city of Moscow, Vernadskiy Prospect, house 8A

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Repair, upgrading and revamping of mechanical and electrical equipment at power plants and industrial enterprises; repair of buildings and installations

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Nikitin Alexey Valeryevich (Chairman)	1975	0	0
Khantsev Alexey Vladimirovich	1967	0	0
Khairulin Viktor Gennadevich	1983	0	0
Belov Oleg Nikolaevich	1977	0.002	0.002
Lebedeva Elena Viktorovna	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Khantsev Alexey Vladimirovich	1967	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Joint Stock Company Zaramagskiye HPPs

Abbreviated company’s name: OJSC Zaramagskiye HPPs

Location: The Russian Federation, the Republic of North Ossetia – Alania, Vladikavkaz Pervomaiskaya str., 34

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 95.46

Share of the creditor’s ordinary shares held by the Issuer, %: 95.46

Creditor’s share in the Issuer’s authorized capital, %: 0.09

Share of the Issuer’s ordinary shares held by the creditor, %: 0.09

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Carrying out Construction Customer’s function, technical supervision function related to engineering and construction activities under the Zaramagskiye hydro power plants project

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Zavalko Maxim Valentinovich (Chairman)	1977	0.00009	0.00009
Kirov Sergey Anatolyevich	1976	0	0
Lusinin Vladimir Leonidovich	1959	0.00000008	0.00000008
Totrov Vitaly Borisovich	1966	0	0
Yanson Sergey Yuryevich	1970	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Totrov Vitaly Borisovich	1966	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Joint Stock Company Management Company HydroOGK

Abbreviated company’s name: OJSC UK HydroOGK

Location: Russia, Moscow, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Carrying out the functions of executive agencies in Joint Stock companies and other types of corporation in compliance with law and closed contracts

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Kirov Sergey Anatolyevich (Chairman)	1976	0	0
Stanulenaite Yanina Eduardovna	1980	0	0
Zhirkov Andrey Evgenyevich	1972	0	0
Yanson Sergey Yuryevich	1970	0	0
Panchenko Dmitriy Anatolyevich	1975	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Zhirkov Andrey Evgenyevich	1972	0.0	0.0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Closed Joint Stock Company HydroEngineering Siberia

Abbreviated company’s name: CSC HydroEngineering Siberia

Location: Russian Federation, the Krasnoyarsk Territory, Krasnoyarsk, Respubliki Str., 51. Lenina str., 86, building 1

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Construction of power generation and distribution facilities as well as other industrial and civil facilities.

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Frolov Kirill Evgenyevich (Chairman)	1975	0	0
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Podolsky Sergey Pavlovich	1960	0.0001	0.0001
MogilevichOlga Konstantinovna	1976	0.0000001	0.0000001
Belov Oleg Nikolaevich	1977	0.002	0.002

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Efimov Vladislav Vladislavovich	1968	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Joint Stock Company Leningradskaya PSPP

Abbreviated company’s name: OJSC Leningradskaya PSPP

Location: Russian Federation, 187727, the Leningrad Region, the Lodeinopolsky District, the settlement Yanega, Pionerskaya str., 4

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Development and deployment of new machines and technologies ensuring efficient, safe and environmentally sound operation of industrial facilities, fostering favorable conditions for the development of the energy sector

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Shmanenkov Sergey Alexeevich (Chairman)	1948	0.00002	0.00002
Savchenko Stepan Nikolaevich	1958	0	0
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Yanson Sergey Yuryevich	1970	0	0
Kirov Sergey Anatolyevich	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Savchenkov Stepan Nikolaevich	1958	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Scientific Research Institute of Electric Power Facilities

Abbreviated company’s name: OJSC NIIES

Location: Russia, the city of Moscow, Stroitelniy Proyezd (Drive), house 7a

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Scientific research in the area of energy and hydraulic energy facilities construction, development of environmentally sound energy generating technologies in the framework of state and sector-specific programs and deployment of scientific developments at existing power plants and other businesses of the fuel and energy sector as well as for water management, transport and other types of infrastructure

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Kozlov Michael Vladimovich (Chairman)	1970	0	0
Shpolyanskiy Yuliy Borisovich	1958	0.00000001	0.00000001
Sorokin Roman Yuryevich	1980	0.00006	0.00006
Yanson Sergey Yuryevich	1970	0	0
Kirov Sergey Anatolyevich	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General director – Shpolyanskiy Yuliy Borisovich	1958	0.00000001	0.00000001

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company B.E. Vedeneyev VNIIG

Abbreviated company’s name: JSC B.E. Vedeneyev VNIIG

Location: Russia, Saint-Petersburg, Gzhatslaya str., 21

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Scientific and research developments, deployment and experimental work in the area of energy generation and distribution and construction of energy and hydraulic energy facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Yanson Sergey Yuryevich (Chairman)	1970	0	0
Khaziakhmetov Rasim Magsumovich	1954	0	0
Bellendir Evgeniy Nikolaevich	1957	0.000006	0.000006
Nedotko Vadim Vladislavovich	1975	0	0
Zavalko Maxim Valentinovich	1977	0.00009	0.00009

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Bellendir Evgeniy Nikolaevich	1957	0.000006	0.000006

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Energy Plants Constructing Complex UES

Abbreviated company’s name: JSC ESCO UES

Location: Russian Federation, Moscow, Vavilova str., 91, building 2

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Carrying out the functions of Construction Customer and Construction Contractor at energy plants constructing projects

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Lusinin Vladimir Leonidovich (Chairman)	1959	0.00000008	0.00000008
Kirov Sergey Anatolyevich	1976	0	0
Yanson Sergey Yuryevich	1970	0	0
Minaev Alexander Vladimirovich	1965	0	0
Stanulenaite Yanina Eduardovna	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Minaev Alexander Vladimirovich	1965	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Hydroinvest

Abbreviated company’s name: OJSC Gidroinvest

Location: Russia, the city of Moscow, Architect Vlasov Street, 51

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 1.24

Share of the Issuer’s ordinary shares held by the creditor, %: 1.24

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Investment in stock and equity participation in legal entities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Savelyev Ivan Vyacheslavovich (Chairman)	1984	0.0003	0.0003
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Stanulenaite Yanina Eduardovna	1980	0	0
Lebedeva Elena Viktorovna	1978	0	0
Kirov Sergey Anatolyevich	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Stapran Dmitriy Andreevich	1977	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Lenhydroproject

Abbreviated company’s name: OJSC Lenhydroproject

Location: Russia, the city of St. Petersburg, Ispytateley Prospect, 22

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company.

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Scientific and research developments, deployment and experimental work in the area of energy generation and distribution and construction of energy and hydraulic energy facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Stalevsky Andrey Stanislavovich (Chairman)	1969	0	0
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Voskresenskiy Sergey Modestovich	1956	0	0
Yanson Sergey Yuryevich	1970	0	0
Popov Pavel Borisovich	1960	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Voskresenskiy Sergey Modestovich	1956	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Private Joint Stock Limited Company HYDROOGK Power Company Limited

Abbreviated company’s name: HYDROOGK Power Company Limited

Location: 16 Kyriakos Matsis Avenue Eagle House, 10-th floor, Ayoi Omoloyites, 1082 Nicosia, Cyprus

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Investment activity

Does not have a significant influence on the Issuer’s business activity

The members of the company’s Board of Directors; The BOD is not provided for

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Director – Tkachenko Irina Nikolaevna	1975	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Private Joint Stock Limited Company HYDROOGK Aluminium Company Limited

Abbreviated company’s name: HYDROOGK Aluminium Company Limited

Location: 16 Kyriakos Matsis Avenue Eagle House, 10-th floor, Ayoi Omoloyites, 1082 Nicosia, Cyprus

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Investment activity

Does not have a significant influence on the Issuer’s business activity

The members of the company’s Board of Directors; The BOD is not provided for

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Director – Tkachenko Irina Nikolaevna	1975	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Closed Joint Stock Company Organizer of Boguchanskaya Hydro Power Plant Construction

Abbreviated company’s name: CSC Organizer of Boguchanskaya Hydro Power Plant Construction

Location: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 51

Share of the creditor’s ordinary shares held by the Issuer, %: 51

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Construction. Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Romanov Alexander Vladimirovich	1974	0.000004	0.000004
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Uporov Viktor Alexandrovich	1952	0.000005	0.000005
Chertkova Svetlana Vasilyevna	1976	0	0
Sitkovets Olesya Nikolaevna	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Uporov Viktor Alexandrovich	1952	0.000005	0.000005

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Closed Joint Stock Company Construction Organizer for the Boguchanskaya HPP

Abbreviated company’s name: CJSC Construction Organizer for the Boguchanskaya HPP

Location: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having more then 20 % of the company’s voting shares

Issuer’s share in the creditor’s authorized capital, %: 49

Share of the creditor’s ordinary shares held by the Issuer, %: 49

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Construction

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Zakharov Yuri Yuryevich	1978	0	0
Korotaev Evgeny Vitalievich	1982	0	0
Senchukov Dmitry Evgenyevich	1972	0	0

Romanov Alexander Vladimirovich	1974	0.000004	0.000004
Zavalko Maxim Valentinovich	1977	0.00009	0.00009

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Kalmykov Vsevolod Dmitrievich	1958	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Closed Joint Stock Company Construction Customer for the Boguchanskaya HPP

Abbreviated company’s name: CJSC Construction Customer for the Boguchanskaya HPP

Location: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20 % of the company’s voting shares

Issuer’s share in the creditor’s authorized capital, %: 49

Share of the creditor’s ordinary shares held by the Issuer, %: 49

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Construction

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Zakharov Yuri Yuryevich	1978	0	0
Korotaev Evgeny Vitalievich	1982	0	0
Kharitontsev Alexander Olegovich	1977	0	0
Romanov Alexander Vladimirovich	1974	0.000004	0.000004
Zavalko Maxim Valentinovich	1977	0.00009	0.00009

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Sobolev Vasily Vasilievich	1955	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Closed Joint Stock Company Construction Organizer for the Boguchansky Aluminum Plant

Abbreviated company’s name: CJSC Construction Organizer for the Boguchansky Aluminum Plant

Location: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, building 10/1

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 51

Share of the creditor’s ordinary shares held by the Issuer, %: 51

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Construction. Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Romanov Alexander Vladimirovich	1974	0.000004	0.000004
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Gerber Igor Rubinovich	1958	0	0
Vaschenko Tatyana Michailovna	1971	0	0
Sitkovets Olesya Nikolaevna	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Gerber Igor Rubinovich	1958	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Joint Stock Company Geoterm

Abbreviated company’s name: OJSC Geoterm

Location: Russia, the city of Petropavlovsk-Kamchatsky, Academician Korolev Street, house 60

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 79.84

Share of the creditor’s ordinary shares held by the Issuer, %: 79.84

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Electrical energy production.

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Luzin Victor Yermilovich (Chairman)	1953	0	0
Parshin Boris Evgenyevich	1958	0.000001	0.000001
Nedotko Vadim Vladislavovich	1975	0	0
Belyaev Dmitriy Alexandrovich	1983	0.00000001	0.00000001
Lebedeva Elena Viktorovna	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Parshin Boris Evgenyevich	1958	0.000001	0.000001

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Opytno-Promishlennaya Verkhne-Mutnovskaya GeoPP

Abbreviated company’s name: OJSC OP Verkhne-Mutnovskaya GeoPP

Location: Russia, the city of Petropavlovsk-Kamchatsky, Academician Korolev Street, house 60

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20 % of the company’s voting shares

Issuer’s share in the creditor’s authorized capital, %: 48.04

Share of the creditor’s ordinary shares held by the Issuer, %: 48.04

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Electrical energy production

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Luzin Victor Yermilovich (Chairman)	1953	0	0
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Bezotechestvo Maxim Leonidovich	1969	0	0
Nedotko Vadim Vladislavovich	1975	0	0
Lebedeva Elena Viktorovna	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Bezotechestvo Maxim Leonidovich	1969	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Zagorskaya PSHPP-2

Abbreviated company’s name: OJSC Zagorskaya PSHPP-2

Location: Russia, the Moscow Region, Sergievo-Posadskiy District, the settlement of Bogorodskoe, house 100

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Carrying out the functions of a Construction Customer on projects concerned with technical upgrading and construction of power generation and distribution facilities as well as other industrial and civil facilities

The company is considered dependent on the Issuer because the Issuer because it receives no less than 5 percent of consolidated income determined by the results of the last summarized accounting (consolidated financial) statements of the Issuer.

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Shmanenkov Sergey Alexeevich (Chairman)	1948	0.00002	0.00002
Stanulenaite Yanina Eduardovna	1980	0	0
Mashtakov Sergey Alexandrovich	1970	0	0
Yanson Sergey Yuryevich	1970	0	0
Kirov Sergey Anatolyevich	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Magruk Vladimir Ivanovich	1957	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Nizhne-Bureiskaya HPP

Abbreviated company’s name: OJSC Nizhne-Bureiskaya HPP

Location: 49, Sovietskaya Street, Novobureisky, Bureisk district, Amur region, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Electrical energy production

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Shmanenkov Sergey Alexeevich (Chairman)	1948	0.00002	0.00002
Kirov Sergey Anatolyevich	1976	0	0
Alexander Sergeievich Garkin	1953	0.0006	0.0006
Sorokin Roman Yuryevich	1980	0.00006	0.00006
Yanson Sergey Yuryevich	1970	0.000072	0.000072

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Garkin Alexander Sergeevich	1953	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Nizhne-Zeiskaya HPP

Abbreviated company’s name: OJSC Nizhne-Zeiskaya HPP

Location: Russia, the Amur Region, the city of Blagoveshchensk, Zeiskaya Street, house 225/3

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out the functions of a Construction Customer on projects concerned with technical upgrading and construction of power generation and distribution facilities as well as other industrial and civil facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Shmanenkov Sergey Alexeevich (Chairman)	1948	0.00002	0.00002
Khairulin Viktor Gennadevich	1983	0	0
Garkin Alexander Sergeevich	1953	0	0
Mogilevich Olga Konstantinovna	1976	0.0000001	0.0000001
Yanson Sergey Yuryevich	1970	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Garkin Alexander Sergeevich	1953	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Turboremont VKK

Abbreviated company’s name: OJSC Turboremont VKK

Location: 1a, Lenina Avenue, Volzhsky, Volgograd region, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Repair, upgrading and revamping of mechanical and electrical equipment at power plants and industrial enterprises

Does not have a significant influence on the Issuer’s business activity.

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Nikitin Alexey Valeryevich (Chairman)	1975	0	0
Sorokin Roman Yuryevich	1980	0.00006	0.00006
Nikolay Mikhailovich Gorin	1959	0.000003	0.000003
Lebedeva Elena Viktorovna	1978	0	0
Belov Oleg Nikolaevich	1977	0.002	0.002

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director Gorin Nikolay Mikhailovich	1959	0.000003	0.000003

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Elektroremont VKK

Abbreviated company’s name: OJSC Elektroremont VKK

Location: Zhigulevskaya HPP, Zhigulevsk, Samara region, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity:

Repair, upgrading and revamping of mechanical and electrical equipment at power plants and industrial enterprises

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Belov Oleg Nikolaievich (Chairman)	1977	0.002	0.002
Lebedeva Elena Viktorovna	1978	0	0
Efimov Sergey Vladimirovich	1961	0	0
Olizko Sergey Prokofievich	1962	0	0
Khairulin Viktor Gennadevich	1983	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Olizko Sergey Prokofievich	1962	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Prometey

Abbreviated company’s name: OJSC Prometey

Location: Settlement Gunib, Republic of Dagestan, Gubninsk district, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Electrical energy production

Does not have a significant influence on the Issuer’s business activity

It was decided on June 15th, 2010 to liquidate JSC Prometey. Functions of all administrating bodies of the company were transferred to the Liquidation Committee

The Liquidation Committee

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Gamzatov Timur Gamzatovich (Chairman)	1960	0.00001	0.00001
Gadzhieva Khadizhat Rashidovna	1965	0.0006	0.0006
Khurshilov Bunyamin Mikhailovich	1960	0	0
Gadzhiev Magomed Gadzhievich	1966	0.0000002	0.0000002
Abdurakhmanova Asvat Abdurakhmanovna	1976	0.00009	0.00009

Full company’s name: Open Joint Stock Company Sayano-Shushenskiy Motor Transport Center Sayano-Shushenskiy Road Transport Center

Abbreviated company’s name: OJSC SShRTC SShRTC

Location: Cheremushki, Sayanogorsk, Republic of Khakassia, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Transportation of goods and passengers by motor road vehicles, servicing and repair of vehicles, operation and maintenance of highways

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Stapran Dmitry Andreevich (Chairman)	1977	0	0
Lebedeva Elena Viktorovna	1978	0	0
Belov Oleg Nikolaevich	1977	0.002	0.002
Lozhkin Alexander Viktorovich	1955	0.0000003	0.0000003
Zavalko Maxim Valentinovich	1977	0.00009	0.00009

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Lozhkin Alexander Viktorovich	1955	0.0000003	0.0000003

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Karachaevo-Cherkesskaya Hydro-generating Company

Abbreviated company’s name: OJSC Karachaevo-Cherkesskaya HGC

Location: 34, Lenina Avenue, Cherkessk, the Karachayevo-Cherkessian Republic, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Delivery (sale) of electrical and thermal energy at fixed tariffs in accordance with the dispatching schedule of electrical and thermal loads

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Lusinin Vladimir Leonidovich (Chairman)	1959	0.00000008	0.00000008
Belov Oleg Nikolaevich	1977	0.002	0.002
Saratikyan Grigor Aslibekovich	1955	0.00002	0.00002
Khairulin Viktor Gennadevich	1983	0	0
Mogilevich Olga Konstantinovna	1976	0.0000001	0.0000001

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director– Saratikyan Grigor Aslibekovich	1955	0.00002	0.00002

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Regional – Power Marketing and Investment Corporation

Abbreviated company’s name: OJSC RPMIC

Location: Russia, Amur region, Zeyskiy district, Zeya, Promyshlenny Lane, 11.

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Installation, commissioning and maintenance of power generating equipment and facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Baltabaev Damir Maratovich	1979	0	0
Zilberblum Vitaly Nikolaievich	1974	0.0000002	0.0000002
Belov Oleg Nikolaevich	1977	0.002	0.002
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Lebedeva Elena Viktorovna	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Zilberblum Vitaly Nikolaievich	1974	0.0000002	0.0000002

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Sayano-Shushenskiy Gidroenergoremont

Abbreviated company’s name: OJSC SShGER

Location: Cheremushki, Sayanogorsk, Republic of Khakassia, Russia Cheremushki.

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Maintenance of power equipment in accordance with applicable regulatory requirements, conducting on-time and quality repair of power equipment, technical upgrading and reconstruction of energy facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Efimov Sergey Vladimirovich (Chairman)	1961	0	0
Khairulin Viktor Gennadevich	1983	0	0
Panchenko Dmitriy Anatolyevich	1975	0	0
Lebedeva Elena Viktorovna	1978	0	0
Belov Oleg Nikolaevich	1977	0.002	0.002

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Chainikov Alexander Vasilyevich	1969	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company South Yakutia Hydropower Company

Abbreviated company’s name: OJSC South Yakutia HPC

Location: Russia, Republic of Sakha (Yakutia), Aldan, Lineynaya Street, 4

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Carrying out Construction Customer’s functions related to construction of power generating and distribution facilities and other industrial and civil facilities, including engineering, pre-design surveys, experimental and R&D activities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Frolov Kirill Evgenievich (Chairman)	1975	0	0
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Sergey Borisovich Uglovsky	1951	0	0
Kirov Sergey Anatolyevich	1976	0.0017	0.0017
Yanson Sergey Yuryevich	1970	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Uglovsky Sergey Borisovich	1951	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Sayano-Shushenskaya HPP Service Support Center

Abbreviated company’s name: OJSC SSHPP SSC

Location: Cheremushki, Sayanogorsk, Republic of Khakassia, Russia Cheremushki.

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity:

Assistance to organizations whose activities are aimed at eliminating the consequences of accidents and reconstruction of the Neporozhniy Sayano-Shushenskaya HPP

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Kirov Sergey Anatolyevich (Chairman)	1976	0	0
Khairulin Viktor Gennadevich	1983	0	0
Plotnikov Vladimir Viktorovich	1960	0	0
Belov Oleg Nikolaevich	1977	0.002	0.002
Motkin Denis Yuryevich	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Plotnikov Vladimir Viktorovich	1960	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Sulakskiy HydroPower Cascade

Abbreviated company’s name: OJSC Sulakskiy HydroCascade

Location: 10, Magomed Gadzhiyev Street, Komsomolskoye, Kizilyurt District, Republic of Dagestan, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity:

Carrying out the Construction Customer’s functions on projects concerned with technical upgrading and construction of electrical energy facilities and other industrial and civil facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Lusinin Vladimir Leonidovich (Chairman)	1959	0.00000008	0.00000008
Belov Oleg Nikolaevich	1977	0.002	0.002
Mogilevich Olga Konstantinovna	1976	0.0000001	0.0000001
Aliev Nurmagomed Alievich	1954	0.0004	0.0004
Khairulin Viktor Gennadevich	1983	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Aliev Nurmagomed Alievich	1954	0.0004	0.0004

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Renewable Energy Engineering Center

Abbreviated company’s name: OJSC Renewable Energy Engineering Center

Location: Russia, Moscow, Arhitektora Vlasova street, 51

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Production of electrical and thermal power

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Michael Vadimovich Kozlov (Chairman)	1970	0	0
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Nedotko Vadim Vladislavovich	1975	0	0
Motkin Denis Yuryevich	1980	0	0
Belov Oleg Nikolaevich	1977	0.002	0.002

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Ryabokon Sergey Dmitrievich	1962	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Chirkeigesstroy

Abbreviated company’s name: OJSC Chirkeigesstroy

Location: Shamilkala, Unzukulskiy district, Republic of Dagestan, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 74.99

Share of the creditor’s ordinary shares held by the Issuer, %: 74.99

Creditor’s share in the Issuer’s authorized capital, %: 0.01

Share of the Issuer’s ordinary shares held by the creditor, %: 0.01

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity:

Construction of buildings and facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Vislovich Alexander Ivanovich (Chairman)	1976	0.0006	0.0006
Alexey Sergeievich Timokhin	1979	0	0
StafievskiyValentin Anatolievich	1939	0.03	0.03
Mukhudinov Mukhudin Sadrudinovich	1950	0.0005	0.0005
Shmanenkov Sergey Alexeievich	1948	0.00002	0.00002

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Mukhudinov Mukhudin Sadrudinovich	1950	0.0005	0.0005

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Zharky

Abbreviated company’s name: OJSC Zharky

Location: 41, Sovetsky City District, Sayanogorsk, Republic of Khakassya, Russia

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as a subsidiary or dependent with respect to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20 % of the company’s shares

Issuer’s share in the creditor’s authorized capital, %: 25.001

Share of the creditor’s ordinary shares held by the Issuer, %: 25.001

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Tourism and recreation activities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Kolesnikov Sergey Evgenievich	1969	0	0
KozachenkoDmitry Sergeievich	1979	0	0
Borisov Dmitriy Sergeevich	1981	0	0
Bazavluk Alexey Anatolievich	1979	0	0
Kiselev Roman Viacheslavovich	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Urusov Arsen Genrikhovich	1973	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Glavniy Vichislitelniy Centr Energetiki

Abbreviated company’s name: OJSC GVC Energetiki

Location: Building 5, 16, Bersenevskaya naberezhnaya, Moscow, Russia

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20 % of the company’s shares

Issuer’s share in the creditor’s authorized capital, %: 42.53

Share of the creditor’s ordinary shares held by the Issuer, %: 42.53

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Design, development and implementation of information technologies supporting economic and financial activities of enterprises and organizations

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Akimov Leonid Yurievich	1965	0	0
Bykov Vadim Vladimirovich	1974	0.0000003	0.0000003
Goncharov Yuri Vladimirovich	1977	0.000001	0.000001
Klunny Felix Viktorovich	1968	0	0
Prokhorov Egor Vyacheslavovich	1982	0	0
Bandurin Garald Ivanovich	1967	0	0
Belov Oleg Nikolaevich	1977	0.002	0.002
Vislovich Alexander Ivanovich	1976	0.0006	0.0006
Nedotko Vadim Vladislavovich	1975	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Oleg Konstantinovich Konstantinov	1960	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Ural Energy Management Company

Abbreviated company’s name: OJSC UEMC

Location: building 2, 37, Vernadskogo Avenue, Moscow, Russia

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20 % of the company’s shares

Issuer’s share in the creditor’s authorized capital, %: 20.67

Share of the creditor’s ordinary shares held by the Issuer, %: 20.67

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Carrying out the functions of executive agencies in Joint Stock companies and other types of corporation in compliance with law and closed contracts

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Piotrovich Nikolay Borisovich (Chairman)	1975	0	0

Koroleva Anna Mikhailovna	1982	0	0
MakeievAndrey Lvovich	1970	0	0
Grave Irina Vladimirovna	1972	0	0
Aboymov Sergey Ivanovich	1962	0	0
Krassov Evgeny Olegovich	1967	0	0
Prokhorov Egor Vyacheslavovich	1972	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Novokreschenykh Ekaterina Ilinichna	1979	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: RusSUNHydro Limited

Abbreviated company’s name: RusSUNHydro Ltd

Location: 42, Nestoros, Kaimakli, 1026, Nikosia, Cyprus

Subsidiary: No

Affiliate: Yes

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: the company is considered dependent on the Issuer because the Issuer owns over 20 % of the company’s shares

Issuer’s share in the creditor’s authorized capital, %: 50

Share of the creditor’s ordinary shares held by the Issuer, %: 50

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Pre-design surveys for hydropower projects in India. Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Kalinin Vasiliy Petrovich	1963	0	0
Ryndin Maxim Ebraimovich	1981	0	0
Valyagin Vladimir Viktorovich	1981	0.000001	0.000001
Plytkevich Irina Vasilievna	1976	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Director – Plytkevich Irina Vasilievna	1976	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Energy Selling Company RusHydro

Abbreviated company’s name: OJSC ESC RusHydro

Location: the Russian Federation, the city of Moscow, Architect Vlasov Street, house 51

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100 % minus 1 share

Share of the creditor’s ordinary shares held by the Issuer, %: 100 % minus 1 share

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Energy selling

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Desiatov Evgeny Valerievich (Chairman)	1968	0	0
Stanulenaite Yanina Eduardovna	1980	0	0
Abramov Ivan Olegovich	1973	0	0
Kirov Sergey Anatolyevich	1976	0	0
Tikhonova Maria Gennadyevna	1980	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Abramov Ivan Olegovich	1973	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Nizhne-Kureiskaya HPP

Abbreviated company’s name: OJSC Nizhne-Kureiskaya HPP

Location: The Krasnoyarsk Region, Krasnoyarsk Respubliki str., 51, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Performing the Construction Customer’s (Developer’s) functions on projects concerned with technical upgrading and construction of power facilities and other industrial and civil facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Shmanenkov Sergey Alexeevich (Chairman)	1948	0.00002	0.00002
Mogilevich Olga Konstantinovna	1976	0.0000001	0.0000001
Lebedeva Elena Viktorovna	1978	0	0
Efimov Vladislav Sergeievich	1968	0	0
Sorokin Roman Yurievich	1980	0.00006	0.00006

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Efimov Vladislav Sergeievich	1968	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Far East WEC

Abbreviated company’s name: OJSC Far East WEC

Location: Russia, The Primorsk Region, Vladivostok, 5A Komsomolskaya str, office 310, 312

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Development and implementation of programs targeted at developing renewable sources of electrical energy

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Savelyev Ivan Vyacheslavovich (Chairman)	1984	0.0003	0.0003
Sorokin Roman Yurievich	1980	0.00006	0.00006
Gavrilov Alexey Vladimirovich	1959	0	0
Belov Oleg Nikolaevich	1977	0.002	0.002
Lebedeva Elena Viktorovna	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Gavrilov Alexey Vladimirovich	1959	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Limited Liability Company Gidroservice

Abbreviated company’s name: LLC Gidroservice

Location: Russia, Moscow, Malaya Dmitrovka str., 7

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 0

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Performing the Construction Customer’s (Developer’s) functions on projects concerned with technical upgrading and construction of power facilities and other industrial and civil facilities

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Galka Vadim Vadimovich (Chairman)	1964	0.002	0.002
Zavalko Maxim Valentinovich	1977	0.00009	0.00009
Belov Oleg Nikolaevich	1977	0.002	0.002
Kirov Sergey Anatolyevich	1976	0	0
Sorokin Roman Yurievich	1980	0.00006	0.00006

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Kirov Sergey Anatolyevich	1976	0	0

Members of the company’s collective executive body

Collective executive body is not provided for by the articles of association

Full company’s name: Closed Joint Stock Company Malaya Dmitrovka

Abbreviated company’s name: CJSC Malaya Dmitrovka

Location: Russian Federation, Moscow, Malaya Dmitrovka str., 7

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Lending property

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Stapran Dmitriy Andreevich	1977	0	0
Nedotko Vadim Vladislavovich	1975	0	0
Grzhib Vladislav Vladislavovich	1969	0	0
Vislovich Alexander Ivanovich	1976	0.0006	0.0006
Lebedeva Elena Viktorovna	1978	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Grzhib Vladislav Vladislavovich	1969	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Small HPPs of Altai

Abbreviated company’s name: OJSC Small HPPs of Altai

Location: 73, Choros-Gurkina Street, Gorno-Altaysk, Altai region, 649006, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Hydropower

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Serebriakov Alexey Vladimirovich (Chairman)	1975	0	0
Khairulin Viktor Gennadevich	1983	0	0
Davydov Igor Alekseevich	1969	0.00000002	0.00000002
Mogilevich Olga Konstantinovna	1976	0.0000001	0.0000001
Belov Oleg Nikolaevich	1977	0.002	0.002

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Davydov Igor Alekseievich	1969	0.00000002	0.00000002

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Open Joint Stock Company Small HPPs of Altai

Abbreviated company’s name: OJSC Dagestan small HPPs

Location: Russian Federation, 369000, Republic of Dagestan, Makhachkala, Rasul Gamzatov Avenue, 39A

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Hydropower Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Serebriakov Alexey Viktorovich	1975	0	0
Zavalko Maxim Valentinovich	1977	0.00009	0.00009

Efendiev Felix Abduragimovich	1940	0	0
Nedotko Vadim Vladislavovich	1975	0	0
Yanson Sergey Yuryevich	1970	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Efendiev Felix Abduragimovich	1940	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

Full company’s name: Limited liability company Verkhnebalkarskaya Malaya HPP

Abbreviated company’s name: Verkne-Balkaraskaya Malaya HPP Ltd

Location: Russian Federation, 361800, Kabardino-Balkarskaya Republic, Chereksiy District, Kashahtau, Mechieva str., 1A

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s authorized capital, %: 100

Share of the creditor’s ordinary shares held by the Issuer, %: 0

Creditor’s share in the Issuer’s authorized capital, %: 0

Share of the Issuer’s ordinary shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Hydropower

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Serebriakov Alexey Viktorovich (Chairman)	1975	0	0
Nedotko Vadim Vladislavovich	1975	0	0
Frolov Kirill Evgenievich	1975	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Sottaev Ali Abdudaevich		0	0

Members of the company’s collective executive body

Collective executive body is not provided for by the articles of association

Full name: Limited liability company Fiagdonskaya Malaya HPP

Abbriviated company’s name: Fiagdonskaya small HPP Ltd

Location: The Russian Federation, 363240, the Republic of North Ossetia – Alania, Alagir District, Alagir, Kodoeva str., 45

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s equity shares held by the Issuer, %: 0

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s equity shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Hydropower

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Serebriakov Alexey Viktorovich (Chairman)	1975	0	0
Nedotko Vadim Vladislavovich	1975	0	0
Frolov Kirill Evgenievich	1975	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Totrov Vitaly Borisovich	1966	0	0

Members of the company’s collective executive body

Collective executive body is not provided for by the articles of association

Full name: Limited liability company Malye HPPs Karachaevo-Cherkessii

Abbriviated company’s name: Small HPP KChR Ltd

Location: Lenina Avenue, 34, Cherkessk, 369000, the Karachayevo-Cherkessian Republic, Russia

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s equity shares held by the Issuer, %: 0

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s equity shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity: Hydropower

Does not have a significant influence on the Issuer’s business activity

The company’s Board of Directors

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Serebriakov Alexey Viktorovich (Chairman)	1975	0	0
Nedotko Vadim Vladislavovich	1975	0	0
Frolov Kirill Evgenievich	1975	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Saratikyan Grigor Aslibekovich	1955	0.00002	0.00002

Members of the company’s collective executive body

Collective executive body is not provided for by the articles of association

Full name: RusHydro International B.V.

Abbriviated company’s name: RusHydro International B.V.

Location: Prince, Bernhardplein 200, 1097 JB Amsterdam,

Subsidiary: Yes

Affiliate: No

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the decisions made by the company

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s equity shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s equity shares held by the creditor, %: 0

Description of the company’s core business activity. Description of the company’s value for the Issuer’s business activity:

Pre-design surveys for hydropower projects in India. Does not have a significant influence on the Issuer’s business activity

The members of the company’s Board of Directors;

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Zorabyants Roman Vladimirovich	1975	0	0
Panchenko Dmitriy Anatolyevich	1975	0	0
Stanulenaite Yanina Eduardovna	1980	0	0
Rep Sander	1973	0	0

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Zorabyants Roman Vladimirovich	1975	0	0

Members of the company’s collective executive body

Collective executive body is not provided for

4.6. Composition, Structure and Value of the Issuer’s Fixed Assets, Information on the Issuer’s Plans to Acquire, Replace or Write off Some Fixed Assets, as Well as on any Burdens on the Issuer’s Fixed Assets

4.6.1. Fixed assets

In accordance with the accounting (financial) statements for the period between 2006 and 2009. Issuer has the following groups of key assets on its balance sheet:

Name of fixed assets group	Original (replacement) asset value, rubles	Accrued depreciation value, rubles
Balance sheet date: 31.12.2006
Buildings	370,636,998	2,637,414
Facilities	1,756,853,072	12,546,875
Equipment	579,695,207	16,847,111
Others	7,438,842	1,651,000

Total:	2,714,624,119	33,682,400

Balance sheet date: 31.12.2007
Buildings	434,983,316	12,756,665
Facilities	1,765,612,273	50,080,077
Equipment	989,296,375	76,672,893
Others	16,546,379	4,161,949

Total:	3,206,438,343	143,671,584

Balance sheet date: 31.12.2008
Buildings	34,774,138,382	570,105,678
Facilities	171,013,441,944	3,023,706,148
Equipment	45,222,120,456	3,773,600,749
Others	840,496,769	142,021,087

Total:	251,850,197,551	7,509,433,662

Balance sheet date: 31.12.2009
Buildings	34,561,878,342	1,153,052,435
Facilities	174,626,726,037	6,295,599,953
Equipment	45,710,198,458	7,463,554,267

Others	942,771,347	293,049,121

Total:	255,841,574,184	15,205,255,776

Balance sheet date: 31.12.2010
Buildings	35,714,281,305	1,742,551,449
Facilities	186,378,666,069	9,612,632,312
Equipment	52,233,631,012	11,709,271,591
Others	1,012,401,079	396,174,157

Total:	275,338,979,465	23,460,629,509

Methods of expensing depreciation deductions for groups of fixed assets: In pursuance of the Issuer’s accounting policies depreciations deductions for groups of fixed assets are expensed by a straight-line method.

Results of the last fixed assets and long-term leased fixed assets revaluation undertaken in the last 5 completed financial years specifying the date of revaluation, full and depreciated reproduction cost before the revaluation and full and depreciated reproduction cost after the revaluation.

The Issuer has not undertaken any fixed assets and long-term leased fixed assets revaluation over the last completed financial years.

Data on the Issuer’s plans to acquire, replace or write off fixed assets whose value constitutes 10% (or more) of the Issuer’s fixed assets value as well as data on any burdens on top of the Issuer’s fixed assets (specifying the nature of burden, time of its occurrence, its duration and other details at the Issuer’s discretion).

In 2011 the Issuer is not intending to acquire, replace or write off fixed assets whose value constitutes 10% (or more) of the Issuer’s fixed assets value.

Burdens on top of the Issuer’s fixed assets. No burdens on top of the Issuer’s fixed assets were recorded at the date of the Prospectus validation.

4.7. On the Issuer’s dependent companies being of significant importance

The Issuer’s dependent companies each having no less than 5 percent of consolidated income determined by the last summarized accounting (consolidated financial) statements of the Issuer as well as any other Issuer’s dependent companies that in his opinion have a significant influence on the financial standing, financial results of core activity and effect changes to the financial standing of the group of companies a part of which is the Issuer and his dependent companies (further on referred to as the Issuer’s dependent company being of significant importance):

Full name: Open Joint Stock Company Zagorskaya PSHPP-2

Abbreviated company’s name: OJSC Zagorskaya PSHPP-2

Location: Russia, the Moscow Region, Sergievo-Posadskiy District, the settlement of Bogorodskoe, house 100

INN (Taxpayer Identification Number): 5042086312

OGRN (Primary State Registration Number): 1065042071137

Type of control the Issuer executes over his dependent company. Direct control

Characteristic of control the Issuer executes over his dependent company. Right to cast over 50 votes in the highest management body of the company controlled by the Issuer

The Issuer’s participatory share in the authorized capital of the dependent company: 100%

Share of ordinary shares of the dependent company owned by the Issuer: 100%

The dependent company’s participatory share in the authorized capital of the Issuer: 0%

Share of the Issuer’s ordinary shares held by the dependent Issuer: 0%

Description of the dependent company’s core business activity. Carrying out the functions of a Customer on projects concerned with technical upgrading and construction of power generation and distribution facilities as well as other industrial and civil facilities

The members of the company’s Board of Directors;

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
Kirov Sergey Anatolyevich	1976	0	0
Mashtakov Sergey Alexandrovich	1970	0	0
Stanulenaite Yanina Eduardovna	1980	0	0
Shmanenkov Sergey Alexeevich (Chairman)	1948	0.00002	0.00002
Yanson Sergey Yuryevich	1970	0	0

Members of the company’s collective executive body: Collective executive body is not provided for

The company’s sole executive body

Full name	Year of birth	Equity interest in the Issuer’s authorized capital (%)	Percentage of owned ordinary shares of the Issuer (%)
General Director – Magruk Vladimir Ivanovich	1957	0	0

V. Information on the Issuer’s Financial and Economic Activity

5.1. Issuer’s Financial and Economic Performance

5.1.1. Profit and Loss

Information on dynamics of indicators characterizing the Issuer’s profitability and loss for the last 5 completed financial years:

Indicator	2006	2007	2008	2009	2010
Revenue, thousand rubles	5,494,223	41,797,725	61,877,186	78,995,831	88,979,471
Gross profit (loss), thousand rubles	–457,558	8,503,886	23,658,704	42,291,339	43,610,112
Net profit (retained profit (uncovered loss), thousand rubles	1,504,245	8,615,731	16,450,239	10,328,995	37,962,949
Return on equity, %	1.06	4.87	4.01	2.32	7.52
Return on assets, %	0.95	4.44	3.73	2.17	6.89
Net profitability ratio, %	27.38	20.61	26.59	13.08	42.66
Product (sales) profitability, %	0	20.35	38.23	53.54	49.01

Capital turnover, times	0.04	0.22	0.14	0.17	0.17
Uncovered loss amount as of the reporting date, thousand rubles	0	0	0	0	0
Correlation of uncovered loss as of the reporting date and the grand total on the balance sheet, %	0	0	0	0	0

Note: the adjusted indicators have been calculated using the procedure recommended in the Regulation on Disclosure of Information by Issuers of Securities approved by the Order of the Federal Service for Financial Markets dated 10.10.2006 No. 06-117/ ..

Economic analysis of the Issuer’s profitability based on dynamics of the adjusted indicators:

– In 2006, the Issuer’s gross profit amounted to 5,494,223 thousand rubles. – sale of electric power and capacity by 8 HPPs – subsidiaries and affiliates taken on lease in the 3rd and 4th quarters of 2006 (JSC Volzhskaya HPP, OJSC Zhigulevskaya HPP, OJSC Zeyskaya HPP, JSC Cascade of Verkhnevolzhskiye HPPs, JSC Nizhegorodskaya HPP, JSC Saratovskaya HPP, JSC Stavropolskaya Electric Generating Company, JSC Sayano-Shushenskaya HPP named after P.S. Neporozhny);

– In 2007, the Issuer’s gross profit amounted to 36,303,502 thousand rubles. sale of electric power capacity by 15 HPPs – subsidiaries and affiliates from 01.01.2007. (JSC Cascade of Verkhnevolzhskiye HPPs, JSC Nizhegorodskaya HPP, JSC Volzhskaya HPP, Zhigulevskaya HPP, JSC Cheboksarskaya HPP, JSC Saratovskaya HPP, JSC Votkinskaya HPP, JSC Kamskaya HPP, JSC Stavropolskaya Electric Generating Company, JSC Sulakenergo, JSC Zelenchukskiye HPPs, JSC Zeiskaya HPP, JSC Dagestan Regional Generation Company), in addition a target investment component to finance JSC RusHydro’s investment projects in the amount of 5,864,000 thousand rubles was included in the tariff rate in 2007.

– In 2008 – by 20,079,461 thousand rubles: The Issuer’s structure was re-organized by merging with HPPs– Subsidiaries and Affiliates. In 2008, 19 generating branches were set up, in addition the whole sale market liberalization amounted to 20% (versus 10 % in 2007) in 2008, in addition a target investment component to finance JSC RusHydro’s investment projects in the amount of 16,773,000 thousand rubles (versus 5,864,000 thousand rubles in 2007) was included in the tariff rate;

– In 2009 – by 17,118,645 thousand rubles: The whole sale market liberalization amounted to 40% (versus 20 % in 2008), in 2009 in addition a target investment component to finance JSC RusHydro’s investment projects in the amount of 26,020,000 thousand rubles (versus 16,773,000 thousand rubles in 2008) was included in the tariff rate;

– In 2010 – by 9,983,640 thousand rubles: The whole sale market liberalization amounted to 70% (versus 40 % in 2009).

The Issuer’s gross loss was 457,558 thousand rubles in 2006. The 2007 gross profit was 8,503,886 thousand rubles; in 2008 – 23,658,704 thousand rubles; in 2009 – 42,291,339 thousand rubles. The increased gross profit resulted from a dramatic growth of revenue following the expansion of the Issuer’s activity.

Over the considered periods the Issuer’s net profit indicator demonstrated continuous growth: From 2006 to 2010 this indicator grew by 36,458,704 thousand rubles. The decline in net profit was due to the loss resulting from revaluated financial investment of 21,711.1 million rubles (revaluation of financial investment (JSC OGK-1, OJSC Krasnoyarskaya HPP) having a market value, as of 31.12.2009, based on the official quotation of securities at MICEX).

The return on equity indicator shows what amount of profit is derived from each investment unit. As of the end of 2006, the indicator was 1.06 % and 4.87%, respectively. The indicator growth is due to the Issuer’s increased net profit. As of the end of 2008 and 2009, the indicator was 4.01 % and 2.32%, respectively. A lower ratio in 2008 and 2009 was due to the growth of receivables: As of the end of 2010 this indicator amounted to 7.52%, the indicator growth is due to the Issuer’s increased net profit.

Return on assets is efficiency of utilizing the assets of a company’s owners and the key criteria for assessing the level of shares at an exchange. Return on net assets is efficiency of utilizing the assets of a company’s owners and the key criteria for assessing the level of shares at an exchange. This ratio shows the amount of profit the company derives from each ruble invested in assets. Return on assets showing how efficiently the company’s property is used was 0.59 % as of the end of 2005, 0.95 % as of the end of 2006 and 4.44 % as of the end of 2007. Analysis of dynamics of indicators shows a rise in return on assets through increased net profit of the Issuer. As of the end of 2008 and 2009, the indicator was 3.73 % and 2.17%, respectively. The indicator decline in 2008 and 2009 was due to growing assets as a result of the Issuer’s financial and economic activity. As of the end of 2010 this indicator amounted to 6.89%, the indicator growth is due to the Issuer’s increased net profit.

The net profitability ratio showing the efficiency of utilizing the entire capital, including its called-up portion, was 27.38 % as of 31.12.2006 and 20.61 % as of 31.12.2007. The decrease in the indicator results from net profit growth rates fall behind those of revenue. As of 31.12.2008 and 31.12.2009, the indicator was 26.59 and 13.08, respectively, as of the end of 31.12.2010 it was – 42.66%. Decline in 2011 (1st quarter) was due to accrual of loss from recalculation of financial investments having a market value in the amount of 3,186,000 thousand rubles (does not result in cash outflow).

The product (sales) profitability ratio shows the company’s profit per each earned ruble. The Issuer’s performance in 2007 allowed the ratio to increase by 20.35 % as compared to 2006 (0%). The increase in actual profitability in 2008 and 2009 is due to the greater amount of the investment component included in the tariff: 38.23 % in 2008 and 53.54 % in 2009. By the results of 2010 this indicator was equal to 49.01%, a decline in comparison with the facts of 2009 was stipulated by the growth in the amount of purchased electric power (capacity) due to an increase of electric power sales under free bilateral contracts (FBC) (sales in 2009 – 588 mln rubles, 2010 – 5849 mln rubles – growth by 10 times), in accordance with the effective rules of the wholesale electric power and capacity market when selling electric power under free bilateral contracts (FBC) an electric power supplier shall buy the whole volume of electric power sold under FBC as a security on the day-ahead market. According to the results of 1st quarter of 2011 this indicator was 62.57%.

The return on capital index showing intensity of utilizing the company’s assets and its business activity also increased by 5.5 times in 2007. The index increase is due to the growth of proceeds from the core business in 2007. In 2008, the index reduced owning to the increase in assets resulting from the Issuer’s financial and economic activities. In 2009, the index grew 1.2 times through a 1.28 times increase in proceeds in 2009 as compared to 2008. By the results of 2010 this indicator did not change in comparison with the fact of 2009.

Economic analysis of the dynamics of uncovered loss indices and those of the ratio between the loss as of the reporting date and the balance-sheet total in 2006–2010 is not provided because the Issuer had no uncovered loss.

Grounds that the Issuer’s management bodies believe led to the Issuer’s profit recorded in the accounting statements for each completed financial year:

The following factors enabled the Issuer to derive net profit in 2006:

Issuer starts its operating activities;

adequate level of electric power (capacity) tariffs;

Issuer’s effective operation in the wholesale electric power and capacity market;

efficient cost management.

The following factors enabled the Issuer to derive net profit in 2007–2010: The Issuer’s net profit is:

adequate level of electric power (capacity) tariffs;

Issuer’s effective operation in the wholesale electric power and capacity market;

efficient cost management;

optimized labor management.

The Issuer’s management bodies have similar opinions as to the above specified grounds and / or their effects on the Issuer’s financial and economic performance indicators.

Members of the Issuer’s management bodies have no dissenting opinion as to the above specified grounds and / or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

5.1.2. Factors that have Affected the Amount of the Issuer’s Revenue from Sales of Goods, Products, Works and Services by the Issuer, and of the Issuer’s Profit (Loss) from the Core Business Activity.

Factors that have affected the amount of revenue

Factor’s name	Level of factor
	2006	2007	2008	2009	2010
Inflation	Medium
Foreign currency rate variations	Low
Public authorities’ resolutions	High			Medium
Other factors, including:
Issuer’s effective operation in the wholesale electric power and capacity market	Medium
Efficient cost management	Low

Factors that have affected the amount of profit

Factor’s name	Level of factor
	2006	2007	2008	2009	2010
Inflation	Medium
Foreign currency rate variations	Low
Public authorities’ resolutions		High		Medium
Other factors, including:
Issuer’s effective operation in the wholesale electric power and capacity market	Medium
Efficient cost management	Medium

Factors that have affected the amount of production cost

Factor’s name	Level of factor
	2006	2007	2008	2009	2010
Inflation	Medium
Foreign currency rate variations	Low
Public authorities’ resolutions	Medium
Other factors, including:
Issuer’s effective operation in the wholesale electric power and capacity market	Low
Efficient cost management	Medium

The Issuer’s management bodies have similar opinions as to the above specified factors and / or their effects on the Issuer’s financial and economic performance indicators.

Members of the Issuer’s management bodies have no dissenting opinion as to the above specified factors and / or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

5.2. Issuer’s Liquidity, Adequacy of Capital and Current Assets

Indicator	2006	2007	2008	2009	2010
Own current assets (thousand rubles)	12,983,794	47,328,918	68,149,564	114,464,000	144,943,095
Net fixed asset index	0.91	0.76	0.86	0.79	0.82
Current liquidity ratio	17.97	39.73	6.70	9.95	8.66
Quick liquidity ratio	17.92	39.64	6.65	9.88	8.52
Equity-assets ratio	0.90	0.91	0.93	0.94	0.92

Note: The adjusted indicators have been calculated using the procedure recommended in the Regulation on Disclosure of Information by Issuers of Securities approved by the Order of the Federal Service for Financial Markets dated 10.10.2006 No. 06-117/ ..

Economic analysis of the Issuer’s liquidity and solvency, adequacy of equity capital to meet short-term liabilities and cover the Issuer’s current operating expenses based on the economic analysis of dynamics of adjusted indicators:

Own current assets are those retained by an organization after one-time full repayment of the organization’s short-term debt. For the five completed financial years, the Issuer’s own current assets have grown dramatically: pledge of shares in number of 12,983,794 pcs, received in October, 2006, to the amount of 154,485,145 ths. rub.; The growth of the indicator is stipulated by attracting monetary funds due to release of additional shares.

The net fixed asset index characterizes a correlation between fixed assets, which should be funded from stable sources, and the size of such sources. For the Insurer’s operation period the index has decreased from 1 to 0.81. The index decline results from an increased size of the Insurer’s equity capital (additional equity issues).

Increased liquidity ratios are due to the grown short-term financial investment and other accounts receivable (non-interest bearing notes) intended to finance RusHydro Group’s investment program.

The current liquidity ratio is used to evaluate the amount of current assets per ruble of current liabilities. Within the periods under review this index varies from 6.70 to 39.73.

The quick liquidity ratio is similar to the current liquidity ratio. It helps evaluate asset liquidity. It is calculated from a narrower group of current assets, such calculation excludes inventories, the least liquid part. The quick liquidity ratio was 17.92 in 2006 and 8.52 at the end of 2010, which is also much higher than the guideline value. The maximum indicator value of 39.64 was reached in 2007.

The equity-assets ratio defines an organization’s asset share that is covered by equity capital. For the operation period under review the ratio value varied slightly: 0.90 – as of the end of 2006; 0.91 – as of the end of 2007; 0.93 – as of the end of 2008; and 0.94 – as of the end of 2009, 0.92 as of the end of 2010 and the first quarter of 2011. The ratio shows an organization’s financial independence.

The company’s performance in 2006–2010 allows the Issuer’s management to estimate its financial standing as solvent. The management also believes that the Insurer is capable of meeting its short-term liabilities within the period established.

The Issuer’s management bodies have similar opinions as to the above specified factors and / or their effects on the Issuer’s financial and economic performance indicators.

Members of the Issuer’s management bodies have no dissenting opinion as to the above specified factors and / or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

5.3. Size and Structure of the Issuer’s Capital and Current Assets

5.3.1. Size and Structure of the Issuer’s Capital and Current Assets

Unit: thousand rubles

Indicator	2006	2007	2008	2009	2010
Size of authorized capital*	140,954,760	156,864,374	245,014,059	269,695,431	288,695,431
Total value of the Issuer’s shares (stakes) bought out by Issuer for resale (transfer)	0	0	0	0	0
Percentage of shares (stakes) bought out by the Issuer for resale (transfer), of the Issuer’s placed stocks (authorized capital)	0	0	0	0	0
Size of the Issuer’s reserve capital built up by deductions from the Issuer’s profit	31,241	106,453	970,610	1,793,122	2,309,572
Size of the Issuer’s additional capital showing the asset value increment that is defined by revaluation, as well as the amount of difference between selling price (placement price) and par value of the company’s shares (stakes) due to sales of shares (stakes) at a price in excess of par value	391,080	12,005,098	92,369,450	91,178,074	93,839,842
Size of the Issuer’s retained net profit	357,741	7,779,260	71,749,820	82,495,878	120,127,304

Total amount of Issuer’s capital	141,734,822	176,755,185	410,103,939	445,162,505	504,972,149

*	The authorized capital size shown here complies with the Issuer’s constituent documents.

Size and structure of the Issuer’s current assets in accordance with the Issuer’s accounting statements

Unit: thousand rubles

Indicator	2006	2007	2008	2009	2010
TOTAL Current assets	28,891,716	64,614,900	99,259,038	144,731,963	191,213,475
Reserves	49,115	104,651	717,039	933,865	884,550
feedstock, materials and other similar inventory items	24,754	30,235	623,252	752,863	771,785
finished products and goods for resale	0	0	1,993	7,122	493
deferred expenses	24,361	74,416	91,794	173,880	112,272
Input value added tax	20,807	36,788	300,497	800,934	1,324,323
Accounts receivable (payments are expected more than 12 months after the reporting date)	0	5,564,265	9,767,197	21,512,833	55,440,188
including buyers and customers	0	0	630	48,507	42,870
Accounts receivable (payments are expected within 12 months after the reporting date)	22,636,097	42,885,503	60,258,419	70,269,272	104,103,536
including buyers and customers	498,554	1,791,170	3,386,573	3,541,818	5,695,230
Short-term financial investments	6,097,515	14,117,927	23,036,307	49,209,152	24,968,156
Cash assets	88,182	1,905,766	5,179,445	2,005,535	4,483,043
Other current assets	0	0	134	372	9,679

Current asset financing sources:

•	own sources;

•	accounts payable;

•	short-term loans.

Issuer’s current asset financing policy:

Current assets are financed both through the Issuer’s own funds and borrowed funds.

Factors that may entail a change in the current asset financing policy and their occurrence probability estimation:

The Issuer’s current asset financing policy is based on the principle of the Issuer’s maximum reliability. The Issuer’s business is funded through equity capital, short-term loans and accounts payable.

The bulk of the Issuer’s own funds have been invested into current assets. Improved collectability of payments for sold electric power (capacity) may become a factor that may entail a change in the current asset financing policy.

Estimating the probability of occurrence of factors that may entail a change in the current asset financing policy:

In the Issuer’s opinion, the probability of occurrence of factors that may entail a considerable change in the working capital financing policy, except for those mentioned above, is insignificant.

5.3.2. Issuer’s Financial Investments

The amount of all Issuer’s financial investments at the end of the last financial year to the approval date of this Prospectus was 94,150,684 thousand rubles, out of which:

Long-term financial investment – 69,182,528 thousand rubles

Short– term financial investment – 24,968,156 thousand rubles

List of the Issuer’s financial investments that account for 10 % or more of all of its financial investments as of the end of the last financial year until the date of approval of the Prospectus:

Investments in issuance securities

Kind, class (type) of the securities: Shares:

Full name of the Issuer Joint Stock Company Zagorskaya PSHPP-2

The Issuer’s abbreviated corporate name: OJSC Zagorskaya PSHPP-2

Issuer’s address: Russia, the Moscow Region, Sergievo-Posadskiy District, the settlement of Bogorodskoe, house 100

Date of the state registration of issue:	Registration number	Registration body:
18.01.2007	1-01-11397-A	FSFM (Federal Service for Financial Markets) of Russia
27.03.2009	1-01-11397-A-001D	FSFM (Federal Service for Financial Markets) of Russia

Number of securities being at disposal of the Issuer: 2,770,683,692

Total nominal cost of securities being at disposal of the Issuer: 2,770,683,692

Currency RUR

Total balance cost of securities being at disposal of the Issuer, rub: 9,780,133,932.76

Kind, class (type) of the securities: Shares:

Full name of the Issuer Joint Stock Company First Power Generating Company on the Wholesale Energy Market

The Issuer’s abbreviated corporate name: OJSC OGK-1

Issuer’s address: Russia, the city of Magadan, Proletarskaya Street, house 84, building 2

Date of the state registration of issue:	Registration number	Registration body:
15.05.2007	1-02-65107-D	FSFM (Federal Service for Financial Markets) of Russia

Number of securities being at disposal of the Issuer: 9,693,041,512

Total nominal cost of securities being at disposal of the Issuer:

5,571,366,400.27

Currency RUR

Total balance cost of securities being at disposal of the Issuer: 11,806,124,561.62

Investments in non-issuance securities

There are no investments in non-issuance securities, accounting for 10 % or more of all financial investments.

Other financial investments

There are no financial investments in non-issuance securities, accounting for 10 % or more of all financial investments.

Information on the established reserves for depreciation of securities. If a reserve for depreciation of securities is set up, the reserve amount as of the beginning and end of the last completed financial year until the date of approval of the Prospectus is indicated.

The amount of reserve for depreciation of securities was 114,230.00 rubles as of the beginning of 2010.

The amount of reserve for depreciation of securities was 77,230.00 rubles as of the end of 2010.

Information on the amount of potential losses related to bankruptcy of organizations (enterprises) in which investments have been made, for each type of such investments: Information on the amount of potential losses related to bankruptcy of organizations (enterprises) in which investments have been made, for each type of such investments: Losses of financial investments for the given period have not been incurred

The Issuer’s funds have not been placed in deposit and other accounts at credit institutions whose licenses have been suspended or revoked or it has been decided to reorganize, wind up or declare such organizations bankrupt or initiate bankruptcy proceedings against them.

Accounting standards (requirements) under which the Issuer has performed calculations included in this Clause of the Prospectus:

Primary accounting 19/02 “Financial Investment Accounting” approved by the Order of the Ministry of Finance of the Russian Federation dated 10.12.2002 No. 126H.

5.3.3. Issuer’s Intangible Assets

Information on the composition, initial (replacement) cost of intangible assets and the amount of accumulated depreciation for the last 5 completed financial years:

Description of intangible asset cluster	Initial (replacement) cost, rubles	Accumulated depreciation amount, rubles

Balance sheet date: 31.12.2006
Organization’s intangible assets N / A

Balance sheet date: 31.12.2007
Organization’s intangible assets N / A

Balance sheet date: 31.12.2008
Organization’s intangible assets	0	0
R & D and technological work expenses	45,833,333	0
Patents	182,637	67,262
R & D	6,561,166	0
Others	4,206,129	1,621,403

Total:	56,783,265	1,688,665

Balance sheet date: 31.12.2009
Organization’s intangible assets	10,676,557	4,360,186
R & D and technological work expenses	21,891,666	0
Patents	182,637	74,582

Total:	32,750,860	4,434,768

Balance sheet date: 31.12.2010
Organization’s intangible assets	185,739,970	6,214,879

Patents	182,637	81,902

Total:	185,922,607	6,296,781

Methods for evaluation of intangible assets and their appraised value in case of contribution of intangible assets to the authorized (reserve) capital (unit fund) or uncompensated receipts:

There have been neither contributions of intangible assets to the authorized capital nor uncompensated receipts.

Accounting standards (requirements) under which the Issuer provides data on its intangible assets:

Intangible assets have been and will be accounted for by the Issuer in the future in accordance with applicable laws, in particular, under the Intangible Asset Accounting Regulation No. 14/2007 “Intangible Asset Accounting” approved by the Order of the Ministry of Finance of the Russian Federation dated 27.12.2007 No. 153H.

5.4. Information on the Issuer’s Policies and Expenditure in the Research and Technology Area with Regard to Licenses and Patents, New Developments and Investigations

The Issuer’s policies in the research and technology area and research and technology expenditure through own funds over the last 5 completed financial years or for each financial year (including disclosure of research and technology expenditure through the Issuer’s own funds for each of the reporting periods):

The Issuer has regularly conducted research to identify ways of improving the production process (investigations of material properties and equipment status, testing etc.), aimed at enhancing reliability, safety and efficiency of HPP operation.

The following research efforts in the research and technology area were undertaken in 2008:

Substantiation of hydropower engineering development levels in Russia’s energy strategy.

Investigation of stability conditions of unconventional electrical power plants in the power system. Determination and substantiation of a possible and appropriate specific weight of unconventional electrical power plants in the generating capacity structure.

Mathematic simulation of unconventional electrical power plants and simulation results

Formalization of the task of integrated optimization and operation of various generating capacities (HPP, NPP, TPP) within the UES of Russia and development of its mathematical formulation and solution algorithm.

In 2008, the research and technology expenditure through the Issuer’s own funds amounted to 92,748 thousand rubles, including VAT.

The following research efforts in the research and technology area were undertaken in 2009:

Investigation of stability conditions of unconventional electrical power plants in the power system. Determination and substantiation of a possible and appropriate specific weight of unconventional electrical power plants in the generating capacity structure.

Formalization of the task of integrated optimization and operation of various generating capacities (HPP, NPP, TPP) within the UES of Russia and development of its mathematical formulation and solution algorithm.

In 2009, the research and technology expenditure through the Issuer’s own funds amounted to 52,392 thousand rubles, including VAT.

In 2010, the research and technology expenditure through the Issuer’s own funds amounted to 19,516 thousand rubles, including VAT.

In 2006–2007, no research efforts in the research and technology area were undertaken.

In 2006–2009, The Issuer did not develop intellectual properties liable to legal protection (including patents for invention, useful model and production prototype; state registration of trademarks and service trademarks; name of product’s place of origin).

By way of legal succession, however, JSC RusHydro has received the following patents from OJSC P.S. Neporozhniy Sayano-Shushenskaya HPP:

Patent for Invention No. 2224226 Device for monitoring of laminated deformations in solid mass (date of issue – 08.04.2002; validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No. 2226678 Pipeline pressure measuring device (date of issue – 23.07.2001, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No. 2263744 Deep soil freezing device (date of issue – 18.08.2003, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No. 2172801 Method of improving service properties of the hydraulic structure foundation (date of issue – 09.08.2000, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No. 2224067 Concrete dam, erection and operation methods and a device for concrete temperature control at the external dam face (date of issue – 09.11.2001, validity – 20 years; registration body – the Russian Agency for Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Patent for Invention No. 2263741 Dam from rolled low-cement concrete (date of issue – 18.08.2003, validity – 20 years; registration body – the Federal Service for Intellectual Property, Patents and Trademarks; product’s place of origin – Open Joint Stock Company P.S. Neporozhniy Sayano-Shushenskaya HPP). Name of product’s place of origin – the Russian Federation.

Basic areas and results of use of the Issuer’s primary intellectual properties:

Intellectual properties are used to enhance efficiency of primary processes throughout the life cycle of the technical system of JSC RusHydro.

Because of their uniqueness and the narrow area of undertaken research and technology efforts and investigations, intellectual properties are not currently in commercial use.

Risk factors related to possible expiry of the Issuer’s basic patents and trademark licenses.

There are no risk factors related to possible expiry of the Issuer’s basic patents and trademark licenses.

5.5. Analysis of Development Trends in the Issuer’s Core Activity Area

Key factors affecting the industry’s status:

The following key factors determine the industry’s development rates:

GDP growth rates that determine electric power demand and impose requirements to electric power quality and consumption schedule and the level of investment in new facilities;

legal framework determining the power project payback time, sources and structure of energy companies’ investment portfolio, level of competition etc;

level of state encouragement of individual generation types;

condition of basic production assets of the industry’s enterprises;

cross-subsidy level;

socio-economic situation in the country;

availability of capital markets, including credit resources;

level of power consumers’ payment discipline.

Basic trends in the industry where the Issuer conducts its core activities:

The global financial crisis which affected Russia in 2008-2009 intensified uncertainty of growth prospects for the power industry:

recovery of capital markets providing investment processes in the industry will take time;

the Government has reduced its support to the power industry through state sources.

At the same time:

The Government of the Russian Federation promotes technologies for long-term forecasting and planning in the energy sphere (Energy Strategy of the Russian Federation until 2030 was designed; General Layout of Power Engineering Facilities until 2020, Concept for Long-Term Socio-Economic Development of the Russian Federation until 2020 and regional development strategies were adopted).

Reorganization of the sector and transition to the industry’s target structure resulted in a reduced cross-subsidy level and of intensified investment processes.

The state is placing more emphasis on energy efficiency and promotion of renewable energy sources (RES) and has adopted a number of policy documents. Yet, to achieve the established RES development levels, it is necessary to promptly adopt regulatory documents providing RES project payback (primarily, establishing the market price increment for RES generators).

In the context of the financial and economic crisis, a number of regulatory documents were adopted to provide support to the Russian economy, including the energy sector. The Issuer was included in the list of the nation’s strategic enterprises, which means state support may be expected.

The reforming of RAO UES of Russia and new investors in the power industry allowed large-scale works to be started aiming to reequip energy companies and upgrade their primary equipment (electric power plants, power grids etc.).

Evaluation of compliance of the Issuer’s performance with the industry’s development trends:

The Issuer evaluates its performance as successful.

Causes of the achieved performance (satisfactory and unsatisfactory performance, in the Issuer’s opinion):

Causes of the achieved performance – satisfactory.

The opinion of the Issuer’s supreme management entity is: The Issuer’s management bodies have similar opinions as to the information furnished. Members of the Issuer’s management bodies have no dissenting opinion as to the above specified factors and / or their effects on the Issuer’s financial and economic performance indicators, entered in the minutes of the Issuer’s management body’s meeting that considered relevant issues, and do not insist that such a dissenting opinion be included in this Prospectus.

Members of the Issuer’s Board of Directors and collegial executive body have similar opinions as to the information furnished.

5.5.1. Analysis of Factors and Conditions Affecting the Issuer’s Activity

Factors and conditions affecting the Issuer’s activity and performance, forecast for duration of such factors and conditions:

The following factors and conditions affect the Issuer’s activity and performance:

Reliability and safety of equipment and hydraulic structures

Wear and obsolescence of fixed assets, more stringent requirements for reliable and fault-free operation of the UES of Russia, increased demand for regulating capacity of the daily consumption schedule in the European UES of Russia, increased threat of severe technogenic accidents caused by destruction of hydraulic structures and generating equipment and increased level of standardization of seismicity in the Issuer’s HPP locations emphasize critical importance of reliability and safety of assets and funds.

Seasonality

The Issuer’s power output is largely dependent on the existing inflows into the rivers on which its generating capacities are located, on the forecasting potential and resolutions by authorities regulating water use relations in the Russian Federation.

Tariffing mechanisms

Part of the Issuer’s facilities is located in the Far East where no liberalization of power and capacity markets is expected in the foreseeable future. Given the national policy aimed at rapid socio-economic development of the Far East, the tariffing mechanisms for the region may fail to ensure profitable HPP operation there. At the same time, liberalization of the wholesale market in other regions will not necessarily guarantee the Issuer a profit sufficient for cross-subsidy of the Far East region.

Russia’s hydro potential development rates

Russia’s undeveloped hydro potential is concentrated in the areas that feature no major consumers, lack an adequate infrastructure and use a tariffing model that fails to provide the required level of return on investment. Meanwhile, development of these territories is one of the key areas of Russia’s regional policies.

State participation in the Issuer’s capital

The Issuer’s business depends and will depend on two primary vectors: the need to achieve the state-set objectives and to ensure growth of the Issuer’s business value at the same time.

Changing existing market model.

Currently some work is being undertake to improve the regulatory documents defining the market rules (capacity market, system services market, retail market).

Corporate restructuring of the industry and the Issuer

Termination of RAO UES of Russia’s activities, public offerings of securities and emergence of diverse shareholder groups require the Issuer to make its business more open and efficient.

Promotion of power generation based on other RES (wind, tidal, geothermal etc.)

Attention given worldwide to the promotion of RES-based power generation, assistance by developed nations in promoting renewable power engineering, the need to diversify energy sources and ease the load on the environment alongside the considerable undeveloped RES potential in Russia predetermine the development of power generation using this type of primary energy sources.

Potential of interrelated industries

The research, design and survey and construction complexes have over the last decades sustained substantial losses resulting from a low demand for their products and services. In the near term the Issuer will need great scopes of design and survey work, construction services and delivery of equipment and materials. Restrictions caused by the shortage of goods and services in these markets may have a dramatic effect on the Issuer’s development rates.

Staffing

The most pressing problems hindering the large-scale development of the hydropower industry include a shortage of engineering personnel, broken occupational continuity and degraded personnel training for the industry, all stemming from the crisis processes in the country’s economy and social life.

Global climate change

The problem of climate change has a continuously increasing direct impact on the Issuer’s activity making it more difficult to forecast water conditions as a result of increased deviations of long-term average annual hydrographs and weather conditions.

Forecast for duration of the above factors and conditions.

These factors and conditions will have a dramatic effect on the Issuer’s activity during the next few years.

Steps which are currently taken and will be taken by the Issuer for effective handling of the above factors and conditions:

overcoming the trends for intensifying obsolescence and wear of equipment and improvement of reliability and safety of hydraulic structures through upgrading and renovation programs;

identifying a strategy for balanced development that serves the interests of all shareholder groups, determining new adequate financing and property distribution packages as well as forms and procedures for state participation in projects implemented;

providing the state and regions with opportunities and industrial, infrastructure and social development projects that would necessitate the use of hydraulic power plants and place them in recurrent demand;

assistance in developing a market model favorable for use of RES and providing an adequate compensation to the Issuer for its contribution to system reliability;

acquiring competence in operation in the conditions of openness, meeting the requirements of investment professionals and minority shareholders as well as application of best corporate management practices;

contribution to creating mechanisms aimed to promote RES-based power generation and ensure effectiveness of this type of projects; as a result their share in the country’s energy balance will increase considerably;

building an effective system of interaction with key resource market players, risk diversification through development of internal interrelated businesses, providing support to sectoral research and innovative technologies;

building an effective system of engineering personnel training, comprising a system of interaction with field-oriented educational institutions; creation of mechanisms encouraging an HR inflow into the industry and professional skill development;

participation in creating a water conditions forecasting / monitoring system in the near term and in extension of RES use in the long term.

Methods which are currently used and will be used by the Issuer in the future to reduce an adverse effect of the factors and conditions impacting on the Issuer’s activity:

strategic planning;

investment planning;

business planning;

budget planning;

tax planning;

corporate planning;

use of advanced manager motivation systems;

increasing of financial control and implementing a cost reduction system.

Significant events and factors that may have the most adverse effect on the Issuer’s ability to achieve similar or higher performance than in the previous reporting period:

The following significant events and factors may have the most adverse effect on the Issuer’s ability to achieve high performance in the future:

– Unfavorable tariff decisions including the establishment of tariff levels not sufficient for financing required costs of technical upgrading and further constructing the company’s facilities;

– High capital intensity and long implementation periods of HPP projects. HPP projects provide the basis for the Issuer’s development. However, they are capital intensive and take a long time to implement. Furthermore, the cost of building HPP supply grids is normally extremely high. So such projects have low economic efficiency parameters.

– uncertainty of the forecast power demand both through decreased investment in new facilities and closure of facilities, cost inefficient in the context of crisis, that have previously been consumers of the existing generating capacities.

– Lack of required regulations for power and capacity markets. At present, the hydropower industry may be regarded as one of the means to restrain the growth of power tariffs and prices in the context of crisis. Besides, before the end of 2010 the payment for system services rendered by the Issuer is inadequate.

– Lack of operating RES state-support mechanisms. Because of high capital investment required to produce power units for RES-based power plants and lack of mechanisms for state support of use and promotion of RES generation technologies in Russia, at present RES-based power plants are cost ineffective (except for large HPPs). Failure to adopt requisite regulatory legal acts will impede the development of this sector in the Russian Federation.

The probability of the above event and factors is estimated by the Issuer as medium.

Significant events and factors that may improve the Issuer’s performance, their probability and duration:

Significant events and factors that may improve the Issuer’s performance are those influencing the industry as a whole. To ensure more efficient operation in new conditions, the Issuer should:

– implement the elaborated Integrated long-term upgrading / renovation programs, including those providing an increase in the installed capacity, flexibility and controllability of equipment operating conditions, process automation and use of new technologies, which will help avoid risks related to equipment wear and obsolescence, reducing the likelihood of accidents and enhancing the efficiency of existing operating facilities;

– tackle the current tasks of the Issuer’s management in order to meet the requirements specified by investment professionals to public companies; this will help improve operating efficiency, corporate management quality and quality of decisions concerning the Issuer’s strategic initiatives and plans;

– encourage demand for HPP power from major consumers, enter into strategic alliances with federal-level companies interested in cluster development projects;

– assist in developing organization plans for management of regional development – region development corporations and adopting a market model allowing bilateral power purchase contracts to be signed in nonprice areas, including export contracts;

– assist in implementing the Decree of the Government of the Russian Federation dated 03.03. 2010 No. 117 “On selecting the electric power engineering subjects and electric power consumers rendering service to provide the system reliability as well as on approving the acts of the Government of the Russia Federation related to the system reliability issues” ensuring partial compensation of HPP’s PSPP’s contribution to the system reliability and safety;

– assist in adopting legal acts aimed at providing the state support for use of RES, and use economic mechanisms provided for in the current international agreements on prevention of climatic change;

The probability of the first two events / factors is estimated by the Issuer as high, the probability of the remaining ones is estimated by as medium.

When implemented, the above measures will help the Issuer in the short term to retain the leading position on the power sales market and gain considerable advantages over potential competitors.

5.5.2. Issuer’s competitors

Information about the existing principal and potential competitors of the Issuer by core activity:

Principal competitors	Description	Competitive field

Energoatom Concern OJSC	Competitor’s strengths: considerable installed capacity of power facilities concentrated in European Russia; close to optimal load. Competitor’s weaknesses: low flexibility and the resulting low effect from the balancing market. generating capacities not represented in Siberia and the Far East	As regards sales, competition may only occur in extreme surplus conditions. As regards development, struggle for state financing resources.

Heat generating companies (OGK, TGK)

Competitor’s strengths: wide territorial spread, primary generating capacities located in Russia (70%), possibility of submitting price bids to DAM and priority heating cycle load.

Competitor’s weaknesses: comparatively low flexibility, dependence of generated power prices on fuel prices.

As regards power sales, competition for amounts at specific hours of the day in heating cycle.

HPPs not incorporated into RusHydro	Irkutskenergo (over 9,000 MW per HPP), Krasnoyarskaya HPP (6,000 MW), Tatenergo (over 1,200 MW) and others.	As regards power sales, competition for amounts during the freshet period. As regards development, competition with private HPP shareholders for hydro potential development.

JSC RAO Eastern Energy Systems

Competitor’s strengths: Joint ownership of generating assets and sole power buyer in the Far East.

Competitor’s weaknesses: mainly small thermal power plant with high production cost, most of which are designed to operate in the heat-extraction mode.

As regards development, competition for new investment projects for power exports and power sales to new energy-intensive customers.

Inter RAO UES

Export-import operator and company managing generation facilities in Russia and beyond.

Competitor’s strengths: dominant position in power export-import operations.

Competitor’s weaknesses – regulated activities, reduced import possibilities in the context of shortage.

As regards power sales, competition for amounts at specific hours of the day. As regards development, competition for the right to be the government’s agent in implementing international projects.

At present, the Issuer has no foreign competitors.

Under its international strategy, JSC RusHydro should seek to become a company investing in RES generating facilities and be actively involved in their development, design, construction and subsequent operation in various geographical markets, depending on how promising they are, including such activities outside the Russian Federation.

In this connection the Issuer expects to compete with the following overseas companies in the future: EdF, Statkraft, Iberdrola, Enel, Eon, Lahmeyer International, Mott MacDonald, SNC-Lavalin, Hindustan Construction Co (HCC), VA TECH Hydro, North American Hydro, GE Energy Financial Services, Electricité du Laos, Electricité du Vietnam, NHPC and NTPC.

List of the Issuer’s competitive capacity factors, describing how they may affect, in the Issuer’s opinion, the competitiveness of products (works, services):

1. Environmental friendliness of power generation, as water resources are a renewable and the most ecofriendly energy source that helps reduce TPP air emissions and preserve hydrocarbon fuel reserves.

2. High flexibility, as it is HPPs that are the most flexible facilities capable, if necessary, of increasing outputs considerably in a matter of minutes to cover peak loads.

3. Absence of the fuel component in the cost of production, which provides independence from energy carrier price variations and, consequently, long-term guarantees of the best price for consumers.

All the above factors have an equally considerable effect on the competitiveness of products (works, services).

VI. Details of the persons included in the Issuer’s management and audit bodies and brief data on the Issuer’s personnel (staff)

6.1. Structure and competence of the Issuer’s management bodies

Full description of the structure and competence of the Issuer’s management bodies in accordance with the Issuer’s Articles of Association.

The Issuer’s management bodies:

•	General Meeting of Shareholders;

•	Board of Directors;

•	Management Board – collegial executive body;

•	Chairman of the Board – sole executive body.

The Competence of the Issuer’s General Meeting of Shareholders is set forth in Article 10 of the Issuer’s Articles of Association:

“10.2. The following issues shall come within the competence of the General Meeting of Shareholders:

1) alteration and amendment of the Articles of Association or approval of a revised versions thereof;

2) reorganization of the Company;

3) liquidation of the Company, appointment of a liquidation committee and approval of interim and liquidation balance sheets;

4) determination of the number, par value and category (type) of authorized shares and rights granted thereby;

5) enlargement of the Company’s authorized capital by increasing the face value of shares or by offering additional shares in cases provided by the Federal law “On joint stock companies”;

6) reduction of the Company’s authorized capital by decreasing the par value of shares, through acquisition by the Company of part of the shares to reduce their total number and by paying off the shares acquired or redeemed by the Company;

7) split and reverse split of the Company’s shares;

8) decision-making on placement by the Company of bonds converted into shares and of other securities converted into shares;

9) election of members to the Board of Directors and termination of their powers;

10) election of members to the Company’s Audit Committee and termination of their powers;

11) approval of the Company’s Auditor;

12) approval of the annual report, annual accounting statements, including the Company’s profit and loss statement (profit and loss account), and distribution of profit (including payment (declaration) of dividends, except for the profit distributed as dividends at the end of the first quarter, half year and nine months of the financial year) and losses of the Company based on the financial year’s performance;

13) payment (declaration) of dividends at the end of the first quarter, half year and nine months of the financial year;

14) decision-making on approval of major transactions where provided so in Article 79 of the Federal Law On Joint Stock Companies;

15) decision-making on approval of transactions where provided so in Article 83 of the Federal Law On Joint Stock Companies;

16) adoption of resolutions on participation in financial industrial groups, associations and other alliances of profit making organizations;

17) approval of internal documents governing the activities of the Company’s management and audit bodies;

18) decision-making on payment of fees and / or compensations to the members of the Company’s Audit Committee;

19) decision-making on payment of fees and / or compensations to the members of the Company’s Board of Directors;

20) handling other issues as stipulated in the Federal Law On Joint Stock Companies.”

10.3. Issues that come within the competence of the General Meeting of Shareholders may not be referred for resolution to the Company’s Board of Directors and Chairman of the Board.

The General Meeting of Shareholders may not to consider and pass resolutions on issues that do not come within its competence under the Federal Law On Joint Stock Companies.

The Competence of the Issuer’s Board of Directors is set forth in Article 10 of the Issuer’s Articles of Association:

“12.1. The Board of Directors shall carry out general management of the Company’s business, except for the issues referred by the Federal Law On Joint Stock Companies and these Articles of Association to the competence of the General Meeting of Shareholders.

The following issues shall come within the competence of the Board of Directors:

1) identification of the Company’s priority areas of activity, approval of the Company’s long-term development programs (including approval of the Company’s investment program);

2) calling of Annual and Extraordinary General Meetings of Shareholders and decision-making related to the calling, preparing and holding General Meetings of Shareholders;

3) placement by the Company of bonds and other issuance securities, except as otherwise provided by the Federal Law On Joint Stock Companies and these Articles of Association;

4) approval of resolutions on the issue of securities, Prospectus, reports on acquisition of shares from the Company’s shareholders, share pay-off reports and reports on share redemption claims from the Company’s shareholders;

5) determination of the price (money value) of property and of placement and repurchase of issuance securities where provided so by the Federal Law On Joint Stock Companies as well as when handling the issues as referred to in subpar. 17, 20 and 21 of par. 12.1 hereof;

6) acquisition of shares, bonds and other securities placed by the Company where provided so by the Federal Law On Joint Stock Companies;

7) carve-out (disposal) of the Company’s shares that the Company has acquired or redeemed from the Company’s shareholders as well as in other cases provided for in applicable Russian laws;

8) determination of the number of the Company’s Management Board members, election of the Board members, determination of the procedure for payment of fees and compensations thereto, termination of their powers, including adoption of resolutions on early termination of contracts therewith;

9) election of the Board Chairman and termination of his powers, including decision-making on termination of the employment contract therewith, holding the Board Chairman disciplinarily accountable and commendation thereof in accordance with the labor laws of the Russian Federation, adoption of a resolution on recommending the Board Chairman for national and sectoral awards;

10) approval for the Board Chairman and the board members to hold concurrent positions in management bodies of other organizations as well as other paid positions in other organizations;

11) election of the Chairman and Vice Chairman of the Company’s Board of Directors and termination of their powers;

12) setting up of the Company’s Board of Directors committees, election of members to the Company’s Board of Directors, approval of regulations for the Company’s Board of Directors committees;

13) election of the Company’s corporate secretary and termination of his powers;

14) approval (adjustment) of the Company’s key performance indicators and business plan, review of reports on implementation thereof;

15) determination of the Auditor’s fee;

16) recommendations to the General Meeting of Shareholders with regard to the size of a dividend on shares and dividend payment procedure;

17) approval of the Company’s internal documents defining the procedure for setting up and use of the Company’s funds, adoption of a resolution on the use of the Company’s funds;

18) approval of the Company’s internal documents, except for those to be approved by the General Meeting of Shareholders or executive bodies of the Company as well as approval of internal documents designed to meet the requirements of the RF regulatory legal acts and regulations of securities market trade organizers for issuers whose shares are in circulation in the securities market;

19) setting up branches and opening representative offices of the Company, liquidation thereof and alteration of the Company’s Articles of Association related to setting up branches and opening representative offices (including the alteration of names and locations of the Company’s branches and representative offices) and liquidation thereof;

20) participation of the Company in other organizations, change of a participation interest (number of stocks, shares and interests), encumbrance of stocks and interests and termination of the Company’s participation in other organizations;

21) preapproval of resolutions on the following types of transactions to be conducted by the Company:

a) transactions, the subject of which is the company’s nun-current assets to the amount of more than 10 (ten) percent of their balance value on the date of making a decision on the execution of such a transaction;

b) transactions (a few related transactions) connected with disposal of the Company’s property comprising fixed assets, intangible assets and construction in progress, where determined so (including amounts) by separate resolutions of the Company’s Board of Directors;

22) determination of the Company’s credit policy as regards issuing loans, signing credit and loan contracts, granting surety, assuming obligations on bills (issue of promissory notes and bills of exchange) and decision-making on the said transactions to be conducted by the Company when the procedure for decision-making thereon is not defined by the Company’s credit policy; decision-making in accordance with the approved credit policy;

23) decision-making on transactions to be conducted by the Company, related to gratuitous transfer of the Company’s property or proprietary rights (claims) to itself or to a third party; on transactions connected with release from a property liability to itself or to a third party; on transactions related to services (works) rendered (performed) by the Company free of charge to third parties, where determined so (including amounts) by separate resolutions of the Board of Directors;

24) approval of major transactions, where provided so by Chapter X of the Federal Law On Joint Stock Companies;

25) approval of transactions provided for in Chapter XI of the Federal Law On Joint Stock Companies;

26) approval of the Company’s registrar, terms of a contract therewith and resolving to terminate the contract therewith;

27) approval of the procedure for interaction of the Company with business entities, in which the Company has shares and interests;

28) determination of the Company’s (Company representatives’) position, including instructions whether or not to vote on agenda items, vote “for”, “against” or “abstained” on draft resolutions on the following agenda items of management bodies of business entities’ subsidiaries and affiliates (“SA”):

a) on SA restructuring and winding up;

b) determination of quantity, face value, and category (type) of the S&A’s declared shares of and the entitlements attached to these shares.

c) on increase of SA’s authorized capital by raising the par value of shares or by placement of additional shares;

d) on placement of SA’s securities converted into ordinary shares;

e) on split and reverse split of SA’s shares;

f) transactions of the subsidiaries and affiliates (including acquisition, alienation, pledging or any other encumbrance by making a single or several interconnected transactions) with shares and interests of dependent companies in relation to the subsidiaries and affiliates producing, transferring, dispatching, distributing and selling electric and thermal power regardless of the number of shares (interest size in the authorized capital) of these companies.

g) on approval of major transactions carried out by SA;

h) on transactions conducted by SA (including a few related transactions), connected with disposal or possible disposal of SA’s property, including fixed assets, intangible assets and construction in progress, that is intended for production, transfer, dispatching, distribution and sales of electric and heat power, where defined so (including amounts) by the procedure for the Company’s interaction with entities, in which the Company participates, approved by the Company’s Board of Directors;

29) determination of the Company’s insurance policy, including approval of the Company’s Insurer;

30) determination of the Company’s procurement policy, including approval of the Regulations for regulated purchase of goods, works and services; decision-making under the approved Regulations;

31) approval of the procedure for selection of valuators and / or valuator candidate(s) to determine the value of shares, property and other assets of the Company, where provided so by the Federal Law On Joint Stock Companies, these Articles of Association and individual resolutions by the Company’s Board of Directors;

32) review of the Company’s organizational structure;

33) approval of a collective bargaining contract and agreements signed by the Company with nonprofit organizations, concerning social security of the Company’s staff;

34) Increase in Company’s authorize capital through issuing additional shares within the scope of declared shares given the limitations stated by Federal Law “Of joint stock companies” and present Articles of Association”;

35) other issues coming within the competence of the Board of Directors under the Federal Law On Joint Stock Companies and these Articles of Association.

12.2. Issues coming within the competence of the Company’s Board of Directors may not be referred for resolution to the Company’s Management Board and its Chairman.”

Issuer’s executive bodies:

Under par. 17.1 of Article 17 of the Issuer’s Articles of Association, day-to-day operations are managed by the Company’s Board Chairman (sole executive body) and the Company’s Management Board (collegial executive body).

The competence of the Issuer’s Board is set out in Article 18 of the Issuer’s Articles of Association:

“18.2. The following issues come within the competence of the Management Board:

1) development and submission of the Company’s priority lines of activity and long-term implementation plans to the Board of Directors for consideration;

2) preparation of reports on implementing resolutions passed by the General Meeting of Shareholders and by the Board of Directors;

3) submission of reports on meeting the Company’s key performance indices and business plan to the Board of Directors for consideration;

4) approval (adjustment) of the Company’s budget;

5) determination of the Company’s (Company representatives’) position, including instructions whether or not to vote on agenda items, vote “for”, “against” or “abstained” on draft resolutions on the following agenda items handled by the management bodies of business entities’ subsidiaries and affiliates (“SA”):

a) on approval (adjustment) of target values of SA’s key performance indicators (KPI) and review of implementation reports;

b) on SA’s participation in other organizations (on joining an existing organization or setting up a new one), on acquisition, disposal and encumbrance of shares and interests in the authorized capital of the entities in which SA participate and on changing a participation interest in an organization’s authorized capital, except for issues pertaining to the competence of the Board of Directors;

c) on determination of SA representatives’ position on agenda items of management bodies of SA’s subsidiaries and affiliates, concerning the conducting (approval) of transactions (a few related transactions connected with disposal or possible disposal of SA’s property, including fixed assets, intangible assets and construction in progress, that is intended for production, transfer, dispatching, distribution and sales of electric and heat power;

d) on determination of SA representatives’ position on agenda items of management bodies of SA’s subsidiaries and affiliates, engaging in production, transfer, dispatching, distribution and sales of electric and heat power, concerning restructuring, liquidation and increase of the authorized capital of such subsidiaries and affiliates by raising the par value of shares, placement of additional shares or placement of securities converted into ordinary shares;

6) nomination by the Company of candidates for the sole executive body and other management and inspection bodies as well as those for the auditor of the entities, in which the Company participates;

7) decision-making on issues pertaining to the competence of the top management bodies of business entities whose authorized capital is one hundred (100) percent owned by the Company;

8) handling other issues related to the Company’s daily management subject to resolutions by the General Meeting of Shareholders and Board of Directors as well as issues referred to the Management Board for consideration by the Board Chairman.”

The competence of the Issuer’s Board Chairman is set out in Article 19 of the Issuer’s Articles of Association:

“19.1. The Company’s shall handle all issues related to the Company’s daily management, except for those coming within the competence of the Company’s General Meeting of Shareholders, Board of Directors and Management Board.

The Company’s Board Chairman shall act for the Company without power of attorney and shall, in particular:

1) conduct transactions on behalf of the Company, issue powers of attorney, open current and other accounts for the Company;

2) dispose of the Company’s assets, allowing for restrictions as specified in applicable laws and these Articles of Association;

3) hire and dismiss the Company’s employees, commend and reprimand them;

4) manage the work of the Company’s Management Board and preside over its meetings;

5) submits proposals for appointment and dismissal of the Board members to the Board of Directors for consideration;

6) approve the Company’s staffing table and official salaries;

7) allocate responsibilities among the Board Vice Chairmen;

8) ensure implementation of the Company’s business plans necessary to attain the Company’s objectives;

9) approve Regulations for the Company’s branches and representative offices, appoint directors thereof;

10) manage business accounting and reporting in the Company;

11) issue orders, approve instructions and other internal documents of the Company on issues pertaining to the Board Chairman’s competence, and give instructions binding upon all employees of the Company;

12) deal with other issues of the Company’s daily operations, except for those coming within the competence of the General Meeting of Shareholders, Board of Directors and Management Board of the Company.”

RusHydro JSC Corporate Management Coder was approved by the Issuer’s Board of Directors (Minutes No. 94 of 02.04.2010).

The above internal document is publicly available on the Internet at: http://www.rushydro.ru/file/main/global/investors/disclosure/documents/Kodeks_korporativnogo_upravleniya_RusGidro_-_4_redakcziya.pdf

Activities of the Issuer’s management bodies are governed by the following internal documents of the Issuer:

– Regulations for the calling and holding of the General Meeting of Shareholders, approved by a resolution of the RusHydro JSC Annual General Meeting of Shareholders (Minutes No. 5 of 30.06.2010);

– Regulations for the procedure of convening and holding the Board of Directors meetings approved by a resolution of JSC RusHydro’s Annual General Meeting of Shareholders (Minutes No. 1 of 04.07.2011);

– Regulations for the Strategy Committee at the Company’s Board of Directors, approved by the Company’s Board of Directors (Minutes No. 5 of 25.04.2005), as amended and approved by the Company’s Board of Directors (Minutes No. 35 of 20.07.2007, Minutes No. 71 of 23.01.2009, Minutes No. 85 of 05.10.2009);

– regulations for the committee for reliability, energy efficiency and innovations at the board of directors of open joint stock company “Federal Hydrogeneration Company”, approved by the resolution of JSC RusHydro’s Board of Directors of 11.02.2010 (Minutes No. 92);

– Regulations for the Management Board of the Federal Hydrogeneration Company Joint Stock Company, approved by a resolution of JSC RusHydro’s Annual General Meeting of Shareholders (Minutes No. 1 of 26.06.2008);

– Regulations for the Company’s Audit Committee approved by a resolution of the Management Board of RAO UES of Russia, acting as the General Meeting of Shareholders (Minutes No. 1187pr / 3 of 06.04.2005);

– Regulations for the Investment Committee under the supervision of the Company’s Board of Directors, approved by the Company’s Board of Directors (Minutes No. 116 of 30.12.2010);

– Regulations for the HP and Fee Committee at the Company’s Board of Directors, approved by the Company’s Board of Directors (Minutes No. 59 of 18.07.2008);

– Regulations for the Investment Committee at the Company’s Board of Directors, approved by the Company’s Board of Directors (Minutes No. 59 of 18.07.2008);

– Procedure for JSC RusHydro’s interaction with other companies in which JSC RusHydro participates, approved by the Company’s Board of Directors (Minutes No. 106 dated 01.09.2010).

Full text of the effective version of the Issuer’s Articles of Association and amendments thereof can be found at the following URL: http://www.rushydro.ru/investors/disclosure/regulations.

Full texts of the internal documents regulating the activities of the Issuer’s management bodies can be found at the following URL: http://www.rushydro.ru/investors/disclosure/documents

6.2. Details of the persons included in the Issuer’s management bodies

Details of the members of the Issuer’s Board of Directors:

Beloborodov Sergey Sergeevich

Year of birth	1967

Education	Higher, Moscow Institute of Physics and Technology, year of graduation – 1991, engineer-physicist; Michigan Technological University, year of graduation – 1993

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	2006 – 2008 Adviser, Board of Directors Secretariat, Basic Element LLC 2006 – present time GAZENERGOPROM Corporation Limited, First Deputy Director General, Director General

June 2010 – present time

Board of Directors member, JSC RusHydro

2010 – present time

Board of Directors member, ATS OJSC

2010 – present time

Board of Directors member, CFR CJSC

2010 – present time

Supervisory Board member, NPP Market Council

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Dod Eugeny Vyacheslavovich

Year of birth	1973

Education	Higher, MAI Moscow Aviation Institute (state technical university), major in “Economics and management at machine-building plants”, year of graduation – 1995

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2000 – 2008

Director General, INTER RAO UES

2008 – 2009

Board Chairman, INTER RAO UES

November 2009 – present time

Board Chairman, RusHydro JSC

June 2010 – present time

Board of Directors member, JSC RusHydro

2010 – present time

Board of Directors member, INTER RAO UES

2010 – present time

Board of Directors member, Irkutskenergo OJSC

2010 – 2011

Board of Directors member, CFR CJSC

2010 – 2011

Board member, JSC RusHydro

2010 – present time

Supervisory Board member, VBRR OJSC

2010 – present time

Supervisory Board member, Hydro power of Russia

2011 – present time

Management Council Member, ANO MSUER

This person’s participation interest in the Issuer’s authorized capital	0.054%

Share of the Issuer’s equity shares held by this person	0.054%

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Danilov-Danilyan Viktor Ivanovich

Year of birth	1938

Education	Higher, Moscow State University named after M.V. Lomonosov, qualification – mechanical engineer, year of graduation – 1960;

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – present time

The Russian Academy of Science (RAS): The Institute Of Water Problems, Director

2006 – present time

Fund “Sustainable Development”, Chairman, Board of Directors

2006 – present time

The Peoples’ Friendship University of Russia, Head of Department of Ecology and Water Resources Management

2007 – present time

Publishing house “Encyclopedia”, Chief Editor

2008 to present.

Head of the Natural Resources Management Chair of the State Management Department of the Moscow State University named after M.V. Lomonosov

2011 – present time

Board of Directors member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital

Share of the Issuer’s equity shares held by this person

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Zimin Victor Mikhailovich

Year of birth	1962

Education	Higher, Tomsk State Institute of Architecture and Building, major in “Vehicles and Fleet”, engineer, year of graduation – 2007

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	2004 – 2007 Deputy Construction Manager, Manager, New Projects Directorate, Abakan Branch, Krasnoyarsk Railway

2007 – 2009

Deputy, State Duma, Federal Assembly of the Russian Federation

2009 – present time

Chairman of the Government of the Republic of Khakassia,

June 2010 – present time

Board of Directors member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Kovalchuk Boris Yuryevich

Year of birth	1977

Education	Higher, Saint Petersburg State University, major in “Law”, year of graduation – 1999

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1999 – 2006

Legal Adviser, FGUP CNII Granit

2006 – 2009

Assistant for First Deputy of Prime Minister D.A.Medvedev, Director, Department of Priority National Projects, Government of the Russian Federation

2009

Board member, Deputy Director General for Organizational Development, Rosatom State Corporation for Nuclear Power,

2009 – present time

Acting Board Chairman, Board Chairman, Inter RAO UES

June 2010 – present time

Board of Directors member, JSC RusHydro

2010 – present time

Board of Directors member, INTER RAO UES

2010 – present time

Chairman, Board of Directors OGK-1 OJSC

2010 – present time

Chairman, Board of Directors Kambaratinskaya HPP

2010 – present time

Board of Directors member, ATS OJSC

Board of Directors member, Inter RAO-WorleyParsons LLC

Board of Directors member, Irkutskenergo OJSC

RSPP (Russian Union of Industrialists and Entrepreneurs), Management Board member

RSPP LTD (Russian Union of Industrialists and Entrepreneurs), Management Board member

JSC Unified Power Supply Company, Chairman, Board of Directors

Altaienergosbyt OJSC, Chairman, Board of Directors

Mosenergosbyt OJSC, Chairman, Board of Directors

Saratovenergo OJSC, Chairman, Board of Directors

JSC Tambov Power Supply Company, Chairman, Board of Directors

JSC Petersburg Power Supply Company, Chairman, Board of Directors

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Kudryavy Victor Vasilyevich

Year of birth	1937

Education	Higher, V.I.Lenin Ivanovo Power Engineering Institute, major in “Cogeneration units of electric power plants”, year of graduation – 1961

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2004 – present time

Moscow Power Engineering Institute, Chief Research Scientist of 17th grade, Department of Automatic Process Control Systems

2005 – present time

Adviser to President, EUROCEMENT Group OJSC

June 2010 – present time

Board of Directors member, JSC RusHydro

2010 – present time Board of Directors member, IDGC Holding OJSC

This person’s participation interest in the Issuer’s authorized capital	0.00025%

Share of the Issuer’s equity shares held by this person	0.00025%

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Kurtser Grigory Markovich

Year of birth	1980

Education	Higher, Finance Academy under the RF Government, qualification – finance and credit, securities market specialist, year of graduation – 2003

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2005 – 2006

Lead dealer, Office for Transactions with Ruble Debt Instruments, Department for Own Transactions in Financial Markets, Investment Unit, Foreign Trade Bank (OJSC)

2007 – 2009

Manager, Resource Management Service, Financial Department Treasury; Deputy Treasure Director – Manager, Resource Management Service, Financial Department Treasury, Foreign Trade Bank (OJSC)

2010 – present time

Director, President, Board Chairman, Russian Regional Development Bank OJSC

2010 – present time

Board of Directors member, JSC RusHydro

2010 – present time

Board of Directors member, Inter RAO UES

2010 – present time

Board of Directors member, RUSENERGO FUND LIMITED

2010 – present time

Fund Board member, NPF NEFTEGARANT (non-state pension fund)

2010 – present time

Board of Directors member, RAO ES of the East

2010 – present time

Board of Directors Member, Chairman of the Board of Directors, JSC The Far East Bank

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Lebedev Viktor Yuryevich

Year of birth	1980

Education	Higher, Trade and Economic Institute, Saint Petersburg, Economics and Management, year of graduation – 2003.

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2005 – 2006

Nor Avto Ltd, St-Petersburg, Saint Petersburg

2006 – present time

Ministry of Economic Development, Chief Specialist of Power Engineering and Housing and Public Utilities Restructuring Department, Deputy Head of Power Engineering and Housing and Public Utilities Restructuring Department, Head of Section of State Tariff Regulation and Infrastructure Reform and Energy Efficiency Department, Deputy Director of State Tariff Regulation and Infrastructure Reform and Energy Efficiency Department

2011 – present time Board of Directors member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Malyshev Andrey Borisovich

Year of birth	1959

Education	Higher, Moscow Power Engineering Institute, major in “Automation of heat and power processes, year of graduation – 1982; Candidate of Social Sciences, Candidate of Science (Engineering)

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2006 – 2007

Deputy Director, Federal Atomic Energy Agency

2007 – 2011

Board member, Deputy Director General, State Corporation “Russian Corporation of Nanotechnologies”

2008 – present time

JSC FGC UES, Deputy Chairman, Board of Directors

2009 – present time

Chairman, Board of Directors, Prepreg-SKM

2009 – present time

Chairman, Board of Directors, Galileo Nanotech CJSC

2010 – present time

Board of Directors member, CIUS UES OJSC (Engineering and Construction Management Center)

2010 – present time

Chairman, Board of Directors, SITRONIKS-Nano LLC

2010 – present time

Board member, Fund of Infrastructural Education Programs

2010 – present time

Vice Chairman, Board of Directors, TRACKPORE TECHNOLOGY CJSC

June 2010 – present time

Board of Directors member, JSC RusHydro

2010 – present time

Chairman, Board of Directors, Lithium-Ion Technologies LCC

2010 – present time

Board of Directors member, Fiber-Optic Systems CJSC

2010 – present time

NTFarma Ltd, Chairman, Board of Directors

2010 – present time

Chairman, Board of Directors, Plakart CJSC

2010 – present time

Hematological Corporation Ltd, Chairman, Board of Directors

2011 – present time

SinBio Ltd, Chairman, Board of Directors

2011 – present time

Board Vice Chairman, Board member, ROSNANO JSC

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Poluboyarinov Mikhail Igorevich

Year of birth	1966

Education	Higher, Moscow Finance Institute (Finance Academy under the RF Government), Credit and Economics Department, qualification – economist, year of graduation – 1988, distance postgraduate courses at the Academy of National Economy named after G.V. Plekhanov, candidate of economic science, year of graduations – 1998

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – 2009

Deputy General Director for finances and planning of JSC Aeroflot – Russian Airlines

2005 – 2009

Moscow Insurance Company JSC, Chairman, Board of Directors

2006 – 2010

Chairman, Board of Directors, Terminal JSC

2010 – 2011

OJSC Rostelecom

Member of The Board of Directors

2009 – present time

Director of Infrastructure Department of State Corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”

2010 – present time

Resorts of the North Caucasus OJSC, Board of Directors member

2011 – 2011

VEB-Engineering LLC

Member of The Board of Directors

2011 – present time

Board of Directors member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Tatsy Vladimir Vitalyevich (Member of Board of Directors)

Year of birth	1960

Education

Higher, Moscow Power Engineering Institute, qualification – engineer-machinist-cryophysicist, year of graduation – 1984

Postgraduate courses of the Institute of Global Economy and International Relations (IMEMO) under the Russian Academy of Science – Candidate of Economic Science (2011)

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2001 – present time

Regional Investment Company, CJSC

Member of The Board of Directors

2003 – 2007

First Vice President, Head of Depositary Center, Joint Stock Bank of Gas Industry Gazprombank (CJSC)

2008 – present time

Chairman. Board of Directors, JSC St Petersburg International Commodity Exchange

2008 – present time

Non-commercial (self-regulating) organization “National Association of the Stock Exchange Market Participants”, Board of Director Member

2008 – present time

Board of Directors member, IDGC Holding OJSC

2008 – present time

Board of Directors member, ATS OJSC

2007 – 2009

First Vice President, Head of Depositary Center, Gazprombank (JSC)

2009 – present time

Chairman, Board of Directors, Clearing and Depositary Company CJSC

2009 – present time

Board of Directors member, CFR CJSC

2009 – present time

First Vice President, Gasprombank (OJSC)

2010 – present time

Non-Banking Credit Institution

Closed Joint Stock Company National Clearing Depository (NBCI CJSC NCD), Supervisory Board member

2010 – present time

GOUVPO Moscow Institute of Energy (Technical University), Supervisory Board member

2011 – present time

Board of Directors member, MICEX Stock Exchange CJSC

2011 – present time

Board of Directors member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Sharipov Rashid Ravelevich

Year of birth	1968

Education	Higher, Moscow State Institute for International Relations, major in “International relations”, year of graduation – 1991; Western California Law School, Master of Laws, year of graduation – 1993

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1999 – present time

Deputy Director General, KFK-Consult LLC

June 2010 – present time

Board of Directors member, JSC RusHydro

2010 – present time

Supervisory Board member, VBRR OJSC

2010 – present time

Board of Directors member, SO UES OJSC (system operator)

2010 – 2011

Board of Directors member, CIUS UES OJSC (Engineering and Construction Management Center)

2010 – present time

Board of Directors member, FSK UES OJSC

(Federal Grid Company) 2011 – present time Board of Directors member, Irkutskenergo OJSC

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Shishin Sergey Vladimirovich

Year of birth	1963

Education	Higher. Higher Frontier Protection Institute under the KGB USSR, year of graduation – 1990, The Russian Academy of State Service under the President of the Russian Federation, state and municipal management, year of graduation – 1999

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1980 – 2007

KGB USSR, FSB of Russia, military officer

2007 – present time

Senior Vice President, OJSC VTB Bank

2011 – present time

Vice Chairman, Board of Directors, Rosneft Oil Company, OJSC

2011 – present time

Board of Directors member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Details of the Issuer’s Management Board members:

Dod Eugeny Vyacheslavovich

Year of birth	1973

Education	Higher, MAI Moscow Aviation Institute (state technical university), major in “Economics and management at machine-building plants”, year of graduation – 1995

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2000 – 2008

Director General, INTER RAO UES

2008 – 2009

Management Board Chairman, INTER RAO UES

November 2009 – present time

Management Board Chairman, JSC RusHydro

June 2010 – present time

Board of Directors member, JSC RusHydro

2010 – present time

Board of Directors member, INTER RAO UES

2010 – present time

Board of Directors member, Irkutskenergo OJSC

2010 – 2011

Board of Directors member, CFR CJSC

2010 – 2011

RSPP (Russian Union of Industrialists and Entrepreneurs), Management Board member

2010 – present time

Supervisory Board member, VBRR OJSC

2010 – present time

Supervisory Board member, Hydro power of Russia

2011 – present time

Management Council Member, ANO MSUER

This person’s participation interest in the Issuer’s authorized capital	0.054%

Share of the Issuer’s equity shares held by this person	0.054%

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Mantrov Mikhail Alekseevich

Year of birth	1965

Education

Moscow Power Engineering Institute (Technical University), year of graduation – 1988, major in “Cybernetics of electrical systems”, qualification – electrical engineer;

Academy of National Economy under the RF Government, year of graduation – 1996, major in “Financial management”

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2000 – 2008

Deputy Director General, INTER RAO UES CJSC

2008 – 2009

Board Vice Chairman, Corporate Center Director, INTER RAO UES OJSC

2009 – present time

Board Vice Chairman, Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	0.021%

Share of the Issuer’s equity shares held by this person	0.021%

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Rizhinashvili George Ilyich

Year of birth	1981

Education	Higher, Moscow State University named after M.V. Lomonosov, Baccalaureate, major in “Economics”, Moscow State University named after M.V. Lomonosov, Master’s degree programme, major in “Economics”

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – 2007

Lead specialist, Investment Directorate; Director, Strategy and Investment Department; Investment Director, INTER RAO UES CJSC

2008 – 2009

Deputy Unit Manager – Strategy and Investment Director; Manager, Strategy and Investment Unit, Board member INTER RAO UES OJSC

2009 – present time

Board Vice Chairman, Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Alzhanov Rakhmetulla Shamshiyevich

Year of birth	1950

Education	Higher, Novocherkassk Polytechnic Institute, major in “Power plants, systems and grids”, electrical engineer

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1995 – 2009

Director General, Sangtudinskaya HPP-1 OJSC

2009 – present time

Board Vice Chairman, Board member, JSC RusHydro

2010 – present time

Supervisory Board member, NP Council of Power Engineering Veterans

2010 – present time

Supervisory Board member, NP Hydro power of Russia

This person’s participation interest in the Issuer’s authorized capital	0.00005%

Share of the Issuer’s equity shares held by this person	0.00005%

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Gorev Eugeny Eugenyevich

Year of birth	1975

Education	Higher, Law School of Lomonosov State University

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2006 – 2008

First Deputy Director General Kalita Law Office CJSC

2006 – 2007

Deputy Director, Corporate Center, Corporate Development Director, INTER RAO UES CJSC

2007 – 2008

Director, Legal Support Department, Corporate Center, INTER RAO UES CJSC

2008 – 2009

Deputy Director, Corporate Center, INTER RAO UES CJSC

2009 – present time

Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Bogush Boris Borisovich

Year of birth	1952

Education	Higher, Togliatti Polytechnic Institute, year of graduation – 1975, mechanical engineer

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2005 – 2007

Deputy Manager, Production Business Unit JSC RysHydro MC

2007 – 2009

Board member, RusHydro JSC

2007 – 2010

Managing Director, Production Business Unit, RusHydro JSC

2010 – present time

Board member, RusHydro JSC

This person’s participation interest in the Issuer’s authorized capital	0.00001%

Share of the Issuer’s equity shares held by this person	0.00001%

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Gorbenko Yury Vasilyevich

Year of birth	1958

Education

Higher, Krasnoyarsk Institute of Civil Engineering, year of graduation – 1992, qualification – civil engineer;

Academy of National Economy under the RF Government, occupational retraining program:Company Development Management”, year of graduation – 2004, Candidate of Economic Sciences

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1998 – 2007

Director General, Bureiskaya HPP OJSC

2008 – 2009

Director RusHydro JSC branch, RusHydro JSC – Bureiskaya HPP

2007 – 2010

Deputy Director General, Managing Director (Far East Division) JSC HydroOGK MC

2007 – present time

Managing Director, RusHydro JSC; Director, Far East Division

2009 – present time

Board member, RusHydro JSC

This person’s participation interest in the Issuer’s authorized capital	0.0006%

Share of the Issuer’s equity shares held by this person	0.0006%

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Abrashin Sergey Nikolayevich

Year of birth	1959

Education	Higher, qualifications – radio communication engineer and Law

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

1977 – 2006

Service in the Armed Forces of the Russian Federation

Position: N/A (formal work record from 2006)

2006 – 2007

Director, Security Department YuKOS OC

2007 – 2009

Vice President, JSC Transnefteprodukt OJSC

January 2010 – April 2010

Adviser to the Board Chairman, JSC RusHydro

April 2010 – present time

Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Bessmertny Konstantin Valeryevich

Year of birth	1973

Education

Higher, Bauman Moscow State Technical University, major in “Automated data processing and control systems; qualification – systems engineer, year of graduation – 1996;

SEI Academy of National Economy under the RF Government, major in “Corporate finance management,, year of graduation – 2008

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order	2000 – 2009 Adviser, CFO, INTER RAO UES CJSC 2009 – 2010 Director, Moscow Branch, Nizhnevartovskaya HPP March 2010 – April 2010 CFO, RusHydro JSC April 2010 – present time Board member, RusHydro JSC

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Maslov Aleksey Victorovich

Year of birth	1975

Education

Higher, Bauman Moscow State Technical University, major in “Rocket and missile engineering”, qualification – mechanical engineer, year of graduation – 1998;

Finance Academy under the RF Government, major in “Finance and credit”, economist, year of graduation – 2000

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

Filled a variety of positions at RAO UES of Russia and FGC UES

July 2008

Board member (concurrent position), FGC UES

2008 – 2010

Director General, Engineering and Construction Management Center of the Unified Energy System ECMC UES)

January 2010 – April 2010

Executive Director for Capital Construction RusHydro JSC

April 2010 – present time

Board member, RusHydro JSC

2010 – present time

Non-for-Profit Partnership Association of construction institutions EnergoStroy Alliance, Chairman, Board of Directors

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Savin Stanislav Valeryevich

Year of birth	1972

Education	Higher, Moscow State Institute of Communications (MIIT), major in “Railcars”, qualification – mechanical engineer, year of graduation – 1997

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – 2010.

Director, Central Asia Geographical Division; Deputy Director, Geographical Division – Director, Department for Foreign Economic Activities in Central Asia and Far East Markets; Director, Directorate for Operations in Central Asia and Far East Markets; Deputy Director, Russia Geographical Division; Regional Director, Regional Directorate for Kazakhstan and Central Asia; INTER RAO UES OJSC

April 2010 – present time

Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Tsoy Sergey Petrovich

Year of birth	1957

Education	Higher, Rostov State University named after M.A. Suslov, Rostov-on-Don, 1977 – 1982, journalism MSU named after M.V. Lomonosov, 2005. Political psychology Candidate of Political Science

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2003 – 2010

Head of the Press Office of the Mayer of Moscow and the Government of Moscow, press-secretary of the Mayer of Moscow

2006 – 2011

JSC TV Center, Chairman, Board of Directors

2010 – present time

Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Details of the Issuer’s sole executive body (Board Chairman)

Dod Eugeny Vyacheslavovich

Year of birth	1973

Education	Higher, MAI Moscow Aviation Institute (state technical university), major in “Economics and management at machine-building plants”, year of graduation – 1995

Positions filled at the Issuer’s company and other organizations over the last 5 years and at present in chronological order

2000 – 2008

Director General, INTER RAO UES

2008 – 2009

Management Board Chairman, INTER RAO UES

November 2009 – present time

Management Board Chairman, JSC RusHydro

June 2010 – present time

Board of Directors member, JSC RusHydro

2010 – present time

Board of Directors member, INTER RAO UES

2010 – present time

Board of Directors member, Irkutskenergo OJSC

2010 – 2011

Board of Directors member, CFR CJSC

2010 – 2011

RSPP (Russian Union of Industrialists and Entrepreneurs), Management Board member

2010 – present time

Supervisory Board member, VBRR OJSC

2010 – present time

Supervisory Board member, Hydro power of Russia

2011 – present time

Management Council Member, ANO MSUER

This person’s participation interest in the Issuer’s authorized capital	0.054%

Share of the Issuer’s equity shares held by this person	0.054%

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

6.3. Information on the amount of fee, benefits and / or compensation for expenses for each management body of the Issuer

Fees to the Board of Directors members

Payment of fees to the Board of Directors members is subject to the RusHydro JSC Regulations for Payment of Fees to the Members of the Board of Directors approved by the RusHydro JSC Annual General Meeting of Shareholders (Minutes No. 5 of 30.06.2010).

As regards payment of fees, the Regulations do not apply to a member of the Board of Directors who is the Company’s sole executive body or a member of the Company’s Board or a member of the Company’s Board of Directors, occupying public and civil service positions.

As far as members of the Company’s Board of Directors are concerned:

they are paid a lump fee after their powers are terminated (subject to how they perform while

– the basic part of fee established for each member of the Board of Directors is RUB900,000:

– the amount of fee depends on the number of meetings attended by a member of the Board of Directors,

– the amount of fee is increased if a member of the Board of Directors is the Chairman of the Board of Directors (by 30%), Chairman of the Board of Directors’ committee (by 20%) or a member of the Board of Directors’ committee (by 10%).

The total amount of fee including the increments established in the Regulations may not exceed one million (1,000,000) rubles.

Information on fees, including salaries, bonuses, benefits and / or compensation for expenses as well as other advancements paid by the Issuer over the last completed financial year:

Information on the fees paid to the members of the Board of Directors in 2010:

Fee, RUB	2,412,190
Salary, RUB	0
Bonuses, RUB	0
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	0
Other advancements, RUB	0
Other, RUB	0

TOTAL, RUB	2,412,190

Information on the existing agreements concerning such payments in the current financial year:

In the current financial year, the Issuer has entered into no agreements with the Board of Directors members, regarding payment of fees and other advancements.

In the current financial year, the Issuer has entered into no supplementary agreements with the Board of Directors members, regarding payment of fees and other advancements.

The Regulations for Payment of Fees to the Members of the Board of Directors are publicly available on the Internet at:

http://www.rushydro.ru/file/main/global/investors/disclosure/documents/Polozhenie_vyplatah_chlenam_SD_-10.06.09.pdf

Fees to the Management Board members

Information on fees, including salaries, bonuses, benefits and / or compensation for expenses as well as other advancements paid by the Issuer over the last completed financial year:

Information on the fees paid to the members of the Management Board in 2010:

Fee, RUB	0
Salary, RUB	89,368,848
Bonuses, RUB	55,769,385
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	0
Other advancements, RUB	0
Other, RUB	0

TOTAL, RUB	145,138,233

Information on the existing agreements concerning such payments in the current financial year:

Payment of fees and compensation to the Issuer’s Management Board members was under the terms and conditions of employment contracts and the Procedure of repayment of fees and compensations to the members of the Board of directors of JSC RusHydro approved by the Resolution the Company’s Board of Directors of 16.11.2010 (Minutes No. 111 of 19.11.2010).

In the current financial year, the Issuer has entered into no supplementary agreements with the Management Board members, regarding repayment of fees and other advancements.

6.4. Information on the structure and competence of the Issuer’s audit bodies

The structure and competence of the Issuer’s audit bodies are specified in Art.20 of the Issuer’s Articles of Association:

“20.1. The General Shareholders Meeting shall annually elect the Internal Audit Commission to supervise the Company’s financial and economic activities.

The Company’s Internal Audit Commission shall be comprised of five (5) persons.

20.2. The General Shareholders Meeting may resolve to terminate the powers of all or individual members of the Internal Audit Commission before term.

If the Company’s Internal Audit Commission or individual members thereof are elected by the Company’s Extraordinary General Meeting, the Audit Committee shall be deemed to have been elected for a period until the date of the Company’s Annual General Meeting.

The Company’s Internal Audit Commission shall be responsible:

verification of reliability of data contained in the Company’s annual report, accounting balance sheet and profit and loss account;

2) analysis of the Company’s financial standing, identification of reserves for improvement thereof and drawing up recommendations for the Company’s management entity;

3) inspection (audit) of the Company’s financial and economic activities, including:

inspection (audit) of the Company’s financial, accounting, repayment and account documents and other documentation related to the financial and economic operations, for their compliance with applicable Laws of the Russian Federation, Articles of Association and internal documents of the Company;

inspection of safety and use of fixed assets;

inspection of compliance with the established procedure for the writting off indebtedness of insolvent debtors to the Company’s loss;

inspection of expenditure of the Company’s monetary resources in accordance with approved transaction documents of the Company;

inspection of building up and using the reserve fund and other special funds of the Company;

inspection of correct and timely distribution and repayment of dividends on the Company’s shares, bond interest and income from securities;

inspection of progress of earlier issued instructions to remedy faults and shortcomings revealed by the previous inspections (audits);

performance of other acts (measures) related to auditing the Company’s financial and economic operations.”

Data on the system of internal audit of the Issuer’s financial and economic activities:

Information on the internal audit service, its work period and key staff:

Under Order of JSC RusHydro’s Board Chairman No. 73 of 28.03.2007 On approval of JSC RusHydro’s organizational structure, the Issuer set up the Internal Audit and Risk Management Department (hereinafter – “the Department”).

Under Order of JSC RusHydro No. 780 of 21.09.2010 the internal audit, internal control and risk management services were reorganized, and the Internal audit and Risk Management Department was reorganized into the Internal Audit and Risk Management Group with the following structural units:

•	Internal Audit Department;

•	Internal Control Department;

•	Risk Management Directorate.

Therefore, the overall work period of the Issuer’s internal audit service is considered 56 months at the end of a reporting quarter.

The head of the Internal Control and Risk Management Group is Irina Olegovna Posevina – Director of internal control and Risk Management.

The organizational structure and staff of the Internal Audit Department are approved by the Issuer’s Board Chairman.

The Department Director is appointed to and dismissed from his / her post by the Issuer’s Board Chairman.

Under the Regulations for the Internal Audit Department approved by the Order No. 209 of 16.03.2011 “On Approval of the Provisions on Structural Units” the basic functions and tasks of the Internal Audit Department are the following:

– evaluation and analysis of the Issuer’s financial standing in general, its branches and structural units by an order of the Issuer’s Board Chairman;

– interaction with the Issuer’s Internal Audit Commission and external auditors;

– prompt notification of the Company’s Board Chairman about deviations and violations discovered in the Company’s operations, submission of proposals to elemiate violations and drawbacks revealed by audits and monitoring, and recommendations for enhancing management efficiency;

– interaction with the Audit Committee at the Issuer’s Board of Directors;

– control of compliance by the members of the Company’s Board of Directors, executive bodies and other personnel with applicable laws and special requirements specified in the Company’s internal documents to prevent a conflict of interests and minimize abuse of insider information.

The Issuer has organized the following procedures of internal control of the Issuer’s activity:

– analysis of audit results of the Issuer;

– supervision of development and progress of measures aimed at eliminating violations revealed by audits;

– under instructions by the Issuer’s Board Chairman, Management Board or Board of Directors, reviews draft Resolution s of the Company’s management bodies for compliance with the Company’s financial and economic interests.

Director of internal control and risk management has the right:

– to submit proposals to the Board Chairman and the Audit Committee under the supervision of the Issuer’s Board of Directors, concerning the Department’s key areas of operation for the current and future periods;

– to monitor execution of and compliance with orders by the Board Chairman, Resolution s by the Management Board and Board of Directors of the Issuer, recommendations and guidelines by the Issuer’s Auditor and the Audit Committee under the supervision of the Issuer’s Board of Directors;

– to submit to the Board Chairman proposals for commending the Department’s staff of the structural units headed by the Director or reprimand them for omissions;

– to submit to the Board Chairman proposals for appointment, transfer and dismissal of the staff of the structural units headed by the Director;

– to approach the Chairman of the Audit Committee at the Issuer’s Board of Directors for consideration of any issue pertaining to the Committee’s competence;

Director of internal control and risk management is obliged:

– to submit written reports on performance of the structural units headed by the Director to the Issuer’s Board Chairman subject to the latter’s instructions and Clause 6 of the Regulations;

– to report any revealed material breaches to the Audit Committee at the Issuer’s Board of Directors, and if it is not available – to the Issuer’s Board of Directors;

– to quarterly furnish information (report) to the Audit Committee at the Issuer’s Board of Directors.

The Department’s work plan is developed by the Department Director using his own proposals and those of the Issuer’s Board of Directors (thorough the Audit Committee at the Issuer’s Board of Directors), Board Chairman and Internal Audit Commission. The Department’s work plan is approved by the Issuer’s Board Chairman.

The Internal Audit Department compiles a report on the monitoring of the Issuer’s financial and economic operations and submits it for consideration to the Issuer’s Board Chairman and Management Board.

Semiannual reports are submitted for consideration to the Board Chairman.

Annual reports are submitted for consideration to the Audit Committee at the Issuer’s Board of Directors.

Interaction between the Issuer’s Internal Audit Service and external auditor:

Under the Provision, one of the basic function of the internal audit service is to interact with the Issuer’s external auditor. The Internal Audit Department analyzes the results of audits of the Issuer and supervises the development and progress of measures aimed at eliminating violations revealed by audits. Director of internal control and risk management ensures that the Issuer Auditor’s guidelines are followed.

Information on the document for preventing the use of confidential (insider) information:

The Issuer has affirmed (approved) the internal document specifying the rules for preventing the use of confidential (insider) information:

The Regulations for the Issuer’s insider information was approved by the Company’s Board of Directors (Minutes No. 68 of 10.10.2008).

URL address containing publicly available text of the Regulations:

www.rushydro.ru/file/main/global/investors/disclosure/documents/Polozhenie_OAO_RusGidro_ob_insajdorovskoj_informaczii_2008.pdf

6.5. Details of the persons included in the Issuer’s internal audit bodies

Details of the members of the Issuer’s Internal Audit Commission:

Kolyada, Andrey Sergeevich

Year of birth	1984

Education	Higher, State Management Institute, major in “Corporate management”, year of graduation – 2007

Positions filled at the Issuer’s company and other organizations over the last 5 years and at provide in chronological order

2007 – 2008

Grade 1 specialist, Division for Property of the Fuel and Energy Complex’s Organizations, Department for Management of Commercial Sector’s Property, Federal Agency for State Property Management

2008 – present time

Lead expert, Division for Organizations of the Fuel / Energy and Coal Industry, Department for Infrastructure Industries and Organizations of the Military Industrial Complex, Federal Agency for State Property Management

2009 – present time

Supervisory Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution of the Issuer authority’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled by the Issuer authority’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Tikhonova, Maria Gennadievna (Chairwoman, Internal Audit Commission)

Year of birth	1980

Education

Higher, Volga-Vyatka Academy of State Service, year of graduation – 2002, qualification – manager;

Academy of National Economy under the RF Government. Occupational retraining program “Company Development Management”, 2006 -2008;

Higher School of Economics, MBA program, major in “Finance”, Phd in Economics, 2010;

Positions filled at the Issuer’s company and other organizations over the last 5 years and at provide in chronological order

2005 – 2008

Principal specialist, Senior Specialist-Expert, Deputy Head of Department for Property Relations at CC Department for Legal Support and Property Relations at CC Rosenergo (cogeneration company). Head of Department for Corporate Governance and Economic Review of the Department of Department for Economic Regulation and Property Relations of Cogeneration Companies, The Russian Federation Ministry of Energy

2009 – present time

Director of the Economic Regulation and Property Relations Department in FEC the Ministry of Energy of the Russian Federation

2009 – present time

Supervisory Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution of the Issuer authority’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled by the Issuer authority’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Yugov, Alexander Sergeevich

Year of birth	1981

Education	Higher, Krasnoyarsk State University, major in “Law”, year of graduation – 2003.

Positions filled at the Issuer’s company and other organizations over the last 5 years and at provide in chronological order

2005 – 2006

Adviser, Division for Property of Industrial and Construction Organizations, Department for Management of Commercial Sector’s Property, Federal Agency for State Property Management

2006 – 2008

Adviser, Deputy Manager, Division for Property of the Fuel and Energy Complex’s Organizations, Department for Management of Commercial Sector’s Property, Federal Agency for State Property Management

2008 – present time

Manager, Division for Organizations of Oil and Gas Industry and Minerals, Department for Infrastructure Industries and Organizations of the Military Industrial Complex, Federal Agency for State Property Management

2010 – present time

Supervisory Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution of the Issuer authority’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled by the Issuer authority’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Gorevoy Dmitry Mikhailovich

Year of birth	1982

Education	Higher

Positions filled at the Issuer’s company and other organizations over the last 5 years and at provide in chronological order

2005 – 2007

LLC Trading Kameya Co, Manager

2007 – 2007

JSC Krupskaya Confectionery Factory, Manager

2007 – 2008

CJSC Neva-Karat, Manager

2008 – 2008

CJSC Neva-Karat, Commercial Director

2009 – 2009

CJSC Neva Line, Expert

2009 – 2010

Ministry of Economic Development of Russia, Principal specialist-expert of the Department of Power Engineering Development

2010 – present time

Ministry of Economic Development of Russia, Principal Consultant of the Department of Power Engineering Development

2011 – present time

Supervisory Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s	None

subsidiaries and affiliates that are joint stock companies)

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s subsidiary or affiliate	None

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution of the Issuer authority’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled by the Issuer authority’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

Litvinova Elena Yurievna

Year of birth	1987

Education	State Management Institute, major in public and municipal management, 2009

Positions filled at the Issuer’s company and other organizations over the last 5 years and at provide in chronological order	2009 – present time Senior Specialist of Department of The Federal Agency for State Property Management (Rosimuschestvo) 2011 – present time Supervisory Board member, JSC RusHydro

This person’s participation interest in the Issuer’s authorized capital	None

Share of the Issuer’s equity shares held by this person	None

Number of the Issuer’s shares of each category (type), which may be bought by this person through exercising the rights to the Issuer’s options he / she owns	None

This person’s participation interest in the authorized (reserved) capital (unit fund) of the Issuer’s subsidiaries and affiliates	None

Number of equity shares of the Issuer’s subsidiaries and affiliates held by this person (for the Issuer’s subsidiaries and affiliates that are joint stock companies)	None

Number of shares of each category (type), held by a subsidiary or affiliate of the Issuer, which may be bought by this person through exercising the rights to the options he / she owns in such Issuer’s	None

subsidiary or affiliate

Any kinship with other persons who are members of the Issuer’s management and / or internal audit bodies	This person has no kinship whatsoever with other persons who are members of the Issuer’s management and / or internal audit bodies

Data on administrative prosecution of the Issuer authority’s member for offences in the area of finance, taxes and dues and securities market or criminal prosecution (criminal record) for economic crimes or those against public authorities	Has not been prosecuted

Data on positions filled by the Issuer authority’s member in management bodies of profit-making organizations during a period when, with regard to such organizations, bankruptcy proceedings were initiated and / or one of the bankruptcy procedures was applied under the insolvency (bankruptcy) laws of the Russian Federation	Has filled none

6.6. Information of the amount of fee, benefit and / or compensation of expenses to the Issuer’s internal audit authority

Name of the Issuer’s internal audit authority: Internal Audit Commission

Payment of fees and compensations to the Internal Audit Commission’s members is subject to the Regulations of repayment of Fees and Compensations to the Members of JSC RusHydro Internal Audit Commission, approved by JSC RusHydroAnnual General Shareholders Meeting (Minutes No. 1 of 26.06.2008).

Under the above Regulations, a member of the Internal Audit Commission who has taken part in an audit (inspection) of financial and economic operations is paid a nonrecurring fee equivalent to twenty-five minimum monthly wage rates of a Grade 1 worker, established by a sectoral tariff agreement in the Russian Federation’s electric energy complex (“the Agreement”) for the audit (inspection) period, with allowance made for the indexation specified in the Agreement.

Fees are paid a week after the compilation of an audit (inspection) report.

Fee data, including those on salaries (wages), bonuses, commissions, benefits and / or compensations for expenses as well as other advancements that have been paid by the Issuer over the last completed financial year:

Fee, RUB	249,438
Salary, RUB	3,250,644
Bonuses, RUB	2,998,401
Commission, RUB	0
Benefits, RUB	0
Compensation for expenses, RUB	0
Other advancements, RUB	0
Other, RUB	0

TOTAL, RUB	6,498,783

Information on the existing agreements concerning such repayments in the current financial year:

In the current financial year, the Issuer has not entered into supplementary agreements on repayment of fees or other advancements with the Internal Audit Commission’s members.

6.7. Data on the number of employees and summary data on education and composition of employees (personnel) of the Issuer as well as those on changes in the number of employees (personnel) of the Issuer

Data on the average number of employees (personnel of the Issuer, as of the end of each completed financial year:

Indicator	As of 31.12.2006	As of 31.12.2007	As of 31.12.2008	As of 31.12.2009	As of 31.12.2009
Average personnel number, persons	59	262	5,512.44	5,416.8	5,477
Share of the Issuer’s personnel with higher education, %	100	78	56.8	60.4	64.2
Payroll amount, thousand RUB	33,991	286,318	3,150,601	3,812,966	5,092,824
Social security amount, thousand RUB	0	2,201	327,772	687,271	1,261,849
Total spendings, thousand RUB	33,991	288,519	3,249,996	4,500,237	6,354,673

The increase in indices in 2008 versus 2007 is due to the restructuring of the Issuer by SA merger that resulted in SA turning to JSC RusHydro branches and their employees becoming JSC RusHydro staff. There were no other significant changes in the number of employees.

Personnel having a considerable effect on the Issuer’s financial and economic performance (key personnel):

Board Chairman, Board of Directors member – Dod, Yevgeny Vyacheslavovich (personal details are provided in cl.6.2 of the Prospectus);

Chief Accountant – Finkel, Dmitry Vladimirovich (personal details are provided in cl.1.6 of the Prospectus).

In the period from registration of the Issuer as a legal entity through the date of approval of the Prospectus the Issuer’s personnel did not set up a trade committee. After SA merger into the Company being restructured SA personnel, who are providely members of trade organizations set up before the merger, became the Issuer’s staff.

6.8. Data on any liabilities of the Issuer to employees (personnel), concerning their potential participation in the Issuer’s authorized (reserve) capital (unit fund)

Data on any agreements or liabilities of the Issuer, concerning potential participation of the Issuer’s employees (personnel) in the Issuer’s authorized (reserve) capital (unit fund) as well as the participation interest in the Issuer’s authorized (reserve) capital, that may be acquired by the Issuer’s employees (personnel) under such agreements or liabilities:

The Issuer has neither liabilities to its employees (personnel) nor agreements concerning their possible participation in the Issuer’s authorized (reserve) capital (unit fund) (purchase of the Issuer’s shares).

Data on provision or possible provision of the Issuer’s options to its employees (personnel):

In 2007, the Company’s Board of Directors resolved (Minutes No. 32 of 18.05.2007) to approve the Basic Provisions of the Company’s Option Program that cover the Board members and the key personnel of the Company and some of its SA. The Company’s Option Program defines the procedure for its participants to obtain the right of buying the Company’s shares at a predetermined fixed price.

Under the Option Program, a contract of purchase and sale of the Company’s shares is entered into between the Option Program operator and its participant, whereby the shares are to be transferred and paid up in 3 years beginning 03.09.2007.

On 11.02.2010, the Company’s Board of Directors approved a revised version of the Basic Provisions of the Company’s Option Program (Minutes No. 92). The main alteration was for the Program participants to be able to decide whether or not to buy shares within 2 years from the date of termination of the Option Program versus 1 month therefrom under the previous version.

On 22.12.10 the Company’s Board of Directors (Minutes No. 115) approved a new Option Program of the Company that covers the Management Board and other key personnel of the Company. Progress term of the second Option Program is 2 years, i.e. from 22.12.2010 till 21.12.2012.

VII. Information on the Issuer’s Participants (Shareholders) and Information on the Interested Party Transactions Effected by the Issuer

7.1. Information on the Total Number of the Issuer’s Shareholders (Participants)

The total number of the Issuer’s participants as of the date of approval of the Prospectus – 307,209.

The total number of the persons registered in the Issuer’s Register of Shareholders as of the date of approval of the Prospectus – 307,209.

The total number of the Issuer’s nominee shareholders – 32.

7.2. Information on the Issuer’s Participants (Shareholders) Holding at Least 5 Percent of Its Authorized (Share) Capital (Mutual Fund) or at Least 5 Percent of Its Equity shares, and Also Information on the Participants (Shareholders) of Such Persons Holding at Least 20 Percent of the Authorized (Share) Capital (Mutual Fund) or at Least 20 Percent of Their Equity shares

Persons holding at least 5 percent of the authorized (share) capital (mutual fund) or at least 5 percent of the Issuer’s equity shares as of the closing date of the reporting period:

Full and brief company’s names	The Russian Federation reprovideed by the Federal Agency for state property management (Rosimushchestvo)

Taxpayer Identification Number	7710542402

Location	103685, Moscow, Nikolskiy Pereulok (Lane), 9

Share of the Issuer’s participant (shareholder) in the Issuer’s authorized capital	57.9664%

Share of the Issuer’s equity shares owned thereby	57.9664%

Persons holding at least 20 percent of the authorized (share) capital (mutual fund) or at least 20 percent of the equity shares of the given participant (shareholder) – do not exist.

The Issuer’s shares making at least 5 % of the Issuer’s authorized capital and at least 5 % of the Issuer’s equity shares registered in the Issuer’s Register of Shareholders in the name of the nominee holders:

Full and brief company’s names	Closed Joint Stock Company Depositary & Clearing Company (CJSC DCC)

Location	The Russian Federation, 125009, Moscow, Build. 1 Vozdvizhenka str., 4/7

Contact telephone number and fax number, e-mail	Tel.: (495) 956-0999, Fax: +7 (495) 232-68-04 E-mail: dcc@dcc.ru

Number, date of issue and effective term of the license issued to the professional participant of securities market, name of the issuing authority	License No. 177-06236-000100 of professional participant of securities market entitling the holder to carry out depositary activities, issued on 09.10.2002 by the FCSM of Russia for perpetual term

Quantity of the Issuer’s equity shares registered in the Register of Shareholders in the name of the nominee holder	30,492,430,647 shares.

Full and brief company’s names	Non-Banking Credit Institution Closed Joint Stock Company National Clearing Depository (NBCI CJSC NCD)

Location	Moscow, Sredniy Kislovskiy Pereulok (Lane), 1/13, build. 8

Contact telephone number and fax number, e-mail	Tel.: +7,495,234-4827, fax: +7,495,956-09,38, E-mail: info@ndc.ru

Number, date of issue and effective term of the license issued to the professional participant of securities market, name of the issuing authority	License for depositary business No. 177-12042-000100, issued on 19.02.2009 by the FCSM of Russia for a perpetual term

Quantity of the Issuer’s equity shares registered in the Register of Shareholders in the name of the nominee holder	27,261,793,922 shares

Full and brief company’s names	ING BANK (EURASIA) CJSC (CLOSED JOINT STOCK COMPANY)

Location	Russia, 127473, Moscow Krasnoproletarskaia str., 36

Contact telephone number and fax number, e-mail	Phone: +7,495,755,54,00, fax +7,495,755,54,99 E-mail: mail.russia@ingbank.com

Number, date of issue and effective term of the license issued to the professional participant of securities market, name of the issuing authority	License for depositary business No. 177-03728-000100, issued on 07.12.2000 by the FCSM of Russia for a perpetual term

Quantity of the Issuer’s equity shares registered in the Register of Shareholders in the name of the nominee holder	37,160,531,537 shares

7.3. Information on the Government or a Municipal Unit Participatory Share Held in the Issuer’s Authorized (Share) Capital (Mutual Fund), Existence of a Special Right (“Golden Share”)

Share of the Issuer’s authorized capital held by the state (federal) authorities: 57.9664%.

The name of the entity managing the state-owned block of shares, and also the name of the person performing the functions of the Issuer’s shareholder on behalf of the Russian Federation: Federal Agency for State Property Management (Rosimushchestvo).

Location of the entity managing the state-owned block of shares, and also that of the person performing the functions of the Issuer’s shareholder on behalf of the Russian Federation: the Russian Federation, 103685, Moscow, Nikolskiy Pereulok (Lane), 9

Share owned in the Issuer’s authorized capital by the subjects of the Russian Federation:

The name of the person managing the block of shares
owned by the subject of the Russian Federation, and
also the name of the person performing the functions
of the Issuer’s shareholder on behalf of the subject of
the Russian Federation

Location of the person managing the block of
shares owned by the subject of the Russian
Federation, and also that of the person
performing the functions of the Issuer’s
shareholder on behalf of the subject of the
Russian Federation.

		Percentage share in the Issuer’s authorized capital, %
Ministry of Property Relations of the Amur Region	Amur Region, town Blagoveschensk, Lenina str., 135	0.0087
The Chukotka Autonomous District reprovideed by the Department of Finance, Economy and Property Relations of the Chukotka Autonomous District	689000 The Chukotka Autonomous District, the city of Anadyr, Otke Street, 2	0.0044

Total share owned in the Issuer’s authorized capital by the subjects of the Russian Federation		0.0131

Share owned in the Issuer’s authorized capital by the municipal authorities:

The name of the person managing the municipal block of shares, and also the name of the person performing the functions of the Issuer’s shareholder on behalf of the municipal unit	Location of the person managing the municipal block of shares, and that of the person performing the functions of the Issuer’s shareholder on behalf of the municipal unit	Percentage share in the Issuer’s authorized capital, %
Administration of Staryi Bavtugai Settlement municipal unit of the Kizilyurt District of the Republic of Dagestan	368101, Republic of Dagestan, town Kizilyurt, the settlement Stariy Bavtugai, Omara Chohskogo str., 1a	0.0088
Administration of Bureisk District of Amur Region	676701, Amur Region, Novobureisk Community, Sovetskaya str., 49	0.0005
Administration of Zubutli-Miatlinskiy Rural Council municipal unit of the Kizilyurt District of the Republic of Dagestan	Russia, the Republic of Dagestan, the Kizilyurt District, the settlement of Zubutli-Miatli, Lenin Street	0.0001
Administration of Zubutli-Miatlinskiy Rural Council municipal unit of the Kizilyurt District of the Republic of Dagestan	Russia, the Republic of Dagestan, the Kizilyurt District, the settlement of Miatli	0.0011
THE SETTLEMENT OF ASHILTA ADMINISTRATION	368240 the Republic of Dagestan. THE UNTSUKUL DISTRICT, THE SETTLEMENT OF ASHILTA	0.0023
THE SETTLEMENT OF VERKHNIY CHIRYURT-GELBAKH ADMINISTRATION	368100 the Republic of Dagestan, THE KIZILYURT DISTRICT, THE SETTLEMENT OF VERKHNIY CHIRYURT.	0.0135
THE SETTLEMENT OF GERGEBIL ADMINISTRATION	368250 the Republic of Dagestan. THE GERGEBIL DISTRICT, THE SETTLEMENT OF GERGEBIL	0.0074
THE SETTLEMENT OF NOVO-CHIRKEY ADMINISTRATION	368106 the Republic of Dagestan. THE KIZILYURT DISTRICT, THE SETTLEMENT OF NOVOCHIRKEY.	0.0173
THE SETTLEMENT OF UNTSUKUL ADMINISTRATION	368240 the Republic of Dagestan. THE UNTSUKUL DISTRICT, THE SETTLEMENT OF ASHILTA	0.0039
THE SETTLEMENT OF CHIRKATA ADMINISTRATION	368933 the Republic of Dagestan. THE GUMBETOV DISTRICT, THE SETTLEMENT OF CHIRKATA	0.0156
THE SETTLEMENT OF CHIRKEY ADMINISTRATION	368114 the Republic of Dagestan. THE GUMBETOV DISTRICT, THE SETTLEMENT OF CHIRKATA	0.0677
Khvartikuni Rural Council Rural Administration	368258 the Republic of Dagestan, the Gergebil District, the settlement of Khvartikuni	0.0074
Committee for managing of municipal property, the city of Zeya	676246, the Amur Region, the city of Zeya, Mukhin Street, 217	0.0005

Total share owned in the Issuer’s authorized capital by the municipal unit		0.1459

Special right (golden share) for participation of the Russian Federation, subjects of the Russian Federation, and municipal units in management of the Issuer does not exist.

7.4. Information on Restrictions to Participation in the Issuer’s Authorized (Share) Capital (Mutual Fund)

The Issuer’s Articles of Association do not establish any restrictions to the quantity of the shares held by a single shareholder, and / or on their total nominal value, and / or maximal number of votes vested in a single shareholder.

The legislation of the Russian Federation or other statutory acts of the Russian Federation do not establish any restrictions to participatory share of foreign persons in the Issuer’s authorized capital.

Other restrictions connected with participation in the Issuer’s authorized (share) capital (mutual fund):

According to Part II Article 9 of the Federal Law dated March 26, 2003 No. 36-FL “On Specifics of Functioning of Electric Power Industry in the Transition Period and on Amendments to Some Particular Legislative Acts of the Russian Federation and Invalidation of Some Particular Legislative Acts of the Russian Federation in Connection with the Adoption of the Federal Law “On Electric Power Industry” during Transformation of the Russian Open Joint Stock Company for Power Engineering and Electrification United Power System of Russia” it is not allowed to decrease a participatory share of the Russian Federation (if the said share makes over 50 percent) in the authorized capital of joint stock companies that on a legal basis established by the federal laws own or otherwise hold hydropower plants put into operation as of the date of entry into force of the said Federal Law, of organizations (or their assignees) in relation to which the said joint stock companies are affiliated companies.

7.5. Information on Changes in the Structure and the Participatory Shares of the Issuer’s Shareholders (Participants) Owning at Least 5 Percent of its Authorized (Share) Capital (Mutual Fund) or at Least 5 Percent of Its Equity shares

Lists of the Issuer’s shareholders (participants) owning at least 5 percent of the Issuer’s authorized (share) capital and also at least 5 percent of the Issuer’s equity shares, established as of the date of preparation of the list of the persons entitled to participate in each General Meeting of the Issuer’s Shareholders (Participants), which was held for the recent 5 lapsed financial years, as per the list of the persons that were entitled to participate in each of such meetings:

In 2006 JSC RAO UES of Russia was the only participant of the Issuer, and in accordance with Clause 3 Article 47 of the Federal Law “On Joint Stock Companies” the list of the persons that were entitled to participate in he General Meeting of the Issuer’s Shareholders were not established by the Issuer in that period. Functions of the Issuer’s General Shareholders Meeting were performed by the Board of JSC RAO UES of Russia, and from July 1, 2005 By JSC RAO UES of Russia. The list of the persons entitled to participate in the General Meeting of the Issuer’s Shareholders was first established by the Issuer as of 27.08.2007.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company’s name of a legal entity or the surname, name and patronymic of an individual (brief company’s name of legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer equity shares held by the said person, %
August 27, 2007	Russian Open Joint Stock Company for Power Engineering and Electrification UES of Russia (JSC RAO UES of Russia)	96.27	96.27

In January 2008 the first stage of the transformation was completed, and as a result 20 JSC HPPs were reorganized in the form of take-over to JSC RusHydro, therewith the share of JSC RAO UES of Russia in the authorized capital of JSC RusHydro reduced to 77.93%.

The list of the persons entitled to participate in the General Meeting of the Issuer’s Shareholders was established by the Issuer as of 15.05.2008.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company’s name of a legal entity or the surname, name and patronymic of an individual (brief company’s name of a legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer equity shares held by the said person, %
May 15, 2008	Russian Open Joint Stock Company for Power Engineering and Electrification UES of Russia (JSC RAO UES of Russia)	77.93	77.93

In July, 2008 the final stage of the transformation was completed, and as a result JSC RAO UES of RUSSIA ceased to exist as an independent legal entity, JSC Irganayskaya HPP, and also JSC Minority Holding HydroOGK and JSC State-owned Holding HydroOGK, which was split-off from JSC RAO UES of Russia, were reorganized in the form of take-over to JSC RusHydro. Therewith the share of the Russian Federation (reprovideed by Rosimushchestvo) increased to make 60.37%.

The lists of the persons entitled to participate in extraordinary General Meetings of the Issuer Shareholders were established by the Issuer as of 08.10.2008 and as of 16.10.2008.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company’s name of a legal entity or the surname, name and patronymic of an individual (brief company’s name of legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer equity shares held by the said person, %
October 08, 2008	The Russian Federation reprovideed by the Federal Agency for State Property Management	60.37	60.37
October 16, 2008	The Russian Federation reprovideed by the Federal Agency for State Property Management	60.37	60.37

The list of the persons entitled to participate in the annual General Meeting of the Issuer’s Shareholders was established by the Issuer as of 30.04.2009.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company’s name of a legal entity or the surname, name and patronymic of an individual (brief company’s name of legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer equity shares held by the said person, %
April 30, 2009	The Russian Federation reprovideed by the Federal Agency for State Property Management	61.93	61.93

The list of the persons entitled to participate in the annual General Meeting of the Issuer’s Shareholders was established by the Issuer as of 19.05.2010.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company’s name of a legal entity or the surname, name and patronymic of an individual (brief company’s name of legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer equity shares held by the said person, %
May 19, 2010	The Russian Federation reprovideed by the Federal Agency for State Property Management	60.2664	60.2664

The list of the persons entitled to participate in the extraordinary General Meeting of the Issuer’s Shareholders was established by the Issuer as of 14.09.2010.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company’s name of a legal entity or the surname, name and patronymic of an individual (brief company’s name of legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer equity shares held by the said person, %
September 14, 2010	The Russian Federation reprovideed by the Federal Agency for State Property Management	57.9664	57.9664

The list of the persons entitled to participate in the annual General Meeting of the Issuer’s Shareholders was established by the Issuer as of 23.05.2011.

Date of preparation of the list of persons entitled to participate in each General Meeting	Full company’s name of a legal entity or the surname, name and patronymic of an individual (brief company’s name of legal entity)	Share of the said person in the Issuer’s authorized capital, %	Share of the Issuer equity shares held by the said person, %
May 23, 2011.	The Russian Federation reprovideed by the Federal Agency for State Property Management	57.9664	57.9664

7.6. Information on Interested Party Transactions Effected by the Issuer

Information on the number and amounts (in money terms) of the transactions effected by the Issuer that were recognized in accordance with the RF laws as interested party transactions that required approval of the Issuer’s authorized managing authority for each elapsed financial year:

Indicator	Reporting period
	2006	2007	2008	2009	2010

Total number and total amount of interested party transactions (in money terms) that were effected by the Issuer for the reporting period and required approval of the Issuer’s authorized managing authority, transactions / thousand rubles.

	0/0	27/839,5432	68/451,048	39/6,476,646	5/1,345,163

Number and amount (in monetary terms) of interested party transactions that were effected by the Issuer for the reporting period and approved by the General Meeting of the Issuer’s Participants (Shareholders), transactions / rubles.

0/0	0/0	0/0	0/0	0/0

Number and amount (in monetary terms) of interested party transactions that were effected by the Issuer for the reporting period and approved by the Issuer’s Board of Directors (Supervisory Board), transactions / thousand rubles.

0/0	27/839,543	68/451,048	39/6,476,646	5/1,345,163

Information on interested party transactions (a group of mutually connected transactions) effected by the Issuer with a price making 5 % and more percent of the Issuer’s assets book value calculated on the basis of the figures reflected in its reporting statements prepared as of the last reporting date prior to the appropriate transaction effected by the Issuer for each lapsed financial year, and also for the period till the date of the approval of the Prospectus: from the date of the Issuer’s incorporation to the date of approval of the Prospectus no such transactions were effected.

Interested party transactions (groups of mutually connected transactions) that were proposed to be effected and required approval but were not approved by the Issuer’s authorized managing authority (on which no Resolution for approval was taken by the Issuer’s Board of Directors (by Supervisory Board) or by the General Meeting of the Participants (Shareholders) of the Issuer in cases when such approval was mandatory under the RF laws): no such transactions were effected.

7.7. Information on Accounts Receivable

Indicator	As of
	31.12.2006	31.12.2007	31.12.2008	31.12.2009	31.12.2010
Total amount of accounts receivable (thousand rubles)	22,636,097	48,449,768	70,025,616	91,782,105	159,543,724
Amount of overdue accounts receivable	0	0	0	0	0

As of 31.12.2010

Unit: thousand rubles

Type of accounts receivable	Due date
	Under 1 year	Over 1 year
Accounts receivable of buyers and customers	5,695,230	42,870

including overdue liabilities	0	0
Accounts receivable on notes receivable	0	0
including overdue liabilities	0	0
Accounts receivable of participants (founders) on contributions payable to the authorized capital	0	0
including overdue liabilities	0	0
Accounts receivable on advances issued	11,279,322	14,951,287
including overdue liabilities	0	0
Other accounts receivable	87,128,984	40,446,031
including overdue liabilities	0	0
Total liabilities	104,103,536	55,440,188
including overdue liabilities	0	0

Accounts receivable of buyers and customers is given minus doubtful debt reserves which make 1,808,536 thousand rubles and 1,880,918 thousand rubles as of 31.12.2010 and 01.01.2010 accordingly. Other accounts receivable is given minus doubtful debt reserves which make 3,049 thousand rubles as of 31.12.2010 and 01.01.2010.

As of 31.03.2011

Unit: thousand rubles

Type of accounts receivable	Due date
	Under 1 year	Over 1 year
Accounts receivable of buyers and customers	14,882,061	41,365
including overdue liabilities	0	0
Accounts receivable on notes receivable	0	0
including overdue liabilities	0	0
Accounts receivable of participants (founders) on contributions payable to the authorized capital	0	0
including overdue liabilities	0	0
Accounts receivable on advances issued	12,361,755	14,691,162
including overdue liabilities	0	0
Other accounts receivable	91,061,821	42,161,630
including overdue liabilities	0	0
Total liabilities	118,305,637	56,894,157
including overdue liabilities	0	0

Information on the debtors reprovideing at least 10 % of the total receivables due for each lapsed financial year:

As of 31.12.2006:

Full name: Open Joint Stock Company Boguchanskaya HPP,

Brief company’s name: OJSC Boguchanskaya HPP

Location: 663491, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk

Amount of accounts receivable, thousand rubles: 6,349,401

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor as of 31.12.2006 was the Issuer’s affiliated person.

Issuer’s participatory share in the authorized capital of the affiliated person as of 31.12.2006: 99%

Block of the affiliated person’s equity shares owned by the Issuer, as of 31.12.2006: 99%

Participatory share held by the affiliated person in the Issuer’s authorized capital: holds no share

Block of the Issuer’s equity shares owned by the affiliated person: holds no shares.

Full name: Open Joint Stock Company Bureiskaya HPP;

Brief company’s name: OJSC Bureiskaya HPP

Location: 676730, Russia, the Amur Region, the Bureisk District, the settlement of Talakan

Amount of accounts receivable, thousand rubles: 5,597,800

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor as of 31.12.2006 was the Issuer’s affiliated person.

The Issuer’s participatory share in the authorized (share) capital (mutual fund) of the affiliated person as of 31.12.2006 – 15.91%

Block of the affiliated person’s equity shares owned by the Issuer as of 31.12.2006:

Participatory share held by the affiliated person in the Issuer’s authorized capital: 0%

Block of the Issuer’s equity shares owned by the affiliated person: 0%

Full name: Russian Open Joint Stock Company for Power Engineering and Electrification UES of Russia;

Brief company’s name: OJSC RAO “UES of Russia”

Location: Moscow, Vernadskiy Prospect, 101, build. 3

Amount of accounts receivable, thousand rubles: 6,220,252

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor as of 31.12.2006 was the Issuer’s affiliated person.

The Issuer’s participatory share in the authorized capital of the affiliated person: 0%

Block of the affiliated person’s equity shares owned by the Issuer:

Participatory share held by the affiliated person in the Issuer’s authorized capital as of 31.12.2006: 100%.

Block of the Issuer’s equity shares owned by the affiliated person as of 31.12.2006: 100%.

As of 31.12.2007:

Full name: Open Joint Stock Company Bureiskaya HPP;

Brief company’s name: OJSC Bureiskaya HPP

Location: the Russian Federation, the Amur Region, the Bureysk District, the settlement of Talakan

Amount of accounts receivable, thousand rubles: 12,529,552

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor was the Issuer’s affiliated person.

Issuer’s share in the creditor’s registered capital, %: 15.91

Share of the creditor’s equity shares held by the Issuer, %: 19.9

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s equity shares held by the creditor, %: 0

Full name: Open Joint Stock Company Zagorskaya PSHPP-2

Brief company’s name: OJSC Zagorskaya PSHPP-2

Location: Russia, the Moscow Region, Sergievo-Posadskiy District, the settlement of Bogorodskoe, 100

Amount of accounts receivable, thousand rubles: 5,781,493

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor was the Issuer’s affiliated person.

Issuer’s share in the creditor’s registered capital, %: 50.9

Share of the creditor’s equity shares held by the Issuer, %: 50.9

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s equity shares held by the creditor, %: 0

Full name: Limited Liability Company EZOP

Brief company’s name: LLC EZOP

Location: 119435, Moscow, M. Pirogovskaya Square, 14, build. 1

Amount of accounts receivable, thousand rubles: 5,252,584

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor as of 31.12.2007 was not the Issuer’s affiliated person.

As of 31.12.2008:

Full name: Open Joint Stock Company Zagorskaya PSHPP-2

Brief company’s name: OJSC Zagorskaya PSHPP-2

Location: Russia, the Moscow Region, Sergievo-Posadskiy District, the settlement of Bogorodskoe, 100

Amount of accounts receivable, thousand rubles: 12,228,403

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable does not exist. The debtor was the Issuer’s affiliated person.

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s equity shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s equity shares held by the creditor, %: 0

Full name: Limited liability Company Index of Energy – GidroOGK

Brief company’s name: LLC Index of Energy – GidroOGK

Location: 51, Arhitektora Vlasova street, Moscow, Russia

Amount of accounts receivable, thousand rubles: 13,841,781

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor is the affiliated person of the Issuer: yes

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s equity shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s registered capital, %: 0.58

Share of the Issuer’s equity shares held by the creditor, %: 0.58

As of 31.12.2009:

Full name: Open Joint Stock Company Boguchanskaya HPP

Brief company’s name: OJSC Boguchanskaya HPP

Location: 663491, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Construction Depot of the Left Bank, United Depot No. 1, build. 1

Amount of accounts receivable, thousand rubles: 11,816,894

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor is the affiliated person of the Issuer: no

Full name: Limited liability Company Index of Energy – GidroOGK

Brief company’s name: LLC Index of Energy – GidroOGK

Location: 51, Arhitektora Vlasova street, Moscow, Russia

Amount of accounts receivable, thousand rubles: 13,841,781

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable, does not exist

The debtor is the affiliated person of the Issuer: yes

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s equity shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s registered capital, %: 0.58

Share of the Issuer’s equity shares held by the creditor, %: 0.58

As of 31.12.2010:

Full name: Open Joint Stock Company Boguchanskaya HPP,

Brief company’s name: OJSC Boguchanskaya HPP

Location: 663491, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Construction Depot of the Left Bank, United Depot No. 1, build. 1

Amount of accounts receivable, thousand rubles: 21,027,455

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable does not exist. The debtor was the Issuer’s affiliated person.

Issuer’s share in the creditor’s registered capital, %: 0

Share of the creditor’s equity shares held by the Issuer, %: 0

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s equity shares held by the creditor, %: 0

Full name: Open Joint Stock Company Zagorskaya PSHPP-2

Brief company’s name: OJSC “Zagorskaya PSHPP-2”

Location: the Russian Federation, the Moscow Region, the Sergiev-Posad District, the settlement of Bogorodskoye, 100

Amount of accounts receivable, thousand rubles: 22,743,546

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable does not exist. The debtor was the Issuer’s affiliated person. Yes

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s equity shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s registered capital, %: 0

Share of the Issuer’s equity shares held by the creditor, %: 0

Full name: Open Joint Stock Company Hydroinvest

Brief company’s name: OJSC “Hydroinvest”

Location: The Russian Federation, Republic of Bashkortostan, Ufa, the Sovetskii District, Oktyabrya Avenue 4/3

Amount of accounts receivable, thousand rubles: 20,014,368

Amount and terms of overdue accounts receivable (interest rate, penalties, fines): overdue accounts receivable does not exist. The debtor was the Issuer’s affiliated person. Yes

Issuer’s share in the creditor’s registered capital, %: 100

Share of the creditor’s equity shares held by the Issuer, %: 100

Creditor’s share in the Issuer’s registered capital, %: 1.24

Share of the Issuer’s equity shares held by the creditor, %: 1.24

VIII. The Issuer’s Reporting Statements and Other Financial Information

8.1. The Issuer’s Annual Reporting Statements

the Issuer’s reporting statements for the recent three elapsed financial years, preceding the date of the approval of the Prospectus, which is due to be submitted in accordance with the requirements of the laws of the Russian Federation.

The Issuer’s annual reporting statements for 2008, 2009 and 2010 financial years prepared under the requirements of the RF laws are included accordingly in Appendices II–IV to this Prospectus.

The structure of the Issuer’s annual reporting statements enclosed to the provide Prospectus is as follows:

The Issuer’s reporting statements for 2008 include the following documents:

•	Balance Sheet as of December 31, 2008 (Form No. 1);

•	Profit and Loss Statement for 2008 (Form No. 2);

•	Changes in Equity Statement for 2008 (Form No. 3);

•	Cash Flow Statement for 2008 (Form No. 4 );

•	Supplement to the Balance Sheet for 2008 (Form No. 5);

•	Explanatory Note to the Reporting Statement for 2008;

•	Auditor Opinion.

The Issuer’s reporting statements for 2009 include the following documents:

•	Balance Sheet as of December 31, 2009 (Form No. 1);

•	Profit and Loss Statement for 2009 (Form No. 2);

•	Changes in Equity Statement for 2009 (Form No. 3);

•	Cash Flow Statement for 2009 (Form No. 4 );

•	Supplement to the Balance Sheet for 2009 (Form No. 5);

•	Explanatory Note to the Reporting Statement for 2009;

•	Auditor Opinion.

The Issuer’s reporting statements for 2010 include the following documents:

•	Balance Sheet as of December 31, 2010 (Form No. 1);

•	Profit and Loss Statement for 2010 (Form No. 2);

•	Changes in Equity Statement for 2010 (Form No. 3);

•	Cash Flow Statement for 2010 (Form No. 4 );

•	Supplement to the Balance Sheet for 2010 (Form No. 5);

•	Explanatory Note to the Reporting Statement for 2010;

•	Auditor Opinion.

b) in case the Issuer has annual reporting statements prepared in accordance with the International Financial Reporting Standards or in accordance with the Generally Accepted Accounting Principles of the USA, it is required to additionally enclose such reporting statements of the Issuer for the above period translated into Russian. The Issuer is obligated to indicate separately that such reporting statements are prepared in accordance with the International Financial Reporting Standards or in accordance with the Generally Accepted Accounting Principles of the USA. The Issuer has no annual non-consolidated reporting statements prepared in accordance with the International Financial Reporting Standards or in accordance with the Generally Accepted Accounting Principles of the USA (hereinafter – GAAP USA).

8.2. The Issuer’s Quarterly Reporting Statements Prepared for the Most Recent Lapsed Reporting Quarter

The Issuer’s quarterly non-audited financial (reporting) statements are submitted for 3 months of 2011. The Issuer’s quarterly unaudited financial (reporting) statements prepared in accordance with the requirements of the RF laws are enclosed in Appendix VI to this Prospectus.

The list of the unaudited financial (reporting) statements for 1 months of 2011 enclosed to this Prospectus is as follows:

•	Balance Sheet as of March 31, 2011;

•	Profit and Loss Statement for 1 Quarter of 2011;

There was no procedures and no opinion on the credibility of these statements made in respect of the enclosed to this Prospectus Issuer’s reporting statements for the 1 quarter of 2011 performed by the auditor, who audited the Issuer’s reporting statements for 2010.

b) The Issuer’s quarterly reporting statements prepared in accordance with the International Financial Reporting Standards or Generally Accepted Accounting Principles of the USA for 1 quarter of 2011 year were not prepared as of the date of approval of the Prospectus.

8.3. The Issuer’s Consolidated Reporting Statements Prepared for the Most Recent Lapsed Financial Year

The Issuer’s aggregated (consolidated) reporting statements prepared in accordance with the requirements of the RF laws for the three most recent lapsed financial years preceding the date of approval of the Prospectus, which became due to be submitted in accordance with the requirements of the RF laws.

The Issuer does not prepare aggregated financial (reporting) statements in accordance with the RF laws in connection with the circumstance that the Issuer prepares consolidated financial statements in accordance with the IFRS (International Financial Reporting Standards), which complies with the criteria established in Clause 8 of the Guidelines for Preparation and Submission of Aggregate Reporting Statements, as approved by the Order of the RF Ministry of Finance dated 30.12.1996 No. 112.

Combined and consolidated financial statements prepared in accordance with the International Financial Reporting Standards (IFRS) for three years ended 31 December of 2006, 2007 and 2008 and consolidated financial statements prepared in accordance with the International Financial Reporting Standards (IFRS) for 2009 and 2010 are included accordingly in Appendix VI, VII, VIII, to this Prospectus reporting year 2008:

AUDIT REPORT

Combined and consolidated Balance Sheet as of December 31, 2008, December 31, 2007, and December 31, 2006;

Combined and consolidated Profit and Loss Statement for the years ended on December 31, 2008, December 31, 2007, and December 31, 2006;

Combined and consolidated Profit and Loss Statement for the years ended on December 31, 2008, December 31, 2007, and December 31, 2006;

Combined and consolidated Profit and Loss Statement for the years ended on December 31, 2008, December 31, 2007, and December 31, 2006;

Combined and consolidated Profit and Loss Statement for the years ended on December 31, 2008, December 31, 2007, and December 31, 2006;

reporting year 2009:

Independent Auditor’s Opinion;

Consolidated Report on Financial Status as of December 31, 2009

Consolidated Profit and Loss Statement for the years ended on December 31, 2009;

Consolidated Report on the Total Income for the years ended on December 31, 2009;

Consolidated Cash Flow Statement for the year ended on December 31, 2009;

Consolidated Change in Equity Statement for the year ended on December 31, 2009;

Notes to the Consolidated Financial Statements for the year ended on December 31, 2009;

reporting year 2010:

Independent Auditor’s Opinion;

Consolidated Report on Financial Status as of December 31, 20010

Consolidated Profit and Loss Statement for the years ended on December 31, 2010;

Consolidated Report on the Total Income for the years ended on December 31, 2010;

Consolidated Cash Flow Statement for the year ended on December 31, 2010;

Consolidated Change in Equity Statement for the year ended on December 31, 2010;

Notes to the Consolidated Financial Statements for the year ended on December 31, 2010;

8.4. Information on the Issuer’s Accounting Policy

Accounting policy for the year 2008

“The Regulation on Accounting Policy of JSC RusHydro for the Year 2008” was approved by the Order of JSC RusHydro dated 29.12.2007 No. 504, and is applicable subject to amendments and additions introduced by Order No. 419 dated 18.07.2008 “Amendments to the Order of JSC RusHydro dated 29.12.2007 No. 504 “On the Company’s Accounting Policy for the Year 2008”

The text of the Regulation on the Issuer’s Accounting Policy for Reporting Purposes for the Year 2008 and the text of the Regulation on Accounting Policy for Taxation Purposes for the Year 2008 are included in Appendix _I to this Prospectus.

Accounting policy for the year 2009

“The Regulation on Accounting Policy of JSC RusHydro for the Year 2009” was approved by Order of JSC RusHydro No. 869 dated 30.12.2008, and is applicable subject to amendments and additions introduced by Order No. 767 dated 23.11.2009 “On Amendments to the Order of JSC RusHydro dated 31. 12.2008 No. 869 “On Accounting Policy of JSC RusHydro for the Year 2009”.

The text of the Regulation on the Issuer’s Accounting Policy for Reporting Purposes for the Year 2009 and the text of the Regulation on Accounting Policy for Taxation Purposes for the Year 2009 are included in Appendix _I to this Prospectus.

Accounting policy for the year 2010

“The Regulation on Accounting Policy of JSC RusHydro” was approved by Order of JSC RusHydro No. 899 dated 29.12.2009.

The text of the Regulation on the Issuer’s Accounting Policy for Reporting Purposes for the Year 2010 and the text of the Regulation on Accounting Policy for Taxation Purposes for the Year 2010 are included in Appendix _I to this Prospectus.

Accounting policy for the year 2011

“The Regulation on Accounting Policy of JSC RusHydro” was approved by Order of JSC RusHydro No. 1219 dated 30.12.2010.

The text of the Regulation on the Issuer’s Accounting Policy for Reporting Purposes for the Year 2011 and the text of the Regulation on Accounting Policy for Taxation Purposes for the Year 2011 are included in Appendix _I to this Prospectus.

8.5. Information on the Total Amount of Exports and on the Exports Share in Total Sales

The Issuer does not export products (goods, works, services) outside the Russian Federation.

8.6. Information on the Cost of the Issuer’s Immovable Property and Material Changes That Occurred in the Issuer’s Property Structure after the Date of End of the Most Recent Lapsed Financial Year

Information on immovable property cost as of 31.12.2010:

Immovable property	Historical (replacement) cost, thousand rubles	Amount of accrued depreciation, thousand rubles
Buildings	35,714,279	1,742,549
Hydraulic facilities	178,839,124	8,808,543
Other facilities	7,127,142	761,695

Total:	221,680,545	11,312,787

Information on immovable property cost as of 31.03.2011:

Immovable property	Historical (replacement) cost, thousand rubles	Amount of accrued depreciation, thousand rubles
Buildings	35,743,442	1,897,224
Hydraulic facilities	178,906,665	9,596,186
Other facilities	7,067,276	821,817

Total:	221,716,383	12,315,227

Information on material changes in the structure of the Issuer’s immovable property that occurred within 12 months prior to approval of the Prospectus: No material changes occurred in the structure of the Issuer’s immovable property within 12 months prior to the date of approval of the Prospectus.

Information on any acquisitions or disposals for any reasons of any other (except for immovable) property of the Issuer, if the book value of such property exceeds 5 % of the Issuer’s assets book value, and also information on any other changes that are material for the Issuer and occurred in the Issuer’s property structure after the date of the end of the most recent lapsed financial year prior to the date of approval of the Prospectus:

No acquisitions or disposals of the Issuer’s property, the book value of which exceeds 5 % of the Issuer’s assets book value, and no other material changes occurred in the Issuer’s property structure after the date of the end of the most recent lapsed financial year prior to the date of approval of the Prospectus.

8.7. Information on the Issuer’s Involvement in Litigations if Such Involvement May Have a Material Effect on the Issuer’s Financial and Business Performance

There are no court proceedings involvement which in 3 year period preceding the date of approval of the Prospectus may have a significant impact of financial and operating performance of the Company.

IX. Detailed Information on the Procedure and Terms for Placement of Securities

9.1. Information on the Placed Securities

The Issuer’s managing authority which approved the Resolution on the Additional Issue of Securities and their Prospectus: Board of Directors of JSC RusHydro.

Date of adoption of the Resolution on approval of the Resolution on the Additional Issue of Securities and their Prospectus: 29.07.2011

Date of drafting and number of the Minutes of the meeting of the Issuer’s managing authority at which the Resolution was adopted for approval of the Resolution on the Additional Issue of Securities and their Prospectus: 01.08.2011 No. 129

In the Resolution on the Additional Issue of Securities the share of the securities, which if not placed shall entail invalidation of the additional issue of the securities: was not established.

9.1.2. Additional Information on the Placed Bonds

No information shall be indicated for this type of securities.

9.1.3. Additional Information on Convertible Securities

The shares placed by the Issuer are not convertible securities.

9.1.4. Additional Information on the Issuer’s Placed Options

No information shall be indicated for this type of securities.

9.1.5. Additional Information on the Placed Bonds Secured by Mortgage

No information shall be indicated for this type of securities.

9.1.6. Additional Information on the Placed Russian Depositary Receipts

No information shall be indicated for this type of securities.

9.2. Offering Price (Procedure for Determination of the Offering Price)

The price at which additional shares are offered (including to persons on the list of holders of the preemptive right to acquire additional shares offered) shall be determined by the Board of Directors of the Company in accordance with Articles 36, 77 of the Federal Law “On Joint Stock Companies” prior to the Offering Opening Date.

The announcement about the offering price (procedure for its determination) shall be published by the Issuer in the newsline and on the Internet website. The announcement about the offering price (procedure for its determination) shall be published by the Issuer within the following time prior to the Offering Opening Date:

– in the newsline (Interfax) – within 1 day from the date on which the offering price is determined pursuant to a Resolution, but at least prior to the Offering Opening Date;

– on the webpage: www.rushydro.ru – within 2 days as of the moment the Resolution was adopted for quoting the price for placement but not later than the starting date of the securities placement.

9.3. Existence of Preemptive Rights to Acquisition of the Placed Equity Securities

Persons entitled to exercise the preemptive right to acquire the placed securities: 365,199 (as of the date of drawing up the register of holders of registered securities – 23.05.2011)

Availability of the preemptive right to purchase securities offered and the date of the list of holders of such preemptive right:

The offering of securities is conducted with granting of the pre-emptive right to purchase securities.

The list of holders of the preemptive right to purchase securities offered is prepared as of: 23.05.2011

Notice of exercisability of the preemptive right to purchase securities offered shall be given as follows: Notice of exercisability of the preemptive right to purchase securities offered (hereinafter referred to as the Notice of the preemptive right) shall be given upon state registration of this additional issue of securities, but not later than 220 days from the Offering Opening Date in the manner specified in the Articles of Association of the Issuer for giving notices of the General Shareholders Meeting of the Issuer.

Pursuant to Article 10 Clause 10.11 of the Articles of Association of the Issuer notice of the General Shareholders Meeting shall be published by the Issuer in the Izvestiya newspaper and posted on the website of the Company.

Therefore, upon state registration of the additional issue of shares and prior to the Offering Opening Date in respect of additional shares the Issuer shall publish the Notice of the preemptive right in the Izvestiya newspaper and posts the Notice of the preemptive right on the Issuer’s website:

Notice of the preemptive right shall also be published in the newsline of CJSC Interfax new agency within 5 days after complete discharge by the Issuer of its duties related to the Notice of the preemptive right, i.e. after the later of the following actions performed by the Issuer: publication of the Notice of the preemptive right in the Izvestiya newspaper and posting of the Notice of the preemptive right on the Issuer’s website:

Notice of the preemptive right shall specify the number of additional shares being offered, offering price, procedure for determining the number of securities which each person entitled to exercise the preemptive right may purchase, procedure for submission of applications by such persons to the company and the term for submission of such applications to the Issuer (hereinafter referred to as the Term of the preemptive right).

Procedure for exercising the pre-emptive right for acquisition of the placed securities: Under Articles 40, 41 of the Federal Law on Joint Stock Companies the shareholders of the Issuer, holders of equity shares entitled to attend the extraordinary General Shareholders Meeting of the Company held on June 30, 2011 that passed the Resolution on Increasing the registered capital of the Company, have the preemptive right to purchase additional shares of the Issuer pro rata the amount of equity shares of the Issuer held by them.

Distribution of a certain number of shares in this additional issue as part of exercising the preemptive right to subscription for shares (i.e. when they are purchased by persons having the preemptive right to subscription for shares) is intended to be performed, in particular, outside the Russian Federation by means of a distribution in accordance with foreign laws of appropriate foreign securities certifying the rights relating to shares.

In exercising the preemptive right to purchase securities offered by persons entitled to such preemptive right, Subscription Agreements are made, including agreements to purchase securities of a foreign Issuer offered under foreign laws (hereinafter referred to as the Depository Bank) and certifying the rights in respect of the shares of the Issuer (hereinafter referred to as Depository Receipts) as specified below.

As issuance of Depository Receipts is not subject to state registration in the Russian Federation, Depository Receipts shall solely be offered outside the Russian Federation and no such receipts may or will be offered by the Issuer or publicly traded on the territory of the Russian Federation. Offering of shares by means of issuance of Depository Receipts shall be conducted under a contract made by and between the Issuer and The Bank of New York Mellon (hereinafter referred to as the Depository Bank), for the purpose of issuance of Depository Receipts by the Depository Bank.

Offering of shares by means of issuance of Depository Receipts shall only be possible if the Issuer has a permission for issue and trade in securities outside the Russian Federation duly issued by the Financial Markets Federal Agency as required by the laws of the Russian Federation for issue and subsequent trade in shares of this additional issue outside the Russian Federation.

Allotment of the Issuer’s shares by means of an offering of foreign securities means crediting of shares of the Issuer to the personal account (safekeeping account) in the Depository Bank which under relevant foreign laws is the Issuer of respective Depository Receipts.

Allotment of additional shares to persons entitled to exercise the preemptive right to purchase securities offered shall be performed on the grounds of written applications for acquisition securities offered (hereinafter referred to as Applications or Application in singular) submitted by such persons (hereinafter referred to as Applicants or Applicant in singular).

Persons entitled to exercise the preemptive right to purchase securities offered may exercise their preemptive rights in full or in part pro rata the amount of ordinary registered shares of the Issuer held by them.

An Applicant may exercise its preemptive right in full or in part by means of submitting an Application to the Issuer.

An Application shall include:

– the title “Application for acquisition of shares of JSC RusHydro in the exercise of the preemptive right”;

– last name, first name, patronymic (full legal name) of the person entitled to exercise the preemptive right to purchase securities offered;

– taxpayer identification number of the person entitled the preemptive right to purchase securities offered (if any);

– residential address (registered office) of the person entitled the preemptive right to purchase securities offered;

– for natural persons: passport particulars (date and place of birth, series, number and issuance date, name of the issuing authority);

– for legal persons: registration particulars (including for Russian legal persons – information on state registration of the legal person / registration in the Unified State Register of Legal Entities (date, registering authority, appropriate certificate number);

– number of securities offered to be purchased;

– information on form of repayment of shares being placed (monetary, non-monetary or both monetary and non-monetary at the same time), and in case of shares repayment with non-monetary assets– list and characteristic of non-monetary assets (property) (list of non-monetary assets using which the shares may be paid is specified in Clause 8.6 of the Resolution on Additional Issue of Securities), placed as repayment for shares, namely:

– in case of repayment for the shares being placed by immovable property the following shall be specified: description of property, estimated property cost in the Applicant’s opinion;

– in case of repayment for the shares being placed by securities the following shall be specified: type, category, form, nominal value, number, state registration number of securities issue, Issuer’s name, estimated cost of securities in the Applicant’s opinion;

– in case of repayment for the shares by non-monetary assets for each non-monetary asset the Applicant shall specify estimated monetary value at which the Applicant undertakes to make repayment for the shares being placed provided that estimated monetary value of the said non-monetary assets determined by the Issuer’s Board of Directors corresponds to the estimated monetary value of such assets specified by the Applicant in the Application. The Applicant may specify monetary value in rubles of the Russian Federation;

– Applicant’s personal account number in the share register of the Issuer for transfer of purchased shares to him. If shares are to be entered in the share register of the Issuer to a nominee account – full legal name of the depository (hereinafter referred to as the First Level Depository), information on state registration of such depositary (OGRN, name of the registering authority, date of state registration and entering the depository in the EGRUL), Applicant’s safekeeping account number, number and date of the appropriate custodial agreement entered into by the depository and the Applicant (in respect of securities offered). If the Applicant’s safekeeping account (in respect of in respect of securities offered) is maintained by a nominee holder who in turn is a depositor of the First Level Depository, then the Application must state the full legal name of the mentioned nominee holder, information on state registration of the mentioned nominee holder (hereinafter referred to as the Second Level Depository) (OGRN, name of the registering authority, date of registration and entering the depository in the EGRUL), name of the registering authority, date of registration and entering the depository in the EGRUL), Applicant’s safekeeping account number, number and date of the appropriate custodial agreement entered into by the depository and the Applicant (in respect of securities offered), the full legal name of the First Level Depository, details of the intercustodial agreement between the First Level Depository and the Second Level Depository (and so on down to the nominee holder in which the Applicant has the safekeeping account (in respect of securities offered);

– Applicant’s bank details to be used in case of return of monies;

– contact details of the Applicant (mailing address and fax with the international code, email) to give notice to the Applicant of a Resolution on its Application.

– reference to an attachment of an instrument confirming the Applicant’s repayment for the securities offered.

The Application shall be accompanied with an instrument confirming repayment for the securities.

The Issuer may determine a recommended form of the Application. In this case the form of the Application shall be posted on the website www.rushydro.ru prior to the commencement of the Term of the preemptive right.

An Applicant shall pay for subscribed shares specified in Clause 8.6 of the Resolution on the Additional Issue of Securities.

An Application shall be signed by the person entitled to exercise the preemptive right to purchase securities offered (or by its authorized reprovideative subject to attachment of the original or certified copy of a duly executed power of attorney or any other instrument to confirm the powers and rights of the reprovideative) and bear the seal impress for legal persons (if any).

An Applicant shall be liable for the accuracy of the information contained in the Application and its conformance to the information entered in thee share register of the Issuer.

Applications shall be received every day, excluding Saturdays, Sundays and official holidays, from 10:00 till 17:00 (Moscow time), at the following address: 107014, Moscow, Stromynka str., 18, build. Limited Liability Company Depository and Corporate Technologies. Mailing address for submission of Applications: 107014, Moscow, Stromynka str., 4, build. 1, Limited Liability Company Depository and Corporate Technologies. Contact telephone number (495) 641-30-31, 641-30-32, 641-30-33.

Applications shall be registered in the Applications register with indication of the date of receipt for each Application.

The Issuer shall be entitled to refuse to accept an Application submitted by a person entitled to exercise the preemptive right where:

the Application does not satisfy the requirements stipulated in Clause 8.5 of the Resolution on the Additional Issue of Securities.

– the Application makes it impossible to identify the person on whose behalf the Application has been submitted as a person entitled to exercise the preemptive right to purchase securities offered;

– the Application is received by the Issuer after the end of the Term of the preemptive right.

In the event that the Issuer refuses to accept an Application, the monies or non-monitary assets received by the Issuer as repayment for the shares, shall be refunded to the Applicant by wire transfer by non-cash transfer as per the bank details specified in the Application (in case of monetary repayment), and (or) in accordance with the procedure specified in Clause 8.6 of the Resolution on the Additional Issue of Securities (in case of non-monetary repayment) within 60 (sixty) days from the Offering Closing Date.

In the event that the number of shares specified in the Application will be less than the number of shares paid as provided in the instrument confirming repayment of allotted shares, then the Issuer will allot the Applicant the number of shares specified in the Application. Provided that the Issuer shall within 60 (sixty) days of end of the Term of the preemptive right refund the Applicant the amount of monies in excess of the value of the allotted shares (the number of which is specified in the Application) received by the Issuer as repayment for the shares, using the bank details provided in the Application.

In the event that the number of shares specified in the Application will be more than the number of shares paid as provided in the instrument confirming repayment of allotted shares, the Applicant shall be deemed to have exercised its preemptive right to purchase shares for the number of shares paid.

In the event that the number of shares specified in an Application exceeds the number of share that the Applicant is entitled to purchase, the Application, subject to compliance with all other requirements, will be met for such number of whole shares as may be allowed for such person under the settlement procedure specified below. Provided that the Issuer shall within 60 (sixty) days of end of the Term of the preemptive right refund the Applicant the amount of monies in excess of the value of all shares as may be allotted to the given Applicant, received by the Issuer as repayment for the shares, using the bank details provided in the Application.

The maximum number of additional shares that a person in entitled to purchase under the preemptive right to purchase additional shares of the Issuer is proportionate to the number of ordinary registered shares of the Issuer held by such person as of May 23, 2011, and shall be calculated as follows:

X = Y * (89,000,000,000/290,302,702,379), where

X is the maximum number of additional shares of this additional issue that may be purchased by a person entitled to exercise the preemptive right to purchase securities offered;

Y is the number ordinary registered shares of the Issuer held by a person entitled to exercise the preemptive right to purchase securities offered as of May 23, 2011 (date when a list of persons entitled to attend the extraordinary General Shareholders Meeting of the Issuer that passed the Resolution on Increasing the Registered Capital of the Company, was prepared);

89,000,000,000 (eighty nine billion) is the number of additional equity shares offered by the Issuer pursuant to the Resolution on the Additional Issue of Shares;

290,302,702,379 (two hundred and ninety billion three hundred and two million seven hundred and two thousand three hundred and seventy nine) – is the number of issued ordinary registered shares of the Issure.

If the result of determining the maximum number of allotted additional shares that a person entitled to exercise the preemptive right to purchase shares may acquires is a fractional value, then such person shall be entitled to purchase a fraction of the allotted additional share (fractional share) that corresponds to the fraction of the calculated value.

A fractional share has the same rights attached to it as a share of the same class pro rata a fraction of a whole share of which such fractional share is a part.

Fractional shares are traded on the equal basis with whole shares.

Rights in fractional shares shall be registered in the personal accounts of registered persons in the register keeping system without rounding-off.

Where, as a result of shareholders exercising their preemptive rights, fractional shares arise, then the rest of such additional shares shall not be offered thereafter. After the Offering Closing Date in respect of additional shares and upon state registration of the additional securities issue summary report, all fractions of the shares that have remained unallotted shall be cancelled.

A Subscription Agreement with a person entitled to exercise the preemptive right to purchase securities offered shall be deemed concluded upon receipt by the Issuer of the Application accompanied with an instrument confirming repayment for the securities.

Provided that in the event that the Application accompanied with instruments confirming repayment is submitted to the Issuer prior to the Offering Opening Date in respect of additional shares, the Subscription Agreement shall be deemed executed on the Offering Opening Date in respect of shares of this additional issue.

In entering into a Subscription Agreement with a person exercising the preemptive right to purchase securities offered, as may be agreed between the parties in accordance with Article 434 of the Civil Code of the Russian Federation, the contract may be executed in a single instrument signed by the parties in the number of counterparts as agreed on by the parties.

Applicants can sign Subscription Agreements within the Term of the preemptive right any day from 10:00 until 17:00, Moscow time, excluding Saturdays, Sundays and official holidays, at the address: The Russian Federation, Moscow, Arkhitektora Vlasova street, 51, JSC RusHydro; Agreements shall be executed within 20 (twenty) days of the date of the Applicant’s call.

Registration of shares purchased as a result of the exercise of the preemptive right to purchase shares of this additional issue shall be effected upon receipt of full repayment for them.

The Issuer shall be obliged to deliver to the registrar of the Issuer (Open Joint Stock Company Registrator R.O.S.T., OGRN 1027739216757, Federal Securities Market Commission license for keeping register No. 10-000-1-00264 dated 03.12.2002) within 2 (two) days after the expiry of the Term of the preemptive right, the instrument of transfer authorizing the making of a credit entry in the personal account of the Applicant or nominee holder specified by the Applicant in the Application.

Within 3 (three) days of receipt of the instrument of transfer the registrar shall debit from the Issuer’s account such number of securities of this additional issue as specified in the instrument of transfer and credit them to the personal account of the Applicant or nominee holder designated by the Applicant in the Application.

The securities shall be deemed allotted from the date when they are registered in the register of shareholders of the Issuer in the name of the person exercising the preemptive right or nominee holder designated by such person in the Application.

The Term of the mentioned preemptive right: The Term of the mentioned preemptive right: The Term of the preemptive right is 60 (sixty) days. The Term of the preemptive right shall commence upon complete discharge by the Issuer of its duties related to the Notice of the preemptive right, i.e. of the later of the following actions performed by the Issuer: publication of the Notice of the preemptive right in the Izvestiya newspaper and posting of the Notice of the preemptive right on the Issuer’s website: www.rushydro.ru.

No allotment of the securities is permitted prior to the expiration of the validity period of the preemptive right to subscription for the securities to be issued other than by exercising the specified preemptive right.

The results of the exercise of the preemptive rights to purchase securities offered shall be assessed as follows: The results of the exercise of the preemptive rights to purchase additional shares shall be assessed by Issuer’s Board Chairman within 5 (five) days after the end of the Term of the preemptive right.

The results of the exercise of the preemptive right to purchase securities offered shall be disclosed as follows: The Issuer shall disclose the results of the exercise of the preemptive right in the form of an announcement published within the following timeline after the date when the results of the exercise of the preemptive right become known to the Issuer:

– in the newsline (Interfax) – within 4 (four) day;

– on the website: www.rushydro.ru – within 5 (five) days.

9.4. Existence of Restrictions to Acquisition and Circulation of the Placed Equity Securities

Restrictions imposed by the Issuer in accordance with its Articles of Association on the maximum quantity of shares owned by one shareholder or on the shares nominal value: such restrictions do not exist.

Restrictions stipulated in the Issuer’s Articles of Association and in the legislation of the Russian Federation for prospective buyers being non-residents, including restrictions on the percentage size of a share held by foreign persons in the Issuer’s authorized capital: such restrictions do not exist.

According to the Federal Law “On Securities Market” and the Federal Law “On Protection of Rights and Legal Interests of Investors in the Securities Market” the following is prohibited:

– circulation (transfer, trade) of securities until they are fully paid and until state registration of the report on the results of their issue;

– advertising and / or offer to an unlimited circle of persons of securities of the Issuers not disclosing information in the volume and in accordance with the procedure stipulated by the legislation of the Russian Federation on securities and by the statutory acts of the federal executive authority for securities market.

Other restrictions established by the legislation of the Russian Federation and by the foundation documents of the Issuer on the circulation of the placed securities:

According to Part II Article According to Part II Article 9 of the Federal Law dated March 26, 2003 No. 36-FL “On Specifics of Functioning of Electric Power Industry in the Transition Period and on Amendments to Some Particular Legislative Acts of the Russian Federation and Invalidation of Some Particular Legislative Acts of the Russian Federation in Connection with the Adoption of the Federal Law “On Electric Power Industry” during Transformation of the Russian Open Joint Stock Company for Power Engineering and Electrification United Power System of Russia” it is not allowed to decrease a participatory share of the Russian Federation (if the said share makes over 50 percent) in the authorized capital: of joint stock companies that on a legal basis established by the federal laws own or otherwise hold hydropower plants put into operation as of the date of entry into force of the said Federal Law, of organizations (or their assignees) in relation to which the said joint stock companies are affiliated companies.

9.5. Information on the Dynamics of Prices for the Issuer’s Equity Securities

In 2006, and 2007 lapsed financial years the Issuer’s equity shares were not admitted for trading by any one of the organizers of trade in the securities market.

The Issuer’s ordinary registered shares were admitted for trading in the securities market commencing from quarter 1 of 2008.

Class, category (type), form and other identification attributes of securities: ordinary registered undocumented shares;

The highest and the lowest prices for 1 security under the transactions effected with the securities in the reporting quarter through the organizer of trade in the securities market: the information is given by the trade organizers in the securities market

Reporting quarter	The highest price	The lowest price
quarter 1, 2008	2.440 rubles	1.463 rubles
quarter 2, 2008	2.350 rubles	1.211 rubles
quarter 3, 2008	1.870 rubles	0.681 rubles
quarter 4, 2008	0.970 rubles	0.359 rubles
quarter 1, 2009	0.705 rubles	0.471 rubles
quarter 2, 2009	1.452 rubles	0.745 rubles
quarter 3, 2009	1.415 rubles	0.128 rubles
quarter 4, 2009	1.224 rubles	0.970 rubles
quarter 1, 2010	1.577 rubles	1.150 rubles
quarter 2, 2010	1.857 rubles	1.401 rubles
quarter 3, 2010	1.686 rubles	1.393 rubles
quarter 4, 2010	1.707 rubles	1.547 rubles
quarter 1, 2011	1.716 rubles	1.345 rubles
quarter 2, 2011	1.496 rubles	1.305 rubles

weighted average price of securities calculated for the 10 most major transactions effected in the reporting quarter through the organizer of trade in the securities market

as of 31.03.2008	HYDR-006D	2.110 rubles
	HYDR-007D	2.051 rubles
	HYDR-008D	2.079 rubles
	HYDR-011D	2.092 rubles
	HYDR-013D	2.108 rubles
	HYDR-022D	2.061 rubles

Note: as of 31.03.2008 the organizer of trade admitted several securities issues of JSC RusHydro for trading in the securities market (as of the below stated dates their individual registration numbers were cancelled)

as of 30.06.2008	2.088 rubles
as of 30.09.2008	1.315 rubles
as of 31.12.2008	0.683 rubles
as of 31.03.2009	0.677 rubles
as of 30.06.2009	0.998 rubles
as of 30.09.2009	1.214 rubles
as of 31.12.2009	1.123 rubles
as of 31.03.2010	1.363 rubles
as of 30.06.2010	1.701 rubles
As of 30.09.2010	1.578 rubles
As of 31.12.2010	1.615 rubles
As of 31.03.2011	1.535 rubles
As of 31.12.2009	1.427 rubles

full company’s name, location of the organizer of trade in the securities market through which the transactions were effected, on the basis of which the information is stated on dynamics of changing prices for securities of Closed Joint Stock Company Moscow Interbank Stock Exchange, 125009, Moscow, Bolshoy Kislovskiy Pereulok (Lane), 13.

9.6. Information on the Persons Providing Services Related to Organization of Placement and / or Placement of Equity Securities

Allotment of the securities shall be conducted by the Issuer with engagement of a professional participant of the securities market (Broker) rendering the services related to the allotment to the Issuer under a fee-based agreement with the Broke (heretofore and hereinafter referred to as the “Broker”). The Issuer shall engage one or some of the following persons as the Broker:

Placement of securities is performed by the Issuer with involvement of the securities market professionals rendering to the Issuer’s services on securities placement.

Full company’s name: Investment Company EUROFINANSY Open Joint Stock Company

Brief company’s name: OJSC IC EUROFINANSY

Location: 119049, Moscow, Shabolovka street, 10/2

Broker license information:

License number: 077-06234-100000

License issue date: 09.09.2003

License validity period: unlimited

Issuing authority: FCSM of the Russian Federation

Full company’s name: Open Joint Stock Company Sberbank of Russia

Brief company’s name: OJSC Sberbank of Russia

Location: 117997, Russia, Moscow, Vavilova str., 19

Broker license information:

License number: 077-02894-100000

License issue date: 27.11.2000

License validity period: unlimited

Issuing authority: FCSM of the Russian Federation

Full company’s name: Open Joint Stock Company Financial Corporation OTKRYTIE

Brief company’s name: OJSC Financial Corporation OTKRYTIE

Location: 165, build. 1, Mozhaiskoe shosse, Moscow, 105064

Broker license information:

License number: 177-06097-100000

License issue date: 28.06.2002

License validity period: unlimited

Issuing authority: FCSM of the Russian Federation

Main functions of this person: Not later than the start of the period within which the offers on acquisition of shares may be made the Issuer will disclose the information on the chosen Broker who will render the services for shares placement in the Interfax newsline and on the Internet website www.rushydro.ru.

The primary responsibilities of the Broker in providing securities distribution services to the Issuer include receiving and registering Offers and giving on behalf of the Issuer notices of acceptance to persons selected by the Issuer at its sole discretion out of all the persons which have submitted Offers.

The Broker shall not be obliged to purchase securities that have not been subscribed for within a certain period.

The Broker shall bear no responsibility relating to maintaining prices for issued securities at a certain level during a certain period after the completion of the distribution (stabilization), including responsibilities associated with providing market making services.

The Broker shall not have the right to purchase an additional number of securities of the Issuer out of allotted (issued) securities of the Issuer of the same class and type as the securities offered, which may be exercised or not depending on the outcome of the securities issue.

A contract with the Broker is entered into upon state registration of the securities issue, but at least prior to the commencement of the term for submitting Offers to buy shares. The amount of the Broker’s consideration shall be specified in the agreement and may depend on the outcome of the securities distribution, provided that the amount of such consideration shall not be in excess of 1,000,000 (one million) rubles.

9.7. Information on the Prospective Buyers of the Equity Securities

The target group is not indicated for the method of offering: public subscription

9.8. Information on Organizers of Trade in Securities Markets, Including Information on Stock Exchanges at Which Placement and / or Circulation of the Placed Equity Securities Is Planned

The shares of these additional issues shall not be placed through trades, the organizer of which is a stock exchange or another organizer of trade in securities market.

Securities of the issue in relation to which the placed securities are additional, shall be circulated through stock exchanges:

1.	Full company’s name: Closed Joint Stock Company Stock Exchange MICE (Moscow Interbank Currency Exchange)

Brief company’s name: CJSC SE MICE

Location: 125009, Moscow, Bolshoy Kislovskiy Pereulok (Lane), 13

License of the stock exchange: No. 077-10489-000001

License issue date: August 23, 2007

License validity term: unlimited.

Issuing authority: Issuing authority of the license: Federal Service for Financial Markets.

2.	Full company’s name: Closed Joint Stock Company Stock Exchange MICE (Moscow Interbank Currency Exchange)

Brief company’s name: OJSC RTS

Location: 127006, Moscow, Dolgorukovskaya str., 38, build. 1

License of the stock exchange: No. 077-10519-000001

License issue date: September 06, 2007

License validity term: unlimited

Issuing authority: Federal Service for Financial Markets

After completion of the placement of this additional issue securities the Issuer expects to appeal to the below stated organizers of trade in the securities market for admission of this additional issue securities for circulation (the expected term for circulation of the Issuer securities is not limited).

9.9. Information on the Possible Change of the Shareholders Participatory Share in the Issuer’s Authorized Capital as a Result of the Placement of the Equity Securities

The stated amount was calculated by the Issuer proceeding from the assumption that all the securities will be placed.

The percentage by which the shareholder’s participatory share may change in relation to the amount of the Issuer’s authorized capital as of the date of approval of the Prospectus: 30.7%.

The percentage by which the shareholder’s participatory share may change in relation to the quantity of the Issuer’s securities placed as of the date of the approval of the Prospectus: 30.7%.

The Issuer’s authorized capital as of the date of approval of the Prospectus is subdivided into 290,302,702,379 equity shares.

The Issuer has no placed securities convertible into shares, or options.

9.10. Information on the Expenses Related to the Issue of Securities

According to the preliminary calculations, the total amount of the Issuer’s expenses related to securities of all specified additional issues will not exceed: 5,720,000 rubles or 0.0064 % of the securities issued at the nominal value.

It appears to be impossible to state precisely the total amount of the Issuer’s expenses associated with the securities issue, neither in money terms, nor in percentage of the securities issued at a nominal value, as currently the Issuer is unable to specify precisely all types of expenses associated with placement of additional shares.

Expenses related to repayment of the state duty charged under the RF laws on taxes and charges in the course of the securities issue:

Volume of the securities issued at the nominal value, rubles	Amount of expenses, in rubles	Amount of expenses in % of the issued securities volume at the nominal value
89,000,000,000	220,000	0.00025%

The Issuer’s expenses related to disclosure of information in the process of the securities issue, including costs of fabrication of brochures or other printed items associated with the securities issue:

Volume of the securities issued at the nominal value, rubles	Amount of expenses, in rubles	Amount of expenses in % of the issued securities volume at the nominal value
89,000,000,000	1,000,000	0.0011%

The Issuer’s expenses associated with repayment of the fees to consultants participating in the securities preparation and issue and also to the persons providing services to Issuer in relation to placement and / or the organization of the placement of securities:

Volume of the securities issued at the nominal value, rubles	Amount of expenses, in rubles	Amount of expenses in % of the issued securities volume at the nominal value
89,000,000,000	4,500,000	0.005%

Expenses of the Issuer related to admission of the Issuer’s securities to tenders by the organizer of trade in the securities market and expenses related to the Issuer’s securities included into quotation list of the stock exchange (listing of securities) do not exist as in the process of the said issues securities placement it is not expected to include them into quotation lists of stock exchanges.

The Issuer does not have any expenses associated with advertising of the placed securities, market research (marketing) of securities market, organization and holding meetings with investors, provideation of the placed securities (road-show).

The Issuer has no other expenses connected with the securities issue.

The Issuer’s expenses associated with the issue of securities shall not be paid by the third parties.

9.11. Information on Methods and Procedure for Refunding of Amounts Received in repayment for Placed Equity Securities in Case the Issue (Additional Issue) of Equity Securities Is Invalidated or Voided, as Well as in Other Cases Provided for by the Laws of the Russian Federation

The procedure established for return of the funds remitted in repayment for the shares in case their issue is invalidated or voided:

In case the issue is invalidated or voided and in other cases provided for by the laws of the Russian Federation, monetary funds shall be returned to the purchasers in accordance with the procedure established by the Regulation of the Russian Federal Commission for Securities “On the Procedure for Return to the Holders of Securities of Funds (Other Property) Received by the Issuer in repayment for the Securities the Issue of Which is Invalidated or Voided” (approved by the Order of the Federal Commission for Securities of Russia dated September 8, 1998 No. 36 as amended dated 27.02.2001).

Not later than within 5 (five) days of the date of receipt of the written notice on termination of the state registration of this additional shares issue from the federal executive authority which is in charge of the securities market, the Issuer shall be obligated to form the commission to arrange return of the funds received by the Issuer in repayment for additional shares upon their placement (hereinafter referred to as the investment funds) to the additional shares holders.

Such Commission shall:

– make arrangements for withdrawal from circulation of those additional shares the issue of which is invalidated or voided;

– send notices to holders / nominal shareholders on the procedure for return of the funds used for purchase of the shares,

– organize the return of the funds used for purchase of the shares to the holders / nominee holders,

– determine the amount of the funds to be returned to each holder / nominee holder and used for purchase of the shares,

– draw up the sheet of the funds to be returned to the holders / nominee holders and used for purchasing the shares.

The Commission shall, not later than within 45 (forty-five) days of receipt of the written notice on termination of the state registration of the securities issue, draw up the sheet of investment funds (hereinafter referred to as the “Sheet”) to be returned to the holders of the securities. The said Sheet shall be drawn up on the basis of the list of the holders of the securities the state registration of which has been cancelled.

Upon request of the holder of securities which are subject to withdrawal, or upon request of other interested parties (including the heirs of the securities owners) the Issuer shall deliver the Sheet to them for examination after approval of the Sheet.

Not later than within 2 (Two) months as of the date of receipt of the written notice on cancelling the state registration of the securities issue the Commission shall be obligated to send notices to the securities owners and to the nominee holders of the securities (hereinafter referred to as the “Notice to the Holders and Nominee Holders”). Such Notice to the Holders and Nominee Holders shall contain the following information:

– full company’s name of the securities Issuer;

– name of the registering authority which resolved to void the issue of securities;

– name of court, date of the judicial act rendered for the securities issue be voided, the effective date of the judicial act rendered for the securities issue to be voided;

– full company’s name of the Registrar, its postal address (in case the Register of the Holders of Securities is maintained by the Registrar);

– class, category (type), serial code, form of securities, state registration number of their issue and the date of state registration, name of the registering authority which performed the state registration of the voided or invalidated securities issue;

– date of cancellation of the state registration of the securities issue;

– surname, name, patronymic (full company’s name) of the securities holder;

– place of residence (postal address) of the securities holder;

– category of the securities holder (the first and (or) other subscriber);

– quantity of securities that is subject to be withdrawn from the holder, with indication of the class, category (type), serial code;

– amount of the investment funds that shall be refunded to the securities holder;

– procedure and deadlines for withdrawal of the securities from circulation and for return of the investment funds;

– provision prohibiting transactions with securities the state registration of which is cancelled;

– address for sending the application for return of the investment funds and the Issuer’s contact telephones.

The form of the application to be submitted by the securities holder for the investment funds to be returned shall be enclosed to the Notice to the Holders and Nominee Holders.

Not later than within 2 (Two) months as of receipt of the written notice on cancelling the securities issue state registration the Commission shall publish the notice on the procedure for withdrawal of the securities from circulation and for return of the investment funds.

Such notice shall be published in the periodic printed media that is available to majority of the holders of the securities which are subject to withdrawal from circulation, and also in the “Appendix to the Bulletin of the Federal Service for Financial Markets”.

The application of the holder / nominee holder of a share for return of the amounts used for purchase of shares shall contain the following information:

– surname, name, patronymic (full company’s name) of the holder;

– place of residence (mailing address) of the holder;

– amount in rubles which is subject to be returned to the holder.

The application shall be signed by the holder of the shares that are subject to be withdrawn from circulation or by such holder’s reprovideative. The documents confirming the powers of such holder reprovideative shall be enclosed to the application in case it is signed by a reprovideative of the holder.

The application for return of amounts shall be delivered to the Issuer by the holder of the shares subject to withdrawal from circulation not later than within 10 (Ten) days as of receipt by the holders of the Notice to the Holders and Nominee Holders.

A holder of shares, if objecting to the returned amount specified in the Notice to the Holders and Nominee Holders, may send within the period indicated in this Clause the appropriate application to the Issuer. The application shall contain the reasons and legal basis for such holder’s objections and shall be supplemented by the documents supporting arguments thereof.

The holder of shares may file a claim with court to collect the amounts from the Issuer without a prior application with objections against the amount and the terms of return of the amount. Not later than within 10 (Ten) days as of receipt of the application with objections against the returned amount, the Commission shall be obligated to review such application and to send a repeated notice to the holder of the shares.

A holder of securities, if objecting to the terms of return of the investment funds, as indicated in the repeated notice, may appeal with court to claim the amounts to be recovered from the Issuer in accordance with the legislation of the Russian Federation.

The amounts shall be returned by transfer to the account of the shares holder or by another method provided for by the laws of the Russian Federation, or as stated in the agreement between the Issuer and the shares holder. The method and the procedure for return of the monetary resources in other cases provided for by the legislation of the Russian Federation is similar to the said procedure for return of the monetary resources in case of invalidated or voided issue, or unless an alternative method and / or procedure is stipulated by the laws or other statutory acts.

After expiry of the period for withdrawal of securities from circulation (not later than within 4 (Four) months as of the date of receipt of the written notice on cancelling the state registration of the shares issue), the Issuer shall return the amounts to the shares holders. Therewith, the period for return of the amounts may not exceed 1 (One) month.

In the aforesaid cases the Issuer shall return the monetary resources received thereby in repayment for the securities to the holders of the securities through the following credit institutions:

Full legal name of the credit company: VTB Bank (Open Joint Stock Company)

Brief company’s name of the credit institution: OJSC VTB Bank

Registered office of the credit company: 190000, Saint-Petersburg, Bolshaya Morskaya street, 29

Full legal name of the credit company: Open Joint Stock Company Sberbank of Russia

Brief company’s name of the credit company: OJSC Sberbank of Russia

Registered office of the credit company: Russia, 117997, Moscow Vavilova str., 19

In case of non-fulfillment / improper fulfillment by the Issuer on its obligations related to return of the funds received in repayment for the placed shares, the Issuer simultaneously with repayment of the overdue amounts shall pay interest to the holders of the shares as provided for in Article 395 of the Civil Code of the Russian Federation.

Other material information related to methods and return of the funds received in repayment for the placed share is not available.

X. Additional Information on the Issuer and Equity Securities Placed Thereby

10.1. Additional Information on the Issuer

10.1.1. Information on the Amount and Structure of the Issuer’s Authorized (Share) Capital (Mutual Fund):

The amount of the Issuer’s authorized (share) capital (mutual fund) as of the date of the approval of the securities issue in accordance with the Issuer’s Articles of Association:

290,302,702,379 (two hundred and ninety billion three hundred and two million seven hundred and two thousand three hundred and seventy nine) rubles, 00 copeks.

The total nominal value of each category of shares:

The total nominal value of the preference shares: 290,302,702,379 (two hundred and ninety billion three hundred and two million seven hundred and two thousand three hundred and seventy nine) rubles. 00 copeks.

The total nominal value of the preferred shares: no preferred shares were issued by the Issuer.

The percentage of each category of the shares in the Issuer’s authorized capital:

The percentage of the equity shares in the Issuer’s authorized capital: 100%

The percentage of the preferred shares in the Issuer’s authorized capital: 0%

The shares of the Issuer are circulating outside the Russian Federation by way of circulation under the foreign laws on securities of the foreign Issuers certificating the rights to the said shares of the Issuer:

Category (type) of shares circulating outside the territory of the Russian Federation: registered equity shares.

Percentage of the shares circulating outside the territory of the Russian Federation in the total quantity of the placed ordinary registered shares of the Issuer: 10.04 % of the Issuer’s authorized capital.

The name, location of the foreign Issuer which securities certify the rights concerning the ordinary registered shares of the Issuer: The Bank of New York Mellon, One Wall Street and 101 Barclay Street, New York City, New York.

Brief description of the program for the foreign Issuer’s issue of securities certifying the rights concerning the ordinary registered shares of the Issuer:

Types of programs	GDR under 144A Regulation Tier 1 ADR

Depositary Bank	The Bank of New York Mellon

Ratio	1 GDR, 1 ADR = 100 equity shares

Ticker	HYDR

No. CUSIP GDR 144A No. CUSIP ADR of Tier 1	466294204 466294105

Opening date of the program: GDR under 144A Regulation Tier 1 ADR	June 17, 2008. Aug 07, 2009 approved http://www.adrbnymellon.com/dr_profile.jsp?cusip=466294105

Maximum possible volume of the program, shares	387,131,000

Information on the permit obtained from the federal executive authority for securities market for the Issuer shares be admitted for trading outside the territory of the Russian Federation: permit of the Federal Service for Financial Markets of the Russian Federation No. 08-EK-03/10335 dated 23.05.2008, permit of the RF Federal Service for financial markets No. 09-EK-03/27137 dated 19.11.2009, permit of the RF Federal Service for financial markets No. 11-CX-03/350 dated 17.11.2011.

The name of the foreign organizer of trade through which the securities of the foreign Issuer certificating the rights concerning the Issuer shares are traded: London Stock Exchange, Main Market (trade with listing of the participants).

10.1.2. Information on Change of the Amount of the Issuer’s Authorized (Share) Capital (Mutual Fund).

Information on change of the amount of the Issuer’s authorized capital for the most recent 5 lapsed financial years preceding the date of approval of the Prospectus:

The Issuer was registered as a legal entity on December 26, 2004. As of the date of the Issuer’s state registration the authorized capital amounted to 103,951,322,702 rubles. The authorized capital was made up to 100 % by the Issuer’s equity shares.

Amount and structure of the authorized capital as of the opening date of the period (rubles)	Name of the Issuer’s Management Entity having adopted the Resolution for the Issuer’s authorized capital to be changed	Date of execution and number of the Minutes of the Issuer’s Management Entity meeting (session) at which the Resolution onchange of the Issuer’s authorized capital was adopted	Amount and structure of the authorized capital as of the closing date of the period (rubles)

As of 31.12.2005 103,951,322,702 rubles, 100 % of the authorized capital is made up by the Issuer’s Equity shares	Board of Directors of JSC RAO UES of Russia that performed the functions of the Issuer’s extraordinary General Meeting	Minutes No. 207 dated 28.10.2005	As of 31.12.2006 140,954,759,856 rubles, 100 % of the authorized capital is made up by the Issuer’s Equity shares

As of 01.01.2007 140,954,759,856 rubles, 100 % of the authorized capital is made up by the Issuer’s Equity shares	Board of Directors of JSC RAO UES of Russia that performed the functions of the Issuer’s extraordinary General Meeting	Minutes No. 252 dated 25.05.2007	As of 31.12.2007 156,864,373,776 rubles, 100 % of the authorized capital is made up by the Issuer’s Equity shares

As of 01.01.2008 156,864,373,776 rubles, 100 % of the authorized capital is made up by the Issuer’s Equity shares	General Meeting of the Issuer’s Shareholders General Meeting of the Issuer’s Shareholders	Minutes without number dated 16.10.2007 Minutes No. 1 dated 26.06,2008

As of 09.01.2008 195,860,496,735 rubles, 100 % of the authorized capital is made up by the Issuer’s Equity shares

As of 31.12.2008 245,014,059,191 rubles The authorized capital was made up to 100 % by the Issuer’s Equity shares.

As of 01.01.2009 245,014,059,191 rubles The authorized capital was made up to 100 % by the Issuer’s Equity shares.	General Meeting of the Issuer’s Shareholders General Meeting of the Issuer’s Shareholders	Minutes No. 2 dated 20.11.2008 Minutes No. 2 dated 20.11.2008

As of 19.03.2009 255,014,018,667 rubles, 100 % of the authorized capital is made up by the Issuer’s Equity shares

As of 31.12.2009 269,695,430,802 rubles The authorized capital was made up to 100 % by the Issuer’s Equity shares.

As of 01.01.2010 269,695,430,802 rubles The authorized capital was made up to 100 % by the Issuer’s Equity shares.	General Meeting of the Issuer’s Shareholders	Minutes No. 4 dated 10.06.2009	As of 31.12.2010 288,695,430,802 rubles The authorized capital was made up to 100 % by the Issuer’s Equity shares.

10.1.3. Information on the Forming and Utilization of the Reserve Fund and Other Funds of the Issuer

Legal name of the fund	Indicators	As of 31.12.2006	As of 31.12.2007	As of 31.12.2008	As of 31.12.2009	As of 31.12.2010

Reserve fund	Amount of the fund formed under the foundation documents, thousand rubles	5 % of the Company authorized capital	5 % of the Company authorized capital	5 % of the Company authorized capital	5 % of the Company authorized capital	5 % of the Company authorized capital

	Amount of the fund as of the closing date of the period, thousand rubles, in percentage of the value of the authorized capital	31,241 thousand rubles / 0.022%	106,453 thousand rubles / 0.068%	970,610 thousand rubles / 0.40%	1,793,122 thousand rubles / 0.66%	2,309,572 thousand rubles / 0.8%

	Contributions to the fund in the reporting period.	31,241	75,212	864,157	822,512	516,450

	Amount of the fund part utilized within the reporting period	0	0	0	0	0

Accumulation fund	Amount of the fund established in accordance with foundation documents, thousand rubles	Not established	Not established	Not established	Not established	Not established

	Amount of the fund as of the closing date of the period, thousand rubles	0	0	405,177	3,300,273	4

	Contributions to the fund in the reporting period, thousand rubles	0	282,530	7,065,944	15,627,727	9,812,545

	Amount of the fund part utilized within the reporting period	0	282,530	6,660,767	12,732,631	13,112,814

	including

	investment funds	0	0	5,864,033	12,327,454	13,112,814

	acquisition of equipment	0	0	0	0	0

	miscellaneous	0	282,530	796,734	0	0

The accumulation fund is not indicated in a separate line of the balance sheet. It is included into the retained profit of the previous years.

The Issuer formed no other funds.

In accordance with par. 8.3 art. 8 of the Issuer’s Articles the company has the right to form other funds ensuring its economic and financial activity as a business entity in accordance with the requirements of legislation of the Russian Federation.

As of date of the approval of the Prospectus the Issuer has not formed other funds out of its net profits.

10.1.4. Procedure Established for Calling and Holding Meetings (Sessions) of the Issuer Supreme Management Entity

The name of the Issuer’s supreme management entity is: General Shareholders Meeting.

Procedure established for notices to be delivered to the shareholders (participants) on meetings of the Issuer’s supreme management entity:

In accordance with par. 10.11 art. of the Issuer’s Articles

“10.11. A message on holding the General Shareholders Meeting in Izvestia newspaper as well on the official site of the company are posted by the company not later than 30 (thirty) days before the day of its holding.

The announcement on holding of extraordinary General Shareholders Meeting the planned agenda of which contains the issue of election of the members of the Board of Directors, shall be published by the Company in Izvestia Newspaper and on the Company website not later than 70 (Seventy) days prior to the date of the meeting held”.

Persons (bodies) entitled to call (to request holding of) the extraordinary meeting (session) of the Issuer’s supreme management entity and also the procedure for delivery (provideation) of such requests:

In accordance with Clause 10.15 of the Issuer’s Articles:

10.15.1. Extraordinary General Shareholders Meeting shall be held by Resolution of the Board of Directors on the basis of its own initiative, upon request of the Company Audit Commission, upon request of the Company Auditor and upon request of the shareholder (shareholders) holding at least 10 (Ten) percent of the Company voting shares as of the date such request was made.

10.15.2. Extraordinary General Shareholders Meeting upon request of the Company Audit Commission, upon request of the Company Auditor and upon request of shareholder (shareholders) holding at least 10 (Ten) percent of the Company voting shares as of the date of such request made, shall be called by the Company Board of Directors and held within 40 (Forty) days as of the date such request is made.

In case the proposed agenda of the extraordinary General Shareholders Meeting contains an issue on the election of the members of the Board of Directors, General Shareholders Meeting shall be held within 70 (Seventy) days as of the date such request is made.

10.15.3. Within 5 (Five) days as of the date the request is made for calling the extraordinary General Shareholders Meeting the Board of Directors shall decide to call the extraordinary General Shareholders Meeting or to reject such request.

The Resolution of the Board of Directors for the extraordinary General Shareholders Meeting to be called or a justified Resolution for such request to be rejected shall be delivered to the persons having requested to call such meeting, not later than within 3 (Three) days as of the date of such Resolution adoption.

Procedure established for deciding on the date of the meeting (session) of the Issuer’s supreme management entity:

In accordance with par. 10.7 art. of the Issuer’s Articles:

The annual general shareholder meeting is held no earlier than in two months and no later than in six months after the end of a fiscal year.

In accordance with Clause 10.15.2 of the Issuer’s Articles:

The extraordinary General Shareholders Meeting convened at the request of the Audit Commission, the Company’s Auditor or the shareholders (shareholder) who own not less than 10 (ten) percent of the company’s voting shares, shall be convened by the Board of Directors within 40 (forty) calendar days from the moment of reprovideation of such a request to hold the extraordinary General Shareholders Meeting.

In case the proposed agenda of the extraordinary General Shareholders Meeting contains the issue of election of the members of the Board of Directors, the General Meeting of the Shareholders shall be held within 70 (Seventy) days as of the date such request is made”.

In accordance with par. 10.10 art. of the Issuer’s Articles:

“The list of persons having a right for participation in the General Shareholders Meeting is drawn up basing on the register of the company’s shareholders as of the date defined by the Board of Directors when making Resolution s on the issues related with the conduction of the General Shareholders Meeting in accordance with article 51 of the Federal Law “On Joint Stock companies”.

Persons entitled to propose issues to be included into agenda of the meeting (session) of the Issuer’s supreme management entity, and the procedure established for such propositions to be made:

In accordance with art. 11 of the Issuer’s Articles:

11.1. The shareholder (a shareholder), who in the aggregate owe not less than two (2) per cent of the company’s voting shares are entitled to propose the issues to be included to the agenda of Annual General Shareholders Meeting and nominate the candidates to the company’s Board of Directors and Audit committee whose number may not exceed the number composition of corresponding authority.

Such propositions shall be delivered to the Company not later than within 90 (Ninety) days of the end of the financial year.

11.2. A proposition to include certain issues into the agenda of the General Shareholders Meeting and a proposition for certain nominees shall be made in writing with indication of the name of the shareholders (shareholder), quantity and category (type) of shares held by them and shall be signed by the shareholders (shareholder).

11.3. The proposition to include certain issues into the agenda of the General Shareholders Meeting shall contain the wording of each proposed issue, while the proposition for a certain nominee shall contain the name and information on the ID document (serial code and (or) number of the document, date and place of its issue, the issuing authority) for each proposed nominee, the name of the authority to which such candidate is proposed to be elected.

11.4. The Board of Directors shall review the received propositions and decide on whether to include them into the agenda of the General Shareholders Meeting or to withhold from including them into the said agenda, not later than within 5 (Five) days as of the end of the period specified in Clause 11.1 of this Article.

11.5. The Board of Directors may refuse to include the issues proposed by the shareholder (shareholders) into the agenda of the General Shareholders Meeting and may also refuse to include the proposed candidates into the list of the nominees for voting at the elections to the appropriate authority of Company on the legal basis provided for in the Federal Law “On Joint Stock Companies” and in other legislative acts of the Russian Federation.

A motivated Resolution of the Board of Directors to refuse to include a proposed issue into the agenda of the General Shareholders Meeting or to refuse to include a proposed candidate into the list of nominees for voting at the elections to the appropriate authority of the Company shall be forwarded to the shareholder (shareholders) having proposed to include such issue or a candidate, not later than within 3 (Three) days as of the date such Resolution is made.

11.6. The Board of Directors shall not be entitled to introduce amendments to the wording of the issues proposed to be included into the agenda of the General Shareholders Meeting, and (if any) to the wording of the Resolution on such issues.

11.7. Apart from the issues proposed by the shareholders to be included into the agenda of the General Shareholders Meeting, and also in case no such propositions have been made or in case of absence or insufficient quantity of the candidates proposed by the shareholders to be elected to the appropriate formed authority, the Board of Directors may include at its own discretion the issues into the agenda of the General Shareholders Meeting or propose candidates to be included into the list of nominees.”

Persons entitled to familiarize themselves with the information (materials) provided for preparation for and holding of a meeting (session) of the Issuer’s supreme management entity, and also the procedure established for familiarization with such information (materials):

The persons specified in the list of persons entitled to participate in the General Shareholders Meeting.

The procedure established for familiarization with such information (materials):

In accordance with par. 10.12 of the Issuer’s Articles:

Said Information (materials) in case of General Shareholders Meeting within the thirty (30) calendar days before the General Shareholders Meeting shall be made available to the persons having their rights to participate in the General Shareholders Meeting, whose addresses are to be stated in the announcement on the General Shareholders Meeting being called, this information is also posted on the company’s web site.

The procedure for familiarization with the information (materials) on the agenda of the General Shareholders Meeting by the persons entitled to participate in the General Shareholders Meeting, and the list of such information (materials) shall be determined by Resolution of the Board of Directors”.

Procedure established for disclosing (bringing to the knowledge of the Issuer’s shareholders (participants)) of the Resolution s adopted by the Issuer’s supreme management entity and the results of voting:

In accordance with art. 10 of the Issuer’s Articles:

“10.16. The minutes of the General Shareholders Meeting is drawn up not later than three (3) working days after closure of the General Shareholders Meeting or the acceptance end date of voting papers in case the General Shareholders Meeting is conducted in form of an absentee vote.

The Minutes of the General Shareholders Meeting shall be signed by the Chairman of the General Shareholders Meeting (by the Chairperson at the General Shareholders Meeting) and by the Secretary of the General Shareholders Meeting.

10.17. Results of voting and the Resolution s adopted by the General Shareholders Meeting may be announced at the General Shareholders Meeting of the Company.

In case the Resolution s adopted by the General Shareholders Meeting, and also the results of voting have not been announced at the General Shareholders Meeting at which the voting was held, the Company, not later than within 10 (Ten) days after the date of drawing up of the Minutes of the voting results, shall publish such results in Izvestia Newspaper in the form of report on the voting results and place such results on the Company website”.

10.1.5. Information on the Business Entities in Which the Issuer Holds at Least 5 % of the Authorized (Share) Capital (Mutual Fund) or at Least 5 % of Equity shares

Full company’s name: Open Joint Stock Company Kolymaenergo

Brief company’s name: OJSC Kolymaenergo

Location: Russia, the city of Magadan, Proletarskaya Street, 84, build. 2

Issuer’s participatory share in authorized capital of the business entity 64.27

Block of equity shares of the business entity owned by the Issuer 64.27

Participatory share of the business entity in the Issuer’s authorized capital 0

Percentage of The Issuer’s equity shares owned by the business entity (%): 0

Full company’s name: Open Joint Stock Company Gidroremont-VKK

Brief company’s name: OJSC Gidroremont-VKK

Location: Russia, Moscow, Vernadskiy Prospect, 8A

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of The Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Joint Stock Company Zaramagskiye HPPs

Brief company’s name: OJSC Zaramagskiye HPPs

Location: the Republic of North Ossetia – Alania, Vladikavkaz Pervomaiskaya str., 34

Issuer’s participatory share in authorized capital of the business entity, %: 95.46

Block of equity shares of the business entity owned by the Issuer, %: 95.46

Participatory share of the business entity in the Issuer’s authorized capital, %: 0.09

Percentage of The Issuer’s equity shares owned by the business entity, %: 0.09

Full company’s name: Joint Stock Company Management Company HydroOGK

Brief company’s name: OJSC UK HydroOGK

Location: 51, Arhitektora Vlasova street, Moscow, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Closed Joint Stock Company HydroEngineering Siberia

Brief company’s name: CSC HydroEngineering Siberia

Location: The Russian Federation, the Krasnoyarsk Territory, Krasnoyarsk, Lenina str., 86, build. 1

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Joint Stock Company Zaramagskiye HPPs

Brief company’s name: OJSC Leningradskaya PSHPP

Location: The Russian Federation, 187727, Leningrad Region, Lodeinopolsky District, settlement Yanega, Pionerskaya str., 4

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Scientific Research Institute of Electric Power Facilities

Brief company’s name: OJSC NIIES

Location: Russia, Moscow, Stroitelniy Proyezd (Drive), 7a

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company B.E. Vedeneyev VNIIG

Brief company’s name: OJSC “B.E. Vedeneyev VNIIG”

Location: Russia, Saint-Petersburg, Gzhatskaya str., 21

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Energy Plants Constructing Complex UES

Brief company’s name: OJSC ESCO UES

Location: The Russian Federation, Moscow, Vavilova str., 91, build. 2

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Hydroinvest

Brief company’s name: OJSC Gidroinvest

Location: Russia, Moscow, Architect Vlasov Street, 51

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 1.24

Percentage of the Issuer’s equity shares owned by the business entity, %: 1.24

Full company’s name: Open Joint Stock Company Lenhydroproject

Brief company’s name: OJSC Lenhydroproject

Location: Russia, the city of St. Petersburg, Ispytateley Prospect, 22

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Private Joint Stock Limited Company HYDROOGK Power Company Limited

Brief company’s name: HYDROOGK Power Company Limited

Location: 16 Kyriakos Matsis Avenue Eagle, 10-th floor, Ayoi Omoloyites, 1082 Nicosia, Cyprus

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Private Joint Stock Limited Company HYDROOGK Aluminium Company Limited

Brief company’s name: HYDROOGK Aluminium Company Limited

Location: 16 Kyriakos Matsis Avenue Eagle, 10-th floor, Ayoi Omoloyites, 1082 Nicosia, Cyprus

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Closed Joint Stock Company Organizer of Boguchanskaya Hydro Power Plant Construction

Brief company’s name: CSC Organizer of Boguchanskaya Hydro Power Plant Construction

Location: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, build. 10/1

Issuer’s participatory share in authorized capital of the business entity, %: 51

Block of equity shares of the business entity owned by the Issuer, %: 51

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Closed Joint Stock Company Construction Organizer for the Boguchanskaya HPP

Brief company’s name: CJSC Construction Organizer for the Boguchanskaya HPP

Location: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, build. 10/1

Issuer’s participatory share in authorized capital of the business entity, %: 49

Block of equity shares of the business entity owned by the Issuer, %: 49

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Closed Joint Stock Company Construction Customer for the Boguchanskaya HPP

Brief company’s name: CJSC Construction Customer for the Boguchanskaya HPP

Location: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, build. 10/1

Issuer’s participatory share in authorized capital of the business entity, %: 49

Block of equity shares of the business entity owned by the Issuer, %: 49

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Closed Joint Stock Company Construction Organizer for the Boguchansky Aluminum Plant

Brief company’s name: CJSC Construction Organizer for the Boguchansky Aluminum Plant

Location: Russia, the Krasnoyarsk Territory, the Kezhemsk District, the city of Kodinsk, Leninskogo Komsomola Prospect, build. 10/1

Grounds for recognizing the company as subsidiary or affiliate with regards to the Issuer: The company is associated to the Issuer for the reason that the Issuer by virtue of having a major equity interest in the company’s authorized capital has the opportunity to influence the Resolution s made by the company

Issuer’s participatory share in authorized capital of the business entity, %: 51

Block of equity shares of the business entity owned by the Issuer, %: 51

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Joint Stock Company

Brief company’s name: OJSC Geoterm HPPGeotherm

Location: Russia, the city of Petropavlovsk-Kamchatsky, Academician Korolev Street, 60

Issuer’s participatory share in authorized capital of the business entity, %: 79.84

Block of equity shares of the business entity owned by the Issuer, %: 79.84

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Opytno-Promishlennaya Verkhne-Mutnovskaya GeoPP

Brief company’s name: OJSC OP Verkhne-Mutnovskaya GeoPP

Location: Russia, the city of Petropavlovsk-Kamchatsky, Academician Korolev Street, 60

Issuer’s participatory share in authorized capital of the business entity, %: 48.04

Block of equity shares of the business entity owned by the Issuer, %: 48.04

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Zagorskaya PSHPP-2

Brief company’s name: OJSC Zagorskaya PSHPP-2

Location: Russia, the Moscow Region, Sergievo-Posadskiy District, the settlement of Bogorodskoe, 100

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Nizhne-Bureiskaya HPP

Brief company’s name: OJSC Nizhne-Bureiskaya HPP

Location: 49, Sovietskaya Street, Novobureisky, Bureisk district, Amur region, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Nizhne-Zeiskaya HPP

Brief company’s name: OJSC Nizhne-Zeiskaya HPP

Location: Russia, the Amur Region, the city of Blagoveshchensk, Zeiskaya Street, 225/3

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Turboremont VKK

Brief company’s name: OJSC Turboremont VKK

Location: 1a, Lenina Avenue, Volzhsky, Volgograd region, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Elektroremont VKK

Brief company’s name: OJSC Elektroremont VKK

Location: Zhigulevskaya HPP, Zhigulevsk, Samara region, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Prometey

Brief company’s name: OJSC Prometey

Location: Settlement Gunib, Republic of Dagestan, Gubninsk district, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Sayano-Shushenskiy Motor Transport Center Sayano-Shushenskiy Road Transport Center

Brief company’s name: OJSC SShRTC SShRTC

Location: Cheremushki, Sayanogorsk, Republic of Khakassia, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Karachaevo-Cherkesskaya Hydro-generating Company

Brief company’s name: OJSC Karachaevo-Cherkesskaya HGC

Location: 34, Lenina Avenue, Cherkessk, the Karachayevo-Cherkessian Republic, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Regional – Power Marketing and Investment Corporation

Brief company’s name: OJSC RPMIC

Location: 11, Promyshlenny Lane, Zeya, Zeyskiy district, Amur region, Russia.

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Sayano-Shushenskiy Gidroenergoremont

Brief company’s name: OJSC SShGER

Location: Cheremushki, Sayanogorsk, Republic of Khakassia, Russia Cheremushki.

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company South Yakutia Hydropower Company

Brief company’s name: OJSC South Yakutia HPC

Location: Lineynaya Str. 4, Aldan, Republic of Sakha (Yakutia), Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Sayano-Shushenskaya HPP Service Support Center

Brief company’s name: OJSC SSHPP SSC

Location: Cheremushki, Sayanogorsk, Republic of Khakassia, Russia Cheremushki.

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Sulakskiy HydroPower Cascade

Brief company’s name: OJSC Sulakskiy HydroCascade Sulakskiy HydroCascade

Location: Magomed Gadzhiyev Street, 10, Settlement Komsomolskoye, Kizilyurt District, Republic of Dagestan, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Renewable Energy Engineering Center

Brief company’s name: OJSC Renewable Energy Engineering Center

Location: Arhitektora Vlasova street, 51, Moscow, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Chirkeigesstroy

Brief company’s name: OJSC Chirkeigesstroy

Location: Shamilkala, Unzukulskiy district, Republic of Dagestan, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 74.99

Block of equity shares of the business entity owned by the Issuer, %: 74.99

Participatory share of the business entity in the Issuer’s authorized capital, %: 0.01

Percentage of the Issuer’s equity shares owned by the business entity, %: 0.01

Full company’s name: Open Joint Stock Company Zharky

Brief company’s name: OJSC Zharky

Location: Sovetsky City District, 41, Sayanogorsk, Republic of Khakassya, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 25.001

Block of equity shares of the business entity owned by the Issuer, %: 25.001

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Glavniy Vichislitelniy Centr Energetiki

Brief company’s name: OJSC GVC Energetiki

Location: Bersenevskaya naberezhnaya, 16, build. 5, Moscow, 19072, The Russian Federation

Issuer’s participatory share in authorized capital of the business entity, %: 42.53

Block of equity shares of the business entity owned by the Issuer, %: 42.53

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Ural Energy Management Company

Brief company’s name: OJSC UEMC

Location: Vernadskogo Avenue, 37, build. 2, Moscow, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 20.67

Block of equity shares of the business entity owned by the Issuer, %: 20.67

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: RusSUNHydro Limited

Brief company’s name: RusSUNHydro Ltd

Location: 42, Nestoros, Kaimakli, 1026, Nikosia, Cyprus

Issuer’s participatory share in authorized capital of the business entity, %: 50

Block of equity shares of the business entity owned by the Issuer, %: 50

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Energy Selling Company RusHydro

Brief company’s name: OJSC ESC RusHydro

Location: The Russian Federation, Moscow, Architectora Vlasova Street, 51

Issuer’s participatory share in authorized capital of the business entity, %: 100 % minus 1 share

Block of equity shares of the business entity owned by the Issuer, %: 100 % minus 1 share

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Nizhne-Kureiskaya HPP

Brief company’s name: OJSC Nizhne-Kureiskaya HPP

Location: The Krasnoyarsk Region, Krasnoyarsk Respubliki str., 51, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Far East WEC

Brief company’s name: OJSC Far East WEC

Location: Russia, the Primorsk Region, Vladivostok, Komsomolskaya str, 5A, office 310, 312

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Limited Liability Company Gidroservice

Brief company’s name: LLC Gidroservice

Location: Russia, Moscow, Malaya Dmitrovka str., 7

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 0

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Closed Joint Stock Company Malaya Dmitrovka

Brief company’s name: CJSC Malaya Dmitrovka

Location: The Russian Federation, Moscow, Malaya Dmitrovka str., 7

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Small HPPs of Altai

Brief company’s name: OJSC Small HPPs of Altai

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Open Joint Stock Company Small HPPs of Altai

Brief company’s name: OJSC Dagestan small HPPs

Location: The Russian Federation, 369000, Republic of Dagestan, Makhachkala, Ramsul Gamzatov Avenue, 39A

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Limited liability company Verkhnebalkarskaya Malaya HPP

Brief company’s name: Verkne-Balkaraskaya Malaya HPP Ltd

Location: The Russian Federation, 361800, Kabardino-Balkarskaya Republic, Chereksiy District, Kashahtau, Mechieva str., 1A

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 0

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Limited liability company Fiagdonskaya Malaya HPP

Brief company’s name: Fiagdonskaya small HPP Ltd

Location: The Russian Federation, 363240, the Republic of North Ossetia-Alania, Alagir District, Alagir, Kodoeva str., 45

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 0

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Limited liability company Malye HPPs Karachaevo-Cherkessii

Brief company’s name: Small HPP KChR Ltd

Location: Lenina Avenue, 34, Cherkessk, 369000, the Karachayevo-Cherkessian Republic, Russia

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 0

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: RusHydro International B.V.

Brief company’s name: RusHydro International B.V.

Location: Prince, Bernhardplein 200, 1097 JB Amsterdam,

Issuer’s participatory share in authorized capital of the business entity, %: 100

Block of equity shares of the business entity owned by the Issuer, %: 100

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

Full company’s name: Limited Liability Company IT Energy Service

Brief company’s name: LLC IT Energy Service

Location: Russia, Moscow, Kitaygorodskiy Proezd (Drive), 7

Issuer’s participatory share in authorized capital of the business entity 19.99%

Block of equity shares of the business entity owned by the Issuer 0%

Participatory share of the business entity in the Issuer’s authorized capital, %: 0

Percentage of the Issuer’s equity shares owned by the business entity, %: 0

10.1.6. Information on Material Transactions Effected by the Issuer

Information on material transactions effected by the Issuer in 2006 year:

Date of transaction effected	10.08.2006

Subject-matter and other material terms of transaction

Transaction of placement of additional issue of ordinary registered shares of the Issuer by closed subscription to the benefit of the Issuer’s shareholder – the Russian Open Joint Stock Company of Power Engineering and Electrification UES of Russia (the Subscriber)

Quantity of the placed shares: 19,801,980,192 shares;

Nominal value of each share of the placed additional issue:

1 (One) ruble;

Registration number of the additional issue of the placed shares:

1-01-55038-E-001D

Method of repayment for the placed shares – in monetary form.

information on compliance with the requirements on state registration and / or notarization of transaction in cases provided for under the laws of the Russian Federation	The transaction is not subject to state registration and notarization in accordance with the requirements of the laws.

price of transaction in money terms and in percentage of the book value of the Issuer’s assets as of the closing date of the most recent lapsed reporting period preceding the date of transaction effected	19,999,999,993.92 rubles or 18.92 % of the assets book value as of closing date of 6 months. 2006 deadline for fulfillment of obligations under the transaction and information on fulfillment of the said obligations

Deadline for repayment for the shares: 27.09.2007;

Deadline fixed for submission of share transfer form to the Registrar: 3 business days after receipt of the funds on the Issuer’s settlement account;

Deadline for the shares to be credited by the Registrar to the Purchaser’s personal account: within 3 business days as of the date of receipt of the share transfer form.

All obligations under the transaction have been fulfilled by the parties.

In case of delayed fulfillment of obligation from the part of the counteragent or from the part of the Issuer under the said transaction, the reasons of such delay shall be indicated (if such reasons are known to the Issuer), including consequences for the counteragent or the Issuer with indication of penalties provided for by the terms of the transaction	Neither the counteragent, nor the Issuer delayed fulfillment of their obligations.

information on referring of the effected transaction to the major transactions, and also information on the approval of the transaction by the Issuer’s management entity

This transaction is not considered a major transaction for the Issuer.

No approval of the transaction by the Issuer’s Management Entity was required under the Clause 2 of the article 81 of the Federal Law “On Joint Stock Companies”.

other information on the effected transaction to be indicated by the Issuer at its own discretion	None

Information on material transactions effected by the Issuer in 2007 year: no material transactions were effected by the Issuer.

Information on material transactions effected by the Issuer in 2008 year: no material transactions were effected by the Issuer.

Information on material transactions effected by the Issuer in 2009 year: no material transactions were effected by the Issuer.

Information on material transactions effected by the Issuer in 2010 year: no material transactions were effected by the Issuer.

10.1.7. Information on Credit Ratings of the Issuer

1. Entity to which the credit rating was assigned: Issuer JSC RusHydro.

2. Value of the credit rating as of the date of the Prospectus approval:

Under the international scale:

Ratings	Standard&Poor’s	Moody’s	Fitch
Rating scale	BB+	Ba1	BB+

Under the national scale:

Ratings	Standard&Poor’s	Moody’s	Fitch
Rating scale	ruAA+	Aa1.ru	AA (rus)

3. History of changes in the credit rating.

On September 14, 2006 the rating agency Moody’s Investors Service Ltd., together with Joint Stock Company Rating Agency Moody’s Interfax assigned to the Issuer Baa3 international credit rating of investment level.

On December 18, 2007 the rating agency Fitch Ratings Ltd. assigned to the Issuer BBB– international credit rating of investment level.

On December 18, 2007 Standard and Poor’s International Services, Inc. assigned to the Issuer BBB– international credit rating of investment level.

On 04.02.2009 International Rating Agency Fitch Ratings, on the background of the falling national rating of Russia, downgraded the rating for JSC RusHydro. The long-term rating of the Issuer in foreign currency was downgraded from “BBB–” to “BB+”. Also the long-term rating under the national scale was downgraded from “AA+(rus)” to “AA(rus)”.

On 22.12.2009 Standard and Poor’s rating agency downgraded the long-term corporate credit rating of JSC RusHydro (HYDR) from “BBB–” to “BB+”. The rating under the national scale was downgraded from “ruAAA” to “ruAA+”.

On 15.06.2010 the rating agency Moody’s Investors Service decided to downgrade the credit ratings of JSC RusHydro from Baa3 to Ba1. The rating under the national scale was downgraded from Aaa.ru to Aa1.ru

On 10.09.2010 the rating agency Fitch Ratings Ltd upgraded the forecast of credit rating of JSC RusHydro from the stable to positive one and confirmed the long-term rating of the Company at the level of “BB+”. In its report Fitch noted that as of the current date JSC RusHydro had a strong financial position and a high liquidity level.

4. Details of rating agencies:

4.1. Full name of the organization which assigned the credit rating: Standard and Poor’s International Services, Inc.

Brief company’s name of the agency which assigned the credit rating: S&P.

Location of the organization which assigned the credit rating:

55 Water Street New York, NY, United States, 10041 (the Central Office)

Moscow, 125009, Mokhovaya Business Center, Vozdvizhenka Street, 4/7, build. 2, the 7-th floor (Moscow Office)

The description of the technique for assignment of the credit rating or the website on which the information on the credit rating assignment is published: http://www.standardandpoors.ru

4.2. Full name of the organization which assigned the credit rating: Fitch Ratings Ltd.

Brief company’s name of the agency which assigned the credit rating: Fitch

Location of the organization which assigned the credit rating: Fitch Ratings 101 Finsbury Pavement London EC2A 1RS UK (Central Office)

Moscow, Gashek Street, 6, Dukat Place III (Moscow Office)

The description of the technique for assignment of the credit rating or the website on which the information on the credit rating assignment is published: http://www.fitchratings.ru

4.3. Full name of the organization which assigned the credit rating: MOODY’S Investors Service Ltd.

Brief company’s name of the agency which assigned the credit rating: MOODY’S

Location of the organization which assigned the credit rating: 7 World Trade Center at 250 Greenwich Street New York, NY 10007 USA

The description of the technique for assignment of the credit rating or the website on which the information on the credit rating assignment is published: http://www.moodys.ru

4.4. Full name of the organization which assigned the credit rating: Closed Joint Stock Company Rating Agency Moody’s Interfax

Brief company’s name of the agency which assigned the credit rating: CJSC Rating Agency Moody’s Interfax

Location of the organization which assigned the credit rating: 103006, Russia, Moscow, 1-st Tverskaya-Yamskaya Street, 2

The description of the technique for assignment of the credit rating or the website on which the information on the credit rating assignment is published: http://rating.interfax.ru

No ratings were assigned to the Issuer’s equity securities.

Other information on the credit rating to be specified by the Issuer at its own discretion:

27.10.10 eurobonds issue of JSC RusHydro (Issuer – Rushydro Finance Limited) were assigned the following ratings:

– Standard&Poor’s, a division of the McGraw Hill Companies, Inc assigned the rating “BB+”;

– Fitch Ratings Ltd. assigned the rating “BB+”;

– Moody’s Investors Service Inc. assigned the rating “Ba1”.

10.2. Information on Each Category (Type) of the Issuer’s Shares

Category of shares: registered equity shares

Nominal value of each share: 1 (one) ruble

Quantity of shares in circulation (quantity of shares which are not redeemed or cancelled): 290,302,702,379 (two hundred and ninety billion three hundred and two million seven hundred and two thousand three hundred and seventy nine) rubles, 00 copeks.

Quantity of the additional shares which are in process of placement (quantity of the shares of additional issue in relation to which no state registration of the report on results of issue was performed): no

Quantity of the authorized shares: 100,000,000,000 shares

Quantity of the shares which are maintained on the Inventory Register of the Issuer: no

Quantity of additional shares which may be placed as a result of conversion of the placed securities convertible into shares, or as a result of fulfillment of the obligations on the options of the Issuer: no

State registration number and date of the state registration of issue (date of the state registration of the report on the results of the issue):

Primary issue: 1-01-55038-E

Date of the state registration of issue: 22.02.2005

Date of the state registration of the report on the results of the issue: 22.02.2005

Authority which performed the state registration of the issue and the report on the results of the issue: FSFM (Federal Service for Financial Markets) of Russia

Additional issue: 1-01-55038-E-039D

Date of the state registration of issue: 02.12.2010

Date of the state registration of the report on the results of the issue: 21.04.2011

Authority which performed the state registration of the issue and the report on the results of the issue: FSFM (Federal Service for Financial Markets) of Russia

Holder’s rights conferred by the shares:

These rights are provided for in Clause 6.2. Article 6 of the Issuer’s Articles of Association:

– “Each registered ordinary share of the Company provides its holder with equal scope of rights.

Shareholders holding the Company registered ordinary shares are entitled to:

1) participate personally or through their reprovideatives in the General Shareholders Meeting of the Company with the right to vote on all issues within the scope of their competence;

2) propose the issues to be included into the agenda of the General Shareholders Meeting in accordance with the procedure stipulated by the legislation of the Russian Federation and by the Articles of Association;

3) receive information on the Company activities and to examine the Company documents in accordance with Article 91 of the Federal Law “On Joint Stock Companies”;

4) receive dividends announced by the Company;

5) have the preemptive right to purchase additional shares placed by subscription and the issue securities convertible into shares, in the quantity prorate to the quantity of the given type of shares held by them;

6) a part of the Company’s property in case of the Company liquidation;

7) exercise other rights provided for under the legislation of the Russian Federation and the Articles of Association.

No preferred shares were issued by the Issuer.

Other information on the shares to be designated by the Issuer at its own discretion: none

10.3. Information on the Previous Issues of the Issuer’s Securities, Except for the Shares of the Issuer

10.3.1. Information on issue for which all securities were redeemed (voided):

The Issuer’s Equity Securities were not redeemed (not voided).

10.3.2. Information on issue which securities are on the market.

1. Class, category (type), form and other identification attributes of securities: Documentary inconvertible interest-bearing bonds payable to bearer with obligatory centralized storage, series 01, with an option for early redemption at the request of the owners and at the discretion of the Issuer (hereinafter – Bonds).

State registration number of the securities issue and date of the state registration: 4-01-55038-E as of 23.09.2010

Date of the state registration of the report on the results of the equity securities issue: On 31.05.2011 notices on results of the securities issue were provideed to the FSFM of Russia (the Federal Service for Financial Markets)

Name of the registering authority which performed state registration of the securities issue: FSFM of Russia.

Quantity of securities 10,000,000 shares.

The nominal value of each issued security: 1,000 rubles per share.

Volume of the securities issue by nominal value: 10,000,000,000 rubles.

Rights conferred by each security of the issue

P. 7.3. Resolution on issue of JSC RusHydro Bonds:

Each bond of the issue confers equal rights to its holder.

The documents certificating the rights conferred by a bond are the Bond Certificate and the Resolution on bonds issue.

1. The Bonds holder has the right to obtain its nominal value after the repayment for the Bond in timeline provided for in the Resolution on bonds issue and Prospectus of Bonds.

2. The Bonds holder has the right to obtain a coupon income (as a percentage from the nominal value of a bond) on the end date of coupon period, the procedure for calculation of the amount of which is stated in Clause 9.3 of the Resolution on securities issue, Clause 9.1.2 of the Prospectus of the Securities, and the terms of repayment are stated in Clause 9.4 of the Resolution on Bonds issue, Clause 9.1.2 of the Prospectus of the Bonds.

3. The Bonds holder has the right for return of the investment funds in case the issue of Bonds is invalidated or voided under the Laws of the Russian Federation

4. The Bonds holder has the right to demand the acquisition of the bonds by the Issuer in cases provided and under the Resolution on Bonds issue and the Prospectus of Bonds.

5. The Bonds holder has the right to demand an early bonds redemption and repayment of its accumulated coupon income calculated on the date of fulfillment of obligations for early redemption in the following cases:

1) a delay of more than 7 (seven) days in the Issuer’s fulfillment of obligations to pay coupon income from the repayment date of the related coupon income established in accordance with the Resolution on Bonds issue and the Prospectus of Bonds;

2) a delay of more than 7 (seven) days in the Issuer’s fulfillment of obligations to pay coupon income for any of Issuer’s bonds issued by the Issuer on the territory of the Russian Federation from the repayment date of corresponding coupon income established in accordance with the Resolution on Bonds issue and the Prospectus of Bonds;

3) the Issuer’s declaration on inability to fulfill financial obligations in terms of Bonds or in terms of other bonds issued by the Issuer on the territory of the Russian Federation;

4) a delay of more than 30 (Thirty) days in the Issuer’s fulfillment of obligations to redeem (including early redemption) of any bonds issued by the Issuer on the territory of the Russian Federation;

5) providement of the Issuer’s other bonds and / or bonds secured by the Issuer’s guarantee at owners’ request including without limitation ruble, currency and euro bonds both already placed and pending to be placed in the future (acquisition of any Issuer’s outstanding bonds under an agreement with their holders and / or at Bonds holders’ request with a possibility for their further circulation does not implicate the right to demand early redemption);

6) delisting of Bonds at all stock exchange markets that included such Bonds in their quotation lists provided that such Bonds were preliminary included in the quotation list “B” at any stock exchange market.

The Bonds holder has the right to demand an early bonds redemption and, therefore, to demand a refund of the Bonds nominal value and repayment of its accumulated coupon income calculated under Clause 9.3 of the Resolution of bond issue and Clause 9.1.2 of the Prospectus of Bonds, from the moment of disclosure of information on early redemption on the news line or from the date, on which the Bonds holders have learnt or shall learn about this forthcoming event.

6. The Bonds holder has the right to sell or otherwise alienate the Bonds.

The Bonds holder who acquired the Bonds at the first offer has no right to trade the Bonds until they are fully paid and a notice on bond issue results is submitted to the registering authority under the Law of the Russian Federation.

All indebtedness of the Issuer on Bonds of the issue will be legally equal and obligatory to be repaid.

Above the mentioned rights the Bonds holder has the right to exercise other rights provided for under the Laws of the Russian Federation.

Full and brief name and location of a depository bank which provides centralized storage, number, date of issue and terms of depository bank’s license for its activity, the authority which issued the said license.

Full company’s name of a depository: Non-Banking Credit Institution Closed Joint Stock Company National Clearing Depository

Brief name: NBCI CJSC NCD

Location: Moscow, Sredniy Kislovskiy Pereulok (Lane), 1/13, build. 8

License No. 177-12042-000100 of a securities market professional participant for depositary business issued on 19.02.2009 by the FCSM of Russia. The license validity term is not limited.

Procedure and terms of redemption of securities of the issue:

Bonds redemption and income repayments are made with monetary resources in currency of the Russian Federation using an electronic repayment for settlement in favor of the Bonds holders. A possibility for the Bonds holders to select the bonds redemption method is not provided.

Term (maturity date) of bonds redemption:

Bonds Maturity date: the 3,640-th (Three thousand six hundred and fortieth) day as of the starting date of the Bonds placement (hereinafter “Maturity date”) – 12.04.2021.

If the Maturity date is due on a legal public holiday or weekend – regardless of whether it will be a state public holiday or day-off for settlement operations – then a due sum will be paid on the first business day following such a holiday or day-off. A Bonds holder has no right to demand interest accrual or any other compensation for such delay in repayments.

The commencement and end dates of Bonds redemption coincide.

Date (procedure of date settlement) for compiling the list of Bonds holders for the bonds redemption:

The Issuer is to fulfill the obligations on the Bonds redemption under the list of Bonds holders and / or nominal Bonds holders, provideed by the NDC (hereinafter – “List of holders and / or nominal Bonds holders”)

Redemption of Bonds is performed at the price of the nominal value of bonds.

The repayment of nominal value of Bonds in case of redemption is performed in rubles of the Russian Federation using an electronic repayment.

The repayment of nominal value of the Bonds is performed as follows:

The redemption of bonds is performed under the List of holders and / or nominal Bonds holders to the accounts of Bonds holders having the right to receive the bonds redemption sums as of the end of operation day of the NDC prior to the 6th (sixth) business day of Maturity date (hereinafter – “Date of Compiling the List of holders and / or nominal Bonds holders”))

The redemption of the bonds nominal value is performed by the Paying Agent under the instruction of and at the expense of the Issuer.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

Other terms and procedures of bonds redemption:

Bonds redemption and repayment of coupon income is performed by the Paying Agent under the instruction and at the expense of the Issuer.

Gazprombank (Open Joint Stock Company) (hereinafter – the Paying Agent) acts as the Paying Agent for bonds redemption and paying the coupon income.

The details of the Paying Agent are given in Clause 9.6 of the Resolution on Bonds issue and Clause 9.1.2 of the Prospectus of Bonds.

The redemption of bonds is performed by monetary resources transfer to the persons in the List of holders and / or nominal Bonds holders compiled by the NDC in favor of the Bonds holders.

If the Bonds holder is a non-depositor of the NDC the Bonds holder may authorize the nominal Bonds holder – a depositor of the NDC – to receive the bonds redemption sums.

It is presumed that the nominal Bonds holders – depositors of the NDC – are authorized to receive the bonds redemption sums. The depositors of the NDC, who are not authorized to receive the bonds redemption sums of the 5th (fifth) business day prior to the Maturity date, shall give the list of Bonds holders with all details given in the List of holders and / or nominal Bonds holders to the NDC.

In case the rights of the Bonds holder are taken into consideration by the nominal Bonds holder and the nominal Bonds holder is authorized to receive the bonds redemption sum, the person who is authorized to receive the bonds redemption sum is considered the nominal Bonds holder.

In case the rights of the Bonds holder are not taken into consideration by the nominal Bonds holder and the nominal Bonds holder is authorized to receive the bonds redemption sum, the person who is authorized to receive the bonds redemption sum is considered the holder.

Not later than the 3rd (third) business day prior to the maturity date in order to perform the redemption procedure the NDC provides the list of holders and / or nominal Bonds holders compiled on the Date of Compiling the List of holders and / or nominal Bonds holders to the Issuer or / and the Paying Agent including the following data:

a) full name (Surname, Name, Patronymic of the holder – for an individual person) of a person authorized to receive the bonds redemption sum.

b) the quantity of bonds on the depository’s account of the person authorized to receive the bonds redemption sum;

c) location and address of the person authorized to receive the bonds redemption sum;

d) name and details of a bank account of the person authorized to receive the bonds redemption sum, as follows:

•	Account No.

•	Bank name (with the city) where the account is opened;

•	Correspondent account of the bank where the account is opened;

•	Bank identification code of the bank where the account is opened.

e) taxpayer identity number of the person authorized to receive the bonds redemption sum;

f) taxation status of the person authorized to receive the bonds redemption sum (resident, non-resident with permanent reprovideative office in the Russian Federation, non-resident without reprovideative office in the Russian Federation and etc.);

g) code of registration of the person authorized to receive the bonds redemption sum.

If there are individual or legal entities – non residents of the Russian Federation among the Bonds holders – the nominal Bonds holder shall provide to the NDC instead of the mentioned above information and the NDC shall include into the List of holders and / or nominal Bonds holders for repayment the redemption sum the following information regarding the individual and legal entities – non-residents of the Russian Federation who hold the bonds notwithstanding the rights of the nominal holder to receive or not the bonds redemption sums.

•	Full name / Surname, Name, Patronymic of the Bonds holder;

•	Quantity of bonds hold by the Bonds holder;

•	Full name of the person authorized to receive bonds redemption sums;

•	Location (or registration – for individual persons) and address including post code of the Bonds holder;

•	bank account details of the person authorized to receive bonds redemption sums;

•	Taxpayer identification number of the Bonds holder;

•	Taxation status of the Bonds holder;

In case the Bonds holder is the legal entity-non-resident the additional information is provided:

•	Code of a foreign organization (CFO) – if applicable;

b) In case the Bonds holder is the individual person the additional information is provided:

•	type, number, date and place of issue of the document of the holder, name of the authority issued the document;

•	date, month and year of birth of the holder;

•	place of registration and address of the holder, including post code;

•	number of state pension insurance certificate of the holder (if applicable),

Bonds holders, their authorized reprovideatives, including the depositors of the NDC, are obliged to provide on time the required information to the NDC and monitor the completeness and relevance of the data provideed to the NDC; they are responsible for all risks concerning the failure to provide the data or to provide the data on time.

In case of failure to provide the data or to provide the data on time to the NDC, the fulfillment of such obligation is performed by the person, who required fulfilling the obligations and who is the Bonds holder as of the date such request was made.

In such case The Issuer’s obligations on bonds are fulfilled under the data of the NDC, providing that the Issuer’s obligations are considered fulfilled in full order and properly. The Issuer has the right to demand the confirmation of such data on the rights for bonds in cases provided for in the agreement with the NDC. In case the data provided by the holder or nominal holder or given details of bank account and other data from the NDC necessary for the Issuer to fulfill the obligations on bond, do not allow the Paying Agent to transfer the monetary resources, such delay is not considered a delay in meeting the obligations, and the Bonds holder has not right to demand interest accrual or any other compensation for such a delay in repayments.

The Issuer transfers necessary monetary resources to the accounts of the Paying Agent of the credit entity provided by the Paying Agent in terms and order under the agreement signed between the Issuer and the Paying Agent.

The Paying Agent calculates the sums to be paid to each holder and / or nominal Bonds holder authorized to receive the bonds redemption sum under the List of holders and / or nominal Bonds holders.

On the maturity date the Paying Agent transfers necessary monetary resources to the accounts of persons having the right to receive bonds redemption sums in favor of Bonds holders specified in the List of holders and / or nominal Bonds holders.

In case one person is entitled to receive the bonds redemption sums from several Bonds holders then such a person receives the whole sum without breakdown into each Bonds holder. Nominal Bonds holders who are not the Bonds holders are to transfer the monetary resources they received for the bonds redemption to the Bonds holders under the procedure provided by the agreement between the nominal Bonds holder and the Bonds holder.

The Issuer’s liabilities on the bonds redemption are considered fulfilled from the date of writing off the relevant sums from the Paying Agent correspondent bank account.

The bonds are redeemed at the price of the nominal value. The coupon income for the last coupon period is paid while bonds redemption. Bond repayments when redeemed as well as their income repayments are made in rubles of the Russian Federation using the electronic repayment procedure.

The bonds are written off from the account of the depository bank after the Issuer fulfilled all obligations to the Bonds holders on repayment of the nominal value of the bonds and coupon income for the last coupon period not later than 2 (Two) business days from the date the Paying Agent had fulfilled its obligations on bonds redemption and repayment of coupon income for the last coupon period.

The redemption of the Certificate is performed after all bonds of holders and nominal Bonds holders of the NDC are written off from the accounts of the depository bank.

The early redemption of bonds is provided upon request of the holders and at the discretion of the Issuer.

The early redemption of bonds is provided only after the state registration of the report on the results of the bonds issue and submission of a notice on bond issue results to the registering authority. The Issuer may not reissue the early redeemed bonds.

The size of percentage (coupon) return on bonds, procedure and terms of repayment:

The rate value of the first coupon is 8 % of annual interest. The rates for second – ten coupons are considered equal to the rate of the first coupon (Order of the Chairman of Management Board of JSC RusHydro No. 365 as of 21.04.2011).

The size of income and the order of its calculation including the income for each coupon paid or the order of its calculation:

The return on bonds is considered the accumulated coupon income for each coupon period. The bonds have twenty coupon periods: Each coupon period is considered equal to 182 (one hundred and eighty two) days.

The size of percentage (coupon) for each coupon period is stated by the authorized management entity of the Issuer in percents per year from the nominal value of the bonds with an accuracy of down to one hundredth percentage.

The management entity of the Issuer, authorized to take the Resolution on the size of the percentage (coupon) on bonds or the order of its calculation by formulae with variables which values shall not be changed at Issuer’s discretion, is the sole executive authority of the Issuer.

The order of income calculation paid for each coupon:

The calculation of sum for a bond for each coupon is performed under the following formulae:

= Cj*Nom*(T(j) – T(j – 1)) / 365 / 100%,

Where,

j – ordinal number of the coupon period, j = 1-20;

– the size of the coupon income for each bond (rubl.);

Nom is a nominal value of one bond, rub.;

Cj – the size of percentage rate of j-coupon, in percents per year;

T(j -1) – date of the beginning of the j-coupon period;

T(j) – date of the end of the j-coupon period;

The size of the coupon income for each coupon for a bond is calculated with an accuracy of down to one copek. Figures are rounded off in accordance with mathematic round-off rules. In this case the mathematical round-off rules shall be understood to mean a round-off method, which does not change the value of a whole kopek (whole kopeks) if the first figure located after the rounded off one is within a range of 0 to 4 (inclusive) and it increases per unit if the first the first figure located after the rounded off one is within a range of 5 to 9 (inclusive).

If the bond Maturity date for any of the twenty cupons is due on a legal public holiday or weekend – regardless of whether it will be a state public holiday or day-off for settlement operations – then the due sum will be paid on the first business day following such a holiday or day-off. The Bonds holder has no right to demand interest accrual or any other compensation for such a delay in repayments.

The order of calculation the size of percentage rate of coupons, beginning from the second coupon:

Provided that after the announcement of the rates and the order of the coupon rates calculation there will be left the bonds with no rates and no order of calculation of the rate of at least one of the ordinal coupons, then together with the announcement on the rates or the order of the i-coupon rate calculations and other related coupons the Issuer is obliged to secure the right of the Bonds holders to request from the Issuer the acquisition of bond at the price equal to 100 (one hundred) percent of the nominal value with no consideration of the accumulated coupon income which is to be paid to the bond seller in addition to acquisition price in the last 5 (Five) days of k-coupon period (if the Issuer calculated the rate for only i-coupon, then i = k).

The information on the rates or the order of the coupon rates calculation defined by the Issuer after the state registration of the report on bond issue results or submission of a notice on bond issue results to the registering authority beginning from the second coupon is provided to the prospective subscribers by giving material fact notices not later than 5 (Five) calendar days from the date of the beginning of the i-coupon bond period and at the following periods of time from the date of taking the Resolution on the percentage rate (rates) or the order of coupon rate (rates) calculation:

•	in the news bulletin (Interfax) – not later than 1 (one) day;

•	On the Issuer’s URL address www.rushydro.ru– not later than 2 days.

The Issuer is to inform the Stock Exchange about the given percentage rates or the order of the rates calculation not later than 5 (Five) days from the beginning of the coupon period prior to the coupon period where the percentage rate is calculated after the state registration of the securities issue results and submission of the notice on the securities issue results to the registering authority.

The order of the return on bonds repayment:

The return on bonds repayment is made with monetary resources in currency of the Russian Federation using an electronic repayment

The return on bonds repayment is performed by the Paying Agent under the instruction of and at the expense of the Issuer.

The date of the obligation on the income repayment on the Issuer’s securities fulfillment:

First coupon 24.10.2011;

Second coupon 23.04.2012;

Third coupon 22.10.2012;

Forth coupon 22.04.2013;

Fifth coupon 21.10.2013;

Sixth coupon 21.04.2014;

Seventh coupon 20.10.2014;

Eighth coupon 20.04.2015;

Ninth coupon 19.10.2015;

Tenth coupon 18.04.2016;

Eleventh coupon 17.10.2016

Twelfth coupon 17.04.2017

Thirteenth coupon16.10.2017

Fourteenth coupon 16.04.2018

Fifteenth coupon 15.10.2018

Sixteenth coupon 15.04.2019

Seventeenth coupon 14.10.2019

Eighteenth coupon 13.04.2020

Nineteenth coupon 12.10.2020

Twentieth coupon 12.04.2021

The income on the twentieth coupon is paid together with the redemption of the nominal value of the bonds.

If the date of the repayment of coupon income is due on a legal public holiday or weekend – regardless of whether it will be a state public holiday or day-off for settlement operations – then the due sum will be paid on the first business day following such a holiday or day-off. The Bonds holder has no right to demand interest accrual or any other compensation for such a delay in repayments.

1 coupon

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The Issuer is to fulfill the obligations on the repayment of the coupon income under the list of Bonds holders and / or nominal Bonds holders provideed by the NDC (hereinafter – “List of holders and / or nominal Bonds holders”).

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) business day before the maturity date of return on bonds (hereinafter – “Date of compiling the list of holders and / or nominal Bonds holders”).

The Bonds holder in case he / she is non-deponent of the NDC may authorize the nominal Bonds holder – a deponent of the NDC – to receive the coupon income sum.

It is presumed that the nominal holders – depositors of the NDC – are authorized to receive the monetary resources for the coupon income repayment. The depositors of the NDC, who are not authorized to receive the coupon income of the 5th (fifth) business day prior to the repayment date, shall give the list of Bonds holders with all details given in the List of holders and / or nominal Bonds holders to the NDC.

In case the rights of the Bonds holder are considered by the nominal Bonds holder and the nominal Bonds holder is authorized to receive the coupon income, the person who is authorized to receive the coupon income is considered the nominal Bonds holder.

In case the rights of the Bonds holder are not considered by the nominal Bonds holder and the nominal Bonds holder is authorized to receive the coupon income, the person who is authorized to receive the coupon income is considered the holder.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

Not later than the 3rd (third) business day from the date of the return on bonds repayment the NDC provides the Issuer and / or the Paying Agent the List of holders and / or the bond nominal holders which includes the following data:

a) Full name (Surname, Name, Patronymic of the holder – for an individual person) of a person authorized to receive the return on bonds sum.

b) the quantity of bonds on the depository bank’s account of the person authorized to receive the return on bonds sum;

c) location and address of the person authorized to receive the return on bonds sum;

d) name and details of bank account of the person authorized to receive the return on bonds sum, as follows:

– Account No.

– Bank name (with the city) where the account is opened;

– Correspondent account of the bank where the account is opened;

– Bank identification code of the bank where the account is opened.

e) taxpayer identity number of the person authorized to receive the return on bonds sum;

f) taxation status of the person authorized to receive the return on bonds sum (resident, non-resident with permanent reprovideative office in the Russian Federation, non-resident without reprovideative office in the Russian Federation and etc.);

g) code of registration of the person authorized to receive the return on bonds sum.

If there are individual or legal entitys – non residents of the Russian Federation among the Bonds holders the nominal Bonds holder shall provide to the NDC instead of the mentioned above information and the NDC shall include into the List of holders and / or nominal Bonds holders for repayment the coupon income the following information regarding the individual and legal entitys – non-residents of the Russian Federation who hold the bonds notwithstanding the rights of the nominal holder to receive or not the coupon income sums.

– Full name / Surname, Name, Patronymic of the Bonds holder;

– Quantity of bonds hold by the Bonds holder;

– Location (or registration – for individual persons) and address including post code of the Bonds holder;

– bank account details of the person authorized to receive bonds redemption sums;

– Taxpayer identification number of the Bonds holder;

– Taxation status of the Bonds holder;

as well as

a) In case the Bonds holder is the legal entity-non-resident the additional information is provided:

Code of foreign organization (CFO) – if applicable;

b) In case the Bonds holder is the individual person the additional information is provided:

– Type, number, date and place of issue of the document of the holder, name of the authority issued the document;

– Place of registration and address of the holder, including post code;

– Date, month and year of birth of the holder;

– Number of state pension insurance certificate of the holder (if applicable),

Also not later than at the 5th (fifth) business day prior to the repayment of the coupon in come in addition to the information regarding the individual persons-non-residents of the Russian Federation and legal entitys-non-residents of the Russian Federation, who are the Bonds holders listed in the List of holders and / or nominal Bonds holders, the nominal holder is obliged to submit the following documents to the NDC required for the application of the related taxation rates for the purpose of taxation of incomes from the bonds;

a) In case the Bonds holder is the individual person the additional information is provided:

– official approval that the individual person is the resident of the state with which the Russian Federation has concluded the agreement valued during the related taxation period (or its part) on avoidance of double taxation;

– The official approval that the foreign individual person has lived more than 183 days on the territory of the RF (notarized copy of the certificate on registration of this individual person at the tax authorities of the Russian Federation) and that the person is a taxation resident of the RF for the purpose of the taxation of income.

b) In case the Bonds holder is the individual person the additional information is provided:

– Approval that the legal entity-nonresident has permanent location in the country with which the Russian Federation has an international agreement on the taxation issue (in case of conclusion), which has to be certified by a competent authority of the relevant foreign country. In case of the mentioned above approval is provided in a foreign language, the translation into Russian language is to be provided as well.

c) in case the return on bonds receiver is a permanent reprovideative of a legal entity-non-resident:

– a notarized copy of the certificate on registration at the tax authorities of the Russian Federation arranged not earlier than in the prior taxation period (if the paid income is related to the permanent reprovideative of the income receiver in the RF).

d) In case of repayment to Russian citizens living outside the territory of the Russian Federation, the nominal holder – depositor of the NDC – is to provide to the NDC, having requested it from such Russian citizen, the application written in arbitrary shape on admittance of the citizen’s taxation status of a non-resident at the repayment date under the article 207 of the Tax Code of the Russian Federation.

In case of the said documents are not provided or not provided on time the Issuer has no responsibilities to the holders for failure to apply the related taxation rates.

Bonds holders, their authorized reprovideatives, including the depositors of the NDC, are obliged to provide on time the required information to the NDC and monitor the completeness and relevance of the data provideed to the NDC; they are responsible for all risks concerning the failure to provide the data or to provide the data on time.

In case of failure to provide the data or to provide the data on time to the NDC, the fulfillment of such obligation is performed by the person, who required fulfilling the obligations and who is the Bonds holder as of the date such request was made.

In such case the Issuer’s obligations on bonds are fulfilled under the data of the NDC, providing that the Issuer’s obligations are considered fulfilled in full order and properly. The Issuer has the right to require the confirmation of such data on the rights for bonds in cases provided for in the agreement with the NDC. In case the data provided by the holder or nominal holder or given details of bank account and other data from the NDC necessary for the Issuer to fulfill the obligations on bond, do not allow the Paying Agent to transfer the monetary resources, such delay is not considered a delay in meeting the obligations, and the Bonds holder has not right to demand interest accrual or any other compensation for such a delay in repayments

The Issuer transfers necessary monetary resources to the accounts of the Paying Agent of the credit entity provided by the Paying Agent in terms and order under the agreement signed between the Issuer and the Paying Agent.

Under the List of holders and / or nominal Bonds holders provided by the depository bank the Paying Agent calculates the sum for repayment for each person listed in the List of holders and / or nominal Bonds holders.

At the coupon income repayment date the Paying Agent transfers the related monetary resources to the accounts of persons authorized to receive return on bonds and listed in the List of holders and / or nominal Bonds holders.

In case one person is entitled to receive the bonds redemption sums from several Bonds holders then such a person receives the whole sum without breakdown into each Bonds holder. Nominal Bonds holders who do not hold the bonds are to transfer the monetary resources they received for the bonds redemption to the Bonds holders under the procedure provided by the agreement between the nominal Bonds holder and the Bonds holder.

The Issuer’s liabilities on the coupon income repayment are considered fulfilled from the date of writting off the relevant sums from the Paying Agent correspondent bank account.

2. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the second coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

3. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the third coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

4. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the fourth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

5. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the fifth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

6. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the sixth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

7. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the seventh coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

8. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the eighth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

9. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the nineth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

10. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the tenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

11. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the eleventh coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

12. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the twelfth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

13. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the thirteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

14. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the fourteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

15. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the fifteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

16. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the sixteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

17. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the seventeenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

18. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the eighteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

19. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the nineteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

20. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The List of holders and / or nominal Bonds holders compiled in order to redeem the bonds shall be used for the purpose of income repayment for the twentieth coupon.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the twentieth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

The income on the twentieth coupon is paid together with the redemption of the nominal value of the bonds.

2. Class, category (type), form and other identification attributes of securities: Documentary inconvertible interest-bearing bonds payable to bearer with obligatory centralized storage, series 02, with an option for early redemption at the request of the owners and at the discretion of the Issuer (hereinafter – Bonds).

State registration number of the securities issue and date of the state registration: 4-01-55038-E as of 23.09.2010

Date of the state registration of the report on the results of the equity securities issue: 31.05.2011, notices on results of the securities issue were provideed to the FSFM of Russia (the Federal Service for Financial Markets)

Name of the registering authority which performed state registration of the securities issue: FSFM of Russia.

Quantity of securities (shares) 5,000,000 shares.

The nominal value of each emitted security: 1,000 rubles per share.

Volume of the securities issue by nominal value: 5,000,000,000 rubles

Rights conferred by each security of the issue

P. 7.3. Resolution of issue of JSC RusHydro Bonds:

Each bond of the issue confers equal rights to its holder.

The documents certificating the rights conferred by Bond are the Bond Certificate and the Resolution of Securities Issue.

1. The Bonds holder has the right to obtain its nominal value after the repayment for the bond in timeline provided for in the Resolution on the Issue of Securities and Prospectus of Bonds.

2. The Bonds holder has the right to obtain a coupon income (as a percentage from the nominal value of the Bond) on the end date of coupon period, the procedure for calculation of the amount of which is stated in Clause 9.3 of the Resolution on the Issue of Securities, Clause 9.1.2 of the Prospectus of the Securities, and the terms of repayment are stated in Clause 9.4 of the Resolution on the Issue of Securities, Clause 9.1.2 of the Prospectus of the Bonds.

3. The Bonds holder has the right for return of the investment funds in case the issue of Bonds is invalidated or voided under the Laws of the Russian Federation

4. The Bonds holder has the right to require the acquisition of the bonds by the Issuer in cases provided and under the Resolution on bonds issue and the Prospectus of Bonds.

5. The Bonds holder has the right to demand an early bonds redemption and repayment of its accumulated coupon income calculated on the date of fulfillment of obligations for early redemption in the following cases:

1) a delay of more than 7 (seven) days in the Issuer’s fulfillment of obligations to pay coupon income from the repayment date of the corresponding coupon income established in accordance with the Resolution on bonds issue and the Prospectus of Bonds;

2) a delay of more than 7 (seven) days in the Issuer’s fulfillment of obligations to pay coupon income for any of Issuer’s bonds issued by the Issuer on the territory of the Russian Federation from the repayment date of corresponding coupon income established in accordance with the Resolution on bonds issue and the Prospectus of Bonds;

3) the Issuer’s declaration on inability to fulfill financial obligations in terms of bonds or in terms of other bonds issued by the Issuer on the territory of the Russian Federation;

4) a delay of more than 30 (thirty) days in the Issuer’s fulfillment of obligations to redeem (including early redemption) of any bonds issued by the Issuer on the territory of the Russian Federation;

5) providement of the Issuer’s other bonds and / or bonds secured by the Issuer’s guarantee at owners’ request including without limitation ruble, currency and euro bonds both already placed and pending to be placed in the future (acquisition of any Issuer’s outstanding bonds under an agreement with their holders and / or at Bonds holders’ request with a possibility for their further circulation does not implicate the right to demand early redemption);

6) delisting of bonds at all stock exchange markets that included such Bonds in their quotation lists provided that such Bonds were preliminary included in the quotation list “B” at any stock exchange market.

The Bonds holder has the right to demand an early bonds redemption and, therefore, to demand a refund of the Bond nominal value and repayment of its accumulated coupon income calculated under Clause 9.3 of the Resolution of bond issue and Clause 9.1.2 of the Prospectus of Bonds, from the moment of disclosure of information on early redemption on the news line or from the date, on which the Bonds holders have learnt or shall learn about this forthcoming event.

6. The Bonds holder has the right to sell or otherwise alienate the Bonds.

The Bonds holder who acquired the Bonds at the first offer has no right to trade the Bonds until they are fully repaid and a notice on bond issue results is submitted to the registering authority under the Laws of the Russian Federation.

All indebtedness of the Issuer on bonds of the issue will be legally equal and obligatory to be repaid.

Above the mentioned rights the Bonds holder has the right to exercise other rights provided for under the Laws of the Russian Federation.

Full and brief name and location of a depository bank which provides centralized storage, number, date of issue and terms of depository bank’s license for its activity, the authority which issued the said license.

Full name of a depository: Non-Banking Credit Institution Closed Joint Stock Company National Clearing Depository (nominee holder)

Brief name: NBCI CJSC NCD

Location: Moscow, Sredniy Kislovskiy Pereulok (Lane), 1/13, build. 8

License No. 177-12042-000100 of a securities market professional participant for depositary business issued on 19.02.2009 by the FCSM of Russia. The license validity term is not limited.

Procedure and terms of redemption of securities of the issue:

Bonds redemption and income repayments are made with monetary assets in currency of the Russian Federation using an electronic repayment for settlement in favor of the Bonds holders. A possibility for the Bonds holders to select the bonds redemption method is not provided.

Term (maturity date) of bonds redemption:

Bonds maturity date: the 3,640-th (Three thousand six hundred and fortieth) day as of the starting date of the Bonds issue placement (hereinafter “maturity date”) – 12.04.2021.

If the bond maturity date is due on a legal public holiday or weekend – regardless of whether it will be a state public holiday or day-off for settlement operations – then a due sum will be paid on the first working day following such a holiday or day-off. A Bonds holder does not have a right to demand interest accrual or any other compensation for such a delay in repayments.

The commencement and end dates of bonds redemption coincide.

Date (procedure of date settlement) for forming the list of Bonds holders for the bonds redemption:

The Issuer is to fulfill the obligations on the bonds redemption under the list of Bonds holders and / or nominal Bonds holders, provideed by the NDC (hereinafter – “List of holders and / or nominal Bonds holders”)

Redemption of bonds is performed at the price of the nominal value of bonds.

The repayment of nominal value of Bonds in case of redemption is performed in rubles of the Russian Federation using an electronic repayment.

The repayment of nominal value of the Bonds is performed as follows:

The redemption of bonds is performed under the List of holders and / or nominal Bonds holders to the accounts of Bonds holders having the right to receive the bonds redemption sums as of the end of operation day of the NDC prior to the 6th (sixth) working day of maturity date (hereinafter – “Date of Compiling the List of holders and / or nominal Bonds holder”)

The redemption of the bonds nominal value is performed by the Paying Agent under the instruction of and at the expense of the Issuer.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

Other terms and procedures of bonds redemption:

Bonds redemption and repayment of coupon income is performed by the Paying Agent under the instruction and at the expense of the Issuer.

The Paying Agent for bonds redemption and paying the coupon income is Gazprombank (Open Joint Stock Company) (hereinafter – the Paying Agent).

The details of the Paying Agent are given in Clause 9.6 of the Resolution on bonds issue and Clause 9.1.2 of the Prospectus of Bonds.

The redemption of bonds is performed by monetary assets transfer to the persons in the List of holders and / or nominal Bonds holders compiled by the NDC in favor of the Bonds holders.

The Bonds holder in case he / she is non-deponent of the NDC may authorize the nominal Bonds holder – a deponent of the NDC to receive the bonds redemption sums.

It is presumed that the nominal Bonds holders – deponents of the NDC – are authorized to receive the bonds redemption sums. The depositors of the NDC, who are not authorized to receive the bonds redemption sums of the 5th (fifth) working day prior to the maturity date, shall give the list of Bonds holders with all details given in the List of holders and / or nominal Bonds holders to the NDC.

In case the rights of the Bonds holder are considered by the nominal Bonds holder and the nominal Bonds holder is authorized to receive the bonds redemption sums, the person who is authorized to receive the bonds redemption sums is considered the nominal Bonds holder.

In case the rights of the Bonds holder are not considered by the nominal Bonds holder and the nominal Bonds holder is authorized to receive the bonds redemption sums, the person who is authorized to receive the bonds redemption sums is considered the holder.

Not later than the 3rd (third) working day prior to the Maturity date in order to perform the redemption procedure the NDC provides the list of holders and / or nominal Bonds holders compiled on the Date of Compiling the List of holders and / or nominal Bonds holders to the Issuer or / and the Paying Agent including the following data:

a) Full name (Surname, Name, Patronymic of the holder – for an individual person) of a person authorized to receive the bonds redemption sums.

b) the quantity of bonds on the depository bank’s account of the person authorized to receive the bonds redemption sums;

c) location and address of the person authorized to receive the bonds redemption sums;

d) name and details of bank account of the person authorized to receive the bonds redemption sums, as follows:

•	Account No.

•	Bank name (with the city) where the account is opened;

•	correspondent account of the bank where the account is opened;

•	bank identification code of the bank where the account is opened.

e) taxpayer identity number (INN) of the person authorized to receive the bonds redemption sums;

f) taxation status of the person authorized to receive the bonds redemption sums (resident, non-resident with permanent reprovideative office in the Russian Federation, non-resident without reprovideative office in the Russian Federation and etc.);

g) code of registration of the person authorized to receive the bonds redemption sums.

If there are individual or legal persons–non residents of the Russian Federation among the Bonds holders the nominal Bonds holder shall provide to the NDC instead of the mentioned above information and the NDC shall include into the List of holders and / or nominal Bonds holders for repayment the redemption sum the following information regarding the individual and legal persons – non-residents of the Russian Federation who hold the bonds notwithstanding the rights of the nominal holder to receive or not the bonds redemption sums.

•	Full name / Surname, Name, Patronymic of the Bonds holder;

•	Quantity of bonds hold by the Bonds holder;

•	Full name of the person authorized to receive bonds redemption sums;

•	Location (or registration – for individual persons) and address including post code of the Bonds holder;

•	bank account details of the person authorized to receive bonds redemption sums;

•	Taxpayer identification number of the Bonds holder;

•	Taxation status of the Bonds holder;

In case the Bonds holder is the legal person-non-resident the additional information is provided:

•	Code of foreign organization (CFO) – if applicable;

b) In case the Bonds holder is the individual person the additional information is provided:

•	Type, number, date and place of issue of the document of the holder, name of the authority issued the document;

•	Date, moth and year of birth of the holder;

•	Place of registration and address of the holder, including post code;

•	Number of state pension insurance certificate of the holder (if applicable),

Bonds holders, their authorized reprovideatives, including the depositors of the NDC, are obliged to provide on time the required information to the NDC and monitor the completeness and relevance of the data provideed to the NDC; they are responsible for all risks concerning the failure to provide the data or to provide the data on time.

In case of failure to provide the data or to provide the data on time to the NDC, the fulfillment of such obligation is performed by the person who required fulfilling the obligations and who is the Bonds holder as of the date such request was made.

In such case the Issuer’s obligations on bonds are fulfilled under the data of the NDC, providing that the Issuer’s obligations are considered fulfilled in full order and properly. The Issuer has the right to require the confirmation of such data on the rights for bonds in cases provided for in the agreement with the NDC. In case the data provided by the holder or nominal holder or given details of bank account and other data from the NDC necessary for the Issuer to fulfill the obligations on bond, do not allow the Paying Agent to transfer the monetary resources, such delay is not considered a delay in meeting the obligations, and the Bonds holder has not right to demand interest accrual or any other compensation for such a delay in repayments

The Issuer transfers necessary monetary assets to the accounts of the Paying Agent of the credit entity provided by the Paying Agent in terms and order under the agreement signed between the Issuer and the Paying Agent.

The Paying Agent calculates the sums to be paid to each holder and / or nominal Bonds holder authorized to receive the bonds redemption sums under the List of holders and / or nominal Bonds holders.

On the Maturity date a the Paying Agent transfers necessary monetary assets to the accounts of persons having a right to receive bonds redemption sums in favor of Bonds holders specified in the list of owners and / or nominal Bonds holders.

In case one person is entitled to receive the bonds redemption sums from several Bonds holders then such a person receives the whole sum without breakdown into each Bonds holder. Nominal Bonds holders who are not the Bonds holders are to transfer the monetary funds they received for the bonds redemption to the Bonds holders under the procedure provided by the agreement between the nominal Bonds holder and the Bonds holder.

The Issuer’s liabilities on the bonds redemption are considered fulfilled from the date of writting off the relevant sums from the Paying Agent correspondent bank account.

The bonds are redeemed at the price of the nominal value. The coupon income for the last coupon period is paid while bonds redemption. Bond repayments when redeemed as well as their yield repayments are made in rubles of the Russian Federation using the electronic repayment procedure.

The bonds are written off from the account of the depository bank after the Issuer fulfilled all obligations to the Bonds holders on repayment of the nominal value of the bonds and coupon income for the last coupon period not later than 2 (two) working days from the date of the Paying Agent had fulfilled its obligations on bonds redemption and repayment of coupon income for the last coupon period.

The redemption of the Certificate is performed after all bonds of holders and nominal Bonds holders of the NDC are written off from the accounts of the depository bank.

The early redemption of bonds is provided upon request of the holders and at the discretion of the Issuer.

The early redemption of bonds is provided only after the state registration of the report on the results of the bonds issue and submission of a notice on bond issue results to the registering authority. The Issuer may not reissue the early redeemed bonds.

The size of percentage (coupon) return on bonds, procedure and terms of repayment:

The rate value of the first coupon in 8 % of annual interest. The rates for second – ten coupons are considered equal to the rate of the first coupon (Order of the Chairman of Management Board of JSC RusHydro No. 365 as of 21.04.2011).

The size of income and the order of its calculation including the income for each coupon paid or the order of its calculation:

The return on bonds is considered accumulated coupon income for each coupon period. The bonds have twenty coupon periods: Each coupon period is considered equal to 182 (one hundred and eighty two) days.

The size of percentage (coupon) for each coupon period is stated by the authorized management entity of the Issuer in percents per year from the nominal value of the bonds with an accuracy of down to one hundredth percentage.

The management entity of the Issuer, authorized to take the Resolution on the size of the percentage (coupon) on bonds or the order of its calculation by formulae with variables which values shall not be changed at Issuer’s discretion, is the sole executive authority of the Issuer.

The order of income calculation paid for each coupon:

The calculation of sum for a bond for each coupon is performed under the following formulae:

= Cj*Nom*(T(j) – T(j -1)) / 365 / 100%,

Where,

j – ordinal number of the coupon period, j = 1-20;

– the size of the coupon income for each bond (rubl.);

Nom is a nominal value of one bond, rub.;

Cj – the size of percentage rate of j-coupon, in percents per year;

T(j -1) – date of the j-coupon period;

T(j) – date of the end of the j-coupon period;

The size of the coupon income for each coupon for a bond is calculated with an accuracy of down to one kopek. Figures are rounded off in accordance with mathematic round-off rules. In this case the mathematical round-off rules shall be understood to mean a round-off method, which does not change the value of a whole kopek (whole kopeks) if the first figure located after the rounded off one is within a range of 0 to 4 (inclusive) and it increases per unit if the first the first figure located after the rounded off one is within a range of 5 to 9 (inclusive).

If the bond Maturity date for any of the twenty coupons is due on a legal public holiday or weekend – regardless of whether it will be a state public holiday or day-off for settlement operations – then the due sum will be paid on the first working day following such a holiday or day-off. A Bonds holder does not have a right to demand interest accrual or any other compensation for such a delay in repayments.

The order of calculation the size of percentage rate of coupons, beginning from the second coupon:

Provided that after the announcement of the rates and the order of the coupon rates calculation there will be left the bonds with no rates and no order of calculation of the rate of at least one of the ordinal coupons, then together with the announcement on the rates or the order of the i-coupon rate calculations and other related coupons the Issuer is obliged to secure the right of the Bonds holders to request from the Issuer the acquisition of bond at the price equal to 100 (one hundred) percent of the nominal value with no consideration of the accumulated coupon income which is to be paid to the bond seller in addition to acquisition price in the last 5 (Five) days of k-coupon period (if the Issuer calculated the rate for only i-coupon, then i = k).

The information on the defined rates or the order of the coupon rates calculation after state registration of the report on bond issue results or submission of a notice on bond issue results to the registering authority beginning from the second coupon is provided to the prospective subscribers by giving material fact notices not later than 5 (Five) calendar days from the date of the beginning of the i-coupon bond period and at the following periods of time from the date of taking the Resolution on the percentage rate (rates) or the order of coupon rate (rates) calculation:

•	in the news bulletin (Interfax) – not later than 1 (one) day;

•	On the Issuer’s Internet page at www.rushydro.ru – not later than 2 days.

The Issuer is to inform the Exchange about the given percentage rates or the order of the rates calculation not later than 5 (Five) days from the beginning of the coupon period prior to the coupon period where the percentage rate is calculated after the state registration of the securities issue results and submission of the notice on the securities issue results to the registering authority.

The order of the return on bonds repayment:

The return on bonds repayment is made with monetary assets in currency of the Russian Federation using an electronic repayment

The redemption of the bonds nominal value is performed by the Paying Agent under the instruction of and at the expense of the Issuer.

The date of the obligation on the income repayment on the Issuer’s securities fulfillment:

First coupon 24.10.2011;

Second coupon 23.04.2012;

Third coupon 22.10.2012;

Forth coupon 22.04.2013;

Fifth coupon 21.10.2013;

Sixth coupon 21.04.2014;

Seventh coupon 20.10.2014;

Eighth coupon 20.04.2015;

Ninth coupon 19.10.2015;

Tenth coupon 18.04.2016;

Eleventh coupon 17.10.2016

Twelfth coupon 17.04.2017

Thirteenth coupon 16.10.2017

Fourteenth coupon 16.04.2018

Fifteenth coupon 15.10.2018

Sixteenth coupon 15.04.2019

Seventeenth coupon 14.10.2019

Eighteenth coupon 13.04.2020

Nineteenth coupon 12.10.2020

Twentieth coupon 12.04.2021

The income on the twentieth coupon is paid together with the redemption of the nominal value of the bonds.

If the date of the repayment of coupon income is due on a legal public holiday or weekend – regardless of whether it will be a state public holiday or day-off for settlement operations – then the due sum will be paid on the first working day following such a holiday or day-off. A Bonds holder does not have a right to demand interest accrual or any other compensation for such a delay in repayments.

1 coupon

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The Issuer is to fulfill the obligations on the bonds redemption under the List of Bonds holders and / or nominal Bonds holders, provideed by the NDC (hereinafter – “List of holders and / or nominal Bonds holders”)

The income repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds (hereinafter – “Date of compiling the list of holders and / or nominal Bonds holders”)

The Bonds holder in case he / she is non-deponent of the NDC may authorize the nominal Bonds holder – a deponent of the NDC to receive the bonds redemption sums.

It is presumed that the nominal holders – depositors of the NDC – are authorized to receive the monetary assets for the coupon income repayment. The depositors of the NDC, who are not authorized to receive the coupon income of the 5th (fifth) working day prior to the repayment date, shall give the list of Bonds holders with all details given in the List of holders and / or nominal Bonds holders to the NDC.

In case the rights of the Bonds holder are considered by the nominal Bonds holder and the nominal Bonds holder is authorized to receive the coupon income, the person who is authorized to receive the coupon income is considered the nominal Bonds holder.

In case the rights of the Bonds holder are not considered by the nominal Bonds holder and the nominal Bonds holder is authorized to receive the coupon income, the person who is authorized to receive the coupon income is considered the Bonds holder.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

Not later than the 3rd (third) business day from the date of the return on bonds repayment the NDC provides the Issuer and / or the Paying Agent the List of holders and / or the bond nominal holders which includes the following data:

a) full name (Surname, Name, Patronymic of the holder – for an individual person) of a person authorized to receive the return on bonds sum.

b) the quality of bonds on the depository bank’s account of the person authorized to receive the return on bonds sum;

c) location and address of the person authorized to receive the return on bonds sum;

d) name and details of bank account of the person authorized to receive the return on bonds sum, as follows:

Account No.

– Bank name (with the city) where the account is opened;

– Correspondent account of the bank where the account is opened;

– Bank identification code of the bank where the account is opened.

e) taxpayer identity number of the person authorized to receive the return on bonds sum;

f) taxation status of the person authorized to receive the return on bonds sum (resident, non-resident with permanent reprovideative office in the Russian Federation, non-resident without reprovideative office in the Russian Federation and etc.);

g) code of registration of the person authorized to receive the return on bonds sum.

If there are individual or legal persons – non residents of the Russian Federation among the Bonds holders the nominal Bonds holder shall provide to the NDC instead of the mentioned above information and the NDC shall include into the List of holders and / or nominal Bonds holders for repayment the coupon income the following information regarding the individual and legal persons– non-residents of the Russian Federation who hold the bonds notwithstanding the rights of the nominal holder to receive or not the coupon income sums.

– Full name / Surname, Name, Patronymic of the Bonds holder;

– Quantity of bonds hold by the Bonds holder;

– Location (or registration – for individual persons) and address including post code of the Bonds holder;

– bank account details of the person authorized to receive bonds redemption sums;

– Taxpayer identification number of the Bonds holder;

– Taxation status of the Bonds holder;

as well as

a) In case the Bonds holder is the legal person-non-resident the additional information is provided:

– code of foreign organization (CFO) – if applicable;

b) In case the Bonds holder is the individual person the additional information is provided:

Type, number, date and place of issue of the document of the holder, name of the authority issued the document;

Place of registration and address of the holder, including post code;

Date, month and year of birth of the holder;

number of state pension insurance certificate of the holder (if applicable),

Also not later than at the 5th (fifth) business day prior to the repayment of the coupon in come in addition to the information regarding the individual persons-non-residents of the Russian Federation and legal persons-non-residents of the Russian Federation, who are the Bonds holders listed in the List of holders and / or nominal Bonds holders, the nominal holder is obliged to submit the following documents to the NDC required for the application of the related taxation rates for the purpose of taxation of incomes from the bonds;

a) In case the Bonds holder is the individual person the additional information is provided:

– official approval that the individual person is the resident of the state with which the Russian Federation has concluded the agreement valued during the related taxation period (or its part) on avoidance of double taxation;

– The official approval that the foreign individual person has lived more than 183 days on the territory of the RF (notarized copy of the certificate on registration of this individual person at the tax authorities of the Russian Federation) and that the person is a taxation resident of the RF for the purpose of the taxation of income.

b) In case the Bonds holder is the individual person the additional information is provided:

– Approval that the legal entity-nonresident has permanent location in the country with which the Russian Federation has an international agreement on the taxation issue (in case of conclusion), which has to be certified by a competent authority of the relevant foreign country. In case of the mentioned above approval is provided in a foreign language, the translation into Russian language is to be provided as well.

c) in case the return on bonds receiver is a permanent reprovideative of a legal entity-non-resident:

– a notarized copy of the certificate on registration at the tax authorities of the Russian Federation arranged not earlier than in the prior taxation period (if the paid income is related to the permanent reprovideative of the income receiver in the RF).

d) In case of repayment to Russian citizens living outside the territory of the Russian Federation, the nominal holder – depositor of the NDC – is to provide to the NDC, having requested it from such Russian citizen, the application written in arbitrary shape on admittance of the citizen’s taxation status of a non-resident at the repayment date under the article 207 of the Tax Code of the Russian Federation.

In case of the said documents are not provided or not provided on time the Issuer has no responsibilities to the holders for failure to apply the related taxation rates.

Bonds holders, their authorized reprovideatives, including the depositors of the NDC, are obliged to provide on time the required information to the NDC and monitor the completeness and relevance of the data provideed to the NDC; they are responsible for all risks concerning the failure to provide the data or to provide the data on time.

In case of failure to provide the data or to provide the data on time to the NDC, the fulfillment of such obligation is performed by the person, who required fulfilling the obligations and who is the Bonds holder as of the date such request was made.

In such case the Issuer’s obligations on bonds are fulfilled under the data of the NDC, providing that the Issuer’s obligations are considered fulfilled in full order and properly. The Issuer has the right to require the confirmation of such data on the rights for bonds in cases provided for in the agreement with the NDC. In case the data provided by the holder or nominal holder or given details of bank account and other data from the NDC necessary for the Issuer to fulfill the obligations on bond, do not allow the Paying Agent to transfer the monetary resources, such delay is not considered a delay in meeting the obligations, and the Bonds holder has not right to demand interest accrual or any other compensation for such a delay in repayments

The Issuer transfers necessary monetary assets to the accounts of the Paying Agent of the credit entity provided by the Paying Agent in terms and order under the agreement signed between the Issuer and The Paying Agent.

Under the List of holders and / or nominal Bonds holders provided by the depository bank, the Paying Agent calculates the sum for repayment for each person listed in the List of holders and / or nominal Bonds holders.

At the coupon income repayment date the Paying Agent transfers the related monetary resources to the accounts of persons authorized to receive return on bonds and listed in the List of holders and / or nominal Bonds holders.

In case one person is entitled to receive the bonds redemption sums from several Bonds holders then such a person receives the whole sum without breakdown into each Bonds holder. Nominal Bonds holders who do not hold the bonds are to transfer the monetary resources they received for the bonds redemption to the Bonds holders under the procedure provided by the agreement between the nominal Bonds holder and the Bonds holder.

The Issuer’s liabilities on the coupon income repayment are considered fulfilled from the date of writting off the relevant sums from the Paying Agent correspondent bank account.

2. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the second coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

3. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the third coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

4. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the fourth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

5. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the fifth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

6. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the sixth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

7. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the seventh coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

8. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the eighth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

9. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the ninth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

10. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the tenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

11. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the eleventh coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

12. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the twelfth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

13. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the thirteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

14. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the fourteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

15. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the fifteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

16. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the sixteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

17. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the seventeenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

18. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the eighteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

19. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the nineteenth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

20. Coupon:

Date of compiling the list of Bonds holders for repayment of the coupon income (percentage):

The return on bonds repayment is made in favor of the Bonds holders who hold the bonds at the end of the operation day of the NDC prior to the 6th (sixth) working day before the maturity date of return on bonds.

The fulfillment of obligations to the holder listed in the List of holders and / or nominal Bonds holders is acknowledge full in case of alienation of bonds after the Date of Compiling the List of holders and / or nominal Bonds holder.

The List of holders and / or nominal Bonds holders compiled in order to redeem the bonds shall be used for the purpose of income repayment for the twentieth coupon.

The order of coupon (percentage) income repayment:

The order of the coupon (percentage) income repayment for the twentieth coupon is equal to the order of the coupon (percentage) income repayment for the first bond coupon.

The income on the twentieth coupon is paid together with the redemption of the nominal value of the bonds.

10.3.3. Information on issue, the Issuer’s Liabilities on the default securities

Issue, the Issuer’s Liabilities on the default securities

10.4. Information on the person persons) having provided a security for the bonds of the issue

Such information shall not be provided as the Issuer did not place bonds with a security.

10.5. Terms for Securing the Fulfillment of Obligations on the Bonds of the Issue

Such information shall not be provided as the Issuer did not place bonds with a security.

10.6. Information on Organizations Maintaining the Register of Rights to the Issued Securities of the Issuer

The person maintaining the Register of Holders of the Nominal Securities by Resolution of the Company Board of Directors (Minutes No. 109 dated October 15, 2010) is as follows:

Full company’s name: Open Joint Stock Company Registrar R.O.S.T.

JSC Registrar R.O.S.T.

Location: Moscow, Stromynka str., 18, build. 13.

License for keeping the Register of Issued Securities:

License number: No. 10-000-1-00264

Date of issue: 03.12.2002

Validity term: unlimited

Issuing authority: Federal Commission for Securities Market

Postal address: 107996, Moscow, Stromynka str., 18, PB 9.

Telephone, fax: Tel. (495) 771-73-35, 495771-73 fax.

URL address: www.rrost.com

Other information on the Register of the Holders of the Issuer’s Registered Securities, as may be specified by the Issuer at its own discretion: none

Documentary inconvertible interest-bearing bonds payable to bearer with obligatory centralized storage, series 01, with an option for early redemption at the request of the owners and at the discretion of the Issuer, as well as documentary inconvertible interest-bearing bonds payable to bearer with obligatory centralized storage, series 02, with an option for early redemption at the request of the owners and at the discretion of the Issuer are in the circulation.

Full company’s name: Non-Banking Credit Institution Closed Joint Stock Company National Clearing Depository (nominee holder)

Abbreviated company’s name: NBCI CJSC NCD

Location: 125009, Moscow, Sredniy Kislovskiy Pereulok (Lane), 1/13, build. 8

License No. 177-12042-000100 of a securities market professional participant for depositary business issued on 19.02.2009 by the FCSM of Russia. The license validity term is not limited.

10.7. Information on Legislative Acts Regulating the Issues of Import and Export of Capital That May Affect repayment of Dividends, Interest and Other Amounts to Non-residents

The list of statutory acts regulating dividends, including those regulating repayments effected to non-residents:

1. The Civil Code of the Russian Federation (Part One) dated 30.11.1994 No. 51-FL;

2. Tax Code of the Russian Federation (Part One) dated 31.07.1998 No. 146-FL;

3. Tax Code of the Russian Federation (Part Two) dated 05.08.2000 No. 117-FL (Articles 207, 208, 215, 224, 284, 310, 312);

4. Federal Law “On State Regulation of Tariffs for Electric and Thermal Power in the Russian Federation” dated 14.04.1995 No. 41-FL;

5. Federal Law “On Joint Stock Companies” dated 25.12.1995 No. 208-FL (Articles 42, 43);

6. Federal Law “On Securities Market” dated 22.04.1996 No. 39-FL;

7. Federal Law “On Protection of Rights and Legal Interests of Investors in the Securities Market” dated 05.03.1999 No. 46-FL;

8. Federal Law dated 07.08.2001 No. 115-FL “On Fighting Money Laundering and Financing of Terrorism”;

9. Federal Law “On Legal Status of Foreign Subjects in the Russian Federation” dated 25.07.2002 No. 115-FL;

10. Federal Law “On Insolvency (Bankruptcy)” dated 26.10.2002 No. 127-FL;

11. Federal Law “On Exchange Control and Currency Exchange Regulation” dated 10.12.2003,173-FL;

12. Federal Law “On Amending Separate Legislative Acts of the Russian Federation on regulations of dividends repayment (distribution of profits)” dated 28.12.10 No. 409-FL;

13. The Order of the Federal Commission for Securities of Russia dated 02.10.1997 No. 27 “On Approval of the Regulations of Maintaining Registers of Holders of Registered Securities”;

14. The Order of the Plenum of the Supreme Arbitration Court of the Russian Federation dated 18.11.2003 No. 19 “On Some Issues Related to Application of the Federal Law “On Joint Stock Companies” (Clause 15);

15. Intergovernmental agreements for avoidance of double taxation (concerning taxes on incomes, property, and for prevention of tax evasion with regards to taxes on incomes and property)

10.8. Description of the Procedure for Taxation of Incomes Derived from the Issuer’s Securities Placed / to Be Placed

Taxation of incomes from the Issuer’s securities placed / to be placed is regulated by the Tax Code of the Russian Federation (hereinafter referred to as the TC) and by other statutory acts of the Russian Federation adopted under the Tax Code of the Russian Federation.

TAX RATES

Type of income	Legal entities		Individuals
	Residents	Non-residents	Residents	Non-residents
Coupon income	20% (including: federal budget: budget of the RF subject:	20%	13%	30%
Income from sale of securities	20% (including: federal budget: budget of the RF subject:	20%	13%	30%
Dividend income	9% *	15%	9%	15%

*	or 0 % on the incomes derived by Russian entities in the form of dividends, therewith provided that as of the date of the Resolution adopted on dividends to be paid, the entity which receives the dividends owns during at least 365 calendar consecutive days at least 50 percent of contribution (share) in the authorized (share) capital (fund) of the dividends paying entity, or the depositary receipts entitling the holder to receive dividends, in the amount equivalent to at least 50 percent of the total amount of dividends paid by the entity, and under condition that the acquisition cost and (or) cost of title under the RF laws to the contribution (share) in the authorized (share) capital (fund) of the entity paying dividends, or of depositary receipts entitling the holder to receive dividends, exceeds 500 million rubles.

PROCEDURE OF TAXATION OF INDIVIDUALS

Type of tax: individual income tax (NDFL).

Incomes derived from sources in the Russian Federation include:

dividends and interest received from a Russian organization, and also interest received from a Russian individual entrepreneur and (or) a foreign entity in connection with activities of its permanent establishment in the Russian Federation;

incomes from sales in the Russian Federation of shares, other securities, including participatory interest in authorized capital of organizations.

Tax base.

For the purpose of assessing the tax base all incomes of a taxpayer derived by the taxpayer both in cash and in specie, the effective right of the taxpayer to dispose of such incomes and incomes in the form of material benefit shall be taken into account.

A taxpayer’s income derived in the form of a material benefit shall be understood as a material benefit received from purchase of securities. Where a taxpayer derives a material benefit from purchase of securities, the tax base shall be calculated as an excess of the market value of securities, financial instruments on forward transactions over the amount of the taxpayer’s actual expenses for their purchase.

The market value of securities traded in the formal market of securities shall be calculated on the basis of their market price with allowance for the limited boundary of its fluctuations.

The market value of the securities which are not traded in the formal market of securities shall be calculated on the basis of the market price with allowance for the limited boundary of its fluctuations.

The procedure for calculation of the market price of securities, estimated price of securities, and also the procedure for calculating the limited boundary of the market price fluctuations shall be established by the federal executive authority for securities market in coordination with the Ministry of Finance of the Russian Federation.

For the purpose of calculating the tax base for incomes derived from securities trading it is necessary to take into account the incomes derived from the following transactions:

with securities traded in the formal market of securities;

with securities which are not traded in the formal market of securities.

Securities traded in the formal market of securities include, inter alia, securities admitted to trade organizes by the Russian organizer of trade in the securities market, including trade at a stock exchange. The said securities are referred to the securities traded in the formal market of securities if the market quotation for securities is calculated on the basis of such securities. Market quotation of securities is understood to be:

1) a weighted average price of securities on transactions effected within one trade day through the Russian organizer of trade in the securities market, including a stock exchange – for securities admitted for trade of such organizer of trade in securities market and at a stock exchange;

2) a closing price for a security calculated by a foreign stock exchange on transactions effected during one trade day through such exchange – for securities admitted for trade at a foreign stock exchange.

Securities for the purposes of taxation of individuals incomes shall be also recognized to be sold (purchased) in case of terminated taxpayer’s obligations to transfer (to accept) the appropriate securities by offsetting counter homogeneous claims, inter alia, in case of clearing transactions under the laws of the Russian Federation.

Homogeneous claims shall be understood as claims for transfer of securities of a single Issuer, having an equal scope of rights, referred to a common class, category (type).

Therewith the offset of counter homogeneous claims shall be confirmed according to the legislation of the Russian Federation by documents evidencing termination of obligations for transfer (acceptance) of securities, inter alia, by reports of the clearing organizations, reports of the persons engaged in broker operations, or reports by managing directors, who under the laws of the Russian Federation provide to the taxpayer the appropriate clearing, brokerage services or act as trustees for the taxpayer.

The following incomes shall be recognized as the incomes derived from transactions with securities: incomes from sale and purchase (redemption) of securities, received in the tax period.

Incomes in the form of interest (coupon, discount), received in a tax period from securities shall be included into incomes derived from transactions with securities unless otherwise provided for in Article 214.1 of the RF TC. 214.1 of the RF TC.

Incomes from transactions with securities that are traded and not traded in the formal market of securities, effected by a trustee (except for the managing company which performs trustee services in relation to property included into a mutual investment fund) to the benefit of a beneficiary who is an individual, shall be included into the beneficiary incomes from the appropriate transactions with securities.

Expenses related to transactions with securities shall be understood as expenses supported by documents and actually incurred by a taxpayer in connection with purchase, sale, custody and redemption of securities. Such expenses include:

amounts paid to the Issuer of securities in repayment for placed securities, and also the amounts paid in accordance with the agreement of purchase and sale of securities, including the amounts of coupon;

payment for services rendered by a professional market participants and by exchange intermediaries and clearing centers;

exchange duty (fee);

fee payable to persons performing services related to maintaining of register;

tax paid by a taxpayer upon receipt of securities by way of inheritance;

tax paid by a taxpayer upon receipt of shares, shares of stock as a gift in accordance with Clause 8.1 Article 217 of the RF TC; 217 of the RF TC.

Amounts of interest paid by a taxpayer on credits and loans obtained to effect transactions with securities (including interest on credits and loans for margin-related transactions), within the limits of the amounts calculated on the basis of the RF CB refinancing rate, which is applicable as of the date of the interest repayment and is increased 1.1 times – for credits and loans denominated in rubles, and at 9 % rate – for credits and loans denominated in foreign currency;

other expenses directly associated with transactions effected with securities.

Financial result of transactions with securities shall be calculated as incomes from transactions minus appropriate expenses referred above.

Therewith, expenses that can neither be directly referred to increased income from transactions with securities both traded and not traded in the formal market, nor to decrease of the appropriate type of income, shall be allocated prorate to share of each type of income.

Financial result shall be calculated for each transition and for each series of transactions with securities trading. Financial result shall be calculated upon expiry of tax period unless otherwise established by Article 214.1 of the RF TC.

A negative financial result obtained in the tax period on some particular transactions with securities decreases the financial result obtained in the tax period on series of appropriate transactions. Therewith on transactions with securities traded in the formal market of securities, the amount of negative financial result reducing the financial result on transactions with securities traded in the formal market shall be calculated with allowance for the limit of the fluctuations of the market price for securities.

The negative financial result obtained in the tax period on some particular transactions with securities that are not traded in the formal market of securities that as of the date of their purchase were referred to securities traded in the formal market of securities, may decrease the financial result obtained in the tax period on transactions with securities traded in the formal market of securities.

A negative financial result on each series of transactions with securities shall be recognized as loss. Losses from transactions with securities shall be accounted for in accordance with the procedure established in Articles 214.1 and 220.1 of the RF Tax Code.

For the purpose of sale of securities costs in the form of the purchasing cost of securities shall be recognized in the amount of the cost of the first purchased securities (FIFO).

In case the Issuer entity effected an exchange (conversion) of shares, for the purpose of sale of the shares received by the taxpayer as a result of the exchange (conversion), the taxpayer costs supported by documents shall be understood to be costs related to acquisition of shares that were owned by the taxpayer prior to their exchange (conversion).

In case of sale of shares (shares of stock, participatory interest) received by the taxpayer in case of reorganization of entity, the acquisition-related expenses shall be recognized as the cost calculated in accordance with Clauses 4–6 Articles 277 of the RF Tax Code, under condition that the taxpayer has provideed the appropriate supporting documents to evidence the costs of acquisition of shares (shares of stock, participatory interest) of the reorganized entities.

If a taxpayer has acquired on ownership basis (inter alia, received as a gift or for a partial repayment, by way of donation or inheritance) securities, for the purpose of taxation of incomes derived from transactions of purchase and sale (redemption) of securities the documented costs of purchase (acquisition) of such securities shall be recognized as the amounts on which the tax has been charged and paid upon purchase (acquisition) of the given securities, and the amount of tax paid by the taxpayer.

If upon acquisition of securities by taxpayer by way of donation or inheritance no tax is charged under Clause 18 and Clause 18.1 Article 217 of the RF TC, for the purpose of taxation of incomes from transactions of purchase and sale (redemption) of securities received by the taxpayer in the form of donation or inheritance, the documented costs of the donator (testator) for acquisition of such securities shall be also taken into account.

Amounts paid by the taxpayer for purchase of securities subject to a partial repayment of the nominal value during circulation period, shall be recognized as expenses upon such partial retirement prorate to the share of the incomes derived from the partial redemption in the total amount payable.

Tax base for a series of transactions with securities shall be recognized as a positive financial result from a series of appropriate transactions calculated for the appropriate tax period.

Tax base on each series of transactions (transactions with securities traded in the formal market and with securities that are not traded in the formal market) shall be calculated separately.

Taxpayers having incurred losses in the previous tax periods from transactions with securities traded in the formal market of securities, shall be entitled to reduce the tax base on transactions with securities traded in the formal market of securities, in the current tax period by total amount of loss incurred by them or by a part of such amount (refer the loss to future periods).

Therewith, the tax base for the current tax period shall be calculated with allowance for specifics stipulated in Articles 214.1 and 220.1 of the RF Tax Code.

The amounts of loss obtained from transactions with securities traded in the formal market of securities, when referred to future period, shall decrease the tax base of the appropriate tax periods on such transactions.

It is not allowed to carry forward the losses obtained from transactions with securities which are traded in the formal market of securities.

A taxpayer may carry forward a loss within 10 years following the tax period in which such loss was obtained.

A taxpayer may refer the amount of losses obtained in previous tax periods to a current tax period. Therewith, the loss which is not carried forward to the nearest subsequent year may be carried forward fully or partly to any one of subsequent nine years.

If a taxpayer suffered losses in more than one tax period, such losses shall be carried forward in the same sequence in which they were created.

The taxpayer shall keep the documents supporting the volume of the suffered loss throughout the whole period in which the taxpayer decreases the tax base of the current tax period by the amounts of the earlier incurred losses.

Losses shall be reflected in the accounting books in accordance with Article 220.1 of the RF TC by the taxpayer upon filing a tax return with a tax authority after expiry of the tax period.

Amounts paid under trust deed to a trustee in a form of compensation and indemnity for the expenses incurred by the trustee on the transactions effected with securities shall be recorded as expenses decreasing the incomes from the appropriate transactions. Therewith, if the trustor is not a beneficiary under the trust deed, such expenses shall be taken for calculation of the financial result solely for the beneficiary.

If under the trust deed several beneficiaries exist, then the incomes from transactions with securities effected by the trustee to the benefit of the beneficiary shall be distributed on the basis of the terms and conditions of the trust deed.

In case in the process of the trustee services being performed some transactions are effected with securities traded and (or) not traded in the formal securities market, as well as in case in the process of the trustee services being performed some types of incomes are generated (including dividends income and income in the form of interest), the tax base shall be calculated separately for transactions with securities traded and not traded in the formal market of securities, and on each type of income. Therewith, the expenses that are not directly attributable to decrease of the income from transactions with securities traded or not traded in the formal market of securities, or to decrease of the appropriate type of income, shall be distributed prorate to the share of each type of income.

A negative financial result from particular transactions with securities performed by the trustee in the tax period decreases the financial result from a series of appropriate transactions. Therewith, a financial result shall be calculated separately on transactions with securities traded in the formal market of securities, and on transactions with securities that are not traded in the formal market of securities.

The trustee shall be recognized as a tax agent in relation to the person in whose interests the trust management is performed under the trust deed.

The tax base on transactions with securities shall be calculated upon expiry of the tax period.

A tax agent (a trustee, a broker, a person who performs the transactions under the contract of commission or agency, a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC) shall calculate the taxpayer tax base on all types of incomes from transactions effected by the tax agent in favor of the taxpayer. Therewith, the trustee, the broker, or the person effecting transactions under the contract of agency or commission, a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC shall be recognized as a tax agent with regard to the amounts of tax which is not fully withheld by the Issuer of the securities, also including the cases when transactions are effected in favor of the taxpayer, and the tax base on such transactions is calculated in accordance with Articles 214.3 and 214.4 of the RF TC.

Calculation, deduction and repayment of the amount of tax shall be performed by the tax agent upon expiry of the tax period, and also prior to expiry of the tax period or before the expiry of the effective term of the trust deed.

Payment of moneys shall be understood to be repayment of an amount in cash by the tax agent to the taxpayer or to a third party upon request of the taxpayer, and also transfer of funds to the bank account of the taxpayer or to the account of the third party upon request of the taxpayer.

Payment of income in specie for the purposes of this Clause shall be understood as a transfer of securities by the tax agent to the taxpayer from a depositary account (personal account) of the tax agent of from the depositary account (personal account) of the taxpayer whose accounts the tax agent is authorized to use. Transfer of securities by the tax agent upon request of the taxpayer in connection with the transactions effected with securities by the taxpayer shall not be recognized as repayment of income in specie, if the funds on the appropriate transactions have been fully transferred to the account (also including a bank account) of the taxpayer opened with the given tax agent.

In case the tax agent transfers the funds (income in specie) prior to expiry of the tax period or prior to expiry of the effective term of the trust deed, the tax shall be charged on the tax base calculated in accordance with Article 214.1 of the RF Tax Code.

For calculation of the tax base the tax agent shall calculate the financial result for the taxpayer to whom the cash funds or the income in specie shall be paid, as of the date of repayment of income. Therewith, if the amount of cash payable to the taxpayer does not exceed the amount calculated for the taxpayer as equal to the financial result from the transactions with regard to which the trustee (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC) acts as a tax agent, the tax shall be payable on the amount of the repayment.

In case the income is paid in the specie, the amount of repayment shall be determined in the form of the actually incurred expenses that shall be supported by documents as incurred for acquisition of the securities transferred to the taxpayer.

If the amounts payable to the taxpayer exceed the amount of the financial result calculated for the taxpayer on the transactions with regard to which the trustee (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC) acts as a tax agent, the tax shall be paid on the total amount equal to the amount of financial result calculated for the given taxpayer on the transactions, on which the trustee (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC) acts as a tax agent.

Where the tax agent pays to the taxpayer amounts (income in specie) more than once within the tax period the amount of tax shall be calculated by accruing total with set-off of the earlier paid amounts of tax.

In case the taxpayer has multiple types of incomes (including the incomes taxable at different rates) from the transactions effected by the tax agent in favor of the taxpayer, the sequence for repayment of such incomes to the taxpayer in case of cash repayment (payment of income in specie) prior to the expiry of the tax period (prior to the expiry date of the trustee deed) shall be established under the agreement between the taxpayer and the tax agent.

In case it is impossible to withhold from the taxpayer the calculated amount of tax (in full or in part) the tax agent (the broker, the person effecting transactions under a contract of agency, a contract of commission or a brokerage contract in favor of the taxpayer, or some other person recognized as a tax agent under the RF TC), within a month after the occurrence of such circumstance, shall notify in writing the tax authority in the location where such person maintains its accounting books, on the impossibility to make the said deduction and on the amount of the taxpayer’s indebtedness. In such case the tax shall be paid in accordance with Article 228 of the RF TC.

Tax agents shall calculate, withhold and transfer the withheld tax from the taxpayer not later than within a month from the date of expiry of the tax period or from the date of repayment effected in money form (transfer of securities).

The deduction in the amount of the actually incurred expenses supported by documents shall be provided to the taxpayer, while the tax shall be calculated and paid by the tax agent (the broker, the trustee, the managing company performing trust management of property referred to investment mutual fund, or by some other person effecting transactions under a contract of agency, a contract of commission, a brokerage contract or under other similar agreement in favor of the taxpayer) or upon expiry of the tax period when filing a tax return with a tax authority.

Specific requirements to calculation of the tax base on REPO transactions with securities and for transactions with securities are established by Articles 214.3 and 214.4 of the RF TC, respectively.

PROCEDURE OF TAXATION OF LEGAL ENTITIES.

Type of tax: profit tax.

Incomes shall include the following:

proceeds from sale of proprietary rights (interests) (incomes from sales);

non–sale incomes in the form of interest on securities and other debt obligations and / or from participation in other entities.

Tax base.

Incomes derived by the taxpayer from sale transactions or from other disposal of securities (also from redemption of securities) shall be calculated on the basis of the selling price or price of other disposal of a security, and also on the basis of the amount of the accrued interest (coupon) yield, which is paid by the purchaser to the taxpayer, and the amount of the interest (coupon) income, which was paid to the taxpayer by the Issuer. Therewith the taxpayer’s income from sale or other disposal of securities shall not include the amounts of interest (coupon) income earlier recorded for taxation purposes.

Costs related to sale (or other disposal) of securities shall be calculated on the basis of the acquisition price of a security (including the purchasing costs), expenses related to sale of the security, amount of discounts on the settlement value of investment shares, amount of accrued interest (coupon) income paid by the taxpayer to the seller of the security. Therewith, the expenses shall not include the amounts of accrued interest (coupon) income that were earlier recorded for taxation purposes.

Securities shall also be recognized as sold (acquired) in case of termination of the taxpayer’s obligations to transfer (to accept) the appropriate securities by off-setting the counter homogeneous claims, also in case of such obligations terminated in the course of clearing transactions in accordance with the laws of the Russian Federation.

Securities shall be recognized as traded in the formal market of securities solely when all the following conditions are met:

1) if they are admitted for trade at least by one organizer of trade entitled to do so under the national laws;

2) if the information on their prices (quotations) is published in mass media outlets (including electronic media) or may be provideed by the organizer of trade or by some other authorized person to any interested party within three years after the date of the transactions effected with the securities;

3) if within the most recent three months preceding the date of the transaction effected by the taxpayer with the given securities, the market quotation was calculated on such securities, if that is provided for under the applicable legislation.

The applicable legislation shall be understood as legislation of the country in the territory of which the securities are circulated (conclusion by the taxpayer of civil-law transactions that entail a transfer of title to the securities). In cases when it is impossible to clearly establish the territory of the country where transactions with securities were effected outside of the formal market of securities, including the transactions effected via electronic trade systems, the taxpayer shall be entitled, at its own discretion and in accordance with the accounting policy adopted by the taxpayer for taxation purposes, to select the location of the seller or the purchaser of the securities.

The market quotation of the securities for taxation purposes shall be understood as the weighted average price of securities under the transactions effected during a trade day through the Russian organizer of trade in the securities market, including stock exchange – for securities admitted for trade of such organizer of trade in the securities market, such stock exchange, or the closing price of a security which is quoted by a foreign stock exchange on the transactions effected during a trading day through such exchange – for securities admitted for trade of such stock exchange. If on one and the same security transactions were effected through two and more organizers of trade the taxpayer shall be entitled to choose at its own discretion a market quotation which is set by any one of the organizers of trade. In case the weighted average price is not quoted by the organizer of trade, then for the purposes of this Chapter the weighted average price shall be a half of the amount of top and bottom prices of the transactions effected during the trading day through such organizer of trade.

The accrued interest (coupon) income shall be understood as part of the interest (coupon) income the repayment of which is provided for by the terms and conditions of the issue of such securities, to be calculated prorate to the quantity of the calendar days lapsed from the date of the issue of the security or from the date of repayment of the previous coupon income to the date of the transaction effected (the date of transfer of the securities).

The market price of the securities traded in the formal market of securities, for taxation purposes shall be recognized as the actual selling price or price of other disposal of the securities if this price is in the interval between the bottom and top prices of the transactions (interval of the prices) effected with the specified security registered by the organizer of trade in the securities market as of the effective date of the appropriate transition. In case a transaction is effected through the organizer of trade the date of transaction effected shall be understood as the date of the trade at which the appropriate transaction was concluded with the given security. In case a security is sold outside the formal market of securities, the effective date of transaction shall be the date of all material terms established for transfer of the security, i.e. the signature date of the agreement.

If transactions were effected on one and the same security on the specified date through two or several organizers of trade in securities market the taxpayer shall be entitled at its own discretion to choose the organizer of trade the values of prices interval of which will be used by the taxpayer for taxation purposes.

In case information on the prices interval is not available from the organizers of trade in the securities market as of the date of a transaction effected, the taxpayer shall take the prices interval effective for sale of such securities as per the information of the trade organizers in the securities market as of the date of the trade most recently held prior to the date of the appropriate transaction, if the trade on such securities was held by the organizer of trade at least once within the most recent three months.

If the taxpayer has complied with the aforesaid procedure, the actual selling price or the price of some other disposal of securities, which is within the interval of the prices, shall be taken for taxation purposes as a market price.

In case of sale (purchase) of the securities traded in the formal market of securities at a price below the minimal (above the maximal) price of transactions in the formal market of securities, for calculation of the financial result the minimal (maximal) price of transaction in the formal market of securities shall be taken.

For the securities which are not traded in the formal market of securities, the actual price of the transaction shall be taken for taxation purposes if such price is within the interval between the minimal and maximal prices calculated on the basis of the estimated price of the securities and the maximum price variation. A maximum price variation for securities which are not traded in the formal market of securities is established as 20 % towards increase / decrease of the estimated price of securities. In case of sale (purchase) of securities which are not traded in the formal market of securities, at a price below the minimal (above the maximal) price calculated on the basis of the estimated price of the security and the maximal variation of prices, for the purpose of calculating the financial result the minimal (maximal) price shall be taken, to be calculated on the basis of the estimated price of the securities and the maximum price variation.

Tax base on transactions with securities shall be calculated by the taxpayer separately, except for the tax base on transactions with securities to be calculated by the professional security market participants. Therewith, the taxpayers (except for the professional security market participants engaged in dealer transactions) shall calculate the tax base on the transactions with securities traded in the formal market of securities, separately from the tax base on transactions with securities which are not traded in the formal market of securities.

For the purpose of sale or other disposal of securities the taxpayer shall, independently and in accordance with the accounting policy adopted for taxation purposes, select one of the following methods for writing off the disposed securities cost to expenses:

1) at the cost of the first acquisitions made (FIFO);

2) at cost per unit.

Taxpayers having suffered loss (losses) from transactions with securities in the previous tax period or in the previous tax periods, shall be entitled to reduce the tax base obtained from transactions with securities in the reporting (tax) period (to carry forward the said losses) in accordance with the procedure and terms established by Article 283 of the TC.

Therewith, losses from transactions with securities that are not traded in the formal market of securities, incurred in the previous tax period (the previous tax periods), may be referred to decrease of the tax base calculated on the basis of the transactions with such securities in the reporting (tax) period. Losses incurred in the previous tax period (s) from transactions with securities traded in the formal market of securities may be referred to decrease of the tax base from transactions related to sale of such type of securities.

During the tax period the losses incurred in the appropriate reporting period from transactions with securities traded in the formal market of securities, and from transactions with securities which are not traded in the formal market of securities, shall be carried forward separately on the said categories of securities accordingly within the limits of the profit generated from transactions with such securities.

10.9. Information on the Declared (Accrued) and Paid Dividends on the Issuer’s Shares and on Incomes Generated from the Issuer’s Bonds

Declared (Accrued) and Paid Dividends on the Issuer’s Shares:

2006

category of shares	Ordinary registered shares

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.005441922 rubles

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	565,695 thousand rubles

name of the Issuer’s managing authority which adopted the Resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of JSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the Resolution was adopted on repayment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing authority at which the Resolution was adopted on the dividends to be paid (declared)	June 23, 2006, the Minutes dated June 23, 2006 No. 224

time allowed for repayment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the Resolution adopted on the dividends to be paid

form and other terms of repayment of the declared dividends on the Issuer’s shares	In monetary form

reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	2005

total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the Resolution was adopted on the dividends to be paid (declared)	565,695 thousand rubles

in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer – the reasons for failure to pay the declared dividends	The declared dividends have been fully paid

other information on the declared and / or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	None

2006

category of shares	Ordinary registered shares

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.002151 rubles

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	223,599 thousand rubles

name of the Issuer’s managing authority which adopted the Resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of JSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the Resolution was adopted on repayment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing authority at which the Resolution was adopted on the dividends to be paid (declared)	June 23, 2006, the Minutes dated June 23, 2006 No. 224

time allowed for repayment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the Resolution adopted on the dividends to be paid

form and other terms of repayment of the declared dividends on the Issuer’s shares	In monetary form

reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	quarter 1, 2006

total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the Resolution was adopted on the dividends to be paid (declared)	223,599 thousand rubles

in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer – the reasons for failure to pay the declared dividends	The declared dividends have been fully paid

other information on the declared and / or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	None

2006

category of shares	Ordinary registered shares

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.00106384 rubles

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	113,904 thousand rubles

name of the Issuer’s managing authority which adopted the Resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of JSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the Resolution was adopted on repayment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing authority at which the Resolution was adopted on the dividends to be paid (declared)	September 19, 2006, the Minutes dated September 19, 2006 No. 228

time allowed for repayment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the Resolution adopted on the dividends to be paid

form and other terms of repayment of the declared dividends on the Issuer’s shares	In monetary form

reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	1-st half-year of 2006

total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the Resolution was adopted on the dividends to be paid (declared)	113,904 thousand rubles

in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer – the reasons for failure to pay the declared dividends	The declared dividends have been fully paid

other information on the declared and / or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	None

2006

category of shares	Ordinary registered shares

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.005739431 rubles

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	809,000 thousand rubles

name of the Issuer’s managing authority which adopted the Resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of JSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the Resolution was adopted on repayment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing authority at which the Resolution was adopted on the dividends to be paid (declared)	December 12, 2006, the Minutes dated December 12, 2006 No. 238

time allowed for repayment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the Resolution adopted on the dividends to be paid

form and other terms of repayment of the declared dividends on the Issuer’s shares	In monetary form

reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	9 months of 2006

total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the Resolution was adopted on the dividends to be paid (declared)	809,000 thousand rubles

in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer – the reasons for failure to pay the declared dividends	The declared dividends have been fully paid

other information on the declared and / or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	None

By Resolution of the annual General Meeting of the Issuer’s Shareholders (Board of Directors JSC RAO UES of Russia, the Minutes dated 22.06.2007 No. 254) it was resolved as follows:

With allowance for repayment of dividends on the Company equity shares on the basis of the results for quarter 1, the half-year and nine months of 2006 in the amount of 1,146,503.6 thousand rubles no dividends shall be paid on the Company equity shares on the basis of the results for 2006.

2007

category of shares	Ordinary registered shares

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.00793872 rubles

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	1,119,000 thousand rubles

name of the Issuer’s managing authority which adopted the Resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders (Board of Directors of JSC RAO UES of Russia)

date of the meeting (session) of the Issuer’s managing authority, at which the Resolution was adopted on repayment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing authority at which the Resolution was adopted on the dividends to be paid (declared)	June 22, 2007, the Minutes dated June 22, 2007 No. 254

time allowed for repayment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the Resolution adopted on the dividends to be paid

form and other terms of repayment of the declared dividends on the Issuer’s shares	In monetary form

reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	Quarter 1, 2007

total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the Resolution was adopted on the dividends to be paid (declared)	1,119,000 thousand rubles

in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer – the reasons for failure to pay the declared dividends	The declared dividends have been fully paid

other information on the declared and / or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	None

During 2008 no dividends were accrued or paid by the Issuer.

During 2009 no dividends were accrued or paid by the Issuer.

During 2010 no dividends were accrued or paid by the Issuer.

The annual General Meeting of the Issuer’s Shareholders dated 30.06.2011 (Minutes dated 04.07.2011 No. 7) resolved to pay the dividends according to the results of 2010.

2010

category of shares	Ordinary registered shares

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) per share	0.00860091 rubles

amount of the declared (accrued) dividends on the Issuer’s shares of each category (type) in total on all shares of a single category (type)	2,496,867,415.91 rubles

name of the Issuer’s managing authority which adopted the Resolution on dividends to be paid on the Issuer’s shares	General Meeting of the Issuer’s Shareholders

date of the meeting (session) of the Issuer’s managing authority, at which the Resolution was adopted on repayment (declaration) of dividends, date of drawing up and number of the Minutes of the meeting of the Issuer’s managing authority at which the Resolution was adopted on the dividends to be paid (declared)	June 30, 2011, Minutes No. 7 dated 04.07.2011

time allowed for repayment of the declared dividends on the Issuer’s shares	Within 60 days as of the date of the Resolution adopted on the dividends to be paid

form and other terms of repayment of the declared dividends on the Issuer’s shares	In monetary form

reporting period (year, quarter), for which the declared dividends are (were) paid on the Issuer’s shares	2010

total amount of the dividends paid on all the Issuer’s shares of a single category (type) for each reporting period for which the Resolution was adopted on the dividends to be paid (declared)	As of the date of the approval of the Prospectus the dividends have not been paid.

in case the declared dividends on the Issuer’s shares are not paid or not fully paid by the Issuer – the reasons for failure to pay the declared dividends	As of the date of the approval of the Prospectus the dividends have not been paid.

other information on the declared and / or paid dividends on the Issuer’s shares, disclosed by the Issuer at its discretion	As of the date of the approval of the Prospectus the dividends have not been paid.

Issuer’s return on bonds:

The Issuer has not repaid the return on bonds for the last 5 completed financial years prior to the date of approval of the Prospectus on Securities.

10.10. Other Information

Other information is not applicable.